CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor,

DLJ MORTGAGE CAPITAL, INC.,

Seller,

WELLS FARGO BANK N.A.,

Servicer, Master Servicer and Trust Administrator,

BANCO POPULAR DE PUERTO RICO,

Servicer and Back-up Servicer,

R&G MORTGAGE CORP.,

Servicer,

SELECT PORTFOLIO SERVICING, INC.,

Servicer, Special Servicer and Modification Oversight Agent

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of July 1, 2007

relating to

CSMC MORTGAGE-BACKED PASS-THROUGH CERTIFICATES, SERIES 2007-5

TABLE OF CONTENTS

ARTICLE I DEFINITIONS

21

ARTICLE II CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND

WARRANTIES

77

SECTION 2.01

Conveyance of Trust Fund.

77

SECTION 2.02

Acceptance by the Trustee.

81

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the

Modification Oversight Agent and Servicers.

84

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage

Loans.

86

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

86

SECTION 2.06

Issuance of Certificates.

87

SECTION 2.07

REMIC Provisions.

87

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

93

ARTICLE III ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

94

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

94

SECTION 3.02

Subservicing; Enforcement of the Obligations of Sub-Servicers.

96

SECTION 3.03

Master Servicing by Master Servicer of SPS Serviced Mortgage

Loans, Wells Fargo Serviced Mortgage Loans, Banco Popular

Serviced Mortgage Loans and R&G Mortgage Serviced Mortgage

Loans

98

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

99

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate

Account.

99

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted

Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

104

SECTION 3.07

Access to Certain Documentation and Information Regarding the

Non-Designated Mortgage Loans; Inspections.

106

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate

Account.

106

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance

and Mortgage Guaranty Insurance Policy; Claims; Restoration of

Mortgaged Property.

108

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

112

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain

Mortgage Loans.

113

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage

Files.

117

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held

for the Trust.

118

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

119

SECTION 3.15

Access to Certain Documentation.

120

SECTION 3.16

[Reserved].

120

SECTION 3.17

[Reserved].

120

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

120

SECTION 3.19

Special Serviced Mortgage Loans.

121

SECTION 3.20

Designated Mortgage Loans.

121

SECTION 3.21

Indemnification of Servicers and Master Servicer

123

SECTION 3.22

Prepayment Premiums

123

ARTICLE IV PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

124

SECTION 4.01

Priorities of Distribution.

124

SECTION 4.02

Allocation of Losses.

138

SECTION 4.03

Recoveries.

140

SECTION 4.04

Monthly Statements to Certificateholders.

141

SECTION 4.05

Servicers and Master Servicer to Cooperate.

142

SECTION 4.06

Cross-Collateralization; Adjustment to Available Funds

143

SECTION 4.07

Deposit of Uncertificated REMIC Interests.

144

ARTICLE V ADVANCES BY THE MASTER SERVICER AND SERVICERS

145

SECTION 5.01

Advances by the Master Servicer and Servicers.

145

ARTICLE VI THE CERTIFICATES

146

SECTION 6.01

The Certificates.

146

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

147

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

154

SECTION 6.04

Persons Deemed Owners.

154

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

154

SECTION 6.06

Maintenance of Office or Agency.

155

SECTION 6.07

Book-Entry Certificates.

155

SECTION 6.08

Notices to Clearing Agency.

156

SECTION 6.09

Definitive Certificates.

156

ARTICLE VII THE DEPOSITOR, THE SELLER, THE MASTER SERVICER,  THE

MODIFICATION OVERSIGHT AGENT, THE SERVICERS,  THE BACK-

UP SERVICER AND THE SPECIAL SERVICER

156

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the

Servicers, the Modification Oversight Agent, the Back-up Servicer

and the Special Servicer.

156

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master

Servicer, the Modification Oversight Agent, the Servicers, the Back-

up Servicer or the Special Servicer.

157

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master

Servicer, the Modification Oversight Agent, the Servicers, the Back-

up Servicer, the Special Servicer and Others.

158

SECTION 7.04

Master Servicer, the Modification Oversight Agent, and Servicer Not

to Resign; Transfer of Servicing.

159

SECTION 7.05

Master Servicer, Seller, Special Servicer, the Back-up Servicer and

Servicers May Own Certificates.

160

SECTION 7.06

Rights and Duties of the Back-up Servicer with respect to R&G

Mortgage and the R&G Mortgage Serviced Mortgage Loans.

160

ARTICLE VIII DEFAULT

163

SECTION 8.01

Events of Default.

163

SECTION 8.02

Master Servicer to Act; Appointment of Successor.

166

SECTION 8.03

Notification to Certificateholders.

169

SECTION 8.04

Waiver of Events of Default.

169

ARTICLE IX CONCERNING THE TRUSTEE

170

SECTION 9.01

Duties of Trustee.

170

SECTION 9.02

Certain Matters Affecting the Trustee.

172

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

173

SECTION 9.04

Trustee May Own Certificates.

174

SECTION 9.05

Trustee’s Fees and Expenses.

174

SECTION 9.06

Eligibility Requirements for Trustee.

174

SECTION 9.07

Resignation and Removal of Trustee.

175

SECTION 9.08

Successor Trustee.

175

SECTION 9.09

Merger or Consolidation of Trustee.

176

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

176

SECTION 9.11

Office of the Trustee.

177

ARTICLE X CONCERNING THE TRUST ADMINISTRATOR

178

SECTION 10.01

Duties of Trust Administrator.

178

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

180

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

181

SECTION 10.04

Trust Administrator May Own Certificates.

182

SECTION 10.05

Trust Administrator’s Fees and Expenses.

182

SECTION 10.06

Eligibility Requirements for Trust Administrator.

183

SECTION 10.07

Resignation and Removal of Trust Administrator.

184

SECTION 10.08

Successor Trust Administrator.

184

SECTION 10.09

Merger or Consolidation of Trust Administrator.

185

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust

Administrator.

185

SECTION 10.11

Office of the Trust Administrator.

187

SECTION 10.12

Tax Return.

187

SECTION 10.13

[Reserved].

187

SECTION 10.14

Determination of Certificate Index.

187

ARTICLE XI TERMINATION

187

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

187

SECTION 11.02

Determination of the Terminating Entity

191

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

191

SECTION 11.04

Additional Termination Requirements.

193

ARTICLE XII MISCELLANEOUS PROVISIONS

194

SECTION 12.01

Amendment.

194

SECTION 12.02

Recordation of Agreement; Counterparts.

196

SECTION 12.03

Governing Law.

197

SECTION 12.04

Intention of Parties.

197

SECTION 12.05

Notices.

198

SECTION 12.06

Severability of Provisions.

199

SECTION 12.07

Limitation on Rights of Certificateholders.

199

SECTION 12.08

Certificates Nonassessable and Fully Paid.

200

SECTION 12.09

Protection of Assets.

200

SECTION 12.10

Non-Solicitation.

200

ARTICLE XIII EXCHANGE ACT REPORTING

201

SECTION 13.01

Commission Reporting.

201

SECTION 13.02

Form 10-D Reporting

201

SECTION 13.03

Form 10-K Reporting

202

SECTION 13.04

Form 8-K Reporting

204

SECTION 13.05

Delisting; Amendment; Late Filing of Reports

205

SECTION 13.06

Annual Statements of Compliance

206

SECTION 13.07

Annual Assessments of Compliance

207

SECTION 13.08

Accountant’s Attestation

208

SECTION 13.09

Sarbanes-Oxley Certification

209

SECTION 13.10

Indemnification

210

EXHIBITS

Exhibit A:

Form of Class A Certificate

A-1

Exhibit B:

Form of Class B Certificates

B-1

Exhibit C:

Form of Class AR and Class AR-L Certificate

C-1

Exhibit D:

Form of Class D-X Certificates

D-1

Exhibit E:

Form of Class D-P Certificates

E-1

Exhibit F:

Form of Class PP Certificate

F-1

Exhibit G:

[Reserved]

G-1

Exhibit H:

Form of Reverse of Certificates

H-1

Exhibit I:

Form of Servicer Information

I-1

Exhibit I-A:

Base Liquidation Report

I-16

Exhibit J:

Form of Initial Certification of Trustee

J-1

Exhibit K:

Form of Final Certification of Trustee

K-1

Exhibit L:

Form of Request for Release

L-1

Exhibit M:

Form of Transferor Certificate

M-1

Exhibit N-1:

Form of Investment Letter

N-1-1

Exhibit N-2:

Form of Rule 144A Letter

N-2-1

Exhibit N-3:

Form of Regulation S Letter

N-3-1

Exhibit O:

Form of Investor Transfer Affidavit and Agreement

O-1

Exhibit P:

Form of Transfer Certificate

P-1

Exhibit Q:

Relevant Servicing Criteria

Q-1

Exhibit R:

Additional Form 10-D Disclosure

R-1

Exhibit S:

Form of Monthly Statement to Certificateholders

S-1

Exhibit T:

Form 8-K Disclosure Information

T-1

Exhibit U:

Form of Annual Certification

U-1

Exhibit V:

Additional Disclosure Notification

V-1

Exhibit W:

Additional Form 10-K Disclosure

W-1

Exhibit X:

Form of Certification Regarding Substitution of Defective Mortgage

Loans

X-1

Exhibit Y:

Loan Level Data Required Fields

Y-1

SCHEDULES

Schedule I:

Mortgage Loan Schedule

I-1

Schedule IIA:

Representations and Warranties of DLJMC

IIA-1

Schedule IIB:

Representations and Warranties of Wells Fargo

IIB-1

Schedule IIC:

Representations and Warranties of SPS

IIC-1

Schedule IID:

Representations and Warranties of Wells Fargo

IID-1

Schedule IIE:

Representations and Warranties of Banco Popular De Puerto Rico

IIE-1

Schedule IIF:

Representations and Warranties of R&G Mortgage

IIF-1

Schedule III:

Representations and Warranties of DLJMC as to the DLJMC Mortgage

Loans

III-1

THIS POOLING AND SERVICING AGREEMENT, dated as of July 1, 2007, is hereby executed by and among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES  CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC. (“DLJMC”), a Delaware corporation, as seller (“Seller”), WELLS FARGO BANK, N.A. (“Wells Fargo”), a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), BANCO POPULAR DE PUERTO RICO (“Banco Popular”), a state chartered bank, as a servicer (a “Servicer”) and Back-up servicer (“Back-up Servicer”), R&G MORTGAGE CORP. (“R&G Mortgage”), a Puerto Rico corporation, as a servicer (a “Servicer”), SELECT PORTFOLIO SERVICING, INC. (“SPS”), a Utah corporation, as a servicer (in such capacity, a “Servicer”) as a special servicer (in such capacity , the “Special Servicer”) and as modification oversight agent (in such capacity, the “Modification Oversight Agent”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).  Capitalized terms used in this Agreement and not otherwise defined will have the meanings assigned to them in Article I below.

PRELIMINARY STATEMENT

As provided herein, the Trust Administrator shall elect that the Trust Fund be treated for federal income tax purposes as comprising five real estate mortgage investment conduits (each a “REMIC” or, in the alternative, “Subsidiary REMIC 1,” “Subsidiary REMIC 2,” “Middle REMIC 1,” “Middle REMIC 2,” and “Master REMIC”).  Each Class of Certificates (other than the Class AR and Class AR-L Certificates, the Exchangeable Certificates and the Exchangeable REMIC Certificates, and exclusive of any right to interest payable to the Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 5-A-2, Class 5-A-3, Class 6-A-2 or Class 6-A-3 Certificates to the extent such interest is payable at an interest rate exceeding the REMIC Maximum Rate) and each Class of Uncertificated REMIC Interests represents ownership of a regular interest in the Master REMIC for purposes of the REMIC Provisions.  The Class AR Certificates represent ownership of the sole class of residual interest in each of Middle REMIC 1, Middle REMIC 2, and the Master REMIC for purposes of the REMIC Provisions.  The Class AR-L Certificates represent ownership of the sole class of residual interest in each of Subsidiary REMIC 1 and Subsidiary REMIC 2 for purposes of the REMIC Provisions.

The Master REMIC shall hold as its assets, the Class PP Reserve Fund and the several classes of uncertificated Middle Tier Interests in Middle REMIC 2 other than the Class MT2-R Interest, and each such Middle Tier Interest is hereby designated as a regular interest in Middle REMIC 2.  Middle REMIC 2 shall hold as its assets the several classes of uncertificated Middle Tier Interests in Middle REMIC 1 other than the Class MT1-R Interest, and each such Middle Tier Interest is hereby designated as a regular interest in Middle REMIC 1.  Middle REMIC 1 shall hold as its assets the several classes of uncertificated Lower Tier Interests in Subsidiary REMIC 1 and Subsidiary REMIC 2, other than the Class LT1-R and LT2-R Interests, and each such Lower Tier Interest is hereby designated as a regular interest in the applicable Subsidiary REMIC.  Subsidiary REMIC 1 shall hold as its assets the Mortgage Loans in Loan Group 1, and all collections and accounts related thereto.  Subsidiary REMIC 2 shall hold as its assets the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10, and all collections and accounts related thereto.

The startup day for each REMIC created hereby for purposes of the REMIC Provisions is the Closing Date.  In addition, for purposes of the REMIC Provisions, the latest possible maturity date for each regular interest in each REMIC created hereby is the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

Subsidiary REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in Subsidiary REMIC 1:

Subsidiary REMIC 1 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT1-Grp 1	(1)	(2)	N/A
LT1-R	(3)	(3)	AR-L

________________

(1)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 1 Mortgage Loan.

(2)

This interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans.

(3)

The Class LT1-R Interest is the sole class of residual interest in Subsidiary REMIC 1.  It does not have a principal balance and does not bear interest.  The Class AR-L Certificate represents beneficial ownership interest of the Class LT1-R Interest.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Group 1) to the LT1-Grp 1 Interest in Subsidiary REMIC 1 at the rate shown above for the related Interest Accrual Period.  On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Group 1 shall be allocated to the LT1-Grp 1 Interest in Subsidiary REMIC 1.

Subsidiary REMIC 2

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each uncertificated REMIC interest in Subsidiary REMIC 2:

Subsidiary REMIC 2 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
LT2-Grp 2	(1)	5.00%	N/A
LT2-Grp 3	(2)	6.00%	N/A
LT2-Grp 4	(3)	7.00%	N/A
LT2-4-X	(4)	(4)	D-X
LT2-Grp 5	(5)	(6)	N/A
LT2-Grp 6	(7)	(8)	N/A
LT2-Grp 7	(9)	5.00%	N/A
LT2-Grp 8	(10)	6.00%	N/A
LT2-8-X	(11)	(11)	D-X
LT2-Grp 9	(12)	5.00%	N/A
LT2-9-PO	(13)	0.00%	D-P
LT2-Grp 10	(14)	6.00%	N/A
LT2-10-X	(15)	(15)	D-X
LT2-R (16)	$50.00	5.00%	AR-L

________________

(1)

This interest has an initial principal balance equal to the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 2 Mortgage Loan minus $50.00.

(2)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 3 Mortgage Loan.

(3)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 4 Mortgage Loan.

(4)

This is an interest only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on each Group 4 Mortgage Loan that is a Premium Rate Mortgage Loan at a rate equal to the Net Mortgage Rate of such Mortgage Loan less the Required Coupon for Loan Group 4.

(5)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 5 Mortgage Loan.

(6)

This interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 5 Mortgage Loans.

(7)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 6 Mortgage Loan.

(8)

This interest shall bear interest at a per annum rate equal to the weighted average of the Net Mortgage Rates of the Group 6 Mortgage Loans.

(9)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 7 Mortgage Loan.

(10)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 8 Mortgage Loan.

(11)

This is an interest only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on each Group 8 Mortgage Loan that is a Premium Rate Mortgage Loan at a rate equal to the Net Mortgage Rate of such Mortgage Loan less the Required Coupon for Loan Group 8.

(12)

This interest has an initial principal balance equal to the sum of (i) the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 9 Mortgage Loan less (ii) the sum of the following amounts for each Class P Mortgage Loan in Loan Group 9: the applicable Class P Fraction of such Class P Mortgage Loan multiplied by the Stated Principal Balance of such Class P Mortgage Loan as of the Cut-Off Date.

(13)

This interest has an initial principal balance equal to the Initial Class Principal Balance of the Class D-P Certificates.

(14)

This interest has an initial principal balance equal to the sum of the aggregate of the Stated Principal Balances, as of the Cut-Off Date, of each Group 10 Mortgage Loan.

(15)

This is an interest only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on each Group 10 Mortgage Loan that is a Premium Rate Mortgage Loan at a rate equal to the Net Mortgage Rate of such Mortgage Loan less the Required Coupon for Loan Group 10.

(16)

The Class LT2-R Interest is the sole class of residual interest in Subsidiary REMIC 2.  The Class AR-L Certificate represents beneficial ownership interest of the Class LT2-R Interest.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10) to the Interests in Subsidiary REMIC 2 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 shall be allocated to a Subsidiary REMIC 2 Interest in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Subsidiary REMIC 2 Interest.  Any remaining amounts of principal collections and realized losses and any Assigned Prepayment Premiums payable to the Class PP Certificates with respect to the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 shall be allocated to the Class LT2-Grp 2, Class LT2-Grp 3, Class LT2-Grp 4, Class LT2-Grp 5, Class LT2-Grp 6, Class LT2-Grp 7, Class LT2-Grp 8, Class LT2-Grp 9 and Class LT2-Grp 10 Interests, respectively.

Middle REMIC 1

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Middle REMIC 1 Interests.

Middle REMIC 1 Interest	Initial Principal Balance	Interest Rate	Corresponding Class of Master REMIC Certificates
MT1-4-X	(1)	(1)	D-X
MT1-8-X	(2)	(2)	D-X
MT1-10-X	(3)	(3)	D-X
MT1-D-P	(4)	0.00%	D-P
MT1-Grp-1	(5)(12)	(6)	N/A
MT1-Grp-2,3,4,5,6,7,8,9&10	(7)(11)	(8)	N/A
MT1-GSA-B-1	(9)	(8)	N/A
MT1-GSA-B-2	(9)	(8)	N/A
MT1-R	(10)	(10)	N/A

________________

(1)

This is an interest-only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on the Class LT2-4-X interest.

(2)

This is an interest-only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on the Class LT2-8-X interest.

(3)

This is an interest-only interest and does not have a principal balance.  This interest shall be entitled to receive on each Distribution Date the amount of interest that accrues on the Class LT2-10-X interest.

(4)

This interest has an initial principal balance equal to the initial class principal balance of its Corresponding Class of Master REMIC Certificates.

(5)

This interest has an initial principal balance equal to the initial principal balance of the LT1-Grp 1 Interest in Subsidiary REMIC 1.

(6)

This interest shall entitled to interest that accrues on the LT1-Grp 1 Interest in Subsidiary REMIC 1.

(7)

This interest has an initial principal balance equal to the product of 99% and (i) the aggregate of the Stated Principal Balances of each Mortgage Loan in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 as of the Cut-Off Date minus $50.00 less (ii) the Initial Principal Balance of the Class LT2-9-PO Interest.

(8)

This interest shall bear interest at a rate equal to the weighted average rate of the Class LT2-Grp-2, LT2-Grp-3, LT2-Grp-4, Class LT2-Grp-5, LT2-Grp-6, LT2-Grp-7, Class LT2-Grp-8, LT2-Grp-9 and LT2-Grp-10 Interests, weighted on the outstanding principal balances of such interests.

(9)

Each of these interests has an initial principal balance equal to the product of 0.5% and (i) the aggregate of the Stated Principal Balances of each Mortgage Loan in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 as of the Cut-Off Date minus $50.00 less the Initial Principal Balance the Class LT2-9-PO Interest.

(10)

The Class MT1-R Interest is the sole class of residual interest in Middle REMIC 1.  It does not have an interest rate or a principal balance.

(11)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10.

(12)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 1.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Group 1) to the Class MT1-Grp-1 Interest in Middle REMIC 1.  On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Group 1 shall be allocated to the Class MT1-Grp-1 Interest.

On each Distribution Date, Assigned Prepayment Premiums distributed to the Class LT1-Grp-1 Interest in Subsidiary REMIC 1 shall be deemed to have been passed through to the Class MT1-Grp-1 Interest in Middle REMIC 1 on such Distribution Date.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10) to the Interests in Middle REMIC 1 with a corresponding Class of Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Certificates at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period; provided, however, that interest that accrues on the Class MT1-Grp-2,3,4,5,6,7,8,9&10 Interest shall be deferred to the extent necessary to make the principal distributions described below on the Class MT1-GSA-B-1 and Class MT1-GSA-B-2 Interests.  Any interest so deferred on the Class MT1-Grp-2,3,4,5,6,7,8,9&10 Interest shall itself bear interest at the interest rate of such Interest.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans in Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 shall be allocated as follows:

First, to each Middle REMIC Interest corresponding to Loan Groups 2, 3, 4, 5, 6, 7, 8, 9 and 10 in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Middle REMIC Interest; and

Second, provided a Group B Certificate is still outstanding, to the Class MT1-GSA-B-1 and Class MT1-GSA-B-2 Interests, the minimum amount (including deferred interest on the Class MT1-Grp-2,3,4,5,6,7,8,9&10 Interest to the extent necessary) to each such that, following such allocations:

(i)

the weighted average of the interest rates of such classes (determined by subjecting the Class MT1-GSA-B-1 Interest to a floor of 8.39% and the Class MT1-GSA-B-2 Interest to a cap of 4.000%) equals the pass-through rate of the Group B Certificates for the following Accrual Period; and

(ii)

the aggregate of the principal balances of the Class MT1-GSA-B-1 and Class MT1-GSA-B-2 Interests is no greater than 1% of the aggregate of the principal balances of the Class LT2-Grp 2, Class LT2-Grp 3, Class LT2-Grp 4, Class LT2-Grp 5, Class LT2-Grp 6, Class LT2-Grp 7, Class LT2-Grp 8, Class LT2-Grp 9 and Class LT2-Grp 10 Interests as of such Distribution Date.

Third, if the Group B Certificates are no longer outstanding, to the Class MT1-GSA-B-1 and Class MT1-GSA-B-2 Interests, pro rata, based on their outstanding principal amounts until the aggregate of the principal balances of the Class MT1-GSA-B-1 and Class MT1-GSA-B-2 Interests equals 1% of the aggregate of the principal balances of the Class LT2-Grp 2, Class LT2-Grp 3, Class LT2-Grp 4, Class LT2-Grp 5, Class LT2-Grp 6, Class LT2-Grp 7, Class LT2-Grp 8, Class LT2-Grp 9 and Class LT2-Grp 10 Interests as of such Distribution Date; and

Fourth, to the Class MT1-Grp-2,3,4,5,6,7,8,9&10 Interest.

Middle REMIC 2

The following table sets forth (or describes) the class designation, interest rate, and initial principal amount for each class of Middle REMIC 2 Interests.

Middle REMIC 2 Interests	Initial Principal Balance	Interest Rate (per annum)	Corresponding Class of Master REMIC Certificates
MT2-D-X	(1)	(1)	D-X
MT2-D-P	(2)	0.00%	D-P
MT2-1-A-2	(2)	(12)	1-A-2, 1-A-3
MT2-1-A-4	(2)	(12)	1-A-4, 1-A-5
MT2-1-A-6	(2)	7.000%	1-A-6
MT2-1-A-7	(3)	(4)	1-A-7
MT2-2-A-1	(2)	7.500%	2-A-1, 2-A-2
MT2-2-A-3	(2)	0.000%	2-A-3
MT2-2-A-4	(2)	5.000%	2-A-4
MT2-3-A-3	(2)	6.000%	3-A-3
MT2-3-A-6	(2)	7.500%	3-A-6, 3-A-4, 3-A-5, 3-A-7
MT2-3-A-8	(2)	0.000%	3-A-8
MT2-3-A-13	(2)	7.500%	3-A-13, 3-A-11, 3-A-12, 3-A-14
MT2-3-A-15	(2)	0.000%	3-A-15
MT2-4-A-2	(2)	7.000%	4-A-2, 4-A-1
MT2-4-A-5	(2)	7.500%	4-A-5, 4-A-3, 4-A-4, 4-A-6, 4-A-7
MT2-4-A-8	(2)	7.000%	4-A-8, 4-A-9
MT2-4-A-10	(2)	0.000%	4-A-10
MT2-4-A-13	(2)	7.500%	4-A-13, 4-A-11, 4-A-12, 4-A-14, 4-A-15
MT2-4-A-16	(2)	7.000%	4-A-16, 4-A-17
MT2-4-A-18	(2)	0.000%	4-A-18
MT2-5-A-1	(2)	5.500%	5-A-1
MT2-5-A-2	(2)	(13)	5-A-2, 5-A-3
MT2-5-A-4	(3)	(5)	5-A-4
MT2-6-A-1	(2)	5.250%	6-A-1
MT2-6-A-2	(2)	(14)	6-A-2, 6-A-3
MT2-6-A-4	(3)	(6)	6-A-4
MT2-7-A-1	(2)	5.000%	7-A-1
MT2-7-A-2	(2)	5.000%	7-A-2
MT2-8-A-1	(2)	6.000%	8-A-1
MT2-8-A-2	(2)	6.000%	8-A-2
MT2-9-A-1	(2)	5.000%	9-A-1
MT2-9-A-2	(2)	5.000%	9-A-2
MT2-10-A-1	(2)	6.000%	10-A-1
MT2-10-A-2	(2)	6.000%	10-A-2
MT2-D-B-1	(2)(11)	(7)	D-B-1F, D-B-1X
MT2-D-B-2	(2)	(7)	D-B-2F, D-B-2X
MT2-D-B-3	(2)	(7)	D-B-3F, D-B-3X
MT2-D-B-4	(2)	(7)	D-B-4
MT2-D-B-5	(2)	(7)	D-B-5
MT2-D-B-6	(2)	(7)	D-B-6
MT2-B-1	(2)(10)	(8)	B-1
MT2-B-2	(2)	(8)	B-2
MT2-B-3	(2)	(8)	B-3
MT2-B-4	(2)	(8)	B-4
MT2-B-5	(2)	(8)	B-5
MT2-B-6	(2)	(8)	B-6
MT2-B-7	(2)	(8)	B-7
MT2-R	(9)	(9)	N/A

____________________

(1)

This interest does not have a principal balance and shall be entitled to receive on each Distribution Date the aggregate amount of interest that accrues on the Class MT1-4-X, Class MT1-8-X and Class MT1-10-X Interests.

(2)

This interest has an initial principal balance equal to the class principal balance of its Corresponding Class of Master REMIC Certificates, other than any Interest Only Certificates.

(3)

Each of these interests is an interest-only class and shall have a notional balance equal at all times to the Notional Amount of its Corresponding Class of Master REMIC Certificates.

(4)

This interest shall accrue interest on its notional balance at an annual rate equal to the excess, if any, of the interest rate on the Class LT1-Grp-1 Interest over 7.00% for such Distribution Date.

(5)

This interest shall accrue interest on its notional balance at an annual rate equal to the excess, if any, of the interest rate on the Class LT2-Grp-5 Interest over 5.50% for such Distribution Date.

(6)

This interest shall accrue interest on its notional balance at an annual rate equal to the excess, if any, of the interest rate on the Class LT2-Grp-6 Interest over 5.25% for such Distribution Date.

(7)

This Class shall bear interest at the same rate as the Class MT1-Grp-1 interest.  .

(8)

This Class shall bear interest at the same rate as the Group B Certificates.

(9)

The Class MT2-R Interest is the sole class of residual interest in Middle REMIC 2.  It does not have an interest rate or a principal balance.

(10)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10.

(11)

This interest shall also be entitled to receive Assigned Prepayment Premiums payable to the Class PP Certificates in respect of Mortgage Loans in Group 1.

(12)

This Class shall bear interest at a rate equal to the Pool 1 Net WAC, subject to a maximum rate of 7.000%.

(13)

This Class shall bear interest at a rate equal to the Pool 3 Net WAC, subject to a maximum rate of 5.500%.

(14)

This Class shall bear interest at a rate equal to the Pool 4 Net WAC, subject to a maximum rate of 5.250%.

On each Distribution Date, the Trust Administrator shall allocate interest (in an amount equal to the aggregate amount of interest distributable on such Distribution Date with respect to the Mortgage Loans) to the Interests in Middle REMIC 2 at the rates shown above, pro rata, based on the amount of interest accrued on each such Interest for the related Interest Accrual Period.

On each Distribution Date, principal collections and realized losses with respect to the Mortgage Loans shall be allocated to each Middle REMIC 2 Interest in accordance with the respective amounts of principal collections and realized losses with respect to such Mortgage Loans allocated to any Corresponding Class of Master REMIC Certificates for such Middle REMIC Interest.

Master REMIC

Master REMIC Class Designation	Initial Class Principal or Class Notional Amount	Pass-Through Rate	Minimum Denominations	Integral Multiples in Excess of Minimum Denominations
1-A-1(1)	$321,807,882	Variable(2)	$25,000	$1
1-A-2(3)	$306,483,697	Variable(2)	$1,000	$1
1-A-3(3)	$306,483,697*	Variable(4)	$100,000	$1
1-A-4(3)	$15,324,185	Variable(2)	$1,000	$1
1-A-5(3)	$15,324,185*	Variable(4)	$100,000	$1
1-A-6(3)	$4,827,118	7.000%	$25,000	$1
1-A-7	$326,635,000*	Variable(5)	$100,000	$1
1-A-8(1)	$321,807,882*	Variable(4)	$100,000	$1
1-A-9(1)	$306,483,697	7.000%	$1,000	$1
1-A-10(1)	$15,324,185	7.000%	$25,000	$1
1-A-11(1)	$321,807,882	7.000%	$25,000	$1
1-A-12(1)	$20,151,303	7.000%	$25,000	$1
2-A-1(3)	$29,978,000	Variable(6)	$1,000	$1
2-A-2(3)	$29,978,000*	Variable(7)	$100,000	$1
2-A-3(3)	$14,989,000	(8)	$1,000	$1
2-A-4(3)	$3,035,900	5.000%	$25,000	$1
2-A-5(1)	$44,967,000	5.000%	$1,000	$1
2-A-6(1)	$14,989,000	Variable(9)	$25,000	$1
3-A-1(1)	$90,000,000	Variable(10)	$1,000	$1
3-A-2(1)	$22,500,000	Variable(11)	$1,000	$1
3-A-3(3)	$10,781,728	6.000%	$25,000	$1
3-A-4(3)	$90,000,000*	Variable(12)	$100,000	$1
3-A-5(3)	$90,000,000*	Variable(13)	$100,000	$1
3-A-6(3)	$90,000,000	Variable(14)	$1,000	$1
3-A-7(3)	$90,000,000*	Variable(15)	$100,000	$1
3-A-8(3)	$22,500,000	(8)	$1,000	$1
3-A-9(1)	$112,500,000	6.000%	$1,000	$1
3-A-10(1)	$90,000,000*	Variable(16)	$100,000	$1
3-A-11(3)	$91,113,817*	Variable(12)	$100,000	$1
3-A-12(3)	$91,113,817*	Variable(13)	$100,000	$1
3-A-13(3)	$91,113,817	Variable(14)	$1,000	$1
3-A-14(3)	$91,113,817*	Variable(15)	$100,000	$1
3-A-15(3)	$22,778,455	(8)	$1,000	$1
3-A-16(1)	$91113,817	Variable(10)	$1,000	$1
3-A-17(1)	$22,778,455	Variable(17)	$1,000	$1
3-A-18(1)	$91,113,817*	Variable(16)	$100,000	$1
3-A-19(1)	$113,892,272	6.000%	$1,000	$1
4-A-1	$13,454,726*	1.000%	$100,000	$1
4-A-2(3)	$13,454,726	6.000%	$25,000	$1
4-A-3(3)	$126,558,269*	Variable(18)	$100,000	$1
4-A-4(3)	$126,558,269*	Variable(19)	$100,000	$1
4-A-5(3)	$126,558,269	Variable(20)	$1,000	$1
4-A-6(3)	$126,558,269*	Variable(21)	$100,000	$1
4-A-7(3)	$126,558,269*	Variable(22)	$100,000	$1
4-A-8(3)	$54,239,258	Variable(23)	$1,000	$1
4-A-9(3)	$54,239,258*	Variable(22)	$100,000	$1
4-A-10(3)	$9,039,877	(8)	$1,000	$1
4-A-11(3)	$6,327,913*	Variable(18)	$100,000	$1
4-A-12(3)	$6,327,913*	Variable(19)	$100,000	$1
4-A-13(3)	$6,327,913	Variable(20)	$1,000	$1
4-A-14(3)	$6,327,913*	Variable(21)	$100,000	$1
4-A-15(3)	$6,327,913*	Variable(22)	$100,000	$1
4-A-16(3)	$2,711,963	Variable(23)	$1,000	$1
4-A-17(3)	$2,711,963*	Variable(22)	$100,000	$1
4-A-18(3)	$451,994	(8)	$1,000	$1
4-A-19(1)	$126,558,269	Variable(24)	$25,000	$1
4-A-20(1)	$6,327,913	Variable(24)	$25,000	$1
4-A-21(1)	$132,886,182	Variable(24)	$25,000	$1
4-A-22(1)	$63,279,135	6.000%	$25,000	$1
4-A-23(1)	$3,163,957	6.000%	$25,000	$1
4-A-24(1)	$66,443,092	6.000%	$25,000	$1
4-A-25(1)	$180,797,527	Variable(23)	$25,000	$1
4-A-26(1)	$9,039,876	Variable(23)	$25,000	$1
4-A-27(1)	$189,837,403	Variable(23)	$25,000	$1
4-A-28(1)	$9,039,877	7.000%	$25,000	$1
4-A-29(1)	$451,994	7.000%	$25,000	$1
4-A-30(1)	$9,491,871	7.000%	$25,000	$1
4-A-31(1)	$189,837,404	7.000%	$25,000	$1
4-A-32(1)	$9,491,870	7.000%	$25,000	$1
4-A-33(1)	$199,329,274	7.000%	$25,000	$1
5-A-1(3)	$246,871	Variable(25)	$1,000	$1
5-A-2(3)	$6,583,228	Variable(26)	$25,000	$1
5-A-3(3)	$2,393,901	Variable(27)	$25,000	$1
5-A-4	$9,224,000*	Variable(28)	$100,000	$1
5-A-5(1)	$8,977,129	Variable(25)	$1,000	$1
6-A-1(3)	$445,005	Variable(29)	$1,000	$1
6-A-2(3)	$12,136,496	Variable(30)	$25,000	$1
6-A-3(3)	$4,045,499	Variable(31)	$25,000	$1
6-A-4	$16,627,000*	Variable(32)	$100,000	$1
6-A-5(1)	$16,181,995	Variable(29)	$1,000	$1
7-A-1(3)	$564,640	5.000%	$25,000	$1
7-A-2	$20,532,360	5.000%	$1,000	$1
8-A-1(3)	$1,087,207	6.000%	$25,000	$1
8-A-2	$39,534,793	6.000%	$1,000	$1
9-A-1(3)	$234,319	5.000%	$25,000	$1
9-A-2	$8,520,681	5.000%	$1,000	$1
10-A-1(3)	$796,705	6.000%	$25,000	$1
10-A-2	$28,967,295	6.000%	$1,000	$1
A-M(1)	$30,647,101	Variable(33)	$100,000	$1
D-B-1(1)	$21,524,000	Variable(34)	$25,000	$1
D-B-1F(3)	$21,524,000	Variable(35)	$25,000	$1
D-B-1X(3)	$21,524,000	Variable(36)	$100,000	$1
D-B-2(1)	$9,629,000	Variable(34)	$25,000	$1
D-B-2F(3)	$9,629,000	Variable(37)	$25,000	$1
D-B-2X(3)	$9,629,000	Variable(38)	$100,000	$1
D-B-3(1)	$7,552,000	Variable(34)	$25,000	$1
D-B-3F(3)	$7,552,000	Variable(39)	$25,000	$1
D-B-3X(3)	$7,552,000	Variable(40)	$100,000	$1
D-B-4	$2,643,000	Variable(34)	$25,000	$1
D-B-5	$4,720,999	Variable(34)	$25,000	$1
D-B-6	$4,909,000	Variable(34)	$25,000	$1
B-1	$27,581,000	Variable(41)	$25,000	$1
B-2	$8,171,000	Variable(41)	$25,000	$1
B-3	$6,468,000	Variable(41)	$25,000	$1
B-4	$1,702,000	Variable(41)	$25,000	$1
B-5	$3,745,000	Variable(41)	$25,000	$1
B-6	$4,767,000	Variable(41)	$25,000	$1
B-7	$3,745,239	Variable(41)	$25,000	$1
D-X	$8,015,420*	6.500%	$100,000	$1
D-P	$678,640	(8)	$25,000	$1
AR(42)	$50	5.000%	20%(43)	20%
AR-L(44)	$50	5.000%	20%(43)	20%
PP(45)	$377,612,998	N.A.	10%	1%

* Identifies a Class Notional Amount

______________________

(1)

These Certificates are Exchangeable Certificates which will not be issued under this Pooling and Servicing Agreement and are not interests in the Master REMIC.  The Exchangeable Certificates are issued under the Trust Agreement.

(2)

The initial pass-through rate on the Class 1-A-1, Class 1-A-2 and Class 1-A-4 Certificates is approximately 5.800% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 1 Net WAC and (b) 7.00% and the denominator of which is 7.00% and (ii) the Certificate Index plus 0.480%, but no more than 7.000% per annum and no less than 0.480% per annum.

(3)

These Certificates shall be issued in uncertificated form and shall constitute the Uncertificated REMIC Interests.  Each Class of Exchangeable REMIC Certificates issued under the Trust Agreement will be entitled to the same distributions of interest and principal, as applicable, as the corresponding Uncertificated REMIC Interest.

(4)

The initial Pass-Through Rate on the Class 1-A-3, Class 1-A-5 and Class 1-A-8 Certificates is 1.200% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 1 Net WAC and (b) 7.00% and the denominator of which is 7.00% and (ii) 6.520% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.520% per annum.

(5)

The initial Pass-Through Rate on the Class 1-A-7 Certificates is 0.118% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 1 Net WAC minus 7.000%, but no less than 0.000% per annum.

(6)

The initial Pass-Through Rate on the Class 2-A-1 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-1 Certificates will be equal to the Certificate Index plus 0.600%, but no more than 7.500% per annum and no less than 0.600% per annum.

(7)

The initial Pass-Through Rate on the Class 2-A-2 Certificates is 1.580% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.900% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.900% per annum.

(8)

These Certificates will not receive any distribution of interest.

(9)

The initial Pass-Through Rate on the Class 2-A-6 Certificates is 3.160% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 2-A-6 Certificates will be equal to 13.800% minus the product of the Certificate Index and 2, but no more than 13.800% per annum and no less than 0.000% per annum.

(10)

The initial Pass-Through Rate on the Class 3-A-1 and Class 3-A-16 Certificates is 5.870% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 3-A-1 and Class 3-A-16 Certificates will be equal to the Certificate Index plus 0.550%, but no more than 7.500% per annum and no less than 0.550% per annum.

(11)

The initial Pass-Through Rate on the Class 3-A-2 Certificates is 6.520% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 3-A-2 Certificates will be equal to 27.800% minus the product of the Certificate Index and 4, but no more than 27.800% per annum and no less than 0.000% per annum.

(12)

The initial Pass-Through Rate on the Class 3-A-4 and Class 3-A-11 Certificates is 0.000% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index minus 6.450%, but no less than 0.000% per annum and no more than 0.500% per annum.

(13)

The initial Pass-Through Rate on the Class 3-A-5 and Class 3-A-12 Certificates is 0.500% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.950% minus the Certificate Index, but no less than 0.000% per annum and no more than 0.500% per annum.

(14)

The initial Pass-Through Rate on the Class 3-A-6 and Class 3-A-13 Certificates is 5.870% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 0.550%, but no more than 7.000% per annum and no less than 0.550% per annum.

(15)

The initial Pass-Through Rate on the Class 3-A-7 and Class 3-A-14 Certificates is 1.130% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.450% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.450% per annum.

(16)

The initial Pass-Through Rate on the Class 3-A-10 and Class 3-A-18 Certificates is 1.630% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.950% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.950% per annum.

(17)

The initial Pass-Through Rate on the Class 3-A-17 Certificates is 6.520% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 3-A-17 Certificates will be equal to 27.79999908% minus the product of the Certificate Index and 3.99999987, but no more than 27.79999908% per annum and no less than 0.000% per annum.

(18)

The initial Pass-Through Rate on the Class 4-A-3 and Class 4-A-11 Certificates is 0.000% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index minus 6.400%, but no less than 0.000% per annum and no more than 0.500% per annum.

(19)

The initial Pass-Through Rate on the Class 4-A-4 and Class 4-A-12 Certificates is 0.500% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.900% minus the Certificate Index, but no less than 0.000% per annum and no more than 0.500% per annum.

(20)

The initial Pass-Through Rate on the Class 4-A-5 and Class 4-A-13 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 0.600%, but no more than 7.000% per annum and no less than 0.600% per annum.

(21)

The initial Pass-Through Rate on the Class 4-A-6 and Class 4-A-14 Certificates is 0.100% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.400% minus the Certificate Index, but no less than 0.000% per annum and no more than 0.100% per annum.

(22)

The initial Pass-Through Rate on the Class 4-A-7, Class 4-A-9, Class 4-A-15 and Class 4-A-17 Certificates is 0.980% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to 6.300% minus the Certificate Index, but no less than 0.000% per annum and no more than 6.300% per annum.

(23)

The initial Pass-Through Rate on the Class 4-A-8, Class 4-A-16, Class 4-A-25, Class 4-A-26 and Class 4-A-27 Certificates is 6.020% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 0.700%, but no more than 7.000% per annum and no less than 0.700% per annum.

(24)

The initial Pass-Through Rate on the Class 4-A-19, Class 4-A-20 and Class 4-A-21 Certificates is 5.920% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 0.600%, but no more than 7.500% per annum and no less than 0.600% per annum.

(25)

The initial Pass-Through Rate on the Class 5-A-1 and Class 5-A-5 Certificates is 5.500% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 3 Net WAC.

(26)

The initial Pass-Through Rate on the Class 5-A-2 Certificates is 5.820% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 3 Net WAC and (b) 5.50% and the denominator of which is 5.50% and (ii) the Certificate Index plus 0.500%, but no more than 7.500% per annum and no less than 0.500% per annum.

(27)

The initial Pass-Through Rate on the Class 5-A-3 Certificates is 4.620% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 5-A-3 Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 3 Net WAC and (b) 5.50% and the denominator of which is 5.50% and (ii) 19.24999997% minus the product of the Certificate Index and 2.74999999%, but no more than 19.24999997% per annum and no less than 0.000% per annum.

(28)

The initial Pass-Through Rate on the Class 5-A-4 Certificates is 0.107% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 3 Net WAC minus 5.500%, but no less than 0.000% per annum

(29)

The initial Pass-Through Rate on the Class 6-A-1 and Class 6-A-5 Certificates is 5.250% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 4 Net WAC.

(30)

The initial Pass-Through Rate on the Class 6-A-2 Certificates is 5.820% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 4 Net WAC and (b) 5.25% and the denominator of which is 5.25% and (ii) the Certificate Index plus 0.500%, but no more than 7.000% per annum and no less than 0.500% per annum.

(31)

The initial Pass-Through Rate on the Class 6-A-3 Certificates is 3.540% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on the Class 6-A-3 Certificates will be equal to the product of (i) a fraction the numerator of which is the lesser of (a) the Pool 4 Net WAC and (b) 5.25% and the denominator of which is 5.25% and (ii) 19.500% minus the product of the Certificate Index and 3, but no more than 19.500% per annum and no less than 0.000% per annum.

(32)

The initial Pass-Through Rate on the Class 6-A-4 Certificates is 0.228% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 4 Net WAC minus 5.250%, but no less than 0.000% per annum.

(33)

The initial Pass-Through Rate on the Class A-M Certificates is 5.860% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the weighted average Pass-Through Rate of the Class 2-A-4, Class 3-A-3, Class 4-A-2, Class 5-A-1, Class 6-A-1, Class 7-A-1, Class 8-A-1, Class 9-A-1 and Class 10-A-1 Certificates.

(34)

The initial Pass-Through Rate on the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates is 7.118% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 1 Net WAC.

(35)

The initial Pass-Through Rate on the Class D-B-1F Certificates is 6.070% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 0.750%, but no more than the  Pool 1 Net WAC and no less than 0.750% per annum.

(36)

The initial Pass-Through Rate on the Class D-B-1X Certificates is 1.048% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 1 Net WAC minus the Pass-Through Rate on the Class D-B-1F Certificates for that Distribution Date, but no less than 0.000% per annum.

(37)

The initial Pass-Through Rate on the Class D-B-2F Certificates is 6.320% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 1.000%, but no more than the  Pool 1 Net WAC and no less than 1.000% per annum.

(38)

The initial Pass-Through Rate on the Class D-B-2X Certificates is 0.798% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 1 Net WAC minus the Pass-Through Rate on the Class D-B-2F Certificates for that Distribution Date, but no less than 0.000% per annum.

(39)

The initial Pass-Through Rate on the Class D-B-3F Certificates is 6.820% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Certificate Index plus 1.500%, but no more than the  Pool 1 Net WAC and no less than 1.500% per annum.

(40)

The initial Pass-Through Rate on the Class D-B-3X Certificates is 0.298% per annum.  After the first Distribution Date, the per annum Pass-Through Rate on these Certificates will be equal to the Pool 1 Net WAC minus the Pass-Through Rate on the Class D-B-3F Certificates for that Distribution Date, but no less than 0.000% per annum.

(41)

The Pass-Through Rate for the first Distribution Date for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates is 6.195% per annum.  On any Distribution Date, the Pass-Through Rate on these Certificates will be a per annum rate equal to the quotient expressed as a percentage of (a) the sum of (i) the product of (x) the Pool 1 Net WAC and (y) the Group B Component Balance for the Group 1 Mortgage Loans immediately prior to such Distribution Date, (ii) the product of (x) 5.000% and (y) the Group B Component Balance for the Group 2 Mortgage Loans immediately prior to such Distribution Date, (iii) the product of (x) 6.000% and (y) the Group B Component Balance for the Group 3 Mortgage Loans immediately prior to such Distribution Date, (iv) the product of (x) 7.000% and (y) the Group B Component Balance for the Group 4 Mortgage Loans immediately prior to such Distribution Date, (v) the product of (x) the Pool 3 Net WAC and (y) the Group B Component Balance for the Group 5 Mortgage Loans immediately prior to such Distribution Date, (vi) the product of (x) the Pool 4 Net WAC and (y) the Group B Component Balance for the Group 6 Mortgage Loans immediately prior to such Distribution Date, (vii) the product of (x) 5.000% and (y) the Group B Component Balance for the Group 7 Mortgage Loans immediately prior to such Distribution Date, (viii) the product of (x) 8.000% and (y) the Group B Component Balance for the Group 8 Mortgage Loans immediately prior to such Distribution Date, (ix) the product of (x) 5.000% and (y) the Group B Component Balance for the Group 9 Mortgage Loans immediately prior to such Distribution Date, and (x) the product of (x) 6.000% and (y) the Group B Component Balance for the Group 10 Mortgage Loans immediately prior to such Distribution Date divided by (b) the aggregate of the Group B Component Balances for the Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans immediately prior to such Distribution Date.

(42)

The Class AR Certificates shall represent beneficial ownership of the MT1-R and MT2-R interests and of the residual interest in the Master REMIC.

(43)

The Class AR and Class AR-L Certificates are issued in minimum Percentage Interests of 20% and 20% increments in excess thereof, except that one Certificate of each of such Classes may be issued in an amount of $0.01.

(44)

The Class AR-L Certificates shall represent beneficial ownership of the LT2-R Interest.

(45)

The Class PP Certificates will be entitled to receive Assigned Prepayment Premiums on certain Group 1 Mortgage Loans.

The foregoing REMIC structure is intended to cause all of the cash from the Mortgage Loans to flow through to the Master REMIC as cash flow on a REMIC regular interest, without creating any shortfall—actual or potential (other than for credit losses) to any REMIC regular interest.  To the extent that the structure is believed to diverge from such intention the Trust Administrator shall resolve ambiguities to accomplish such result and shall to the extent necessary rectify any drafting errors or seek clarification to the structure without Certificateholder approval (but with guidance of counsel) to accomplish such intention.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates

All Classes of Certificates other than the Physical Certificates.

Class A Certificates

The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class 3-A-1, Class 3-A-2, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-9, Class 3-A-10, Class 3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-14, Class 3-A-15, Class 3-A-16, Class 3-A-17, Class 3-A-18, Class 3-A-19, Class 4-A-1, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 4-A-19, Class 4-A-20, Class 4-A-21, Class 4-A-22, Class 4-A-23, Class 4-A-24, Class 4-A-25, Class 4-A-26, Class 4-A-27, Class 4-A-28, Class 4-A-29, Class 4-A-30, Class 4-A-31, Class 4-A-32, Class 4-A-33, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4, Class 5-A-5, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4, Class 6-A-5, Class 7-A-1, Class 7-A-2, Class 8-A-1, Class 8-A-2, Class 9-A-1, Class 9-A-2, Class 10-A-1, Class 10-A-2, Class A-M, Class AR and Class AR-L Certificates.

Class P Certificates

The Class D-P Certificates.

Class X Certificates

The Class D-X Certificates.

ERISA-Restricted Certificates

Residual Certificates, Private Certificates, and any Certificates that do not satisfy the applicable ratings requirement under the Underwriter’s Exemption.

Exchangeable Certificates

The Class 1-A-1, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 2-A-5, Class 2-A-6, Class 3-A-1, Class 3-A-2, Class 3-A-9, Class 3-A-10, Class 3-A-16, Class 3-A-17, Class 3-A-18, Class 3-A-19, Class 4-A-19, Class 4-A-20, Class 4-A-21, Class 4-A-22, Class 4-A-23, Class 4-A-24, Class 4-A-25, Class 4-A-26, Class 4-A-27, Class 4-A-28, Class 4-A-29, Class 4-A-30, Class 4-A-31, Class 4-A-32, Class 4-A-33, Class 5-A-5, Class 6-A-5, Class D-B-1, Class D-B-2, Class D-B-3 and Class A-M Certificates issued under the Trust Agreement.

Exchangeable REMIC Certificates

The Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-14, Class 3-A-15, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 7-A-1, Class 8-A-1, Class 9-A-1, Class 10-A-1, Class D-B-1X, Class D-B-1F, Class D-B-2X, Class D-B-2F, Class D-B-3X and Class D-B-3F Certificates issued under the Trust Agreement.

Floating Rate Certificates

The Class 1-A-1, Class 1-A-2, Class 1-A-4, Class 2-A-1, Class 3-A-1, Class 3-A-4, Class 3-A-6, Class 3-A-11, Class 3-A-13, Class 3-A-16, Class 4-A-3, Class 4-A-5, Class 4-A-8, Class 4-A-11, Class 4-A-13, Class 4-A-16, Class 4-A-19, Class 4-A-20, Class 4-A-21, Class 4-A-25, Class 4-A-26, Class 4-A-27, Class 5-A-2, Class 6-A-2, Class D-B-1F, Class D-B-2F and Class D-B-3F Certificates.

Group 1 Certificates

The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates.

Group 2 Certificates

The Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 2-A-5, Class 2-A-6, Class AR and Class AR-L Certificates.

Group 3 Certificates

The list 3-A-1 to 3-A-19 Certificates.

Group 4 Certificates

The list 4-A-1 to 4-A-33 Certificates.

Group 5 Certificates

The Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 5-A-4 and Class 5-A-5 Certificates.

Group 6 Certificates

The Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 6-A-4 and Class 6-A-5 Certificates.

Group 7 Certificates

The Class 7-A-1 and Class 7-A-2 Certificates.

Group 8 Certificates

The Class 8-A-1 and Class 8-A-2 Certificates.

Group 9 Certificates

The Class 9-A-1 and Class 9-A-2 Certificates.

Group 10 Certificates

The Class 10-A-1 and Class 10-A-2 Certificates.

Group B Certificates

The Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates.

Group D-B Certificates

The Class D-B-1, Class D-B-1F, Class D-B-1X, Class D-B-2, Class D-B-2F, Class D-B-2X, Class D-B-3, Class D-B-3F, Class D-B-3X, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates.

Interest Only Certificates

The Class 1-A-3, Class 1-A-5, Class 1-A-7, Class 1-A-8, Class 2-A-2, Class 3-A-4, Class 3-A-5, Class 3-A-7, Class 3-A-10, Class 3-A-11, Class 3-A-12, Class 3-A-14, Class 3-A-18, Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-4, Class 6-A-4, Class D-B-1X, Class D-B-2X, Class D-B-3X and Class D-X Certificates.

Inverse Floating Rate Certificates

The Class 1-A-3, Class 1-A-5, Class 1-A-8, Class 2-A-2, Class 2-A-6, Class 3-A-2, Class 3-A-5, Class 3-A-7, Class 3-A-10, Class 3-A-12, Class 3-A-14, Class 3-A-17, Class 3-A-18, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-3, Class 6-A-3, Class D-B-1X, Class D-B-2X and Class D-B-3X Certificates.

LIBOR Certificates

The Floating Rate Certificates and the Inverse Floating Rate Certificates.

Offered Certificates

All Classes of Certificates other than the Private Certificates.

Physical Certificates

The Residual Certificates and the Private Certificates.

Principal Only Certificates

The Class 2-A-3, Class 3-A-8, Class 3-A-15, Class 4-A-10, Class 4-A-18 and Class D-P Certificates.

Private Certificates

The Class PP, Class D-B-4, Class D-B-5, Class D-B-6, Class B-5, Class B-6 and Class B-7 Certificates.

Rating Agencies

S&P and Fitch.

Regular Certificates

All Classes of Certificates other than the Residual Certificates.

Residual Certificates

The Class AR and Class AR-L Certificates.

Senior Certificates

The Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10, Class D-X and Class D-P Certificates.

Subordinate Certificates

The Group 1 Subordinate Certificates and Group D-B Certificates.

Uncertificated REMIC Interests

The Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class 3-A-3, Class 3-A-4, Class 3-A-5, Class 3-A-6, Class 3-A-7, Class 3-A-8, Class 3-A-11, Class 3-A-12, Class 3-A-13, Class 3-A-14, Class 3-A-15, Class 4-A-2, Class 4-A-3, Class 4-A-4, Class 4-A-5, Class 4-A-6, Class 4-A-7, Class 4-A-8, Class 4-A-9, Class 4-A-10, Class 4-A-11, Class 4-A-12, Class 4-A-13, Class 4-A-14, Class 4-A-15, Class 4-A-16, Class 4-A-17, Class 4-A-18, Class 5-A-1, Class 5-A-2, Class 5-A-3, Class 6-A-1, Class 6-A-2, Class 6-A-3, Class 7-A-1, Class 8-A-1, Class 9-A-1, Class 10-A-1, Class D-B-1X, Class D-B-1F, Class D-B-2X, Class D-B-2F, Class D-B-3X and Class D-B-3F Certificates.

All covenants and agreements made by the Depositor herein are for the benefit and security of the Certificateholders.  The Depositor is entering into this Agreement, and the Trustee is accepting the trusts created hereby and thereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.  The principal balance of the Group 1 Mortgage Loans as of the Cut-off Date is $377,612,998.70.  The principal balance of the Group B Mortgage Loans as of the Cut-off Date is $680,907,879.61.  The principal balance of the Mortgage Loans as of the Cut-off Date is $1,058,520,878.31.

The parties hereto intend to effect an absolute sale and assignment of the Mortgage Loans to the Trustee for the benefit of Certificateholders under this Agreement.  However, the Depositor and the Seller will hereunder absolutely assign and, as a precautionary matter grant a security interest, in and to its rights, if any, in the related Mortgage Loans to the Trustee on behalf of Certificateholders to ensure that the interest of the Certificateholders hereunder in the Mortgage Loans is fully protected.

W I T N E S S E T H   T H A T:

In consideration of the mutual agreements herein contained, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator agree as follows:

ARTICLE I

DEFINITIONS

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Accountant’s Attestation:  The attestation required from an Accountant pursuant to Section 13.08.

Accrual Period:  For the LIBOR Certificates (other than the Class D-B-1X, Class D-B-2X and D-B-3X Certificates), the period from and including the 25th day of the calendar month immediately preceding that Distribution Date to and including the 24th day of the calendar month of the Distribution Date.  For any other interest-bearing Class of Certificates (including the Class D-B-1X, Class D-B-2X and D-B-3X Certificates) and for each Class of Lower Tier Interests, and any Distribution Date, the calendar month immediately preceding that Distribution Date.

Additional Data Remittance Date:  With respect to any Distribution Date and the Master Servicer, SPS or Wells Fargo, no later than twelve noon, five Business Days before the related Distribution Date.

Additional Disclosure Notification: As defined in Section 13.02.

Additional Form 10-D Disclosure: As defined in Section 13.02.

Additional Form 10-K Disclosure: As defined in Section 13.03.

Additional Servicer: means each affiliate of the Depositor that Services any of the Mortgage Loans and each Person who is not an affiliate of the Depositor, who Services 10% or more of the Mortgage Loans (measured by aggregate Stated Principal Balance of the Mortgage Loans, annually at the commencement of the calendar year prior to the year in which an Item 1123 Certification is required to be delivered).  For clarification purposes, the Master Servicer and the Trust Administrator are Additional Servicers.

Advance:  With respect to any Non-Designated Mortgage Loan, the payment required to be made by a Servicer, SPS or the Master Servicer, as applicable, with respect to any Distribution Date pursuant to Section 5.01.

With respect to any Countrywide Serviced Mortgage Loan, the payment required to be made by (i) Countrywide with respect to any Distribution Date pursuant to Section 11.19 of the Countrywide Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

With respect to any Homebanc Serviced Mortgage Loan, the payment required to be made by (i) Homebanc with respect to any Distribution Date pursuant to Section 5.03 of the Homebanc Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

With respect to any SunTrust Serviced Mortgage Loan, the payment required to be made by (i) SunTrust with respect to any Distribution Date pursuant to Section 5.03 of the SunTrust Servicing Agreement or (ii) the Master Servicer with respect to any Distribution Date pursuant to Section 3.20(b) of this Agreement.

Adverse REMIC Event:  As defined in Section 2.7(f).

Agreement:  This Pooling and Servicing Agreement and all amendments or supplements hereto.

Aggregate Loan Group Balance:  As of any date of determination, the aggregate of the Stated Principal Balances of the Group 1 Mortgage Loans, except as otherwise provided herein, as of the last day of the related Collection Period.

Ancillary Income:  All income derived from the Non-Designated Mortgage Loans, other than Servicing Fees, including but not limited to, late charges, Prepayment Premiums (other than Assigned Prepayment Premiums), fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges, and only with respect to SPS, any Qualified Substitute Mortgage Loan Excess Interest with respect to any Qualified Substitute Mortgage Loan for which a payment has been received or advanced during the related Collection Period.

Applied Loss Amount:  As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Group 1 Certificates, after giving effect to all Realized Losses incurred with respect to Group 1 Mortgage Loans during the Collection Period for such Distribution Date, payments of principal on such Distribution Date and any additions to the Class Principal Balance of the Group 1 Certificates on such Distribution Date pursuant to Section 4.03 over (ii) the Aggregate Loan Group Balance for such Distribution Date.

Appraised Value:  The appraised value of the Mortgaged Property based upon the appraisal made for the originator at the time of the origination of the related Mortgage Loan or the sales price of the Mortgaged Property at the time of such origination, whichever is less, or (i) with respect to any Mortgage Loan that represents a refinancing other than a Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made at the time of such refinancing and (ii) with respect to any Streamlined Mortgage Loan, the appraised value of the Mortgaged Property based upon the appraisal made in connection with the origination of the mortgage loan being refinanced.

Assessment of Compliance: The certification required pursuant to Section 13.07.

Assigned Prepayment Premium:  Any Prepayment Premium on a Wells Fargo Serviced Mortgage Loan, the Wells Fargo Serviced CORE Mortgage Loans, and on a SPS Serviced Mortgage Loan.

Assignment and Assumption Agreement:  That certain assignment and assumption agreement dated as of July 1, 2007, by and between DLJ Mortgage Capital, Inc., as assignor and the Depositor, as assignee, relating to the Mortgage Loans.

Assignment of Proprietary Lease:  With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Available Distribution Amount:  With respect to any Distribution Date and Loan Group, the sum of:  (i) all amounts in respect of Scheduled Payments (net of the related Expense Fees) due on the related Due Date and received prior to the related Determination Date on the Mortgage Loans in such Loan Group, together with any Advances in respect thereof; (ii) (a) all Insurance Proceeds (to the extent not applied to the restoration of the Mortgaged Property or released to the Mortgagor in accordance with the applicable Servicer’s Accepted Servicing Standards), other than Mortgage Guaranty Insurance Policy proceeds where the related REO Property has yet to be sold, and all Liquidation Proceeds received during the calendar month preceding the month of that Distribution Date on the Mortgage Loans in such Loan Group, in each case net of unreimbursed Liquidation Expenses incurred with respect to such Mortgage Loans and (b) all Recoveries, if any, for such Distribution Date; (iii) all Principal Prepayments received during the related Prepayment Period on the Mortgage Loans in such Loan Group, excluding Prepayment Premiums; (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Purchase Price in respect of a Mortgage Loan in such Loan Group repurchased by the Seller or purchased by a holder of a Subordinate Certificate pursuant to Section 3.11(f) or purchased by the Special Servicer pursuant to Section 3.11(g), in each case, as of such Distribution Date, in the case of clauses (i) through (iv) above reduced by amounts in reimbursement for Advances previously made and other amounts, if any, as to which a Servicer, the Master Servicer, the Custodians, the Trustee or the Trust Administrator is entitled to be reimbursed by the Trust Fund pursuant to this Agreement or the applicable Custodial Agreement, (v) any amounts payable as Compensating Interest Payments by a Servicer or the Master Servicer with respect to the Mortgage Loans in such Loan Group on such Distribution Date, (vi) the portion of the Mortgage Loan Purchase Price related to such Loan Group paid in connection with an Optional Termination up to the amount of the Par Value for such Loan  Group and (vii) the portion of the Mortgage Loan Auction Price related to such Loan Group paid in connection with an Auction Sale up to the amount of the Par Value for such Loan Group.

Back-up Servicer:  Banco Popular.

Back-up Servicing Fee Rate:  0.005% per annum.

Back-up Servicing Fee:  As to each R&G Mortgage Serviced Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Back-up Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Balloon Loan:  Any Mortgage Loan that, by its terms, does not fully amortize the principal balance thereof by its stated maturity and requires a payment at the stated maturity larger than the monthly payments due thereunder.

Banco Popular:  Banco Popular De Puerto Rico, a state chartered bank, and its successors and assigns.

Banco Popular REO Disposition:  The final sale by Banco Popular, as a Servicer, of any REO Property.

Banco Popular REO Disposition Fee:  With respect to each Banco Popular REO Disposition, the lesser of (i) $1,500 or (ii) one percent (1%) of the final sales price of such Banco Popular REO Disposition shall be paid to the Banco Popular in the form of a REO management fee; provided that if the REO Property is sold or liquidated without incurring a real estate broker commission, the Banco Popular REO Disposition will be equal to the greater of (i) $1,500 or (ii) four percent (4%) of the final sales price of such Banco Popular REO Disposition.

Banco Popular Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Banco Popular is the applicable Servicer and if R&G Mortgage is terminated as a servicer, all former R&G Mortgage Serviced Mortgage Loans.

Bankruptcy Code:  The United States Bankruptcy Code, as amended from time to time (11 U.S.C. §§ 101 et seq.).

Bankruptcy Loss:  A Deficient Valuation or Debt Service Reduction.

Bankruptcy Loss Coverage Amount:  With respect to the Group 1 Certificates as of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group 1 Certificates since the Cut-off Date and (ii) any permissible reductions in the related Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading of, or otherwise adversely affect, the then current ratings assigned to such Classes of Certificates rated by it.  With respect to the Group B Certificates as of any Determination Date, the Bankruptcy Loss Coverage Amount shall equal the Initial Bankruptcy Loss Coverage Amount as reduced by (i) the aggregate amount of Bankruptcy Losses allocated to the Group B Certificates since the Cut-off Date and (ii) any permissible reductions in the related Bankruptcy Loss Coverage Amount as evidenced by a letter of each Rating Agency to the Trust Administrator to the effect that any such reduction will not result in a downgrading of, or otherwise adversely affect, the then current ratings assigned to such Classes of Certificates rated by it.

Beneficial Holder:  A Person holding a beneficial interest in any Certificate through a Participant or an Indirect Participant or a Person holding a beneficial interest in any Definitive Certificate.

Book-Entry Certificates:  As specified in the Preliminary Statement.

Book-Entry Form:  Any Certificate held through the facilities of the Depository.

Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in New York or the state in which the office of the Master Servicer or any Servicer or the Corporate Trust Office of the Trustee or Trust Administrator are located are authorized or obligated by law or executive order to be closed.

Capitalization Reimbursement Amount:  For any Distribution Date and each Loan Group, the aggregate of the amounts added to the Stated Principal Balances of the Mortgage Loans in such Loan Group during the preceding calendar month representing reimbursements to a Servicer on or prior to such Distribution Date in connection with the modification of such Mortgage Loan pursuant to Section 3.05.

Cash Remittance Date:  With respect to any Distribution Date and (A) Banco Popular or SPS, by 1:00 PM New York City time the 7th calendar day preceding such Distribution Date, or if such 7th calendar day is not a Business Day, the Business Day immediately preceding such 7th calendar day, (B) Wells Fargo, by 4:00 PM New York City time the 18th calendar day of the month in which that Distribution Date occurs, or if such day is not a Business Day, the immediately following Business Day, (C) R&G Mortgage, by 1:00 PM New York City time every other calendar day of the month and on the 18th calendar day of the month, or if such day is not a Business Day, the immediately following Business Day and (D) the Master Servicer, by 1:00 PM New York City time two Business Days preceding such Distribution Date.

Certificate:  Any Certificates executed and authenticated by the Trust Administrator on behalf of the Trustee for the benefit of the Certificateholders in substantially the form or forms attached as Exhibits A through H hereto and issued pursuant to this Agreement and the Uncertificated REMIC Interests.

Certificate Account:  The separate Eligible Account created and maintained with the Trust Administrator, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trust Administrator, as agent for the Trustee, on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trust Administrator in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trust Administrator.  Funds deposited in the Certificate Account (exclusive of the amounts permitted to be withdrawn pursuant to Section 3.08(b)) shall be held in trust for the Certificateholders.

Certificate Balance:  With respect to any Certificate, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof

(a)

minus all distributions of principal and allocations of Realized Losses previously made or allocated with respect thereto in accordance with Section 4.02;

(b)

minus, with respect to the Group 1 Certificates, any reduction to that Certificate pursuant to Section 4.02(c) if the excess of the aggregate Certificate Balance of the Group 1 Certificates, exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans;

(c)

minus, with respect to the Group B Certificates, any reduction to that Certificate pursuant to Section 4.02(c) if the excess of the aggregate Certificate Balance of the Group B Certificates, exceeds the aggregate Stated Principal Balance of the Group B Mortgage Loans;

(d)

minus, with respect to the Group B Certificates, any amounts allocated to that Certificate in reduction of its Certificate Balance for payment of Class D-P Deferred Amounts pursuant to Section 4.01(II)(A)(d);

(e)

plus, the amount of any increase to the Certificate Balance of such Certificate pursuant to Section 4.03.

Certificate Group:  Any of Certificate Group 1, Certificate Group 2, Certificate Group 3, Certificate Group 4, Certificate Group 5, Certificate Group 6, Certificate Group 7, Certificate Group 8, Certificate Group 9 and Certificate Group 10, as applicable.

Certificate Group 1:  Any of the Certificates with a Class designation beginning with “1” and relating to Loan Group 1.

Certificate Group 2:  Any of the Certificates with a Class designation beginning with “2” and relating to Loan Group 2, the Class AR and Class AR-L Certificates.

Certificate Group 3:  Any of the Certificates with a Class designation beginning with “3” and relating to Loan Group 3 Certificates.

Certificate Group 4:  Any of the Certificates with a Class designation beginning with “4” and relating to Loan Group 4 Certificates.

Certificate Group 5:  Any of the Certificates with a Class designation beginning with “5” and relating to Loan Group 5 Certificates.

Certificate Group 6:  Any of the Certificates with a Class designation beginning with “6” and relating to Loan Group 6 Certificates.

Certificate Group 7:  Any of the Certificates with a Class designation beginning with “7” and relating to Loan Group 7 Certificates.

Certificate Group 8:  Any of the Certificates with a Class designation beginning with “8” and relating to Loan Group 8 Certificates.

Certificate Group 9:  Any of the Certificates with a Class designation beginning with “9” and relating to Loan Group 9 Certificates.

Certificate Group 10:  Any of the Certificates with a Class designation beginning with “10” and relating to Loan Group 10 Certificates.

Certificate Index:  With respect to each Distribution Date and the LIBOR Certificates, the rate for one-month United States dollar deposits quoted on Reuters Screen LIBOR01 Page as of 11:00 A.M., London time, on the related Interest Determination Date relating to each Class of LIBOR Certificates.  If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trust Administrator after consultation with DLJMC), the rate will be the Reference Bank Rate.  If no such quotations can be obtained and no Reference Bank Rate is available, the Certificate Index will be the Certificate Index applicable to the preceding Distribution Date.  On the Interest Determination Date immediately preceding each Distribution Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period commencing on such Distribution Date and inform the Master Servicer of such rate.

Certificate Register:  The register maintained pursuant to Section 6.02(a) hereof.

Certificateholder or Holder:  The Person in whose name a Certificate is registered in the Certificate Register.

Certification Parties: As defined in Section 13.09.

Certifying Person: As defined in Section 13.09.

Class:  All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class 1-A-3 Notional Amount:  For any Distribution Date and the Class 1-A-3 Certificates, the Class Principal Balance of the Class 1-A-2 Certificates immediately prior to such Distribution Date.

Class 1-A-5 Notional Amount:  For any Distribution Date and the Class 1-A-5 Certificates, the Class Principal Balance of the Class 1-A-4 Certificates immediately prior to such Distribution Date.

Class 1-A-7 Notional Amount:  For any Distribution Date and the Class 1-A-7 Certificates, the Class Principal Balance of the Class 1-A-2, Class 1-A-4 and Class 1-A-6 Certificates immediately prior to such Distribution Date.

Class 1-A-8 Notional Amount:  For any Distribution Date and the Class 1-A-8 Certificates, the Class Principal Balance of the Class 1-A-2 and Class 1-A-4 Certificates immediately prior to such Distribution Date.

Class 2-A-2 Notional Amount:  For any Distribution Date and the Class 2-A-2 Certificates, the Class Principal Balance of the Class 2-A-1 Certificates immediately prior to such Distribution Date.

Class 3-A-4 Notional Amount:  For any Distribution Date and the Class 3-A-4 Certificates, the Class Principal Balance of the Class 3-A-6 Certificates immediately prior to such Distribution Date.

Class 3-A-5 Notional Amount:  For any Distribution Date and the Class 3-A-5 Certificates, the Class Principal Balance of the Class 3-A-6 Certificates immediately prior to such Distribution Date.

Class 3-A-7 Notional Amount:  For any Distribution Date and the Class 3-A-7 Certificates, the Class Principal Balance of the Class 3-A-6 Certificates immediately prior to such Distribution Date.

Class 3-A-10 Notional Amount:  For any Distribution Date and the Class 3-A-10 Certificates, the Class Principal Balance of the Class 3-A-6 Certificates immediately prior to such Distribution Date.

Class 3-A-11 Notional Amount:  For any Distribution Date and the Class 3-A-11 Certificates, the Class Principal Balance of the Class 3-A-13 Certificates immediately prior to such Distribution Date.

Class 3-A-12 Notional Amount:  For any Distribution Date and the Class 3-A-12 Certificates, the Class Principal Balance of the Class 3-A-13 Certificates immediately prior to such Distribution Date.

Class 3-A-14 Notional Amount:  For any Distribution Date and the Class 3-A-14 Certificates, the Class Principal Balance of the Class 3-A-13 Certificates immediately prior to such Distribution Date.

Class 3-A-18 Notional Amount:  For any Distribution Date and the Class 3-A-18 Certificates, the Class Principal Balance of the Class 3-A-13 Certificates immediately prior to such Distribution Date.

Class 4-A-1 Notional Amount:  For any Distribution Date and the Class 4-A-1 Certificates, the Class Principal Balance of the Class 4-A-2 Certificates immediately prior to such Distribution Date.

Class 4-A-3 Notional Amount:  For any Distribution Date and the Class 4-A-3 Certificates, the Class Principal Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date.

Class 4-A-4 Notional Amount:  For any Distribution Date and the Class 4-A-4 Certificates, the Class Principal Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date.

Class 4-A-6 Notional Amount:  For any Distribution Date and the Class 4-A-6 Certificates, the Class Principal Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date.

Class 4-A-7 Notional Amount:  For any Distribution Date and the Class 4-A-7 Certificates, the Class Principal Balance of the Class 4-A-5 Certificates immediately prior to such Distribution Date.

Class 4-A-9 Notional Amount:  For any Distribution Date and the Class 4-A-9 Certificates, the Class Principal Balance of the Class 4-A-8 Certificates immediately prior to such Distribution Date.

Class 4-A-11 Notional Amount:  For any Distribution Date and the Class 4-A-11 Certificates, the Class Principal Balance of the Class 4-A-13 Certificates immediately prior to such Distribution Date.

Class 4-A-12 Notional Amount:  For any Distribution Date and the Class 4-A-12 Certificates, the Class Principal Balance of the Class 4-A-13 Certificates immediately prior to such Distribution Date.

Class 4-A-14 Notional Amount:  For any Distribution Date and the Class 4-A-14 Certificates, the Class Principal Balance of the Class 4-A-13 Certificates immediately prior to such Distribution Date.

Class 4-A-15 Notional Amount:  For any Distribution Date and the Class 4-A-15 Certificates, the Class Principal Balance of the Class 4-A-13 Certificates immediately prior to such Distribution Date.

Class 4-A-17 Notional Amount:  For any Distribution Date and the Class 4-A-17 Certificates, the Class Principal Balance of the Class 4-A-16 Certificates immediately prior to such Distribution Date.

Class 5-A-4 Notional Amount:  For any Distribution Date and the Class 5-A-4 Certificates, the Class Principal Balance of the Class 5-A-1, Class 5-A-2 and Class 5-A-3 Certificates immediately prior to such Distribution Date.

Class 6-A-4 Notional Amount:  For any Distribution Date and the Class 6-A-4 Certificates, the Class Principal Balance of the Class 6-A-1, Class 6-A-2 and Class 6-A-3 Certificates immediately prior to such Distribution Date.

Class A Certificates:  As set forth in the Preliminary Statement.

Class D-B-1X Notional Amount:  For any Distribution Date and the Class D-B-1X Certificates, the Class Principal Balance of the Class D-B-1F Certificates immediately prior to such Distribution Date.

Class D-B-2X Notional Amount:  For any Distribution Date and the Class D-B-2X Certificates, the Class Principal Balance of the Class D-B-2F Certificates immediately prior to such Distribution Date.

Class D-B-3X Notional Amount:  For any Distribution Date and the Class D-B-3X Certificates, the Class Principal Balance of the Class D-B-3F Certificates immediately prior to such Distribution Date.

Class D-P Deferred Amounts:  For any Distribution Date, (i) before the Credit Support Depletion Date, the amount required to be paid to the holders of the Class D-P Certificates pursuant to Section 4.01(A)(g)(i) and (i)(i) on and after the Credit Support Depletion Date, zero.

Class D-X Notional Amount:  With respect to any Distribution Date and the Class D-X Certificates, the product of (x) the aggregate Stated Principal Balance, as of the second preceding Due Date (after giving effect to Scheduled Payments for that Due Date, whether or not received), or for the initial Distribution Date, as of the Cut-off Date, of the Premium Rate Mortgage Loans with respect to Loan Group 4, Loan Group 8 and Loan Group 10 (excluding any Special Payoff Mortgage Loans); and (y) a fraction, the numerator of which is the weighted average of the related Stripped Interest Rates for the Premium Rate Mortgage Loans with respect to Loan Group 4, Loan Group 8 and Loan Group 10 as of such date (excluding any Special Payoff Mortgage Loans) and the denominator of which is 6.50%.

Class Interest Shortfall:  As to any Distribution Date and each Class of interest-bearing Certificates, the amount by which the amount described in clause (i) of the definition of Interest Distribution Amount for such Class, exceeds the amount of interest actually distributed on such Class on such Distribution Date.

Class Notional Amount:  Any of the Class 1-A-3, Class 1-A-5, Class 1-A-7, Class 1-A-8, Class 2-A-2, Class 3-A-4, Class 3-A-5, Class 3-A-7, Class 3-A-10, Class 3-A-11, Class 3-A-12, Class 3-A-14, Class 3-A-18, Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-4, Class 6-A-4, Class D-B-1X, Class D-B-2X, Class D-B-3X and Class D-X Certificate Notional Amounts, as applicable.

Class P Certificates:  As set forth in the Preliminary Statement.

Class P Fraction:  With respect to each Class P Mortgage Loan, a fraction, the numerator of which is the Required Coupon for  the related Loan Group minus the Net Mortgage Rate on that Class P Mortgage Loan and the denominator of which is the Required Coupon for  the related Loan Group.

Class P Mortgage Loan:  With respect to Loan Group 2, the Mortgage Loans in such Loan Group having Net Mortgage Rates less than 5.50% per annum.

Class P Principal Distribution Amount:  For each Distribution Date and Loan Group 2, the Class P Fraction of the sum of (i) the portion of the Principal Payment Amount for Loan Group 2 for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2, (ii) the portion of the Principal Prepayment Amount for Loan Group 2, for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2,  and (iii) Net Liquidation Proceeds allocable to principal with respect to the Class P Mortgage Loans in Loan Group 2, received during the prior calendar month minus the Class P Fraction of the portion of the Capitalization Reimbursement Amount for Loan Group 2 for such Distribution Date attributable to the Class P Mortgage Loans in Loan Group 2.

Class PP Reserve Fund:  The Eligible Account established pursuant to Section 4.01(II)(E).

Class Principal Balance:  With respect to any Class of Certificates, other than the Interest Only Certificates, and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

Class Unpaid Interest Amounts:  As to any Distribution Date and Class of interest-bearing Certificates, other than the Group 1 Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount distributed on such Class on prior Distribution Dates pursuant to clause (ii) of the definition of Interest Distribution Amount.

Class X Certificates:  As set forth in the Preliminary Statement.

Clearing Agency:  An organization registered as a “clearing agency” pursuant to Section 17A of the Securities Exchange Act of 1934, as amended, which initially shall be DTC.

Closing Date:  July 31, 2007.

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The accounts established and maintained by each Servicer in accordance with Section 3.05.

Collection Period:  With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Commission: The U.S. Securities and Exchange Commission.

Compensating Interest Payment: For any Distribution Date and SPS, with respect to the SPS Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to SPS (for the purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the SPS Serviced Mortgage Loans for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to SPS Serviced Mortgage Loans.

For any Distribution Date and Wells Fargo, with respect to the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loan, the lesser of (i) the aggregate Servicing Fee payable to Wells Fargo (for purposes of this definition only the Servicing Fee Rate shall equal 0.25% per annum) in respect of the Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable, for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs and Curtailments with respect to Wells Fargo Serviced Mortgage Loans or Wells Fargo Serviced CORE Mortgage Loans, as applicable.

For any Distribution Date and Banco Popular, with respect to the Banco Popular Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to Banco Popular in respect of the Banco Popular Serviced Mortgage Loans for such Distribution Date, equal to 0.25% per annum and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs with respect to the Banco Popular Serviced Mortgage Loans.

For any Distribution Date and R&G Mortgage, with respect to the R&G Mortgage Serviced Mortgage Loans, the lesser of (i) the aggregate Servicing Fee payable to R&G Mortgage in respect of the R&G Mortgage Serviced Mortgage Loans for such Distribution Date, equal to 0.25% per annum and (ii) the aggregate Prepayment Interest Shortfall allocable to Payoffs with respect to the R&G Mortgage Serviced Mortgage Loans.

For any Distribution Date and the Master Servicer, the Compensating Interest Payment shall be equal to:

(a)

with respect to the SPS Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by SPS for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by SPS for such Distribution Date;

(b)

with respect to the Wells Fargo Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date;

(c)

with respect to the Wells Fargo Serviced CORE Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Wells Fargo for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Wells Fargo for such Distribution Date;

(d)

with respect to the Banco Popular Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by Banco Popular for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by Banco Popular for such Distribution Date; and

(e)

with respect to the R&G Mortgage Serviced Mortgage Loans, the excess of (i) the Compensating Interest Payment required to be remitted by R&G Mortgage for such Distribution Date over (ii) the amount of the Compensating Interest Payment actually remitted by R&G Mortgage for such Distribution Date;

(f)

with respect to the Countrywide Serviced Mortgage Loans, the excess of (i) the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) required to be remitted by Countrywide on the Remittance Date (as defined in the Countrywide Servicing Agreement) immediately preceding such Distribution Date over (ii) the amount of the Prepayment Interest Shortfall Amount (as defined in the Countrywide Servicing Agreement) actually remitted by Countrywide for such Distribution Date;

(g)

with respect to the Homebanc Serviced Mortgage Loans, the excess of (i) the Prepayment Interest Shortfall Amount (as defined in the Homebanc Servicing Agreement) required to be remitted by Homebanc on the Remittance Date (as defined in the Homebanc Servicing Agreement) immediately preceding such Distribution Date over (ii) the amount of the Prepayment Interest Shortfall Amount (as defined in the Homebanc Servicing Agreement) actually remitted by Homebanc for such Distribution Date; and

(h)

with respect to the SunTrust Serviced Mortgage Loans, the excess of (i) the Compensating Interest (as defined in the SunTrust Servicing Agreement) required to be remitted by SunTrust for such Remittance Date (as defined in the SunTrust Servicing Agreement) over (ii) the amount of the Compensating Interest (as defined in the SunTrust Servicing Agreement) actually remitted by SunTrust for such Remittance Date (as defined in the SunTrust Servicing Agreement).

Controlling Person: With respect to any Person, any other Person who “controls” such Person within the meaning of the Securities Act.

Cooperative Corporation: With respect to any Cooperative Loan, the cooperative apartment corporation that holds legal title to the related Cooperative Property and grants occupancy rights to units therein to stockholders through Proprietary Leases or similar arrangements.

Cooperative Lien Search: A search for (a) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (i) the Cooperative Corporation and (ii) the seller of the Cooperative Unit, (b) filings of Financing Statements and (c) the deed of the Cooperative Property into the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by a first lien on and a perfected security interest in Cooperative Shares and the related Proprietary Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.

Cooperative Property: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by stock certificates.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office:  With respect to the Trustee, the designated office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, Structured Finance EP-MN-WS3D, St. Paul, Minnesota 55107-2292, Attention:  Corporate Trust—Structured Finance – CSMC 2007-5.  With respect to the Trust Administrator, the designated office of the Trust Administrator at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 9062 Old Annapolis Road, Columbia, MD 21045, Attention:  CSMC 2007-5, except for purposes of Section 6.06 and certificate transfer purposes, such term shall mean the office or agency of the Trust Administrator located at Wells Fargo Bank, National Association, Sixth Street and Marquette Avenue, Minneapolis, Minnesota  55479, Attention: CSMC 2007-5.

Corresponding Classes of Certificates:  With respect to each Lower Tier Interest, any Class of Certificates appearing opposite such Lower Tier Interest in the Preliminary Statement.

Countrywide:  Countrywide Home Loan Servicing LP, a Texas limited partnership, and its successors and assigns.

Countrywide Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Countrywide Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of July 1, 2007 among DLJMC, Countrywide, the Master Servicer, the Trustee and the Trust Administrator.

Credit Support Depletion Date:  With respect to the Group 1 Certificates, the first Distribution Date on which the aggregate Class Principal Balance of the Group 1 Certificates has been or will be reduced to zero.  With respect to the Group B Certificates, the first Distribution Date on which the aggregate Class Principal Balance of the Group B Certificates has been or will be reduced to zero.

CTSLink:  As defined in Section 4.04(d).

Curtailment:  Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreements:  Those certain custodial agreements each dated as of July 1, 2007 among the Trustee, the Trust Administrator and any of LaSalle Bank National Association, Banco Popular, Deutsche Bank National Trust Company or Wells Fargo Bank, N.A, as applicable, pursuant to which the Custodians agree to hold any of the documents or instruments referred to in Section 2.01 of this Agreement as agent for the Trustee.

Custodians:  LaSalle Bank National Association, Banco Popular, Deutsche Bank National Trust Company and Wells Fargo Bank, N.A., each of which shall act as agent on behalf of the Trustee, and shall be compensated by the Trust Administrator or as otherwise specified therein.

Cut-off Date:  July 1, 2007.

Cut-off Date Pool Principal Balance:  $693,307,200.58.

Cut-off Date Principal Balance:  As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Cut-off File:  As defined in Section 4.04(d).

Data Remittance Date:  With respect to any Distribution Date and the Master Servicer, Banco Popular, R&G SPS, or Wells Fargo, the 10th calendar day of the month in which such Distribution Date occurs, or if such 10th day is not a Business Day, the Business Day immediately following such 10th day.

Debt Service Reduction:  With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Debt Service Reduction Mortgage Loan:  Any Mortgage Loan that became the subject of a Debt Service Reduction.

Deficient Valuation:  With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or that results in a permanent forgiveness of principal, which valuation in either case results from a proceeding under the Bankruptcy Code.

Definitive Certificate:  As defined in Section 6.09.

Deleted Mortgage Loan:  As defined in Section 2.03(c).

Denomination:  With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor:  Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository Agreement:  The Letter of Representation dated as of the Closing Date by and among DTC, the Depositor and the Trust Administrator for the benefit of the Trustee.

Designated Mortgage Loans:  Each of the following, as applicable:

(a)

the Countrywide Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Countrywide under the Countrywide Servicing Agreement;

(b)

the Homebanc Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by Homebanc under the Homebanc Servicing Agreement;

(c)

the SunTrust Serviced Mortgage Loans, unless any such Mortgage Loan is no longer serviced by SunTrust under the SunTrust Servicing Agreement;

Designated Servicer:  Each of Countrywide, Homebanc and SunTrust, as applicable.

Designated Servicing Agreements:  Each of the Countrywide Servicing Agreement, the Homebanc Servicing Agreement and the SunTrust Servicing Agreement, as applicable.

Determination Date:  With respect to each Distribution Date and (A) the Master Servicer or any Servicer (other than Wells Fargo), the 10th day of the calendar month in which such Distribution Date occurs or, if such 10th day is not a Business Day, the Business Day immediately succeeding such Business Day and (B) Wells Fargo, the Business Day immediately preceding the Cash Remittance Date related to such Distribution Date.

Disqualified Organization:  Any organization defined as a “disqualified organization” under Section 860E(e)(5) of the Code, which includes any of the following:  (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers’ cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) an “electing large partnership” within the meaning of Section 775 of the Code, and (vi) any other Person so designated by the Trust Administrator based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause any REMIC formed hereby or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person.  The terms “United States”, “State” and “international organization” shall have the meanings set forth in Section 7701 of the Code or successor provisions.

Distribution Date:  The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in August 2007.

DLJMC:  DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

DTC:  The Depository Trust Company.

Due Date: With respect to each Mortgage Loan and any Distribution Date, the date on which Scheduled Payments on such Mortgage Loan are due which is either the first day of the month of such Distribution Date, or if Scheduled Payments on such Mortgage Loan are due on a day other than the first day of the month, the date in the calendar month immediately preceding the Distribution Date on which such Scheduled Payments are due, exclusive of any days of grace.

Eligible Account:  Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by each Rating Agency in its highest short-term rating category, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee, the Trust Administrator or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee, the Trust Administrator and the Rating Agencies.  Eligible Accounts may bear interest.

Eligible Institution:  An institution having the highest short-term debt rating, and one of the two highest long-term debt ratings of the Rating Agencies or the approval of the Rating Agencies. Notwithstanding the above, Banco Popular shall be an Eligible Institution, provided and for so long as its deposits are insured by the FDIC and it is assigned a short-term debt rating of not less than A2 from a Rating Agency, and a long-term rating of not less than A- from S&P.

Eligible Investments:  Any one or more of the obligations and securities listed below:

1.

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; the FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA (or the equivalent) or higher by the Rating Agencies;

2.

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

3.

repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A-1+” by the Rating Agencies; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee or the Trust Administrator in exchange for such collateral, and (C) be delivered to the Trustee or the Trust Administrator or, if the Trustee or the Trust Administrator, as applicable, is supplying the collateral, an agent for the Trustee or the Trust Administrator, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

4.

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

5.

commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

6.

a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

7.

money market funds (which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and one of the two highest available rating categories of S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of the Master Servicer, a Servicer, the Trustee or the Trust Administrator and any such funds that are managed by the Master Servicer, a Servicer, the Trustee or the Trust Administrator or their respective Affiliates or for the Master Servicer, a Servicer, the Trustee or the Trust Administrator or any Affiliate of such Person acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

8.

such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA:  The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting:  A best efforts or firm commitment underwriting or private placement that meets the requirements (without regard to the ratings requirements) of an Underwriter’s Exemption.

ERISA-Restricted Certificate:  As set forth in the Preliminary Statement.

Escrow Account:  The separate account or accounts created and maintained by the Master Servicer or a Servicer pursuant to Section 3.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default:  As defined in Section 8.01 hereof.

Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

Exchangeable Certificates: As specified in the Preliminary Statement.

Exchangeable REMIC Certificates:  As specified in the Preliminary Statement.

Expense Fee Rate:  As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Trust Administrator Fee Rate, if applicable, any Back-up Servicing Fees, the rate at which any lender paid primary mortgage guaranty insurance fee accrues, if applicable, and the Qualified Substitute Mortgage Loan Excess Interest Rate, if applicable.

Expense Fees:  As to each Mortgage Loan, the sum of the related Servicing Fee, the Trust Administrator Fee, if applicable, any Back-up Servicing Fees, any lender paid primary mortgage guaranty insurance premium, if applicable, and any Qualified Substitute Mortgage Loan Excess Interest, if applicable.

Fair Credit Reporting Act:  The Fair Credit Reporting Act of 1970, as amended.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Federal Funds Rate: The interest rate at which depository institutions lend balances at the Federal Reserve to other depository institutions overnight.

FHLMC:  The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Financing Statement:  A financing statement in the form of a UCC-1 or UCC-3, as applicable, filed pursuant to the Uniform Commercial Code to perfect a security interest in the Cooperative Shares and Pledge Instruments.

Fitch:  Fitch Ratings or any successor thereto.

FNMA:  The Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Form 8-K Disclosure Information:  As defined in Section 13.04.

Group:  When used with respect to the Mortgage Loans, any of Group 1, Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10 or with respect to the Certificates, the Class or Classes of Certificates that relate to the corresponding Group.

Group 1:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group 1 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 1 Certificates:  As set forth in the Preliminary Statement.

Group 1 Mortgage Loan:  Any Mortgage Loan in Loan Group 1.

Group 2:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Group 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 2 Certificates:  As set forth in the Preliminary Statement.

Group 2 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 2 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 2 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 2 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 2 Mortgage Loan:  Any Mortgage Loan in Loan Group 2.

Group 2 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 2-A-4 Certificates divided by the aggregate Stated Principal Balance of the Group 2 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 2 Priority Amount:  For any Distribution Date, the sum of (i) the Group 2 Priority Percentage of the Principal Payment Amount for Loan Group 2, (ii) the Group 2 Priority Percentage of the Principal Prepayment Amount for Loan Group 2 and (iii) the Group 2 Liquidation Amount.

Group 2 Priority Percentage:  For any Distribution Date, the product of (a) the Group 2 Percentage and (b) the Stepdown Percentage.

Group 3:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 3 Certificates: As set forth in the Preliminary Statement.

Group 3 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 3 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 3 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 3 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 3 Mortgage Loan:  Any Mortgage Loan in Loan Group 3.

Group 3 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 3-A-3 Certificates divided by the aggregate Stated Principal Balance of the Group 3 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 3 Priority Amount:  For any Distribution Date, the sum of (i) the Group 3 Priority Percentage of the Principal Payment Amount for Loan Group 3, (ii) the Group 3 Priority Percentage of the Principal Prepayment Amount for Loan Group 3 and (iii) the Group 3 Liquidation Amount.

Group 3 Priority Percentage:  For any Distribution Date, the product of (a) the Group 3 Percentage and (b) the Stepdown Percentage.

Group 4:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 4 Certificates:  As set forth in the Preliminary Statement.

Group 4 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 4 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 4 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan) and (ii) the Group 4 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 4 Mortgage Loan:  Any Mortgage Loan in Loan Group 4.

Group 4 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 4-A-2 Certificates divided by the aggregate Stated Principal Balance of the Group 4 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 4 Priority Amount:  For any Distribution Date, the sum of (i) the Group 4 Priority Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion attributable to the related Class P Principal Distribution Amount), (ii) the Group 4 Priority Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion attributable to the related Class P Principal Distribution Amount) and (iii) the Group 4 Liquidation Amount.

Group 4 Priority Percentage:  For any Distribution Date, the product of (a) the Group 4 Percentage and (b) the Stepdown Percentage.

Group 5:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 5 Certificates:  As set forth in the Preliminary Statement.

Group 5 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 5 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 5 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 5 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 5 Mortgage Loan:  Any Mortgage Loan in Loan Group 5.

Group 5 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 5-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 5 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 5 Priority Amount:  For any Distribution Date, the sum of (i) the Group 5 Priority Percentage of the Principal Payment Amount for Loan Group 5, (ii) the Group 5 Priority Percentage of the Principal Prepayment Amount for Loan Group 5 and (iii) the Group 5 Liquidation Amount.

Group 5 Priority Percentage:  For any Distribution Date, the product of (a) the Group 3 Percentage and (b) the Stepdown Percentage.

Group 6:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 6 Certificates:  As set forth in the Preliminary Statement.

Group 6 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 6 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 6 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 6 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 6 Mortgage Loan:  Any Mortgage Loan in Loan Group 6.

Group 6 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 6-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 6 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 6 Priority Amount:  For any Distribution Date, the sum of (i) the Group 6 Priority Percentage of the Principal Payment Amount for Loan Group 6, (ii) the Group 6 Priority Percentage of the Principal Prepayment Amount for Loan Group 6 and (iii) the Group 6 Liquidation Amount.

Group 6 Priority Percentage:  For any Distribution Date, the product of (a) the Group 6 Percentage and (b) the Stepdown Percentage.

Group 7:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 7 Certificates:  As set forth in the Preliminary Statement.

Group 7 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 7 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 7 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan) and (ii) the Group 7 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 7 Mortgage Loan:  Any Mortgage Loan in Loan Group 7.

Group 7 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 7-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 7 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 7 Priority Amount:  For any Distribution Date, the sum of (i) the Group 7 Priority Percentage of the Principal Payment Amount for Loan Group 7 (exclusive of the portion attributable to the related Class P Principal Distribution Amount), (ii) the Group 7 Priority Percentage of the Principal Prepayment Amount for Loan Group 7 (exclusive of the portion attributable to the related Class P Principal Distribution Amount) and (iii) the Group 7 Liquidation Amount.

Group 7 Priority Percentage:  For any Distribution Date, the product of (a) the Group 7 Percentage and (b) the Stepdown Percentage.

Group 8:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 8 Certificates:  As set forth in the Preliminary Statement.

Group 8 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 8 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 8 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 8 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 8 Mortgage Loan:  Any Mortgage Loan in Loan Group 8.

Group 8 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 8-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 8 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 8 Priority Amount:  For any Distribution Date, the sum of (i) the Group 8 Priority Percentage of the Principal Payment Amount for Loan Group 8, (ii) the Group 8 Priority Percentage of the Principal Prepayment Amount for Loan Group 8 and (iii) the Group 8 Liquidation Amount.

Group 8 Priority Percentage:  For any Distribution Date, the product of (a) the Group 8 Percentage and (b) the Stepdown Percentage.

Group 9:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 9 Certificates:  As set forth in the Preliminary Statement.

Group 9 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 9 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 9 Priority Percentage of the Stated Principal Balance of that Mortgage Loan (less the applicable Class P Fraction of each Class P Mortgage Loan) and (ii) the Group 9 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 9 Mortgage Loan:  Any Mortgage Loan in Loan Group 9.

Group 9 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 9-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 9 Mortgage Loans (less the applicable Class P Fraction of each Class P Mortgage Loan), in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 9 Priority Amount:  For any Distribution Date, the sum of (i) the Group 9 Priority Percentage of the Principal Payment Amount for Loan Group 9 (exclusive of the portion attributable to the related Class P Principal Distribution Amount), (ii) the Group 9 Priority Percentage of the Principal Prepayment Amount for Loan Group 9 (exclusive of the portion attributable to the related Class P Principal Distribution Amount) and (iii) the Group 9 Liquidation Amount.

Group 9 Priority Percentage:  For any Distribution Date, the product of (a) the Group 9 Percentage and (b) the Stepdown Percentage.

Group 10:  With respect to the Mortgage Loans, the pool of fixed rate Mortgage Components derived from the Pool 2 Mortgage Loans identified in the related Mortgage Loan Schedule as having been assigned to Pool 2 or with respect to the Certificates, as set forth in the Preliminary Statement.

Group 10 Certificates:  As set forth in the Preliminary Statement.

Group 10 Liquidation Amount:  For any Distribution Date, the aggregate, for each Group 10 Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, of the lesser of (i) the Group 10 Priority Percentage of the Stated Principal Balance of that Mortgage Loan and (ii) the Group 10 Priority Percentage of the Liquidation Principal for that Mortgage Loan.

Group 10 Mortgage Loan:  Any Mortgage Loan in Loan Group 10.

Group 10 Percentage:  For any Distribution Date will equal the lesser of (a) 100% and (b) the aggregate Class Principal Balance of the Class 10-A-1 Certificates divided by the aggregate Stated Principal Balance of the Group 10 Mortgage Loans, in each case immediately prior to any allocations of losses or distributions on that Distribution Date.

Group 10 Priority Amount:  For any Distribution Date, the sum of (i) the Group 10 Priority Percentage of the Principal Payment Amount for Loan Group 10, (ii) the Group 10 Priority Percentage of the Principal Prepayment Amount for Loan Group 10 and (iii) the Group 10 Liquidation Amount.

Group 10 Priority Percentage:  For any Distribution Date, the product of (a) the Group 10 Percentage and (b) the Stepdown Percentage

Group B Component Balance:  With respect to Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10, the excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the Mortgage Loans in that Loan Group (less the applicable Class P Fraction of each Class P Mortgage Loan in that Loan Group) over (ii) the then outstanding aggregate Class Principal Balance of the related Senior Certificates (other than the Class D-P Certificates).

Group B Mortgage Loans:  The Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10.

Group B Percentage:  With respect to any Distribution Date and the Group B  Certificates, the aggregate Class Principal Balance of the Group B Certificates immediately prior to the Distribution Date divided by the outstanding aggregate Stated Principal Balance of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans (other than the applicable Class P Fraction of each Class P Mortgage Loan)  as of the Due Date for that Distribution Date.

Group B Principal Distribution Amount:  With respect to any Distribution Date and the Group B Certificates, will equal the excess of (A) the sum of (i) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 2 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (ii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 3 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (iii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 4 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (iv) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 5 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (v) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 6 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (vi) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 7 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (vii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 8 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (viii) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 9 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (ix) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 10 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (x) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 2 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xi) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 3 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xii) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 4 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xiii) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 5 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xiv) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 6 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xv) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 7 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xvi) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 8 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xvii) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 9 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xviii) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 10 (exclusive of the portion thereof attributable to the Class P Principal Distribution Amount, if any), (xix) the Subordinate Liquidation Amount for Loan Group 2, (xx) the Subordinate Liquidation Amount for Loan Group 3, (xxi) the Subordinate Liquidation Amount for Loan Group 4, (xxii) the Subordinate Liquidation Amount for Loan Group 5, (xxiii) the Subordinate Liquidation Amount for Loan Group 6, (xxiv) the Subordinate Liquidation Amount for Loan Group 7, (xxv) the Subordinate Liquidation Amount for Loan Group 8, (xxvi) the Subordinate Liquidation Amount for Loan Group 9 and (xxvii) the Subordinate Liquidation Amount for Loan Group 10 over (B) the sum of (x) if the aggregate Class Principal Balance of the Group 2, Group 3 or Group 4 Certificates has been reduced to zero, principal paid from the Available Distribution Amount of the Loan Group or Groups related to the Certificates paid in full to the other Group or Groups, as described in Section 4.06(a), (y) the amounts paid from the Available Distribution Amount for the Overcollateralized Group or Groups to the Senior Certificates of the Undercollateralized Group or Groups, as described in Section 4.06(b) and (z) the sum of (a) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 2 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (b) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 3 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (c) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 4 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (d) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 5 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (e) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 6 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (f) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 7 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (g) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 8 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any), (h) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 9 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any) and (i) the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 10 (exclusive of the portion thereof attributable to the reduction of the Class P Principal Distribution Amount, if any).

Group D-B Component Balance:  The excess, if any, of (i) the then outstanding aggregate Stated Principal Balance of the Group 1 Mortgage Loans over (ii) the then outstanding aggregate Class Principal Balance of the Group 1 Senior Certificates.

Group D-B Mortgage Loans:  The Mortgage Loans in Loan Group 1.

Group D-B Percentage:  With respect to any Distribution Date and the Group D-B  Certificates, the aggregate Class Principal Balance of the Group D-B Certificates immediately prior to the Distribution Date divided by the outstanding aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Due Date for that Distribution Date.

Group D-B Principal Distribution Amount:  With respect to any Distribution Date and the Group D-B Certificates, will equal the excess of (A) the sum of (i) the related Subordinate Percentage of the Principal Payment Amount for Loan Group 1, (ii) the related Subordinate Prepayment Percentage of the Principal Prepayment Amount for Loan Group 1, (iii) the Subordinate Liquidation Amount for Loan Group 1 over (B) the sum of (x) if the aggregate Class Principal Balance of the Group 1 Certificates has been reduced to zero, principal paid from the Available Distribution Amount of Loan Group 1, as described in Section 4.06(a), (y) the amounts paid from the Available Distribution Amount for the Overcollateralized Group or Groups to the Senior Certificates of the Undercollateralized Group or Groups, as described in Section 4.06(b) and (z) the sum of the related Subordinate Prepayment Percentage of the Capitalization Reimbursement Amount for Loan Group 1.

Homebanc:  Homebanc Mortgage Corporation, a Delaware corporation, and its successors and assigns.

Homebanc Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Homebanc Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of July 1, 2007 among DLJMC, Homebanc, the Master Servicer, the Trustee and the Trust Administrator.

Independent: When used with respect to any accountants, a Person who is “independent” within the meaning of Rule 2-01(B) of the Securities and Exchange Commission’s Regulation S-X.  Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any affiliate of such other Person, (C) is not connected with such other Person or any affiliate of such other Person as an officer, employee, promoter, underwriter, Trust Administrator, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause (B) or (C) above.

Indirect Participants:  Entities, such as banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

Initial Bankruptcy Loss Coverage Amount:  With respect to the Group 1  Certificates, $[              ].  With respect to the Group B  Certificates, $[              ].

Initial Class Principal Balance:  As set forth in the Preliminary Statement.

Insurance Policy:  With respect to any Mortgage Loan included in the Trust Fund, any Mortgage Guaranty Insurance Policy, any standard hazard insurance policy, flood insurance policy or title insurance policy, including all riders and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds:  Amounts paid pursuant to any insurance policy with respect to a Mortgage Loan that have not been used to restore the related mortgaged property or released to the mortgagor in accordance with the related Servicer’s or the related Designated Servicer’s normal servicing procedures.

Interest Determination Date: With respect to the Group LIBOR Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

Interest Distribution Amount:  With respect to any Distribution Date and interest-bearing Class of Certificates, the sum of (i) one month’s interest accrued during the related Accrual Period at the applicable Pass-Through Rate for such Class on the related Class Principal Balance or Class Notional Amount, as applicable, subject to reduction pursuant to Section 4.01(II)(B) and (ii) any Class Unpaid Interest Amounts for such Class and Distribution Date.

Interest Only Certificates:  As set forth in the Preliminary Statement.

Interest Rate: With respect to each Subsidiary REMIC Regular Interest and each Middle REMIC Regular Interest, the applicable rate set forth or calculated in the manner described in the Preliminary Statement.

Lender Paid Mortgage Guaranty Insurance Policy:  Any lender paid Mortgage Guaranty Insurance Policy.

LIBOR Business Day:  Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the City of London, England are required or authorized by law to be closed.

LIBOR Certificates:  As set forth in the Preliminary Statement.

Liquidated Mortgage Loan:  With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has determined (with respect to the Non-Designated Mortgage Loans, in accordance with this Agreement, or with respect to the Designated Mortgage Loans, in accordance with the related Designated Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

Liquidation Expenses:  Customary and reasonable “out of pocket” expenses incurred by a Servicer (or the related Sub-Servicer) in connection with the liquidation of any defaulted Mortgage Loan and not recovered by such Servicer (or the related Sub-Servicer) under a Mortgage Guaranty Insurance Policy for reasons other than such Servicer’s failure to comply with Section 3.09 hereof, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by a Servicer pursuant to Section 3.11 hereof respecting the related Mortgage and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation to the extent not previously reimbursed under any hazard insurance policy for reasons other than such Servicer’s failure to comply with Section 3.11 hereof.

Liquidation Principal:  As to any Distribution Date and Loan Group, the principal portion of Net Liquidation Proceeds received with respect to each Mortgage Loan in that Loan Group which became a Liquidated Mortgage Loan, but not in excess of the principal balance of that Mortgage Loan, during the preceding calendar month, exclusive of the portion thereof, if any, attributable to the applicable Class P Principal Distribution Amount and Assigned Prepayment Premiums.

Liquidation Proceeds:  Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property related to a Mortgage Loan and any other proceeds received in connection with an REO Property, other than Recoveries.

Loan Group:  Any of Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10, as applicable.

Loan Group 1:  As of the Cut-Off Date, consists of all of the Pool 1 Mortgage Loans.

Loan Group 2:  As of the Cut-Off Date, consists of a portion of (a) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate less than or equal to 5.00% per annum and (b) each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1 −	(Net Mortgage Rate − 5.00%) 1.00%

Loan Group 3:  As of the Cut-Off Date, consists of (a) a portion of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(Net Mortgage Rate − 5.00%) 1.00%

and (b) a portion of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% per annum and less than 7.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1−	(Net Mortgage Rate −6.00%) 0.50%

Loan Group 4:  As of the Cut-Off Date, consists of (a) a portion of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 6.00% per annum and less than 7.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(Net Mortgage Rate − 6.00%) 1.00%

and (b) 100% of the principal balance of each Pool 2 Mortgage Loan with a Net Mortgage Rate greater than 7.00% per annum.

Loan Group 5:  As of the Cut-Off Date, consists of all of the Pool 3 Mortgage Loans.

Loan Group 6:  As of the Cut-Off Date, consists of all of the Pool 4 Mortgage Loans.

Loan Group 7:  As of the Cut-Off Date, consists of (a) 100% of the principal balance of each Pool 5 Mortgage Loan with a Net Mortgage Rate less than 5.00% per annum and (b) a portion of each Pool 5 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1−	(Net Mortgage Rate −5.00%) 1.00%

Loan Group 8:  As of the Cut-Off Date, consists of (a) a portion of each Pool 5 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(Net Mortgage Rate − 5.00%) 1.00%

and (b) 100% of the principal balance of each Pool 5 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% per annum.

Loan Group 9:  As of the Cut-Off Date, consists of (a) 100% of the principal balance of each Pool 6 Mortgage Loan with a Net Mortgage Rate less than 5.00% per annum and (b) a portion of each Pool 6 Mortgage Loan with a Net Mortgage Rate greater than or equal to 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	1−	(Net Mortgage Rate −5.00%) 1.00%

Loan Group 10:  As of the Cut-Off Date, consists of (a) a portion of each Pool 6 Mortgage Loan with a Net Mortgage Rate greater than 5.00% per annum and less than 6.00% per annum, equal to:

The Stated Principal Balance of such Mortgage Loan	x	(Net Mortgage Rate − 5.00%) 1.00%

and (b) 100% of the principal balance of each Pool 6 Mortgage Loan with a Net Mortgage Rate greater than or equal to 6.00% per annum.

Loan-to-Value Ratio:  As of any date, the fraction, expressed as a percentage, the numerator of which is the Stated Principal Balance of the related Mortgage Loan at the date of determination and the denominator of which is the Appraised Value of the Mortgaged Property.

Lost Mortgage Note:  Any Mortgage Note the original of which was permanently lost or destroyed and has not been replaced.

Lower Tier Interest:  As described in the Preliminary Statement.

Majority Servicer:  With respect to any Optional Termination, the Servicer servicing the largest percentage of Mortgage Loans in the Loan Group(s) to be purchased in such Optional Termination (by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date) which has notified the Trust Administrator of its intention to be the Terminating Entity of such Loan Group(s) pursuant to Section 11.02(a).

Master REMIC:  As described in the Preliminary Statement.

Master Servicer:  Wells Fargo.

MERS:  Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan:  Any Mortgage Loan registered with MERS on the MERS System.

MERS® System:  The system of recording transfers of mortgages electronically maintained by MERS.

MIN:  The mortgage identification number for any MERS Mortgage Loan.

Middle REMIC 1:  As described in the Preliminary Statement.

Middle REMIC 2:  As described in the Preliminary Statement.

Middle REMIC Regular Interest:  Any one of the “regular interests” in Middle REMIC 1 or Middle REMIC 2, as applicable, as described in the Preliminary Statement.

Modification Oversight Agent:  SPS and any successor, as modification oversight agent hereunder.

MOM Loan:  Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Moody’s:  Moody’s Investors Service, Inc., or any successor thereto.

Mortgage:  With respect to a Mortgage Loan, the mortgage, deed of trust or other instrument creating a first lien on a fee simple or leasehold estate in real property securing a Mortgage Note.

Mortgage Component:  All or a portion of a Mortgage Loan that comprises a Loan Group.  With respect to the Loan Groups, a Mortgage Component is also considered a Mortgage Loan.

Mortgage File:  For each Mortgage Loan, the Trustee Mortgage File and the Servicer Mortgage File.

Mortgage Guaranty Insurance Policy:  Each policy of primary mortgage guaranty insurance or any replacement policy therefor with respect to any Mortgage Loan.

Mortgage Loans:  Such of the mortgage loans and cooperative loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.  With respect to each Mortgage Loan that is a Cooperative Loan, if any, “Mortgage Loan” shall include, but not be limited to, the related Mortgage Note, Security Agreement, Assignment of Proprietary Lease, Recognition Agreement, Cooperative Shares and Proprietary Lease and, with respect to each Mortgage Loan other than a Cooperative Loan, “Mortgage Loan” shall include, but not be limited to the related Mortgages and the related Mortgage Notes.  As the context requires, reference herein to Mortgage Loans sometimes refer to one or more Mortgage Components related to that Mortgage Loan.

Mortgage Loan Auction Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the Mortgage Loans in Pool 2 by the Auction Purchaser.

Mortgage Loan Purchase Price:  The price, calculated as set forth in Section 11.01, to be paid in connection with the purchase of the applicable Mortgage Loans pursuant to an Optional Termination.

Mortgage Loan Schedule:  The list of Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan and applicable Servicer by Loan Group:

1.

the Mortgage Loan identifying number;

2.

a code indicating the type of Mortgaged Property (detached single family dwelling, PUD, condominium unit, two- to four-unit residential property or Cooperative Unit) and the occupancy status;

3.

the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

4.

the Loan-to-Value Ratio at origination;

5.

a code indicating the existence of a subordinate lien for the related mortgaged property;

6.

the combined loan-to-value ratio at origination;

7.

the related borrower’s debt-to-income ratio;

8.

the related borrower’s credit score at origination;

9.

the Mortgage Rate as of the Cut-off Date;

10.

the stated maturity date;

11.

the amount of the Scheduled Payment as of the Cut-off Date;

12.

the original principal amount of the Mortgage Loan;

13.

the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

14.

a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

15.

a code indicating whether a Prepayment Premium is required to be paid in connection with a prepayment of the Mortgage Loan and the term and the amount of the Prepayment Premium;

16.

the Expense Fee Rate as of the Cut-off Date;

17.

the Servicing Fee Rate (which may be disclosed on the Mortgage Loan Schedule in two parts identified as the servicing fee and the master servicing fee or in two parts identified as the “Lender Fee” and the “Mgmt Fee” or in two parts identified as “service fee” and “excess fee”);

18.

the Servicer of the Mortgage Loan;

19.

a code indicating whether the Mortgage Loan is covered under a borrower paid or lender paid primary insurance policy (and, if so, the name of the insurance carrier) and the rate at which any lender paid primary insurance policy premium is calculated, if applicable;

20.

a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN.

With respect to the Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

1.

the number of Mortgage Loans;

2.

the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected; and

3.

the weighted average Mortgage Rate of the Mortgage Loans.

Mortgage Note:  The original executed note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate:  The annual rate of interest borne by a Mortgage Note.

Mortgaged Property:  The underlying real property securing a Mortgage Loan or, with respect to a Cooperative Loan, the related Cooperative Shares and Proprietary Lease.

Mortgagor:  The obligor on a Mortgage Note.

Net Liquidation Proceeds:  With respect to any Liquidated Mortgage Loan, the excess of the related Liquidation Proceeds over the sum of Liquidation Expenses, Expense Fees and unreimbursed Advances and Servicing Advances.

Net Mortgage Rate:  As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate for such Mortgage Loan less the related Expense Fee Rate.

Net Prepayment Interest Shortfall:  For any Distribution Date and Loan Group, the amount by which the aggregate of Prepayment Interest Shortfalls for such Loan Group during the related Prepayment Period exceeds the related Compensating Interest Payments for such Distribution Date.

Net Realized Losses:  For any Class of Certificate and any Distribution Date, the excess of (i) the amount of Realized Losses previously allocated to that Class over (ii) the sum of (a) the amount of any increases to the Class Principal Balance of that Class pursuant to Section 4.03 due to Recoveries on all prior Distribution Dates and (b) amounts previously distributed to such Class pursuant to Section 4.01(A)(d)(xvi).

Net Recovery Realized Losses:  For any Class of Certificates (other than the Group 1 Certificates) and any Distribution Date, the excess of (i) Net Realized Losses for such Distribution Date over (ii) the amount distributed to such Class pursuant to Section 4.01(A)(d)(xvi) on such Distribution Date.

1933 Act:  The Securities Act of 1933, as amended.

Non-Designated Mortgage Loans:  The Mortgage Loans that are not Designated Mortgage Loans.

Non-PO Recoveries:  For each Distribution Date and Loan Group, the excess of (i) the amount of Recoveries for such Loan Group for such Distribution Date over (ii) with respect to Loan Group 7 and Loan Group 9, the amount of PO Recoveries for such Loan Group for such Distribution Date.

Nonrecoverable Advance:  Any portion of an Advance or Servicing Advance previously made or proposed to be made by the Master Servicer or a Servicer that, in the good faith judgment of the Master Servicer or a Servicer, will not be ultimately recoverable by the Master Servicer or a Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise from proceeds or collections on the related Mortgage Loan.

Offered Certificates:  As set forth in the Preliminary Statement.

Officer’s Certificate:  A certificate signed by the Chairman of the Board, any Vice Chairman of the Board, the President, an Executive Vice President, Senior Vice President, a Vice President, or other authorized officer, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Back-up Servicer, a Sub-Servicer, the Trustee or the Trust Administrator, as the case may be, and delivered to the Depositor, the Seller, the Master Servicer, the Special Servicer, the Servicers, the Trustee or the Trust Administrator, as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be counsel for the Depositor, the Master Servicer or a Servicer, reasonably acceptable to the Trustee and the Trust Administrator.  With respect to the definition of Eligible Account in this Article I and Sections 2.05 and 7.04 hereof and any opinion dealing with the qualification of the REMIC or compliance with the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor, the Master Servicer and such Servicer, (ii) not have any direct financial interest in the Depositor, the Master Servicer or such Servicer or in any affiliate of either of them and (iii) not be connected with Depositor, the Master Servicer or such Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, that with respect to Wells Fargo Bank, N.A., as a Servicer, such counsel may be in-house counsel for Wells Fargo Bank, N.A., as a Servicer.

Optional Termination:  Any purchase of Mortgage Loans by a Terminating Entity, pursuant to Section 11.01.

Optional Termination Date:  As defined in Section 11.01(a).

Optional Termination Notice Period:  The period during which notice is to be given to the affected Certificateholders of an Optional Termination pursuant to Section 11.03(d).

OTS:  The Office of Thrift Supervision.

Overcollateralization Amount:  For each Distribution Date and any Group, the excess of (i) the aggregate Stated Principal Balance of the Mortgage Loans in such Group (less the applicable Class P Fraction of each Class P Mortgage Loan) over (ii) the aggregate Class Principal Balance of the Senior Certificates (other than the Class P Certificates) related to that Group.

Overcollateralized Group:  With respect to Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10, as defined in Section 4.06(b).

Par Value:  As defined in Section 11.01.

Participant:  A broker, dealer, bank, other financial institution or other Person for whom DTC effects book-entry transfers and pledges of securities deposited with DTC.

Pass-Through Entity:  (a) a regulated investment company described in Section 851 of the Code, a real estate investment trust described in Section 856 of the Code, a common trust fund or an organization described in Section 1381(a) of the Code, (b) any partnership, trust or estate or (c) any person holding a Class A Certificate as nominee for another person.

Pass-Through Rate:  For any interest-bearing Class of Certificates, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.  Interest on any interest-bearing Class of Certificates will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Payahead:  Any scheduled principal payment intended by the related Mortgagor to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Payoff:  Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Payoff Interest:  For any Distribution Date with respect to each SPS Serviced Mortgage Loan and Wells Fargo Serviced Mortgage Loan for which a Payoff was received on or after the first calendar day of the month of such Distribution Date and before the 15th calendar day and 14th calendar day, respectively, of such month, an amount of interest thereon at the applicable Net Mortgage Rate from the first day of such month through the day of receipt thereof.

PCAOB: The Public Company Accounting Oversight Board.

Percentage Interest:  As to any Certificate, either the percentage set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates:  As set forth in the Preliminary Statement.

Pledge Instruments:  With respect to each Cooperative Loan, the Stock Power, the Assignment of Proprietary Lease and the Security Agreement.

PO Recoveries:  For each Distribution Date and Loan Group 7 and Loan Group 9, the lesser of (i) the amount required to be paid to the holders of the Class D-P Certificates pursuant to Section 4.01(II)(A)(d)(i) and (ii) the applicable Class P Fraction of the Recovery, if any, on each Class P Mortgage Loan in Loan Group 7 and Loan Group 9.

Policy Payments Account:  As defined in Section 14.04(b) of this Agreement.

Pool: Pool 1, Pool 2, Pool 3 Pool 4 and Pool 6, as applicable.

Pool 1: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 1.

Pool 1 Mortgage Loans: Any Mortgage Loan in Pool 1.

Pool 1 Net WAC: For each Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 1 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 2: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 2.

Pool 2 Mortgage Loans: Any Mortgage Loan in Pool 2.

Pool 3: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 3.

Pool 3 Mortgage Loans: Any Mortgage Loan in Pool 3.

Pool 3 Net WAC: For each Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 3 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 4: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 4.

Pool 4 Mortgage Loans: Any Mortgage Loan in Pool 4.

Pool 4 Net WAC: For each Distribution Date, the weighted average of the Net Mortgage Rates of the Pool 4 Mortgage Loans as of the first day of the calendar month immediately preceding the calendar month of such Distribution Date, weighted on the basis of their Stated Principal Balances as of that date.

Pool 5: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 5.

Pool 5 Mortgage Loans: Any Mortgage Loan in Pool 5.

Pool 6: The Mortgage Loans identified on the Mortgage Loan Schedule as being included in Pool 6.

Pool 6 Mortgage Loans: Any Mortgage Loan in Pool 6.

Popular Mortgage: Popular Mortgage, Inc., a Puerto Rico corporation that is licensed as a mortgage banking institution and is wholly owner by Banco Popular.

Preference Claim: As defined in Section 14.04(e) of this Agreement.

Premium Rate Mortgage Loans:  With respect to Loan Group 4, the Mortgage Loans having Net Mortgage Rates in excess of 7.00% per annum.

Prepayment Interest Shortfall:  As to any Mortgage Loan, Distribution Date and Principal Prepayment (other than a Payoff on (x) a SPS Serviced Mortgage Loan received during the period from and including the first day to and including the 14th day or (y) a Wells Fargo Serviced Mortgage Loan or a Wells Fargo Serviced CORE Mortgage Loan received during the period from and including the first day to and including the 13th day, in each case, of the month of such Distribution Date) received during the related Prepayment Period, the difference between (i) one full month’s interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction, Debt Service Reduction and Deficient Valuation), as reduced by the Servicing Fee Rate, on the outstanding principal balance of such Mortgage Loan immediately prior to such prepayment or, if such Principal Prepayment is a Curtailment, the principal amount of such Curtailment and (ii) the amount of interest actually received with respect to such Mortgage Loan in connection with such Principal Prepayment, net of the Servicing Fee.

Prepayment Premium:  With respect to any Mortgage Loan, any penalty, fee or premium required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Prepayment Period:  With respect to each Distribution Date and each Payoff with respect to a R&G Mortgage Serviced Mortgage Loan or SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the 15th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 14th day of the month in which such Distribution Date occurs.  With respect to each Distribution Date and any Payoff with respect to a Wells Fargo Serviced Mortgage Loan or a Wells Fargo Serviced CORE Mortgage Loan, the related “Prepayment Period” will commence on the 14th day of the month preceding the month in which the related Distribution Date occurs (or, in the case of the first Distribution Date, commencing on the Cut-off Date) and will end on the 13th day of month in which such Distribution Date occurs.  With respect to each Distribution Date and each Payoff with respect to a Banco Popular Serviced Mortgage Loan and any Curtailment on any Wells Fargo Serviced Mortgage Loans, Wells Fargo Serviced CORE Mortgage Loan, R&G Mortgage Serviced Mortgage Loan, Banco Popular Serviced Mortgage Loan or SPS Serviced Mortgage Loan, the related “Prepayment Period” will commence on the first day of the month preceding the month in which the related Distribution Date occurs and will end on the last day of such month.  With respect to each Distribution Date and each Payoff and Curtailment with respect to any other Mortgage Loan, the related “Prepayment Period” will be as defined in the Designated Servicing Agreement.

Principal Only Certificates:  As set forth in the Preliminary Statement.

Principal Payment Amount:  For any Distribution Date and each Loan Group, the sum of (i) the principal portion of the Scheduled Payments on the Mortgage Loans in such Loan Group due on the related Due Date, (ii) the principal portion of purchase proceeds received with respect to any Mortgage Loan in such Loan Group which was purchased as permitted or required by this Agreement during the prior calendar month (other than the Mortgage Loan Purchase Price received in connection with an Optional Termination of such Loan Group, or the Mortgage Loan Purchase Price received in connection with an Auction Sale of such Loan Group, in each case, pursuant to Section 11.01) and (iii) any other unscheduled payments of principal which were received on the Mortgage Loans in such Loan Group during the prior calendar month, other than Principal Prepayments or Liquidation Principal

Principal Prepayment:  Any payment of principal on a Mortgage Loan that constitutes a Payoff or Curtailment.

Principal Prepayment Amount:  For any Distribution Date and each Loan Group, the sum of (i) all Payoffs or Curtailments in such Loan Group which were received during the related Prepayment Period, (ii) the principal portion of the Mortgage Loan Purchase Price received in connection with an Optional Termination of such Loan Group pursuant to Section 11.01 up to the portion of the Par Value related to that Loan Group, (iii) the principal portion of the Mortgage Loan Auction Price received in connection with an Auction Sale of such Loan Group pursuant to Section 11.01, up to the portion of the Par Value related to that Loan Group and (iv) all Non-PO Recoveries related to that Loan Group received during the calendar month preceding the month of that Distribution Date.

Principal Transfer Amount:  For any Distribution Date and any Undercollateralized Group, the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates related to such Undercollateralized Group over the aggregate Stated Principal Balance of the Mortgage Loans in such Group (less the applicable Class P Fraction of each Class P Mortgage Loan in such Loan Group).

Private Certificates:  As set forth in the Preliminary Statement.

Proprietary Lease:  The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.

Pro Rata Share: As to any Distribution Date and any Class of Group 1  Certificates, the portion of the Group 1 Principal Distribution Amount allocable to such Class, equal to the product of the Group 1 Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group 1 Certificates.  As to any Distribution Date and any Class of Group B Certificates, the portion of the Group B Principal Distribution Amount allocable to such Class, equal to the product of the Group B Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Principal Balance of such Class and the denominator of which is the aggregate of the Class Principal Balances of the Group B Certificates.

Prospectus:  The Prospectus, dated April 20, 2007, relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Prospectus Supplement:  The Prospectus Supplement, dated July 31, 2007, relating to the offering of the Offered Certificates in the form in which it was or will be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the 1933 Act with respect to the offer and sale of the Offered Certificates.

Purchase Price:  With respect to any Mortgage Loan required to be purchased by the Seller pursuant to Section 2.02 or 2.03 or purchased by an entity pursuant to Section 3.11(f), purchased at the option of the Special Servicer pursuant to Section 3.11(g), the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued and unpaid interest on the Mortgage Loan at the applicable Mortgage Rate (reduced by the related Servicing Fee Rate, if the purchaser is also the Servicer thereof) from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders, (iii) in the case of a Mortgage Loan purchased by the Seller, the amount of any unreimbursed Servicing Advances made by a Servicer, other than the Seller, with respect to such Mortgage Loan or, in the case of a Mortgage Loan purchased by the Special Servicer, any unreimbursed Servicing Advances payable to any Servicer other than SPS and (iv) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Schedule III.  With respect to any Mortgage Loan required or allowed to be purchased, the related Servicer or the Seller, as applicable, shall deliver to the Trustee and the Trust Administrator an Officer’s Certificate as to the calculation of the Purchase Price.

Qualified Insurer:  A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a FNMA- or FHLMC-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by a nationally recognized statistical rating organization.  Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan:  One or more Mortgage Loans substituted by the Seller for one or more Deleted Mortgage Loans which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit L, individually or in the aggregate and on a weighted average basis, as applicable, (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not more than one year greater than or less than that of the Deleted Mortgage Loan; provided that the remaining term to maturity of any such Mortgage Loan shall be no greater than the last maturing Mortgage Loan in the Trust immediately prior to any substitution; (v) not be a Cooperative Loan unless the Deleted Mortgage Loan was a Cooperative Loan and (vi) comply with each representation and warranty set forth in Section 2.03(b).

Qualified Substitute Mortgage Loan Excess Interest:  For any Qualified Substitute Mortgage Loan and Distribution Date, the product of (x) the Stated Principal Balance, as of the second preceding Due Date after giving effect to scheduled payments for that Due Date, whether or not received, of such Mortgage Loan and (y) the Qualified Substitute Mortgage Loan Excess Interest Rate for such Mortgage Loan and Distribution Date.

Qualified Substitute Mortgage Loan Excess Interest Rate:  For any Qualified Substitute Mortgage Loan and Distribution Date, the excess of the rate at which such Mortgage Loan is accruing interest over the rate at which the related Deleted Mortgage Loan was accruing interest on the date of substitution.

R&G Mortgage:  R&G Mortgage Corp., a Puerto Rico corporation, and its successors and assigns.

R&G Mortgage REO Disposition:  The final sale by R&G Mortgage, as a Servicer, or any REO Property.

R&G Mortgage REO Disposition Fee:  With respect to each  R&G Mortgage REO Disposition, the less or (i) $1,500 or (ii) one percent (1%) of the final sales price of such  R&G Mortgage REO Disposition shall be paid to R&G Mortgage in the form of a REO management fee; provided that if the REO Property is sold or liquidated without incurring a real estate broker commission, the R&G Mortgage REO Disposition will be equal to the greater of (i) $1,500 or (ii) four percent (4%) of the final sales price of such R&G Mortgage REO Disposition.

R&G Mortgage Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which R&G Mortgage is the applicable Servicer; provided that, if R&G Mortgage is terminated as Servicer, such loans will become Banco Popular Serviced Mortgage Loans.

Rating Agency:  S&P, Fitch, or any successor to any of them.

Ratings:  As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss:  With respect to any Mortgage Loan, (1) that is a Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the applicable Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Net Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan; (2) that is subject to a Deficient Valuation, the excess of the Stated Principal Balance of that Mortgage Loan over the principal amount as reduced in connection with the proceedings resulting in the Deficient Valuation; (3) that is a for any Debt Service Reduction Mortgage Loan, the present value of all monthly Debt Service Reductions on the Mortgage Loan, assuming that the mortgagor pays each Scheduled Payment on the applicable Due Date and that no Principal Prepayments are received on the Mortgage Loan, discounted at the applicable Mortgage Rate; or (4) that is a Mortgage Loan that has been modified pursuant this Agreement, the amount by which the Stated Principal Balance of such Mortgage Loan had been reduced as a result of the modification.

Recognition Agreement:  An Agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, (ii) make certain agreements with respect to such Cooperative Loan.

Record Date:  With respect to any Distribution Date and the LIBOR Certificates, the Business Day immediately preceding that Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.  With respect to any other Class of Certificates and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.

Recovery:  With respect to any Distribution Date and Mortgage Loan that became a Liquidated Mortgage Loan in a month preceding the month prior to that Distribution Date, an amount received in respect of such Liquidated Mortgage Loan during the prior calendar month which has previously been allocated as a Realized Loss to a Class or Classes of Certificates, net of any reimbursable expenses.

Reference Bank Rate:  As to any Accrual Period relating to the LIBOR Certificates as follows:  the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London time, on the Interest Determination Date prior to the first day of such Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate.  If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trust Administrator after consultation with DLJMC, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates.  If no such quotations can be obtained, the Reference Bank Rate shall be the Reference Bank Rate applicable to the preceding Accrual Period.

Reference Banks:  Three major banks that are engaged in the London interbank market, selected by the Trust Administrator after consultation with DLJMC.

Registration Statement:  That certain registration statement on Form S-3, as amended (Registration No. 333-140945), relating to the offering by the Depositor from time to time of its CSMC Mortgage-Backed Pass-Through Certificates (Issuable in Series) as heretofore declared effective by the Securities and Exchange Commission.

Regular Certificates:  All of the Certificates other than the Residual Certificates.

Regulation AB: Means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100 - 229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Regulation S:  Regulation S promulgated under the Securities Act or any successor provision thereto, in each case as the same may be amended from time to time; and all references to any rule, section or subsection of, or definition or term contained in, Regulation S means such rule, section, subsection, definition or term, as the case may be, or any successor thereto, in each case as the same may be amended from time to time.

Relevant Servicing Criteria: The Servicing Criteria applicable to the various parties, as set forth on Exhibit Q attached hereto.  For clarification purposes, multiple parties can have responsibility for the same Relevant Servicing Criteria.  With respect to a Servicing Function Participant engaged by the Master Servicer, each Servicer, the Trust Administrator, the Trustee or each Servicer, the term “Relevant Servicing Criteria” may refer to a portion of the Relevant Servicing Criteria applicable to such parties.

Relief Act:  The Servicemembers Civil Relief Act of 1940, as amended, and any similar state or local law.

Relief Act Reductions:  With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC:  A “real estate mortgage investment conduit”, within the meaning of Section 860D of the Code.  Reference herein to REMIC refers to the Master REMIC, Middle REMIC 1, Middle REMIC 2, Subsidiary REMIC 1 and Subsidiary REMIC 2, as the context requires.

REMIC Election:  An election, for federal income tax purposes, to treat certain assets as a REMIC.

REMIC Maximum Rate:  In the case of the Class 1-A-2 and Class 1-A-4 Certificates, a per annum rate equal to the Certificate Index plus 0.48%, subject to a maximum rate equal to the lesser of 7.000% and the Pool 1 Net WAC; in the case of the Class 5-A-2 Certificates, a per annum rate equal to the Certificate Index plus 0.50%, subject to a maximum rate equal to the lesser of (i) 7.500% and (ii) the Pool 3 Net WAC multiplied by 1.3636363636; and in the case of the Class 6-A-2 Certificates, a per annum rate equal to the Certificate Index plus 0.50%, subject to a maximum rate equal to the lesser of (i) 7.000% and (ii) the Pool 4 Net WAC multiplied by 1.3333333333.  In the case of the Class 1-A-3 Certificates, a per annum rate such that the weighted average of such rate and the REMIC Maximum Rate for the Class 1-A-2 equals the lesser of 7.000% and the Pool 1 Net WAC; in the case of the Class 1-A-5 Certificates, a per annum rate such that the weighted average of such rate and the REMIC Maximum Rate for the Class 1-A-4 equals the lesser of 7.000% and the Pool 1 Net WAC;  in the case of the Class 5-A-3 Certificates, a per annum rate such that the weighted average of such rate and the REMIC Maximum Rate for the Class 5-A-2 equals the lesser of 5.500% and the Pool 3 Net WAC; and in the case of the Class 6-A-3 Certificates, a per annum rate such that the weighted average of such rate and the REMIC Maximum Rate for the Class 6-A-2 equals the lesser of 5.250% and the Pool 4 Net WAC.

REMIC Provisions:  Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

Replaced Servicer:  As defined in Section 8.02.

Required Coupon:  With respect to Loan Group 1, the Pool 1 Net WAC.  With respect to Loan Group 2, 5.00% per annum.  With respect to Loan Group 3, 6.00% per annum.  With respect to Loan Group 4, 7.00% per annum.  With respect to Loan Group 5, the Pool 3 Net WAC.  With respect to Loan Group 6, the Pool 4 Net WAC.  With respect to Loan Group 7, 5.00% per annum.  With respect to Loan Group 8, 6.00% per annum.  With respect to Loan Group 9, 5.00% per annum.  With respect to Loan Group 10, 6.00% per annum.

Required Insurance Policy:  With respect to any Non-Designated Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan or the related Mortgaged Property.

Reportable Event: As defined in Section 13.04.

Reporting Servicer: As defined in Section 13.03.

Representatives: As defined in Section 3.05.

Residual Certificates:  As defined in the Preliminary Statement.

Responsible Officer:  When used with respect to the Trustee or the Trust Administrator, shall mean any officer within the corporate trust department of the Trustee or the Trust Administrator, respectively, including any Assistant Vice President, the Secretary, any Assistant Secretary, the Treasurer, any Assistant Treasurer, any Trust Officer or any other officer of the Trustee or the Trust Administrator customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Restricted Classes:  As defined in Section 4.01.

Rule 144A:  Rule 144A under the 1933 Act, as in effect from time to time.

S&P:  Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto.

Scheduled Payment:  The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.

Sarbanes-Oxley Act: The Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission’s staff).

Sarbanes-Oxley Certification: As defined in Section 13.09.

Securities Act: means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Security Agreement: With respect to a Cooperative Loan, the agreement or mortgage creating a security interest in favor of the originator of the Cooperative Loan in the related Cooperative Shares.

Seller:  DLJMC.

Senior Certificates:  As set forth in the Preliminary Statement.

Senior Liquidation Amount:  For any Distribution Date and in the aggregate for each Loan Group, for each Mortgage Loan in such Loan Group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the lesser of (i) the related Senior Percentage of the Stated Principal Balance of that Mortgage Loan (exclusive of the applicable Class P Fraction of that balance, if that Mortgage Loan is a Class P Mortgage Loan) and (ii) the related Senior Prepayment Percentage of the Liquidation Principal with respect to that Mortgage Loan.

Senior Percentage:  For any Distribution Date and each Loan Group, the percentage equivalent of a fraction, the numerator of which is the aggregate Class Principal Balance of the related Senior Certificates (other than the Class P Certificates related to such Group, if applicable) immediately prior to that Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (less the Class P Fraction of the Class P Mortgage Loans in that Loan Group, if applicable) in such Loan Group as of the Due Date related to such Distribution Date; provided however, in no event will the Senior Percentage for any Loan Group exceed 100%.

Senior Prepayment Percentage:  The Senior Prepayment Percentage for any Group of Senior Certificates for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%.  The Senior Prepayment Percentage for any Group of Senior Certificates for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the related Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Senior Percentage for any of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Certificates exceeds the initial Senior Percentage for such Group, in which case the Senior Prepayment Percentage for each of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Certificates will once again equal 100%).

Notwithstanding the foregoing, no decrease to the Senior Prepayment Percentage for either of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Certificates will occur on any Distribution Date as to which that decrease applies if (i) the outstanding aggregate principal balance of the Mortgage Loans in the related Loan Group delinquent 60 days or more (including all related REO Property and Mortgage Loans in foreclosure) (averaged over the preceding six month period), as a percentage of the related Group D-B Component Balance as of such Distribution Date is equal to or greater than 50% or (ii) cumulative Realized Losses in the related Loan Group exceed (a) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the related Group D-B Component Balance as of the Closing Date (the “Original Group D-B Component Balance”), (b) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the related Original Group D-B  Component Balance, (c) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the related Original Group D-B Component Balance, (d) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the related Original Group D-B Component Balance and (e) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the related Original Group D-B Component Balance.  However, any such reduction not permitted on the first Distribution Date as to which such decrease applies, will be permitted on any subsequent Distribution Date on which the foregoing criteria is satisfied.  If the Senior Prepayment Percentage for any of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Certificates is not permitted to reduce due to the limitations set forth in this paragraph, then the Senior Prepayment Percentage for the other Groups shall not be reduced on such date.

If on any Distribution Date the allocation to any Group of Senior Certificates of Principal Prepayments in the percentage required would reduce the aggregate Class Principal Balance of such Certificates below zero, the related Senior Prepayment Percentage for such Distribution Date shall be limited to the percentage necessary to reduce the aggregate Class Principal Balance of such Certificates to zero.

Senior Principal Distribution Amount:  As to any Distribution Date and each Loan Group, the excess of (A) the sum of (i) the related Senior Percentage of the Principal Payment Amount for such Loan Group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any), (ii) the related Senior Prepayment Percentage of the Principal Prepayment Amount for such Loan Group (exclusive of the portion attributable to the applicable Class P Principal Distribution Amount, if any) and (iii) the Senior Liquidation Amount for such Loan Group over (B) the related Senior Prepayment Percentage of the Capitalization Reimbursement Amount for that Loan Group (exclusive of the portion attributable to the reduction of the applicable Class P Principal Distribution Amount, if any).

Servicers:  SPS, R&G Mortgage, Banco Popular and Wells Fargo, and any successor in interest thereto or any successor servicer appointed as provided herein.

Servicer Employee:  As defined in Section 3.18.

Service(s)(ing): In accordance with Regulation AB, the act of servicing and administering the Mortgage Loans or any other assets of the Trust by an entity that meets the definition of “servicer’ set forth in Item 1101 of Regulation AB and is subject to the disclosure requirements set forth in 1108 of Regulation AB.  For clarification purposes, any uncapitalized occurrence of this term shall have the meaning commonly understood by participants in the residential mortgage-backed securitization market.

Servicer Mortgage File:  All documents pertaining to a Mortgage Loan not required to be included in the Trustee Mortgage File and held by the Master Servicer or the related Servicer or any Sub-Servicer.

Servicing Advance: With respect to the Non-Designated Mortgage Loans, all customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by a Servicer of its servicing obligations related to such Mortgage Loans, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) compliance with the obligations under Section 3.11 and any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services), (iv) any expenses incurred by a Servicer in connection with obtaining an environmental inspection or review pursuant to the second paragraph of Section 3.11(a), (v) compliance with the obligations under Section 3.09, (vi) locating any documents missing from the Trustee’s Mortgage File and (vii) obtaining broker price opinions.

With respect to the Designated Mortgage Loans, Servicing Advance shall have the meaning assigned to such term in the related Designated Servicing Agreement.

Servicing Criteria:  The “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

Servicing Fee:  As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.14.

Servicing Fee Rate:  With respect to all the Mortgage Loans, other than the R&G Mortgage Serviced Mortgage loans, the per annum rate set forth on the Mortgage Loan Schedule.  With respect to the R&G Mortgage Serviced Mortgage Loans, the excess of (i) the per annum rate set forth on the Mortgage Loan Schedule over (ii) the Back-up Servicing Fee Rate.

Servicing Function Participant: Any Sub-Servicer, Subcontractor or any other Person, other than each Servicer, the Master Servicer, the Trustee and the Trust Administrator, that is performing activities addressed by the Servicing Criteria, unless such Person’s activities relate only to 5% or less of the Mortgage Loans (measured as the weighted average of the monthly percentages of the aggregate Stated Principal Balance of the Mortgage Loans serviced by such participant during the commencement of the calendar year prior to the year in which an Assessment of Compliance is required to be delivered, multiplied by a fraction, the numerator of which is the number of months in such year during which such Servicing Function Participant Services the related Mortgage Loans and the denominator of which is 12, or, in the case of the year in which the Closing Date occurs, the number of months elapsed from the Cut-Off Date to the end of such calendar year).  For clarification purposes, each of the Custodians are Servicing Function Participants.

Servicing Officer:  Any officer of the Master Servicer, Servicer or Modification Oversight Agent involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee and the Trust Administrator by the Master Servicer, a Servicer or the Modification Oversight Agent on the Closing Date pursuant to this Agreement, as such list may from time to time be amended and delivered to the Trustee and Trust Administrator.

Special Payoff Mortgage Loan:  With respect to any Distribution Date, any Mortgage Loan (i) that was subject to a Payoff in the month preceding the month of such Distribution Date and (ii) the principal of which was distributed on the Distribution Date immediately preceding such Distribution Date.

Special Servicer:  Select Portfolio Servicing, Inc., and its successors and permitted assigns.

Special Serviced Mortgage Loan:  The Mortgage Loans for which the Special Servicer acts as servicer pursuant to Section 3.19.

SPS:  Select Portfolio Servicing, Inc., a Utah corporation, and its successors and assigns.

SPS Mortgage Loans:  Any SPS Serviced Mortgage Loans for which SPS has not entered into a subservicing arrangement for such Mortgage Loan pursuant to Section 3.02 hereof.

SPS Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which SPS is the applicable Servicer, and if SPS is the Special Servicer, any Special Serviced Mortgage Loans.

Standard Hazard Policy:  Each standard hazard insurance policy or replacement therefor referred to in Section 3.09.

Startup Day:  The Closing Date.

Stated Principal Balance:  With respect to any Mortgage Loan and date of determination, the principal balance of such Mortgage Loan as of the Cut-off Date, after application of the principal portion of all Scheduled Payments due on or before the Cut-off Date, whether or not received, plus any Capitalization Reimbursement Amounts for such Mortgage Loan, if any, minus the sum of (i) all amounts allocable to principal that have been distributed to Certificateholders with respect to such Mortgage Loan on or before that date of determination and (ii) any Realized Losses on such Mortgage Loan that have been allocated to one or more Classes of Certificates on or before that date of determination.

Stepdown Percentage:  For any Distribution Date, the percentage indicated below:

DISTRIBUTION DATE OCCURRING IN	STEPDOWN PERCENTAGE

August 2007 through July 2012	0%
August 2012 through July 2013	30%
August 2013 through July 2014	40%
August 2014 through July 2015	60%
August 2015 through July 2016	80%
August 2016 and thereafter	100%

Streamlined Mortgage Loan:  A Mortgage Loan originated in connection with the refinance of a mortgage loan pursuant to the Seller’s streamlined documentation program then in effect.

Stock Power:  With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Stripped Interest Rate:  For each Premium Rate Mortgage Loan and Loan Group 4, the excess of the Net Mortgage Rate for such Mortgage Loan over the Required Coupon for such Loan Group.

Subcontractor: Any vendor, subcontractor or other Person that (i) is a Servicing Function Participant and (ii) is not responsible for the overall servicing of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans under the direction or authority of any Servicer (or a Sub-Servicer of any Servicer), the Master Servicer or the Trust Administrator.

Subordinate Certificates:  As set forth in the Preliminary Statement.

Subordinate Liquidation Amount:  For any Distribution Date and each Loan Group (other than Loan Group 1), the excess, if any, of the aggregate Liquidation Principal of Mortgage Loans related to that Loan Group which became Liquidated Mortgage Loans during the prior calendar month over the related Senior Liquidation Amount for that Distribution Date.

Subordinate Percentage:  As to any Distribution Date and each Loan Group, the excess of 100% over the related Senior Percentage for that Distribution Date.

Subordinate Prepayment Percentage:  As to any Distribution Date and each Loan Group, 100% minus the related Senior Prepayment Percentage for such Distribution Date; provided, however, that if the aggregate Class Principal Balance of the related Senior Certificates (other than the Class P Certificates related to such Loan Group) has been reduced to zero, then the Subordinate Prepayment Percentage for that Loan Group will equal 100%.

Subordination Level:  On any Distribution Date for any Class of Group 1 Certificates, the percentage obtained by dividing the sum of the aggregate Class Principal Balances of all Classes of Group 1 Certificates which are subordinate in right of payment to that Class by the aggregate Class Principal Balances of all Classes of Group 1 Certificates, in each case as of the last day of the preceding calendar month.  On any Distribution Date for any Class of Group B Certificates, the percentage obtained by dividing the sum of the aggregate Class Principal Balances of all Classes of Group B Certificates which are subordinate in right of payment to that Class by the aggregate Class Principal Balances of all Classes of Group B Certificates, in each case as of the last day of the preceding calendar month.

Subservicing Agreement:  An agreement between a Servicer and a Sub-Servicer for the servicing of the related Mortgage Loans.

Subsidiary REMIC: Subsidiary REMIC 1 or Subsidiary REMIC 2.

Subsidiary REMIC 1:  As described in the Preliminary Statement.

Subsidiary REMIC 2:  As described in the Preliminary Statement.

Subsidiary REMIC Regular Interest:  Any one of the “regular interests” in a Subsidiary REMIC as described in the Preliminary Statement.

Substitution Adjustment Amount:  As defined in Section 2.03(c).

Sub-Servicer: Any Person that (i) is a Servicing Function Participant, (ii) services Mortgage Loans on behalf of any Servicer, and (iii) is responsible for the performance (whether directly or through sub-servicers or Subcontractors) of Servicing functions required to be performed under this Agreement, any related Designated Servicing Agreement or any sub-servicing agreement that are identified in Item 1122(d) of Regulation AB.

Sub-Servicing Agreement:  Any servicing agreement between a Servicer and a Sub-Servicer pursuant to which such Servicer delegates any of its servicing responsibilities with respect to any of the Non-Designated Mortgage Loans.

SunTrust:  SunTrust Mortgage, Inc., a Virginia Corporation, and its successors and assigns.

SunTrust Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule.

SunTrust Servicing Agreement:  That certain Reconstituted Servicing Agreement dated as of July 1, 2007 among DLJMC, SunTrust, the Master Servicer, the Trustee and the Trust Administrator.

Tax Matters Person:  The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T.  Initially, the Tax Matters Person shall be the Trust Administrator.

Terminating Entity:  As determined by the Trust Administrator pursuant to Section 11.02(b).

Transferee Affidavit and Agreement:  As defined in Section 6.02(g)(i)(B).

Trust Administrator:  Wells Fargo Bank, N.A. a national banking association, not in its individual capacity, but solely in its capacity as trust administrator for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trust Administrator Fee:  As to any Distribution Date, an amount equal to one month’s interest at the Trust Administrator Fee Rate on the aggregate Stated Principal Balance of the Mortgage Loans calculated as of the first day of the related Collection Period.

Trust Administrator Fee Rate:  As to each Mortgage Loan, a per annum rate equal to 0.00%.

Trust Agreement:  The Trust Agreement dated as of July 1, 2007, entered into by and among the Depositor, the Trustee and the Trust Administrator for the issuance of the Exchangeable Certificates.

Trust Fund:  The corpus of the trust created by this Agreement consisting of (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received on or with respect to the Mortgage Loans after the Cut-off Date, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

Trust Receipt and Final Certification:  As defined in Section 2.02(a).

Trust Receipt and Initial Certification:  As defined in Section 2.02(a).

Trustee:  U.S. Bank National Association, a national banking association, not in its individual capacity, but solely in its capacity as trustee for the benefit of the Certificateholders under this Agreement, and any successor thereto, as provided herein.

Trustee Mortgage File:  The mortgage documents listed in Section 2.01 hereof pertaining to a particular Mortgage Loan and any additional documents required to be added to the Trustee Mortgage File pursuant to this Agreement.

Uncertificated REMIC Interests: As specified in the Preliminary Statement.

Undercollateralized Group:  With respect to Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10, as defined in Section 4.06(b).

Underwriter: Credit Suisse Securities (USA) LLC.

Underwriting Agreement: The Underwriting Agreement, dated July 31, 2007, among the DLJMC, the Depositor and the Underwriter.

Underwriter’s Exemption:  Prohibited Transaction Exemption 2007-5, 72 Fed. Reg. 13130 (March 20, 2007), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

U.S. Bank:  U.S. Bank National Association.

U.S. Person:  A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, and any trust that elects to be treated as a United States Person that is eligible to make such election under Code Section 7701(a)(30).

Voting Rights:  The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement.  At all times during the term of this Agreement, 73% of all Voting Rights shall be allocated among the Holders of the Certificates, except for the Exchangeable Certificates and the Class 1-A-3, Class 1-A-5, Class 1-A-7, Class 2-A-2, Class 3-A-4, Class 3-A-5, Class 3-A-7, Class 3-A-11, Class 3-A-12, Class 3-A-14, Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-4, Class 6-A-4, Class D-X, Class D-B-1X, Class D-B-2X, Class D-B-3X, Class PP, Class AR and Class AR-L Certificates.  The portion of such 73% Voting Rights allocated to each of the Certificates, except for the Exchangeable Certificates and the Class 1-A-3, Class 1-A-5, Class 1-A-7, Class 2-A-2, Class 3-A-4, Class 3-A-5, Class 3-A-7, Class 3-A-11, Class 3-A-12, Class 3-A-14, Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-4, Class 6-A-4, Class D-X, Class D-B-1X, Class D-B-2X, Class D-B-3X, Class PP, Class AR and Class AR-L Certificates, shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding.  The Class 1-A-3, Class 1-A-5, Class 1-A-7, Class 2-A-2, Class 3-A-4, Class 3-A-5, Class 3-A-7, Class 3-A-11, Class 3-A-12, Class 3-A-14, Class 4-A-1, Class 4-A-3, Class 4-A-4, Class 4-A-6, Class 4-A-7, Class 4-A-9, Class 4-A-11, Class 4-A-12, Class 4-A-14, Class 4-A-15, Class 4-A-17, Class 5-A-4, Class 6-A-4, Class D-X, Class D-B-1X, Class D-B-2X and Class D-B-3X Certificates shall each be allocated 1% of the Voting Rights.  Voting Rights shall be allocated among the Certificates within each such Class in proportion to their respective Percentage Interests.  The Class PP, Class AR and Class AR-L Certificates shall have no Voting Rights.  In the event that all or a portion of each class of Exchangeable REMIC Certificates in any REMIC Combination are exchanged for a proportionate portion of related Exchangeable Certificates, such Exchangeable Certificates will be entitled to a proportionate share of the voting rights of each class of Exchangeable REMIC Certificates in the related REMIC Combination.

Wells Fargo:  Wells Fargo Bank, N.A., a national banking association, and its successors and assigns.

Wells Fargo REO Disposition:  The final sale by Wells Fargo, as a Servicer, of any REO Property.

Wells Fargo REO Disposition Fee:  With respect to each Wells Fargo REO Disposition, the greater of (i) $1,200 or (ii) one percent (1%) of the final sales price of such Wells Fargo REO Disposition shall be paid to the Servicer in the form of a REO management fee; provided that the real estate broker commission with respect to the liquidation of the REO Property is equal to or less than 5% except in such cases where the property value is less than $100,000 or the property is located in a rural area and market conditions require the Servicer to pay a real estate broker commission greater than 5% or prior written consent has been obtained from the Depositor or its authorized representative.

Wells Fargo Serviced CORE Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer and the owner of the related servicing rights.

Wells Fargo Serviced Mortgage Loans:  The Mortgage Loans identified as such on the Mortgage Loan Schedule, for which Wells Fargo is the applicable Servicer.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;
REPRESENTATIONS AND WARRANTIES

SECTION 2.01

Conveyance of Trust Fund.

(a)

The Depositor hereby sells, transfers, assigns, delivers, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, the Depositor’s right, title and interest in and to (a) the Mortgage Loans listed in the Mortgage Loan Schedule, including all interest and principal received or receivable by the Depositor on or with respect to the Mortgage Loans after the Cut-off Date and any Assigned Prepayment Premiums, but not including payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date, together with the Mortgage Files relating to the Mortgage Loans, (b) REO Property related to the Mortgage Loans, (c) the Collection Account and the Certificate Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement, (d) any insurance policies with respect to the Mortgage Loans, (e) the Depositor’s rights under the Assignment and Assumption Agreement and (f) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing into cash or other liquid property.

The Trustee is hereby directed, on or prior to the Closing Date, not in its individual capacity but solely on behalf of the Trust Fund, to execute and deliver each of the Designated Servicing Agreements in the forms presented to it by the Depositor, for the benefit of the Holders of the Certificates.  The Trustee shall not be personally liable for the payment of any indebtedness or expenses of the Trust Fund or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trustee on behalf of the Trust Fund under the Designated Servicing Agreements or any other related documents, as to all of which recourse shall be had solely to the assets of the Trust Fund in accordance with the terms of this Agreement.  Every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Trustee shall apply to the Trustee’s execution of each Servicing Agreement and the performance of any obligations thereunder.

It is agreed and understood by the Depositor, the Seller, the Modification Oversight Agent, the Servicers, the Special Servicer, the Master Servicer, the Trust Administrator and the Trustee that it is not intended that any Mortgage Loan be included in the Trust Fund that is a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act, effective as of November 27, 2003, or The Home Loan Protection Act of New Mexico, effective as of January 1, 2004, or that is a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act, effective as of November 7, 2004, or that is an “Indiana High Cost Home Mortgage Loan” as defined in the Indiana High Cost Home Loan Act, effective as of January 1, 2005.

(b)

In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Custodians for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)

(A) the original Mortgage Note bearing all intervening endorsements and including any riders to the Mortgage Note, endorsed “Pay to the order of ________________, without recourse” and signed in the name of the last named endorsee by an authorized officer or (B) with respect to any Lost Mortgage Note, a lost note affidavit and indemnity from the Seller stating that the original Mortgage Note was lost or destroyed, (together with a copy of such Mortgage Note, if available) and indemnifying the Trust Fund against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note;

(ii)

the original of any guarantee executed in connection with the Mortgage Note (if any);

(iii)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage, with evidence of recording thereon, or copies certified by the related recording office or if the original Mortgage has not yet been returned from the recording office, a copy certified by or on behalf of the Seller indicating that such Mortgage has been delivered for recording (the return directions for the original Mortgage should indicate, when recorded, mail to the Seller) and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iv)

the originals of all assumption, modification, consolidation or extension agreements, (or, if an original of any of these documents has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Seller forthwith after return from such recording office) with evidence of recording thereon, if any;

(v)

for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage as appropriate, in recordable form, for each Mortgage Loan from the last assignee assigned in blank;

(vi)

for each Mortgage Loan that was not a MERS Mortgage Loan at its origination, the originals of any intervening recorded Assignments of Mortgage, showing a complete chain of assignment from origination to the last assignee, including warehousing assignments, with evidence of recording thereon (or, if an original intervening Assignment of Mortgage has not been returned from the recording office, a copy thereof certified by or on behalf of the Seller, the original to be delivered to the Custodians forthwith after return from such recording office);

(vii)

the original mortgage title insurance policy, or copy of title commitment (or in appropriate jurisdictions, attorney’s opinion of title and abstract of title); and

(viii)

with respect to a Cooperative Loan, if any, the originals of the following documents or instruments:

(A)

the Cooperative Shares, together with the Stock Power in blank;

(B)

the executed Security Agreement;

(C)

the executed Proprietary Lease and the Assignment of Proprietary Lease to the originator of the Cooperative Loan;

(D)

the executed Recognition Agreement;

(E)

Copies of the original UCC financing statement, and any continuation statements, filed by the originator of such Cooperative Loan as secured party, each with evidence of recording thereof, evidencing the interest of the originator under the Security Agreement and the Assignment of Proprietary Lease;

(F)

Copies of the filed UCC assignments or amendments of the security interest referenced in clause (E) above showing an unbroken chain of title from the originator to the Trust, each with evidence of recording thereof, evidencing the interest of the assignee under the Security Agreement and the Assignment of Proprietary Lease;

(G)

An executed assignment of the interest of the originator in the Security Agreement, the Assignment of Proprietary Lease and the Recognition Agreement, showing an unbroken chain of title from the originator to the Trust; and

(H)

For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment.

In addition, in connection with the assignment of any MERS Mortgage Loan, the related Servicer agrees that it will cause, at the Seller’s direction and expense, the MERS® System to indicate that such Mortgage Loans have been assigned by such Seller to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased or substituted in accordance with this Agreement) the information required by the MERS® System to (a) identify the Trustee and (b) identify the series of the Certificates issued in connection with such Mortgage Loans.  The Depositor shall report to the related Custodian the status of updating all applicable assignments with MERS within 60 days of the Closing Date and shall confirm in writing to the applicable Custodian (which may be furnished electronically) once all assignments are updated with MERS.  The Seller further agrees that it will not, and will not permit a Servicer to, and each related Servicer agrees that it will not, alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased or substituted in accordance with the terms of this Agreement.

In the event the Depositor delivers to the related Custodian certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Depositor shall deliver or cause to be delivered to the related Custodian, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the related Custodian due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) for a Mortgage Loan that is not a MERS Mortgage Loan, the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Custodians, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, DLJMC shall, at its expense, (i) affix or cause to be affixed the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which DLJMC has not received the information required to prepare such assignment in recordable form, DLJMC’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and DLJMC need not cause to be recorded any assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Depositor (at the Depositor’s expense) to the Trustee, the Trust Administrator and DLJMC, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan.

If any original Mortgage Note referred to in Section 2.01(b)(i) above cannot be located, the obligations of the Depositor to deliver such documents shall be deemed to be satisfied upon delivery to the related Custodian of a photocopy of such Mortgage Note, if available, with a lost note affidavit and indemnity.  If any of the original Mortgage Notes for which a lost note affidavit and indemnity was delivered to the related Custodian is subsequently located, such original Mortgage Note shall be delivered to the related Custodian within three Business Days.

(c)

The Trustee and Trust Administrator are authorized to enter into one or more Custodial Agreements, at the direction of the Depositor, for the purpose of having a Custodian maintain custody of the documents and instruments referred to in this Section 2.01, and any documents delivered thereunder shall be delivered to the related Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee, the Trust Administrator and the related Custodian.

(d)

It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee.  It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor.  However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if any for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or the Custodians of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-313 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (d) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing).  The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(e)

Banco Popular, as a Custodian, will transfer custody of all documents and materials maintained by it pursuant to this Section 2.01 and the applicable Custodial Agreement to another custodian acceptable to each Rating Agency should the long-term debt rating of Banco Popular fall below “BBB” by Fitch.

SECTION 2.02

Acceptance by the Trustee.

(a)

The Trustee shall, or pursuant to the Custodial Agreements, the Trustee shall require the Custodians, to execute and deliver on the Closing Date to the Depositor, the Trustee, Wells Fargo, as a Servicer, and the Trust Administrator a Trust Receipt and Initial Certification with respect to the Mortgage Loans in the form annexed hereto as Exhibit J or in the related form annexed to the applicable Custodial Agreement.  Such Trust Receipt and Initial Certification shall require the Custodians, based on their review and examination, and only as to the documents identified in such Trust Receipt and Initial Certification, to acknowledge that such documents appear regular on their face and relate to such Mortgage Loan.  The Custodians shall not be required to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

The Trustee shall, or pursuant to the Custodial Agreements, the Trustee shall require the Custodians to, not later than 90 days after the Closing Date, deliver to the Depositor, Wells Fargo as Servicer, the Trustee and the Trust Administrator a Trust Receipt and Final Certification with respect to the Mortgage Loans, in the form annexed hereto as Exhibit K or in the related form annexed to the applicable Custodial Agreement with any applicable exceptions noted thereon.

Based solely upon the Trust Receipt and Initial Certification received from the Custodians, and subject to the provisions of Section 2.01 and any exceptions noted on the exception report described in the next paragraph below, the Trustee acknowledges receipt of the documents referred to in Section 2.01 above and declares that it holds and will hold such documents and the other documents delivered to it constituting the Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of the Trust Fund in trust for the exclusive use and benefit of all present and future Certificateholders.

If, in the course of its review, the Custodians find any document constituting a part of a Mortgage File to be missing or incomplete, the Seller shall promptly correct or cure such defect within 90 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of Certificateholders in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) repurchase such Mortgage Loan within 90 days from the date the Seller was notified of such defect in writing at the Purchase Price of such Mortgage Loan; or such longer period not to exceed 720 days from the Closing Date if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office; provided, however, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Custodians’ failure to record such Assignment of Mortgage, and provided, further, that the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Custodians’ failure to record such Assignment of Mortgage.  The Trust Administrator shall direct the Custodians to deliver to each Rating Agency written notice within 270 days from the Closing Date indicating each Mortgage Loan (a) for which a mortgage or assignment of mortgage required to be recorded hereunder has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan.  Such notice shall be delivered every 90 days thereafter until the related Mortgage Loan is returned to the related Custodian.  Any such substitution pursuant to (a) above or purchase pursuant to (b) above shall not be effected prior to the delivery to the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L. No substitution is permitted to be made in any calendar month after the Determination Date for such month.  The Purchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File to the Seller and the Trustee  shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto.

If pursuant to the preceding paragraph the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the related Servicer shall, at the Seller’s expense, either (i) cause MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations or (ii) cause MERS to designate on the MERS® System the Seller as the beneficial holder of such Mortgage Loan.

With respect to any Mortgage Loan that is delinquent, in default or default is reasonably foreseeable for which the Seller reasonably believes breaches a representation, warranty or covenant under a purchase agreement pursuant to which the Seller purchased from the originator or prior holder of such Mortgage Loan, the Seller shall have the right to repurchase such Mortgage Loan from the Trust at any time in order to facilitate its rights against such originator or prior holder of such Mortgage Loan at a price equal to the Purchase Price; provided, however, that in no event shall such repurchase take place with respect to Mortgage Loans constituting more than 5% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans.  Any such repurchase by the Seller pursuant to this provision shall be effected in accordance with the provisions of Section 2.03(c).

In the event that DLJMC exercises such option, the Repurchase Price therefor shall be deposited in the Certificate Account and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to DLJMC, and the Trustee shall execute and deliver at DLJMC’s direction such instruments of transfer or assignment prepared by DLJMC, in each case without recourse, as shall be necessary to transfer title from the Trustee to DLJMC.

(b)

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Trust Administrator, the Depositor and any Certificateholder against the Seller.

SECTION 2.03

Representations and Warranties of the Seller, Master Servicer, the Modification Oversight Agent and Servicers.

(a)

Each of DLJMC, in its capacity as the Seller, Wells Fargo, in its capacity as the Master Servicer, SPS, in its capacity as a Servicer, as Modification Oversight Agent and as a Special Servicer, Banco Popular, in its capacity as a Servicer and Back-up Servicer and R&G Mortgage, as a Servicer, and Wells Fargo, in its capacity as a Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIA, IIB, IIC, IID, IIE and IIF, respectively, as applicable, hereto, and by this reference incorporated herein, to the Depositor, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.  In addition, SPS, Wells Fargo, Banco Popular and R&G Mortgage, in their respective capacities as Servicers, hereby makes the representations and warranties applicable to it set forth in Schedule IIC, IID, IIE and IIF hereto, respectively, and by this reference incorporated herein, to the Master Servicer, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b)

DLJMC, in its capacity as the Seller, hereby makes the representations and warranties set forth in Schedule III, applicable to the Mortgage Loans and by this reference incorporated herein, to the Depositor, the Servicers, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified, with respect to the Mortgage Loans identified on Schedule I hereto.  Any breach of the representations and warranties set forth in Schedule III(xxiii), III(xxiv), III(xxvi) and III(xxx) shall be deemed to materially and adversely affect the interests of the Certificateholders in that Mortgage Loan, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation and warranty.

(c)

Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(b) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties.  The Seller hereby covenants that within 90 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(b) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the Trust, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 90-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan or Mortgage Loans at the Purchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee and the Trust Administrator of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee or the Trust Administrator of a Request for Release substantially in the form of Exhibit L relating to the Deleted Mortgage Loan and the Mortgage File for any such Qualified Substitute Mortgage Loan.  The Seller shall promptly reimburse the Trustee, the Trust Administrator and the related Servicer for any actual out-of-pocket expenses reasonably incurred by the Trustee, the Trust Administrator and such related Servicer in respect of enforcing the remedies for such breach.  With respect to any representation and warranties described in this Section which are made to the best of the Seller’s knowledge if it is discovered by any of the Depositor, the Master Servicer, Seller, any Servicer, the Special Servicer, the Back-up Servicer, the Trustee or the Trust Administrator that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Custodians for the benefit of the Certificateholders, the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01.  No substitution is permitted to be made in any calendar month after the Determination Date for such month.  Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date.  For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.  The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee, the related Servicer and the Trust Administrator.  Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(b) with respect to such Mortgage Loan.  Upon any such substitution and the deposit to the Collection Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall instruct the Custodians to release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and the Trustee shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the related Servicer shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution).  The amount of such shortage (the “Substitution Adjustment Amount”) plus (i) an amount equal to the aggregate of any unreimbursed Advances and Servicing Advances and unpaid Servicing Fees with respect to such Deleted Mortgage Loans and (ii) any costs and damages (including, without limitation, late fees) actually incurred and paid by or on behalf of the Trust in connection with the fact that such Mortgage Loan at the time it was made failed to comply in all material respects with applicable federal, state or local predatory and abusive lending laws, to the extent such costs and damages result from a breach by the Seller of the representation and warranty set forth in Schedule III(viii), shall be deposited in the Collection Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

One or more Mortgage Loans may be substituted for one or more Deleted Mortgage Loans.  The determination of whether a Mortgage Loan is a Qualified Substitute Mortgage Loan may be satisfied on an individual basis.  Alternatively, if more than one Mortgage Loan is to be substituted for one or more Deleted Mortgage Loans, the characteristics of such Mortgage Loans and Deleted Mortgage Loans shall be aggregated or calculated on a weighted average basis, as applicable, in determining whether such Mortgage Loans are Qualified Substitute Mortgage Loans.

In the event that the Seller shall have repurchased a Mortgage Loan, the Purchase Price therefor shall be deposited in the Collection Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Purchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit L hereto, the related Custodian shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee.  It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Trustee or the Trust Administrator on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee, the Trust Administrator or the Custodians for the benefit of the Certificateholders.

SECTION 2.04

Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Custodians.

SECTION 2.05

Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 90 days after the Closing Date unless the Seller delivers to the Trustee and the Trust Administrator an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of any of the Trustee, the Trust Administrator or the Trust Fund, addressed to the Trustee and the Trust Administrator, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding; provided, however, that no Opinion of Counsel shall be required if (A) the substitution occurs within two years of the Closing Date and (B) the substitution occurs with respect to the Mortgage Loans that are “defective” under the Code and the Seller delivers to the Trust Administrator and the Trustee an Officer's Certificate substantially in the form of Exhibit X.

SECTION 2.06

Issuance of Certificates.

The Trustee acknowledges the assignment to it of the Mortgage Loans together with the assignment to it of all other assets included in the Trust Fund, receipt of which, subject to the provisions of Section 2.02(a), is hereby acknowledged.  Concurrently with such assignment and delivery and in exchange therefor, the Trust Administrator, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed the Certificates and caused them to be authenticated and delivered to or upon the order of the Depositor in authorized denominations which evidence ownership of the Trust Fund.  The rights of the Holders of such Certificates to receive distributions from the Trust Fund and all ownership interests of the Holders of the Certificates in such distributions shall be as set forth in this Agreement.

SECTION 2.07

REMIC Provisions.

(a)

The Depositor hereby elects and authorizes the Trust Administrator to treat the Trust Fund as the number of separate REMICs specified in the Preliminary Statement (each, a “REMIC”) under the Code and, if necessary, under applicable state law.  Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return (x) for the taxable year ending on the last day of the calendar year in which the Certificates are issued and (y) for the taxable year ending on the last day of the calendar year in which Certificates are first sold to a third party.  The Closing Date is hereby designated as the “startup day” of each REMIC created hereunder within the meaning of Section 860G(a)(9) of the Code.  The “regular interests” (within the meaning of Section 860G of the Code) in each REMIC formed hereby shall be designated as specified in the Preliminary Statement.  The Class AR Certificates shall represent the beneficial ownership of the “residual interest” in Middle REMIC 1, Middle REMIC 2 and the Master REMIC.  The Class AR-L Certificates shall represent beneficial ownership of the “residual interest” in each Subsidiary REMIC.  Neither the Depositor nor the Trust Administrator nor the Trustee shall permit the creation of any “interests” (within the meaning of Section 860G of the Code) in any REMIC other than the Certificates, the Subsidiary REMIC Regular Interests and the Middle Tier Interests.

(b)

The Trust Administrator on behalf of the Holders of the Class AR Certificates, shall act as agent for the Class AR Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for each of Middle REMIC 1, Middle REMIC 2 and the Master REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of each of Middle REMIC 1, Middle REMIC 2 and the Master REMIC pursuant to the specific duties outlined herein.  The Trust Administrator on behalf of the Holders of the Class AR-L Certificates, shall act as agent for the Class AR-L Certificateholder as the “tax matters person” (within the meaning of the REMIC Provisions) for each Subsidiary REMIC, in the manner provided under Treasury regulations section 1.860F-4(d) and temporary Treasury regulations section 301.6231(a)(7)-1T.  By its acceptance of a Class AR-L Certificate, each Holder thereof shall have agreed to such appointment and shall have consented to the appointment of the Trust Administrator as its agent to act on behalf of Subsidiary REMIC 2 pursuant to the specific duties outlined herein.

(c)

A Holder of the Class AR Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to Middle REMIC 1, Middle REMIC 2 and the Master REMIC created hereunder under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of Middle REMIC 1, Middle REMIC 2 or the Master REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR Certificate and then against amounts otherwise available for distribution to the Holders of Regular Certificates in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.  The Master Servicer or the related Servicer shall promptly deposit in the Certificate Account any amount of “prohibited transaction” tax that results from a breach of the Master Servicer’s or such Servicer’s duties, respectively, under this Agreement.  A Holder of the Class AR-L Certificates, by the purchase of such Certificates, shall be deemed to have agreed to timely pay, upon demand by the Trust Administrator, the amount of any minimum California state franchise taxes due with respect to the applicable Subsidiary REMIC under Sections 23151(a) and 23153(a) of the California Revenue and Taxation Code.  Notwithstanding the foregoing, the Trust Administrator shall be authorized to retain the amount of such tax from amounts otherwise distributable to such Holder in the event such Holder does not promptly pay such amount upon demand by the Trust Administrator.  In the event that any other federal, state or local tax is imposed, including without limitation taxes imposed on a “prohibited transaction” of the related Subsidiary REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise available for distribution to the applicable Holder of a Class AR-L Certificate and then against amounts otherwise available for distribution on the related Subsidiary REMIC Regular Interests in accordance with the provisions set forth in Section 4.01.  The Trust Administrator or the Trustee shall promptly deposit in the applicable Subsidiary REMIC any amount of “prohibited transaction” tax that results from a breach of the Trust Administrator’s or the Trustee’s duties, respectively, under this Agreement.

(d)

The Trust Administrator shall act as attorney-in-fact and as agent on behalf of the tax matters person of each REMIC created hereunder and in such capacity the Trust Administrator shall:  (i) prepare and file, or cause to be prepared and filed, federal and state tax returns (which returns the Trustee shall sign) using a calendar year as the taxable year for each REMIC created hereunder when and as required by the REMIC Provisions and other applicable federal income tax laws as the direct representative of each such REMIC in compliance with the Code and shall provide copies of such returns as required by the Code; (ii) make an election, on behalf of each REMIC created hereunder, to be treated as a REMIC on the federal tax return of such REMIC for its first taxable year, in accordance with the REMIC Provisions; and (iii) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to any governmental taxing authority all information reports as and when required to be provided to them in accordance with the REMIC Provisions.  The expenses of preparing and filing such returns shall be borne by the Trust Administrator.  The Depositor, the Master Servicer and the related Servicer shall provide on a prompt and timely basis to the Trust Administrator or its designee such information with respect to each REMIC created hereunder as is in their possession and reasonably required or requested by the Trust Administrator to enable it to perform its obligations under this subsection.

In its capacity as attorney-in-fact and as agent on behalf of the tax matters person, the Trust Administrator shall also:  (A) act on behalf of each REMIC created hereunder in relation to any tax matter or controversy involving the Trust Fund, (B) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto and (C) cause to be paid solely from the sources provided herein the amount of any taxes imposed on each REMIC created hereunder when and as the same shall be due and payable (but such obligation shall not prevent the Trust Administrator or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trust Administrator from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings).

(e)

The Trust Administrator shall provide (i) to any transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a permitted transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each REMIC created hereunder.

(f)

The Trustee, to the extent directed by the Trust Administrator, the Depositor, the Holder of the Class AR Certificates (with respect to Middle REMIC 1, Middle REMIC 2 and the Master REMIC) and the Holder of the Class AR-L Certificates (with respect to each Subsidiary REMIC) shall take any action or cause the Trust Fund to take any action necessary to create or maintain the status of each REMIC created hereunder as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status.  Neither the Trustee, to the extent directed or (in the case of a failure to act) not directed by the Trust Administrator, nor the Holders of the Residual Certificates shall take any action, cause the Trust Fund to take any action or fail to take (or fail to cause the Trust Fund to take) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of each REMIC created hereunder as a REMIC or (ii) result in the imposition of a tax upon a REMIC (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth in Section 860G(d) of the Code) (either such event, an “Adverse REMIC Event”) unless the Trustee and the Trust Administrator have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax.

The Trustee and the Trust Administrator shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer, a Servicer or the Depositor has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action.  In addition, prior to taking any action with respect to a REMIC or their assets, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Trustee and the Trust Administrator will consult with the Master Servicer, the Servicers and the Depositor or their designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder and the Trustee and the Trust Administrator shall not take any such action or cause that REMIC to take any such action as to which the Master Servicer, any Servicer or the Depositor has advised it in writing that an Adverse REMIC Event could occur.

In addition, prior to taking any action with respect to any REMIC created hereunder or the assets therein, or causing any REMIC created hereunder to take any action, which is not expressly permitted under the terms of this Agreement, the Holders of the Residual Certificates will consult with the Trust Administrator or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC created hereunder, and no such Person shall take any action or cause the Trust Fund to take any such action as to which the Trust Administrator has advised it in writing that an Adverse REMIC Event could occur.  The Trust Administrator may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take action not permitted by this Agreement.

At all times as may be required by the Code, the Trust Administrator will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the REMICs as “qualified mortgages” as defined in Section 860G(a)(3) of the Code and “permitted investments” as defined in Section 860G(a)(5) of the Code.

(g)

In the event that any tax is imposed on “prohibited transactions” of any REMIC created hereunder, as defined in Section 860F(a)(2) of the Code, on “net income from foreclosure property” of such REMIC, as defined in Section 860G(c) of the Code, on any contributions to a REMIC after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the related Servicer, if such Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax or if such tax arises out of or results from a breach of such Servicer’s duties under (x) Section 2.07(j) of this Agreement to not enter into any arrangement by which a REMIC would receive a fee or other compensation for services or to permit such REMIC to receive any income from assets other than “qualified mortgages” or “permitted investments”, (y) Section 3.01 of this Agreement to not make or any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code or (z) Section 3.11(d) of this Agreement to not cause any REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code or to subject any REMIC created hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code of otherwise, (ii) to the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement or if the Master Servicer has in its sole discretion determined to indemnify the Trust Fund against such tax, (iii) to the Trust Administrator, if such tax arises out of or results from a breach by the Trust Administrator of any of its obligations under this Article II, (iv) to the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article II, or (v) otherwise against amounts on deposit in the Collection Account as provided by Section 3.08 and on the Distribution Date(s) following such reimbursement the aggregate of such taxes shall be allocated in reduction of the Interest Distribution Amount on each Class entitled thereto in the same manner as if such taxes constituted a Prepayment Interest Shortfall.

In accordance with Section 2.07(c), the related Servicer, the Master Servicer, the Trust Administrator or the Trustee, as applicable, shall promptly deposit in the Certificate Account any amount of such tax.

For purposes of this Section 2.07(g), a tax is imposed following the final and unappealable determination under the Code of the amount of such tax and written notice thereof by the Tax Matters Person to the party to be charged.

The failure of the related Servicer to promptly deposit in the Certificate Account any amount of such tax shall be an Event of Default, as provided in Section 8.01(b).

(h)

The Trust Administrator shall, for federal income tax purposes, maintain books and records with respect to each REMIC created hereunder on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

(i)

Following the Startup Day, none of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall accept any contributions of assets to any REMIC created hereunder unless (subject to Section 2.05) such Servicer, the Trustee or the Trust Administrator shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in a REMIC will not cause that REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding, or subject that REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

(j)

None of any Servicer, the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement) or the Trust Administrator shall (subject to Section 2.05) enter into any arrangement by which a REMIC will receive a fee or other compensation for services nor permit such REMIC to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

(k)

Within 30 days after the Closing Date, the Trust Administrator shall apply to the Internal Revenue Service for an employer identification number for each REMIC created hereunder by means of a Form SS-4 or other acceptable means and prepare and file with the Internal Revenue Service Form 8811, “Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations” for each REMIC.

(l)

None of the Trustee (which will act only at the direction of the Trust Administrator or as otherwise specifically provided in this Agreement), the Trust Administrator, the Master Servicer or any Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of any REMIC created hereunder, (iii) the termination of any REMIC created hereunder pursuant to Article X of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) nor acquire any assets for a REMIC, nor sell or dispose of any investments in the Collection Account or the Certificate Account for gain nor accept any contributions to a REMIC after the Closing Date (a) unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not affect adversely the status of any REMIC created hereunder as a REMIC or (b) unless the Master Servicer or such Servicer has determined in its sole discretion to indemnify the Trust Fund against such tax.

(m)

In order to enable the Trust Administrator to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided to the Trust Administrator, within ten days after the Closing Date, all information or data that the Trust Administrator determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  Thereafter, the Master Servicer, shall provide, promptly upon request therefor, any such additional information or data that the Trustee or the Trust Administrator may from time to time reasonably request in order to enable the Trustee and the Trust Administrator to perform their duties as set forth herein and the Trustee and the Trust Administrator shall be entitled to rely upon any and all such information and data in the performance of its duties set forth herein.  DLJMC shall indemnify the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trust Administrator arising from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trust Administrator on a timely basis. The Master Servicer shall indemnify the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Trustee and the Trust Administrator arising from any failure of the Master Servicer to provide, or to cause to be provided, accurate information or data required to be provided by the Master Servicer to the Trustee and the Trust Administrator on a timely basis; provided, however, that if any Servicer shall fail to provide such information to the Master Servicer upon timely request for such information by the Master Servicer, that Servicer shall indemnify the Master Servicer, the Trustee and the Trust Administrator and hold it harmless for any loss, liability, damage, claim or expense of the Master Servicer, the Trustee and the Trust Administrator arising from any failure of that Servicer to provide, or to cause to be provided, the information referred to above on a timely basis.  The indemnification provisions hereunder shall survive the termination of this Agreement and shall extend to any co-trustee and co-trust administrator appointed pursuant to this Agreement.

(n)

In the case of each of the Class 1-A-2, Class 1-A-3 Class 1-A-4, Class 1-A-5, Class 5-A-2, Class 5-A-3, Class 6-A-2 and Class 6-A-3 Certificates, the Trust Administrator shall treat the REMIC regular interest evidenced by such Class of Certificates as bearing interest equal to the REMIC Maximum Rate for such Class of Certificates.  In addition, the Trustee shall treat each holder of a Class 1-A-2, Class 1-A-3 Class 1-A-4, Class 1-A-5, Class 5-A-2, Class 5-A-3, Class 6-A-2 or Class 6-A-3 Certificate as entering into a notional principal contract pursuant to which such holder agrees to pay the amount, if any, by which the amounts payable on the REMIC regular interest evidenced by such Certificate exceeds the amount payable on such Certificate itself.  Such holder shall be treated as having received the amount, if any, by which the amounts payable on the Certificate exceeds the amount payable on the REMIC regular interest evidenced by such Certificate pursuant to the notional principal contract.  For tax purposes, the notional principal contract shall be deemed to have a value in the case of the Certificates with an inverse floating interest rate of  $10,000 as of the Closing Date.

SECTION 2.08

Covenants of the Master Servicer and each Servicer.

(a)

The Master Servicer and each Servicer, severally and not jointly, hereby covenants to the Depositor, the Trustee and the Trust Administrator as follows:

(i)

Such Servicer or the Master Servicer shall comply in the performance of its obligations under this Agreement with all reasonable rules and requirements of the insurer under each applicable Mortgage Guaranty Insurance Policy; and

(ii)

No written information, certificate of an officer, statement furnished in writing or written report delivered to the Depositor, any affiliate of the Depositor, the Trustee or the Trust Administrator and prepared by the Master Servicer or such Servicer pursuant to this Agreement will contain any untrue statement of a material fact

(b)

Each Servicer and the Master Servicer agrees to indemnify the Trust Fund, the Depositor, the Master Servicer, the Trust Administrator and the Trustee for losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses imposed on or incurred by the Trust Fund, the Servicer, the Master Servicer, the Depositor or the Trustee, as a result of a breach of such Servicer’s or Master Servicer’s, as applicable, covenants set forth above in Section 2.08(a); provided that the Master Servicer shall not provide indemnification for any damages caused by information provided to the Master Servicer by any other party to this Agreement, the Designated Servicers, the Custodians, any Subcontractor or any Sub-Servicer.

ARTICLE III

ADMINISTRATION AND SERVICING
OF MORTGAGE LOANS

SECTION 3.01

Master Servicing and Servicing of Mortgage Loans.

For and on behalf of the Certificateholders, as independent contractors of the Trustee, (i) each Servicer, severally and not jointly, shall service and administer the related Non-Designated Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices and with all applicable requirements of the Servicing Criteria, (ii) the Master Servicer shall, in accordance with Section 3.03 of this Agreement, master service and administer the Non-Designated Mortgage Loans by overseeing and enforcing the servicing of the Non-Designated Mortgage Loans by the related Servicer according to the terms of this Agreement and (iii) the Master Servicer shall, in accordance with the Section 3.20 of this Agreement, master service and administer the Designated Mortgage Loans by overseeing and enforcing the servicing of the Designated Mortgage Loans by the related Designated Servicer  according to the terms of the related Designated Servicing Agreement.  The obligations of each of SPS, Wells Fargo, R&G Mortgage and Banco Popular hereunder to service and administer the Mortgage Loans shall be limited to SPS Serviced Mortgage Loans, Wells Fargo Serviced Mortgage Loans and Wells Fargo Serviced CORE Mortgage Loans, R&G Mortgage Serviced Mortgage Loans and Banco Popular Serviced Mortgage Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to related “Mortgage Loans” shall be limited to the SPS Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of SPS, the Wells Fargo Serviced Mortgage Loans and the Wells Fargo Serviced CORE Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Wells Fargo, the Banco Popular Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of Banco Popular and the R&G Mortgage Serviced Mortgage Loans (and the related proceeds thereof and related REO Properties) in the case of R&G Mortgage; and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans.  The obligations of the Master Servicer to master service and administer the Mortgage Loans shall be limited to the SPS Serviced Mortgage Loans, the Wells Fargo Serviced Mortgage Loans, the Wells Fargo Serviced CORE Mortgage Loans, the Banco Popular Serviced Mortgage Loans and the R&G Mortgage Serviced Mortgage Loans and the Designated Mortgage Loans.  In connection with such servicing and administration of the Non-Designated Mortgage Loans, the Master Servicer and each Servicer shall have full power and authority, acting alone and/or, with respect to any Servicer, through Sub-Servicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that neither the Master Servicer nor any Servicer shall take any action that is inconsistent with or prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee, the Trust Administrator or the Certificateholders under this Agreement.  The Master Servicer and each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan, and shall not make or permit any modification, waiver or amendment of any Mortgage Loan which would cause any REMIC created hereunder to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.  Without limiting the generality of the foregoing, the Master Servicer and each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor, the Trustee and the Trust Administrator, when the Master Servicer or such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Trust Administrator, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders.  The Master Servicer and each Servicer shall prepare and deliver to the Depositor and/or the Trustee and/or the Trust Administrator such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable the Master Servicer or such Servicer to master servicer and administer or service and administer the Mortgage Loans, as applicable, to the extent that the Master Servicer or such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence.  Upon receipt of such documents, the Depositor and/or the Trustee or the Trust Administrator shall execute such documents and deliver them to the Master Servicer or such Servicer, as applicable.

In accordance with the standards of the preceding paragraph and unless determined in good faith to be a Nonrecoverable Advance, each Servicer shall advance or cause to be advanced funds, as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans, which advances constitute Servicing Advances and shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08.  In no event will any Servicer be required to make any Servicing Advance that would constitute a Nonrecoverable Advance.  The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties related to Non-Designated Mortgage Loans and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Non-Designated Mortgage Loans, notwithstanding that the terms of such Non-Designated Mortgage Loans so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  The parties to this Agreement acknowledge that Servicing Advances shall be reimbursable pursuant to Section 3.08 and agree that no Servicing Advances shall be rejected or disallowed by any party unless such Servicing Advance is not reimbursable under the terms of this Agreement

Each Servicer hereby acknowledges that, to the extent such Servicer has previously serviced some or all of the Non-Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in this Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date, except that such other servicing agreement shall survive and govern with respect to excess servicing fees and termination without cause.  In addition, the Master Servicer hereby acknowledges that, to the extent the Master Servicer or any Designated Servicer has previously serviced some or all of the Designated Mortgage Loans pursuant to another servicing agreement, the provisions contained in the related Designated Servicing Agreement shall supersede the provisions contained in such other servicing agreement from and after the Closing Date.

Notwithstanding anything in this Agreement to the contrary, the purchase of any Wells Fargo Serviced CORE Mortgage Loan by any Person shall be subject to the rights of Wells Fargo to continue servicing such Wells Fargo Serviced CORE Mortgage Loan for the same Servicing Fee substantially in accordance with the terms of this Agreement.

The related Servicer will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations and any other applicable laws, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis or as otherwise required by Fannie Mae or Freddie Mac.

Each Servicer is authorized and empowered, on behalf of the Certificateholders and the Trustee, in its own name or in the name of any Sub-Servicer, when a Servicer or any Sub-Servicer, as the case may be, believes it appropriate in its best judgment to register any related Mortgage Loan on the MERS® System, or cause the removal from the registration of such Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns.

SECTION 3.02

Subservicing; Enforcement of the Obligations of Sub-Servicers.

(a)

The Non-Designated Mortgage Loans may be subserviced by a Sub-Servicer or Sub-Servicers on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Sub-Servicer is a FNMA-approved lender or a FHLMC seller/servicer in good standing.  With respect to the Non-Designated Mortgage Loans, each Servicer may perform any of its servicing responsibilities hereunder or may cause the Sub-Servicer or Sub-Servicers to perform any such servicing responsibilities on its behalf, but the use by such Servicer of a Sub-Servicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of each Sub-Servicer as fully as if such acts and omissions were those of such Servicer.  With respect to the Non-Designated Mortgage Loans, each Servicer shall pay all fees and expenses of any Sub-Servicer engaged by such Servicer from its own funds.

A Servicer shall not permit a Sub-Servicer to perform any servicing responsibilities hereunder with respect to the Non-Designated Mortgage Loans unless that Sub-Servicer first agrees in writing with such Servicer to deliver an Item 1123 Certificate, if applicable, or an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections 13.06, 13.07 and 13.08 of this Agreement.

Each Servicer may in connection with its duties as Servicer hereunder enter into transactions with any of its Affiliates relating to the Mortgage Loans; provided that (a) such Servicer acts (i) in accordance with Accepted Servicing Practices and the terms of this Agreement, and (ii) in the ordinary course of business of such Servicer; and (b) the terms of such transaction are no less favorable to such Servicer than it would obtain in a comparable arm’s-length transaction with a Person that is not an Affiliate of such Servicer.

A Servicer shall not outsource one or more separate servicing functions hereunder with respect to the Non-Designated Mortgage Loans to any Subcontractor unless that Subcontractor first agrees in writing with such Servicer to deliver an Assessment of Compliance and an Accountant’s Attestation in such manner and at such times that permits that Servicer to comply with Sections  13.07 and 13.08 of this Agreement.

(b)

With respect to any Non-Designated Mortgage Loans, at the cost and expense of a Servicer, without any right of reimbursement from the Depositor, the Trustee, the Trust Administrator or the applicable Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Sub-Servicer and arrange for any servicing responsibilities to be performed by a successor Sub-Servicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer’s option, from electing to service the related Non-Designated Mortgage Loans itself.  In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 8.01, and if requested to do so by the Trustee or Trust Administrator, such Servicer shall, at its own cost and expense terminate the rights and responsibilities of its Sub-Servicer or Sub-Servicers as soon as is reasonably possible.  Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Sub-Servicer or Sub-Servicers, as applicable, from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, Trust Administrator, or the applicable Collection Account.

(c)

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Sub-Servicer(s), or a Servicer and its Subcontractor, or any reference herein to actions taken through the Sub-Servicer, the Subcontractor, or otherwise, the related Servicer shall not be relieved of its obligations to the Depositor, Trustee, the Trust Administrator or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Non-Designated Mortgage Loans.  Each Servicer shall be entitled to enter into an agreement with its Sub-Servicer and Subcontractor for indemnification of such Servicer or Subcontractor, as applicable, by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Non-Designated Mortgage Loans that are received by a related Sub-Servicer regardless of whether such payments are remitted by the Sub-Servicer to such Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Non-Designated Mortgage Loans involving a Sub-Servicer shall be deemed to be between the Sub-Servicer, and the related Servicer alone, and the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, the Back-up Servicer, and the other Servicers shall have no obligations, duties or liabilities with respect to a Sub-Servicer including no obligation, duty or liability of the Depositor, Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, the Back-up Servicer or other Servicers to pay a Sub-Servicer’s fees and expenses.

(d)

SPS is hereby authorized to enter into a financing or other facility (any such arrangement, a “Facility”) under which (i) SPS assigns or pledges to another person (a “Lender”) (A) SPS’ rights under this Agreement to be reimbursed for any Advances or Servicing Advances, and (B) any and all rights of SPS under this Agreement resulting from SPS’ performance of its obligations under this Agreement, including, without limitation, any Servicing Fees, Special Servicing Fees, interest income, Ancillary Income, and other payments received by SPS for servicing the SPS Serviced Mortgage Loans or Special Serviced Mortgage Loans and (ii) the Lender agrees to fund some or all Advances and/or Servicing Advances required to be made by SPS pursuant to this Agreement.  No consent of the Trustee, Trust Administrator, Certificateholders or any other party is required before SPS may enter into a Facility; provided, however, that the consent of the Trust Administrator shall be required before SPS may cause to be outstanding at one time more than one Facility.  Notwithstanding the existence of any Facility, SPS shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and to perform all duties and obligations of SPS under this Agreement and shall not be relieved of such obligations by virtue of such Facility.

SECTION 3.03

Master Servicing by Master Servicer of SPS Serviced Mortgage Loans, Wells Fargo Serviced Mortgage Loans, Banco Popular Serviced Mortgage Loans and R&G Mortgage Serviced Mortgage Loans

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of SPS, Wells Fargo, Banco Popular and R&G Mortgage to service and administer the SPS Serviced Mortgage Loans, both the Wells Fargo Serviced Mortgage Loans and Wells Fargo Serviced CORE Mortgage Loans, Banco Popular Serviced Mortgage Loans and R&G Mortgage Serviced Mortgage Loans, respectively, in accordance with the terms of this Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with SPS, Wells Fargo, Banco Popular and R&G Mortgage as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by SPS, Wells Fargo, Banco Popular and R&G Mortgage and shall cause each of SPS, Wells Fargo, Banco Popular and R&G Mortgage to perform and observe the covenants, obligations and conditions to be performed or observed by such Servicer under this Agreement.

With respect to any Distribution Date, no later than the related Cash Remittance Date, the Master Servicer shall remit to the Trust Administrator for deposit in the Certificate Account the amount of the Compensating Interest Payment for the Master Servicer, with respect to the SPS Serviced Mortgage Loans, , the Wells Fargo Serviced Mortgage Loans, Wells Fargo Serviced CORE Mortgage Loans, the Banco Popular Serviced Mortgage Loans, R&G Mortgage Serviced Mortgage Loans and the Designated Mortgage Loans, for the related Prepayment Period.  The aggregate of such deposits shall be made from the Master Servicer’s own funds, without reimbursement therefor.

SECTION 3.04

Trustee to Act as Master Servicer or Servicer.

In the event that (A) the Master Servicer shall for any reason no longer be Master Servicer hereunder or (B) any Servicer (other than Banco Popular or R&G Mortgage) shall for any reason no longer be a Servicer hereunder and the Master Servicer shall for any reason no longer be Master Servicer hereunder (including, in each case, by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of the Master Servicer or such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the Master Servicer or such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor of the Master Servicer or such Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof; (iv) deemed to have made any representations and warranties of the Master Servicer or such Servicer hereunder or (v) be obligated to perform any obligation of the Master Servicer or such Servicer under Section 13.06 or Section 13.08 with respect to any period of time during which the Trustee was not acting as the Master Servicer or Servicer).  Any such assumption shall be subject to Section 8.02 hereof.

Each Servicer shall, upon request of the Trust Administrator, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement or substitute Subservicing Agreement to the assuming party.

SECTION 3.05

Collection of Mortgage Loans; Collection Accounts; Certificate Account.

(a)

Continuously from the date hereof until the principal and interest on all Non-Designated Mortgage Loans have been paid in full or such Non-Designated Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Non-Designated Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and the terms and provisions of any related Mortgage Guaranty Insurance Policy and shall take special care with respect to Non-Designated Mortgage Loans for which a Servicer collects escrow payments in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Non-Designated Mortgage Loans and the related Mortgaged Properties, to the end that the installments payable by the related Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the foregoing, in connection with Non-Designated Mortgage Loans which it is directly servicing, each Servicer may in its discretion (i) waive any late payment charge and (ii) extend the Due Dates for payments due on a Mortgage Note for a period not greater than 180 days; provided, however, that no such Servicer can extend the maturity of any such Non-Designated Mortgage Loan past the date on which the final payment is due on the latest maturing Mortgage Loan as of the Cut-off Date.  In the event of any such arrangement, the related Servicer shall make Advances on the related Non-Designated Mortgage Loans in accordance with the provisions of Section 5.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. No Servicer shall be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b)

Consistent with the foregoing, in instances when a Non-Designated Mortgage Loan is in default or default is reasonably foreseeable (within the meaning of the REMIC Provisions), and if in the related Servicer's determination, in accordance with Accepted Servicing Practices, such modification is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action), the related Servicer may modify the terms of such Non-Designated Mortgage Loan to (1) capitalize to the principal balance of such Non-Designated Mortgage Loan unreimbursed Monthly Advances, unreimbursed Servicing Advances, unpaid Servicing Fees, and related amounts due to the related Servicer; (2) defer such amounts to a balloon payment due on the final payment date of such Non-Designated Mortgage Loan; (3)  extend the maturity of any such Non-Designated Mortgage Loan, but in no instance past the date on which the final payment is due on the latest maturing Mortgage Loan in the related Loan Group as of the Cut-off Date; (4) reduce the related Mortgage Rate (provided that the Mortgage Rate of any fixed-rate Mortgage Loan may not be reduced, and the Mortgage Rate of any adjustable rate Mortgage Loan may not be reduced below the Mortgage Rate of such Mortgage Loan immediately prior to the related first adjustment date); (5) reduce the principal balance of such Mortgage Loan; and/or (6) accept less than the outstanding principal balance as satisfaction of such Mortgage Loan; provided, however, that the related Servicer shall be obligated, if so directed by the Modification Oversight Agent who shall notify the Master Servicer when it directs a Servicer, to obtain the consent of the Modification Oversight Agent prior to taking such action unless such action is required by applicable law.

To the extent a Servicer is required to obtain the consent of the Modification Oversight Agent prior to any modification, it shall submit to the Modification Oversight Agent any information the Modification Oversight Agent requires, in such form as the Modification Oversight Agent shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Modification Oversight Agent, with respect to each Mortgage Loan subject to a proposed modification.

SPS, in its capacity as Modification Oversight Agent, acknowledges that it may, in the course of performing its responsibilities under this Agreement, be exposed to or acquire information concerning the Mortgage Loans and the related mortgagors that may be furnished orally, electronically or in writing by the Servicer, for the purpose of reviewing the modification of a Mortgage Loan, which information constitutes “nonpublic personal information” within the meaning of the Gramm-Leach-Biley Act of 1999; nonpublic financial, business, scientific, and technical information of the Servicer (including but not limited to patterns, plans, compilations, program devices, formulas, designs, methods, techniques, processes, procedures, programs), which information is proprietary or confidential to the Servicer (collectively, “Confidential Information”).  SPS agrees to hold the Confidential Information in strict confidence and not use any Confidential Information of the Servicer (i) other than in connection with its obligations as modification oversight agent; (ii) for its own benefit; (iii) for the benefit of any third party; or (iv) to the Servicer’s detriment. SPS may disclose Confidential Information to its employees or agents (collectively, “Representatives”) who have a need to know such information in connection with the performance of SPS’s obligations as modification oversight agent under this Agreement, provided that SPS advises its Representatives exposed to such Confidential Information of their obligation to keep such information confidential.

(c)

Each Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, in the form of time deposit or demand accounts, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5” or, if established and maintained by a Sub-Servicer on behalf of a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.  In the event that a Sub-Servicer employs a subservicer, the Collection Account shall be titled “[name of Sub-Servicer’s subservicer], in trust for [Sub-Servicer’s name].”  Each Collection Account shall be an Eligible Account acceptable to the Depositor and the Trust Administrator.  Funds deposited in a Collection Account may be drawn on by the related Servicer in accordance with Section 3.08.  Any funds deposited in a Collection Account shall either be invested in Eligible Investments or at all times be fully insured to the full extent permitted under applicable law.  The Trust Administrator shall also establish and maintain a separate account (the “R&G Remittance Account”) for amounts remitted to it by R&G Mortgage pursuant to Section 3.05(h).

(d)

Each Servicer shall deposit into a clearing account on a daily basis and into applicable Collection Account within two (2) Business Days of receipt, and retain therein, the following collections remitted by Sub-Servicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date:

(i)

all payments on account of principal on the related Non-Designated Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the related Non-Designated  Mortgage Loans;

(iii)

all Liquidation Proceeds on the related Non-Designated Mortgage Loans;

(iv)

all Insurance Proceeds on the related Non-Designated Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

(v)

all Advances made by such Servicer pursuant to Section 5.01;

(vi)

no later than the withdrawal from the Collection Account pursuant to Section 3.08(a)(viii) each month, the applicable amount of the Compensating Interest Payment for such Servicer for the related Prepayment Period.  The aggregate of such deposits shall be made from such Servicer’s own funds, without reimbursement therefor.

(vii)

any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property related to any Non-Designated Mortgage Loans pursuant to Section 3.11;

(viii)

all Assigned Prepayment Premiums, if applicable; and

(ix)

any other amounts required to be deposited hereunder.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, with respect to the Non-Designated Mortgage Loans, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit into the applicable Collection Account, any portion of any Scheduled Payment representing (i) the applicable Servicing Fee (and with respect to R&G Mortgage, R&G Mortgage shall deduct any Back-up Servicing Fees payable to Banco Popular and pay such Back-up Servicing Fees to Banco Popular) and (ii) with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, any amounts required to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c).  In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding.  Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account.  Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section.  All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08(a).

(e)

On or prior to the Closing Date, the Trust Administrator shall establish and maintain, on behalf of the Certificateholders, the Certificate Account.  The Trust Administrator shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)

(a) the aggregate amount remitted by each Servicer of Non-Designated Mortgage Loans to the Trust Administrator pursuant to Section 3.08(a)(viii) and (b) the aggregate amount remitted by each Designated Servicer to the Master Servicer or Trust Administrator pursuant to the related Designated Servicing Agreement;

(ii)

any amount deposited by the Trust Administrator pursuant to Section 3.05(e) in connection with any losses on Eligible Investments;

(iii)

all Compensating Interest Payments remitted by the Master Servicer to the Trust Administrator pursuant to Section 3.20(b) and Section 3.03;

(iv)

all Advances remitted by the Master Servicer, the Back-up Servicer or SPS, as applicable, to the Trust Administrator pursuant to Section 5.01; and

(v)

any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that the Master Servicer or a Servicer shall remit to the Trust Administrator any amount not required to be remitted, the Master Servicer or such Servicer, as applicable, may at any time direct the Trust Administrator to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding.  Such direction may be accomplished by delivering an Officer’s Certificate to the Trust Administrator that describes the amounts deposited in error in the Certificate Account.  All funds deposited in the Certificate Account shall be held by the Trust Administrator in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b).  In no event shall the Trust Administrator incur liability for withdrawals from the Certificate Account at the direction of the Master Servicer or any Servicer.

(f)

Each institution at which a Collection Account or the Certificate Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer, the Trust Administrator or the Depositor, respectively, in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the Cash Remittance Date and (ii) in the case of the Certificate Account, the Business Day immediately preceding the Distribution Date, or on the Distribution Date, with respect to Eligible Investments invested with an affiliate of the Trust Administrator, and, in each case, shall not be sold or disposed of prior to its maturity.  All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account.  Neither the Trustee nor the Trust Administrator shall be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account and made in accordance with this Section 3.05. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trust Administrator as compensation and shall be remitted to it monthly as provided herein.  The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trust Administrator in the Certificate Account.

(g)

Each Servicer shall give notice to the Trust Administrator of any proposed change of the location of the related Collection Account prior to any change thereof, and upon the Trust Administrator’s receipt of such notice, the Trust Administrator shall send a copy of such notice to the Trustee, the Seller, each Rating Agency, and the Depositor.  The Trust Administrator shall give notice to the Master Servicer and each Servicer, the Seller, each Rating Agency, the Trustee and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

(h)

R&G Mortgage is required to remit all funds deposited into its Collection Account pursuant to Section 3.05(d) to the Trust Administrator every two (2) Business Days for deposit into the R&G Remittance Account established pursuant to Section 3.05(c).  R&G Mortgage shall direct the investment of funds deposited into the R&G Remittance Account by written instruction to the Trust Administrator; without such written instruction the funds will remain uninvested.  On the third Business Day of each calendar month commencing in September 2007, the Trust Administrator shall remit any and all interest earned on such funds deposited during the prior calendar month from the date of the deposit of such funds until such funds are deposited into the Certificate Account on the following Cash Remittance Date to R&G Mortgage.  The Trust Administrator is not responsible for the reconciliation of amounts deposited into the R&G Remittance Account.

SECTION 3.06

Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)

To the extent required by the related Mortgage Note and not violative of applicable law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Non-Designated Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, in the case of Servicers “Credit Suisse First Boston Mortgage Securities Corp., CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5” or, if established and maintained by a Sub-Servicer on behalf of the a Servicer, “[Sub-Servicer’s name], in trust for [Servicer’s name]” or “[Sub-Servicer’s name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools.”  In the event that a Sub-Servicer employs a subservicer, the Escrow Accounts shall be titled “[name of Sub-Servicer’s subservicer] in trust for [Sub-Servicer’s name]”. The Escrow Accounts shall be Eligible Accounts. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(d).

(b)

Each Servicer shall deposit or cause to be deposited in its Escrow Account or Accounts on a daily basis within two Business Days of receipt and retain therein:

(i)

all Escrow Payments collected on account of the related Non-Designated Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property related to a Non-Designated Mortgage Loan.

(c)

Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(d). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(d)

Withdrawals from the Escrow Account or Accounts may be made or caused to be made by related Servicer only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse such Servicer for any Servicing Advances made by such Servicer with respect to a related Non-Designated Mortgage Loan, but only from amounts received on the related Non-Designated Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Non-Designated Mortgage Loan;

(iv)

for transfer to the related Collection Account to reduce the principal balance of the related Non-Designated Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restore or repair of the Mortgaged Property related to a Non-Designated Mortgage Loan in accordance with  the procedures outlined in Section 3.09(e);

(vi)

to pay to the related Servicer, or any Mortgagor related to a Non-Designated Mortgage Loan to the extent required by law, any interest paid on the funds deposited in such Escrow Account; and

(vii)

to clear and terminate such Escrow Account on the termination of this Agreement.

(e)

With respect to each Non-Designated Mortgage Loan, the applicable Servicer shall maintain accurate records reflecting the status of ground rents and taxes and any other item which may become a lien senior to the lien of the related Mortgage and the status of Mortgage Guaranty Insurance Policy premiums, and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect or cause to be effected payment thereof prior to the applicable penalty or termination date.

SECTION 3.07

Access to Certain Documentation and Information Regarding the Non-Designated Mortgage Loans; Inspections.

(a)

The Master Servicer and each Servicer shall afford the Depositor, the Trustee and the Trust Administrator reasonable access to all records and documentation regarding the Non-Designated Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by the Master Servicer or such Servicer.  In addition, each Servicer shall afford the Master Servicer reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable written request and during normal business hours at the office designated by such Servicer.  In addition, each Servicer shall provide to the Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans.

(b)

Each Servicer, separately with respect to the Mortgage Loans each services, shall inspect the related Mortgaged Properties as often as deemed necessary by such Servicer in such party’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved.  In addition, if any Mortgage Loan is more than 60 days delinquent, the related Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer and obtain a broker price opinion.  Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08

Permitted Withdrawals from the Collection Accounts and Certificate Account.

(a)

Each Servicer may from time to time make withdrawals from the related Collection Account for the following purposes:

(i)

to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14 (including, with respect to Wells Fargo, as a Servicer, any Wells Fargo REO Disposition Fees to which it is entitled and with respect to Banco Popular, as a Servicer, any Banco Popular REO Disposition Fees to which it is entitled), and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)

to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Non-Designated Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds to the extent received by such Servicer);

(iii)

to reimburse such Servicer for any Nonrecoverable Advance previously made or any amount expended pursuant to Section 3.11(a);

(iv)

to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Non-Designated Mortgage Loan being limited to amounts received on such Non-Designated Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan) respecting which any such advance was made and (B) for unpaid Servicing Fees as provided in Section 3.11 hereof;

(v)

to pay to the purchaser, with respect to each Non-Designated Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)

to make any payments required to be made pursuant to Section 2.07(g);

(vii)

to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)

on the Cash Remittance Date, to withdraw an amount equal to the portion of the Available Distribution Amount (except for amounts payable or reimbursable to the Master Servicer, Trust Administrator, the Trustee and the Custodians pursuant to the definition of Available Distribution Amount) applicable to the Non-Designated Mortgage Loans serviced by such Servicer plus, with respect to R&G Mortgage, the Back-up Servicing Fee, who will remit the aggregate of such amounts to the Trust Administrator for deposit in the Certificate Account;

(ix)

with respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, to effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy pursuant to Section 3.09(c) to the extent not deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d);

(x)

on or prior to the Cash Remittance Date preceding each Distribution Date, each applicable Servicer shall withdraw an amount equal to the sum of all Assigned Prepayment Premiums received during the related Prepayment Period applicable to the Mortgage Loans serviced by such Servicer, and remit such amount to the Trust Administrator for deposit in the Certificate Account

(xi)

to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 11.01 hereof; and

(xii)

to reimburse such Servicer for any Capitalization Reimbursement Amounts not previously reimbursed.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the related Collection Account pursuant to such subclauses (i), (ii), (iv) and (v).  Prior to making any withdrawal from a Collection Account pursuant to subclause (iii) of a Nonrecoverable Advance, the related Servicer shall deliver to the Trust Administrator a certificate of a Servicing Officer indicating the amount of any previous Advance or Servicing Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Non-Designated Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.  In connection with the payment of a Purchase Price, if a Servicer is not required to remit unreimbursed Servicing Advances as specified in the definition of Purchase Price, such Servicer shall be deemed to have been reimbursed for such amount.

If a Servicer fails to remit to the Trust Administrator for distribution to the Certificateholders any payment, including any Advance to be made by such Servicer on the related Cash Remittance Date (without regard to any grace period), such Servicer shall pay to the Trust Administrator, for the account of the Trust Administrator, interest on such late remittance from and including the Cash Remittance Date to but excluding the date on which such remittance is made, at an annual rate equal to the Federal Funds Rate plus one percentage point (but in no event greater than the maximum permitted by law).

(b)

The Trust Administrator shall withdraw funds from the Certificate Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 2.07).  In addition, the Trust Administrator may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)

to pay to itself the Trust Administrator Fees, if any, to which it is entitled pursuant to Section 10.05 and any investment income earned for the related Distribution Date, and to pay to itself or the Master Servicer any other amounts in respect of reimbursement of costs, expenses, indemnification or other amounts to which it or the Master Servicer is entitled to reimbursement or payment under the terms of this Agreement;

(ii)

to withdraw and return to the Master Servicer or the applicable Servicer, in the case of the applicable Servicer for deposit to the applicable Collection Account, any amount deposited in the Certificate Account and not required to be deposited therein;

(iii)

to clear and terminate the Certificate Account upon termination of the Agreement pursuant to Section 11.01 hereof.

SECTION 3.09

Maintenance of Hazard Insurance; Mortgage Impairment Insurance and Mortgage Guaranty Insurance Policy; Claims; Restoration of Mortgaged Property.

(a)

Each Servicer shall cause to be maintained for each related Non-Designated Mortgage Loan hazard insurance such that all buildings upon the related Mortgaged Property are insured by a generally acceptable insurer rated either:  “V” or better in the current Best’s Key Rating Guide (“Best’s”) or acceptable to FNMA or FHLMC against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the related Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Non-Designated Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Non-Designated Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming a co-insurer.

If upon origination of the Non-Designated Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the related Servicer shall cause a flood insurance policy to be maintained with respect to such Non-Designated Mortgage Loan.  Such policy shall meet the requirements of the current guidelines of the Federal Insurance Administration and be in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended.

If a Mortgage related to a Non-Designated Mortgage Loan is secured by a unit in a condominium project, the related Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with the requirements of the Servicer for mortgage loans that it services on its own account.

Each Servicer shall cause to be maintained on each Mortgaged Property related to a Non-Designated Mortgage Loan such other additional special hazard insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any Mortgage Guaranty Insurance Policy insurer, or as may be required to conform with Accepted Servicing Practices to the extent permitted by the Mortgage Note, the Mortgage or applicable law provided that the Servicer shall not be required to bear the cost of such insurance.

All policies required hereunder shall name the related Servicer as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for prior written notice of any cancellation, reduction in amount or material change in coverage.

Each Servicer shall not interfere with the Mortgagor’s freedom of choice at the origination of such Non-Designated Mortgage Loan in selecting either his insurance carrier or agent, provided, however, that such Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated: V or better in Best’s or acceptable to FNMA or FHLMC and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The related Servicer shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address.

Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Non-Designated Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08(a)).

Any cost incurred by a Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trust Administrator for their benefit, be added to the principal balance of the Non-Designated Mortgage Loan, notwithstanding that the terms of the Non-Designated Mortgage Loan so permit; provided, however, that the limitations contained in this sentence will not apply to modifications made pursuant to Section 3.05(b).  Such costs shall constitute a Servicing Advance and will be reimbursable to the Servicer to the extent permitted by Section 3.08 hereof.  It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor related to a Non-Designated Mortgage Loan or maintained on property acquired in respect of a Mortgage related to a Non-Designated Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

(b)

In the event that a Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Non-Designated Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 3.09(a) and otherwise complies with all other requirements of Section 3.09(a), it shall conclusively be deemed to have satisfied its obligations as set forth in Section 3.09(a).  Any amounts collected by a Servicer under any such policy relating to a Non-Designated Mortgage Loan shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08(a).  Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 3.09(a), and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from such Servicer’s funds, without reimbursement therefor.  Upon request of the Trust Administrator, a Servicer shall cause to be delivered to the Trust Administrator a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.  In connection with its activities as Servicer of the related Non-Designated Mortgage Loans, such Servicer agrees to present, on behalf of itself, the Depositor, and the Trust Administrator for the benefit of the Certificateholders, claims under any such blanket policy.

(c)

With respect to each Non-Designated Mortgage Loan with a Loan-to-Value Ratio in excess of 80% which the Seller represented to be covered by a Mortgage Guaranty Insurance Policy as of the Cut-off Date, the related Servicer shall, without any cost to the Depositor or Trust Administrator, maintain or cause the Mortgagor to maintain in full force and effect a Mortgage Guaranty Insurance Policy insuring that portion of the Non-Designated Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay, the premium thereon on a timely basis, until the loan-to-value ratio of such Non-Designated Mortgage Loan is reduced to 80%, based on either (i) a current appraisal of the Mortgaged Property or (ii) the appraisal of the Mortgaged Property obtained at the time the Non-Designated Mortgage Loan was originated. In the event that such Mortgage Guaranty Insurance Policy shall be terminated prior to the loan-to-value ratio of such Non-Designated Mortgage Loan being reduced to 80%, the related Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated Mortgage Guaranty Insurance Policy. If the insurer shall cease to be a Qualified Insurer, the related Servicer shall determine whether recoveries under the Mortgage Guaranty Insurance Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that such Servicer shall in no event have any responsibility or liability for any failure to recover under the Mortgage Guaranty Insurance Policy for such reason.  If the related Servicer determines that recoveries are so jeopardized, it shall notify the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The related Servicer shall not take any action which would result in noncoverage under any applicable Mortgage Guaranty Insurance Policy of any loss which, but for the actions of such Servicer would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 3.10, each Servicer shall promptly notify the insurer under the related Mortgage Guaranty Insurance Policy, if any, of such assumption or substitution of liability in accordance with the terms of such Mortgage Guaranty Insurance Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such Mortgage Guaranty Insurance Policy provided that such required actions are in compliance with all applicable law. If such Mortgage Guaranty Insurance Policy is terminated as a result of such assumption or substitution of liability, the related Servicer shall obtain a replacement Mortgage Guaranty Insurance Policy as provided above; provided that under applicable law and the terms of the related Mortgage Note and Mortgage the cost of such policy may be charged to the successor Mortgagor.

With respect to each Non-Designated Mortgage Loan covered by a Lender Paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy from amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan.  If amounts on deposit in the Collection Account, or deducted by such Servicer prior to deposit into the applicable Collection Account pursuant to Section 3.05(d), with respect to such Non-Designated Mortgage Loan are not sufficient to pay the premiums on such Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of such premiums, and such costs shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).  With respect to each Non-Designated Mortgage Loan covered by a Mortgage Guaranty Insurance Policy that is not a Lender Paid Mortgage Guaranty Insurance Policy, the applicable Servicer shall effect timely payment of the premiums on such Mortgage Guaranty Insurance Policy, and such costs not otherwise recoverable from the Mortgagor shall be recoverable by such Servicer, as applicable, from the related Liquidation Proceeds or otherwise as a Servicing Advance pursuant to Section 3.08(a).

(d)

In connection with its activities as servicer, each Servicer shall prepare and present, on behalf of itself, the Depositor, the Trustee, the Trust Administrator and the Certificateholders, claims to the insurer under any Mortgage Guaranty Insurance Policy related to a Non-Designated Mortgage Loan in a timely fashion in accordance with the terms of such Mortgage Guaranty Insurance Policy and, in this regard, to take such reasonable action as shall be necessary to permit recovery under any Mortgage Guaranty Insurance Policy respecting defaulted Non-Designated Mortgage Loans. Pursuant to Section 3.05, any amounts collected by a Servicer under any Mortgage Guaranty Insurance Policy shall be deposited in the related Collection Account, subject to withdrawal pursuant to Section 3.08.

(e)

With respect to any Non-Designated Mortgage Loan, each Servicer need not obtain the approval of the Trustee or the Trust Administrator prior to releasing any Insurance Proceeds to the related Mortgagor to be applied to the restoration or repair of the related Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds:

(i)

such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)

pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account.

(f)

With respect to any Non-Designated Mortgage Loan, if the Trust Administrator is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee or the Trust Administrator.

SECTION 3.10

Enforcement of Due-on-Sale Clauses; Assumption Agreements.

(a)

With respect to any Non-Designated Mortgage Loan, each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Non-Designated Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Mortgage Guaranty Insurance Policy, if any.

(b)

With respect to any Non-Designated Mortgage Loan, if a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Non-Designated Mortgage Loan or the outstanding principal amount of the Non-Designated Mortgage Loan shall be changed.

(c)

To the extent that any Non-Designated Mortgage Loan is assumable, the related Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Non-Designated Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the related Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Non-Designated Mortgage Loan.

(d)

With respect to any Non-Designated Mortgage Loan, subject to each Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which the related Mortgaged Property has been conveyed to a Person by the related Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Non-Designated Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith.  The related Servicer shall notify the Trustee and the Trust Administrator that any such substitution or assumption agreement has been completed by forwarding to the Trustee and the Trust Administrator a copy of such substitution or assumption agreement, and shall forward the original to the Custodians which shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.  Any fee collected by a Servicer for entering into an assumption or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.11

Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)

Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Non-Designated Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  In connection with such foreclosure or other conversion, each Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trust Fund and Certificateholders, and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Non-Designated Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds.  Any funds expended by any Servicer pursuant to this Section 3.11(a) shall be reimbursable in full pursuant to Section 3.08(a)(iii).  The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the Liquidation Proceeds with respect to the related Mortgaged Property or otherwise as a Servicing Advance in accordance with Section 3.08(a).

With respect to any Non-Designated Mortgage Loan, notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that the related Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trust Administrator otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trust Administrator with a written report of environmental inspection.

In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances and Advances made such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property.  If however, the aggregate of such clean up and foreclosure costs, Advances and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08(a) hereof.  In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Advances and Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08(a) hereof, and such Servicer shall have no further obligation to service such Non-Designated Mortgage Loan under the provisions of this Agreement.

(b)

With respect to any REO Property related to a Non-Designated Mortgage Loan, the deed or certificate of sale shall, subject to applicable laws, be taken in the name of the Trustee for the benefit of the Certificateholders, or its nominee, on behalf of the Certificateholders.  The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity.  The related Servicer shall ensure that the title to such REO Property references this Agreement and the Trustee’s capacity hereunder.  Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. Upon request, the related Servicer shall furnish to the Trust Administrator on or before each Distribution Date a statement with respect to any REO Property covering the operation of such REO Property for the previous calendar month and such Servicer’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous calendar month. That statement shall be accompanied by such other information as the Trust Administrator shall reasonably request and which is necessary to enable the Trust Administrator to comply with the reporting requirements of the REMIC Provisions.  The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date.  The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trust Administrator for filing and, upon the request of the Trust Administrator, by delivering a copy of the same to the Trust Administrator.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property related to a Non-Designated Mortgage Loan fire and hazard insurance with extended coverage in an amount which is equal to the outstanding principal balance of the related Non-Designated Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

(c)

In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee and the Trust Administrator shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period.  Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligors is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Mortgage Loan.

(d)

The decision of a Servicer to foreclose on a defaulted Mortgage Loan shall be subject to a determination by such Servicer that the proceeds of such foreclosure would exceed the costs and expenses of bringing such a proceeding.  The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal of and interest on the related defaulted Non-Designated Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account.  To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Non-Designated Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

(e)

The proceeds from any liquidation of a Non-Designated Mortgage Loan, as well as any income from an REO Property, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees (and, with respect to Wells Fargo, as a Servicer, any Wells Fargo REO Disposition Fees and, with respect to Banco Popular, as a Servicer, any Banco Popular REO Disposition Fees and, with respect to R&G Mortgage, as a Servicer, and R&G Mortgage REO Disposition Fees); second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(a)(iii) that related to such Non-Designated Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Non-Designated Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, and any primary mortgage guaranty insurance fee rate, if applicable, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Non-Designated Mortgage Loan.

(f)

Each Servicer of the Non-Designated Mortgage Loans may (but is not obligated to) enter into a special servicing agreement with an unaffiliated holder of a 100% Percentage Interest of the most junior Class of Subordinate Certificates, subject to each Rating Agency’s acknowledgment that the Ratings of the Certificates in effect immediately prior to the entering into such agreement would not be qualified, downgraded or withdrawn and the Certificates would not be placed on credit review status (except for possible upgrading) as a result of such agreement.  Any such agreement may contain provisions whereby such Holder may (i) instruct the related Servicer to commence or delay foreclosure proceedings with respect to delinquent Non-Designated Mortgage Loans and will contain provisions for the deposit of cash with such Servicer by the holder that would be available for distribution to Certificateholders if Liquidation Proceeds are less than they otherwise may have been had such Servicer acted in accordance with its normal procedures, (ii) purchase delinquent Non-Designated Mortgage Loans from the Trust Fund immediately prior to the commencement of foreclosure proceedings at a price equal to the Purchase Price, and/or (iii) assume all of the servicing rights and obligations with respect to delinquent Non-Designated Mortgage Loans so long as such Holder (A) meets the requirements for a Sub-Servicer set forth in Section 3.02(a), (B) will service such Non-Designated Mortgage Loans in accordance with this Agreement and (C) the Servicer has the right to transfer such servicing rights without the payment of any compensation to a subservicer.

(g)

The Special Servicer, at its option, may (but is not obligated to) purchase from the Trust Fund, (a) any Group 1 or Group B Mortgage Loan that is delinquent in payment 90 or more days for the purpose of loss mitigation or (b) any Group 1 or Group B Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially, in each case, provided that the applicable Servicer has the right to transfer the related servicing rights without the payment of any compensation to a subservicer.  Any such purchase shall be made by the Special Servicer with its own funds at a price equal to the Purchase Price for such Group 1 or Group B Mortgage Loan.  The applicable Servicer shall be entitled to reimbursement from the Special Servicer for all expenses incurred by it in connection with the transfer of any Group 1 or Group Mortgage Loan to the Special Servicer pursuant to this Section 3.11(g).  The Special Servicer shall notify the Master Servicer and each Servicer in writing of any purchase of Group 1 or Group B Mortgage Loans pursuant to this Section 3.11(g).

SECTION 3.12

Trustee and Trust Administrator to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Non-Designated Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer or the Trust Administrator will immediately notify the related Custodian, by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit L.  Upon receipt of such request, the related Custodian shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, and the related Custodian shall deliver the Mortgage Note with written evidence of cancellation thereon. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor.  From time to time and as shall be appropriate for the servicing or foreclosure of any Non-Designated Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the related Custodian within three Business Days of delivery to the related Custodian of a Request for Release in the form of Exhibit L signed by a Servicing Officer, release the Mortgage File to the related Servicer.  Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the related Custodian when the need therefor by such Servicer no longer exists, unless the Non-Designated Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the related Custodian a Request for Release in the form of Exhibit L, signed by a Servicing Officer.  Each Servicer is also authorized to cause the removal from the registration on the MERS® System of such Mortgage and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release, including an assignment of such loan to the Trustee.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property related to a Non-Designated Mortgage Loan as authorized by this Agreement, such Servicer shall deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13

Documents, Records and Funds in Possession a Servicer to be Held for the Trust.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the related Custodian as required by this Agreement all documents and instruments in respect of a Non-Designated Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the related Custodian pursuant to the terms hereof and shall account fully to the Trust Administrator for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Non-Designated Mortgage Loan.  All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Non-Designated Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trust, the Trustee or the Trust Administrator and shall be and remain the sole and exclusive property of the Trust, subject to the applicable provisions of this Agreement.  Each Servicer shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the Trust, the Trustee or the Trust Administrator for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Non-Designated Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14

Servicing Compensation and Master Servicing Compensation.

(a)

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the applicable Collection Account or to retain from interest payments on the related Mortgage Loans, the amount of its Servicing Fee for each Mortgage Loan serviced by it, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(d)(vi).  The Servicing Fee for each Servicer is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by such Servicer or as otherwise provided in Section 3.08(a).

(b)

With respect to each Non-Designated Mortgage Loan, additional servicing compensation in the form of Ancillary Income and Payoff Interest (only with respect to (i) SPS and (ii) Wells Fargo) shall be retained by the related Servicer.  Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02 and the payment of any premiums for insurance required pursuant to Section 3.18) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

(c)

The Master Servicer shall be compensated by the Trust Administrator as separately agreed.  The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates or (c) the performance of any of the Master Servicer’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer’s duties hereunder or incurred by reason of any action of the Master Servicer taken at the direction of the Certificateholders; provided, however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to this Section 3.14(c) and (y) the indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to Section 10.05, shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Master Servicer due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder.

SECTION 3.15

Access to Certain Documentation.

The Master Servicer and each Servicer, other than Wells Fargo as Servicer, shall provide to the OTS and the FDIC, and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Wells Fargo as Servicer shall provide to the Depositor and the Trustee, at the request of  the OTS and the FDIC, and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Non-Designated Mortgage Loans required by applicable regulations of the OTS and the FDIC.  Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by the Master Servicer or such Servicer.  Nothing in this Section shall limit the obligation of the Master Servicer or any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer or such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.  Nothing in this Section 3.15 shall require the Master Servicer or any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16

[Reserved].

SECTION 3.17

[Reserved].

SECTION 3.18

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the related Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure each Servicer against losses in connection with the release or satisfaction of a related Mortgage Loan without having obtained payment in full of the indebtedness secured thereby.  No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by FNMA, unless the related Servicer has obtained a waiver of such requirement. Upon the request of the Trust Administrator, the related Servicer shall cause to be delivered to the Trust Administrator a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trust Administrator.

The Master Servicer shall maintain insurance in such amounts generally acceptable for entities serving as master servicer.

SECTION 3.19

Special Serviced Mortgage Loans.

If directed by the Special Servicer and solely at the Special Servicer’s option, each Servicer, (a “Transferring Servicer”), shall transfer the servicing of any Mortgage Loan 90 days or more delinquent to the Special Servicer.  The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for losses of the Transferring Servicer pursuant to Section 3.09 hereof or for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder).  Upon the transfer of the servicing of any such Mortgage Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Transferring Servicer, at the Special Servicer’s expense, shall deliver to the Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer.  On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred.  The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.08 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.19.  In addition, the Special Servicer shall notify the Master Servicer of such transfer and the effective date of such transfer, and amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

SECTION 3.20

Designated Mortgage Loans.

(a)

For and on behalf of the Certificateholders, the Master Servicer shall oversee and enforce the obligation of each Designated Servicer to service and administer the related Designated Mortgage Loans in accordance with the terms of the related Designated Servicing Agreement and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration.  In performing its obligations hereunder, the Master Servicer shall act in a manner consistent with this Agreement and with customary and usual standards of practice of prudent mortgage loan master servicers.  Furthermore, the Master Servicer shall oversee and consult with each Designated Servicer as necessary from time-to-time to carry out the Master Servicer’s obligations hereunder, and shall receive, review and evaluate all reports, information and other data provided to the Master Servicer by each Designated Servicer.

The Master Servicer shall terminate the rights and obligations of any Designated Servicer under the related Designated Servicing Agreement, upon the failure of such Designated Servicer to perform any of its obligations under such Designated Servicing Agreement, which failure results in an event of default as provided in Section 14.01 of the Countrywide Servicing Agreement, with respect to Countrywide, Section 8.01 of the Homebanc Servicing Agreement, with respect to Homebanc or Section 8.01 of the SunTrust Servicing Agreement, with respect to SunTrust.   In the event a Designated Servicer is terminated pursuant to the preceding sentence, the Master Servicer shall notify the Depositor and the Trust Administrator and shall either (a) select and engage a successor servicer of the related Mortgage Loans or (b) act as successor servicer of the related Mortgage Loans.  In any case, the Designated Mortgage Loans related to such Designated Servicing Agreement shall be serviced by the successor to such Designated Servicer pursuant to the servicing provisions of this Agreement, and such Designated Mortgage Loans shall be deemed as “Non-Designated Mortgage Loans” under this Agreement; provided, however, it is understood and acknowledged by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to such successor Designated Servicer.  Such enforcement, including, without limitation, the legal prosecution of claims, termination of Designated Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans.  The Master Servicer shall pay the costs of such enforcement at its own expense, provided that the Master Servicer shall not be required to prosecute or defend any legal action except to the extent that the Master Servicer shall have received reasonable indemnity for its costs and expenses in pursuing such action.

To the extent that the costs and expenses of the Master Servicer related to any termination of a Designated Servicer, appointment of a successor Designated Servicer or the transfer and assumption of servicing by the Master Servicer with respect to any Designated Servicing Agreement (including, without limitation, (i) all legal costs and expenses and all due diligence costs and expenses associated with an evaluation of the potential termination of a Designated Servicer as a result of an event of default by such Designated Servicer and (ii) all costs and expenses associated with the complete transfer of servicing, including all servicing files and all servicing data and the completion, correction or manipulation of such servicing data as may be required by the successor servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the successor servicer to service the Mortgage Loans in accordance with this Agreement) are not fully reimbursed by the terminated Designated Servicer, the Master Servicer shall be entitled to reimbursement of such costs and expenses from the Trust.

(b)

Each month, if a Designated Servicer fails to make a required Advance by the date such Advance is required to be made under the related Designated Servicing Agreement, the Master Servicer shall on the Cash Remittance Date deposit in the amount of any required Advance in the Certificate Account.

(c)

Each month, the Master Servicer shall make Compensating Interest Payments with respect to the Designated Mortgage Loans to the extent provided in Section 3.03.

SECTION 3.21

Indemnification of Servicers and Master Servicer

Each Servicer agrees to indemnify and hold the Master Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by the Master Servicer as a result of or in connection with the failure by such Servicer to perform the obligations or responsibilities imposed upon or undertaken by such Servicer under this Agreement.

The Master Servicer agrees to indemnify and hold each Servicer harmless from and against any and all losses, claims, expenses, costs, or liabilities (including attorneys fees and court costs) incurred by such Servicer as a result of or in connection with the failure by the Master Servicer to perform the obligations or responsibilities imposed upon or undertaken by the Master Servicer under this Agreement.

SECTION 3.22

Prepayment Premiums

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Non-Designated Mortgage Loan, other than a Banco Popular Serviced Mortgage Loan or a R&G Mortgage Serviced Mortgage Loan, that requires the payment of a Prepayment Premium, the related Servicer may not waive any Prepayment Premium or portion thereof required by the terms of the related Mortgage Note unless (i) the related Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing mortgage loans similar to the Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer maximize recovery of total proceeds taking into account the value of such Prepayment Premium and the related Mortgage Loan, (ii) (A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law, (iii) the enforceability would be considered “predatory” pursuant to written guidelines issued by any applicable federal, state or local authority having jurisdiction over such matters, (iv) the related Servicer is unable to locate documentation sufficient to allow it to confirm the existence and amount of such Prepayment Premium after using commercially reasonable efforts to locate such documentation, which efforts shall include, but are not limited to, seeking such documentation from the Depositor, the Seller, the Custodians and from its own records or files or (v) the related Mortgaged Property has been damaged such  that the current value of the property has been reduced by at least half as a result of a natural disaster or other insured or uninsured peril, and the Mortgagor has elected to pay the related Mortgage Loan in full rather than rebuild the Mortgaged Property.  If one or more of the preceding conditions is satisfied, the related Servicer shall be obligated to waive the related Prepayment Premium.  For the avoidance of doubt, the related Servicer may waive a Prepayment Premium in connection with a short sale or short payoff on a defaulted Mortgage Loan.  With respect to each Banco Popular Serviced Mortgage Loan that contains a Prepayment Premium, such Prepayment Premium will be enforced by Banco Popular, unless the new lender in connection with the related Mortgage Loan is Banco Popular or Popular Mortgage.  With respect to each R&G Mortgage Serviced Mortgage Loan that contains a Prepayment Premium, such Prepayment Premium will be enforced by R&G Mortgage.  If the related Servicer has waived all or a portion of a Prepayment Premium relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Trust Administrator, to the extent such Prepayment Premium would have otherwise been payable to the Trust Administrator, no later than the next succeeding Servicer Remittance Date, the amount of such Prepayment Premium (or such portion thereof as had been waived). If the related Servicer has waived all or a portion of a Prepayment Premium for any reason, it shall notify the Trust Administrator and DLJMC and shall include such information, including but not limited to the reason for such waiver, in any monthly reports it provides the Trust Administrator.  For every Principal Prepayment of a Non-Designated Mortgage Loan that requires a Prepayment Premium, the Trust Administrator shall enforce the obligation of the related Servicer to either (a) notify the Trust Administrator of the waiver of such Prepayment Premium as indicated above or (b) to deliver to the Trust Administrator, to the extent such Prepayment Premium would have otherwise been payable to the Trust Administrator, the amount of such Prepayment Premium.

Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Premium payable under the terms of the related Mortgage Note is less than the amount of the Prepayment Premium, such Servicer shall be permitted to conclusively rely on the information provided in the Mortgage Loan Schedule or any other information provided to such Servicer and set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall not have any liability or obligation with respect to such difference.  Wells Fargo, as Master Servicer, does not have any responsibilities pursuant to Section 3.03 of this Agreement with respect to any Prepayment Premium reported.

ARTICLE IV

PAYMENTS AND STATEMENTS TO CERTIFICATEHOLDERS

SECTION 4.01

Priorities of Distribution.

(A)

On each Distribution Date, the Trust Administrator shall determine the amounts to be distributed to each Class of Certificates as follows:

(a)

with respect to the Group 1 Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 1, subject to Section 4.01(B) below:

(i)

first, to the Group 1 Certificates entitled to interest; an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)

second, the Senior Principal Distribution Amount for Loan Group 1 to the Class 1-A-2, Class 1-A-4 and Class 1-A-6 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(b)

 with respect to the Group 2 Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 2, subject to Section 4.01(B) below:

(i)

first, to the Group 2 Certificates entitled to interest; an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 2 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 2, in the following order of priority:

(1) first, to the Class AR and Class AR-L Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero;

(2) second, to the Class 2-A-4 Certificates, the Group 2 Priority Amount, until its Class Principal Amount has been reduced to zero;

(3) third, to the Class 2-A-1 and Class 2-A-3 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(4) fourth, to the Class 2-A-4 Certificates, until its Class Principal Amount has been reduced to zero;

(c)

with respect to the Group 3 Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 3, subject to Section 4.01(B) below:

(i)

first, to the Group 3 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 3 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 3, in the following order of priority:

(1) first, to the Class 3-A-3 Certificates, the Group 3 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 3-A-6, Class 3-A-8, Class 3-A-13 and Class 3-A-15 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(3) third, to the Class 3-A-3 Certificates, until its Class Principal Amount has been reduced to zero;

(d)

with respect to the Group 4 and Class D-X Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 4, subject to Section 4.01(B) below:

(i)

first, concurrently, to the Group 4 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 4 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 4, in the following order of priority:

(1) first, to the Class 4-A-2 Certificates, the Group 4 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 4-A-5, Class 4-A-8, Class 4-A-10, Class 4-A-13, Class 4-A-16 and Class 4-A-18 Certificates, until its Class Principal Amount has been reduced to zero; and

(3) third, to the Class 4-A-2 Certificates, until its Class Principal Amount has been reduced to zero;

(e)

with respect to the Group 5 Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 5, subject to Section 4.01(B) below:

(i)

first, to the Group 5 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 5 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 5, in the following order of priority:

(1) first, to the Class 5-A-1 Certificates, the Group 5 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 5-A-2 and Class 5-A-3 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(3) third, to the Class 5-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(f)

with respect to the Group 6 Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 6, subject to Section 4.01(B) below:

(i)

first, to the Group 6 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 6 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 6, in the following order of priority:

(1) first, to the Class 6-A-1 Certificates, the Group 6 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 6-A-2 and Class 6-A-3 Certificates, pro rata based on Class Principal Balances, until their respective Class Principal Balances are reduced to zero; and

(3) third, to the Class 6-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(g)

with respect to the Group 7 and Class D-P Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 7, subject to Section 4.01(B) below:

(i)

first, to the Class D-P Certificates, the Class P Principal Distribution Amount for Loan Group 7.

(ii)

second, to the Group 7 Certificates entitled to interest; an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 7 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 7, in the following order of priority:

(1) first, to the Class 7-A-1 Certificates, the Group 7 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 7-A-2 Certificates, until its Class Principal Amount has been reduced to zero; and

(3) third, to the Class 7-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(h)

with respect to the Group 8 and Class D-X Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 8, subject to Section 4.01(B) below:

(i)

first, concurrently, to the Group 8 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 8 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 8, in the following order of priority:

(1) first, to the Class 8-A-1 Certificates, the Group 8 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 8-A-2 Certificates, until its Class Principal Amount has been reduced to zero; and

(3) third, to the Class 8-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(i)

with respect to the Group 9 and Class D-P Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 9, subject to Section 4.01(B) below:

(i)

first, to the Class D-P Certificates, the Class P Principal Distribution Amount for Loan Group 9.

(ii)

second, to the Group 9 Certificates entitled to interest; an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 9 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 9, in the following order of priority:

(1) first, to the Class 9-A-1 Certificates, the Group 8 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 9-A-2 Certificates, until its Class Principal Amount has been reduced to zero; and

(3) third, to the Class 9-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(j)

with respect to the Group 10 and Class D-X Certificates, before the related Credit Support Depletion Date and from the Available Distribution Amount relating to Loan Group 10, subject to Section 4.01(B) below:

(i)

first, concurrently, to the Group 10 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 10 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 10, in the following order of priority:

(1) first, to the Class 10-A-1 Certificates, the Group 8 Priority Amount, until its Class Principal Amount has been reduced to zero;

(2) second, to the Class 10-A-2 Certificates, until its Class Principal Amount has been reduced to zero; and

(3) third, to the Class 10-A-1 Certificates, until its Class Principal Amount has been reduced to zero;

(k)

with respect to the Group D-B Certificates, before the related Credit Support Depletion Date, from the Available Distribution Amount relating to Loan Group 1 remaining after giving effect to the distributions pursuant to Section 4.01(A)(a) above, subject to Sections 4.01(B) and 4.01(C) below, and further subject to any payments to the Group 1 Certificates pursuant to Section 4.06:

(i)

first, to the Class D-B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for each such Class for such Distribution Date;

(ii)

second, to the Class D-B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(iii)

third, to the Class D-B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(iv)

fourth, to the Class D-B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(v)

fifth, to the Class D-B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(vi)

sixth, to the Class D-B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(vii)

seventh, to the Class D-B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(viii)

eighth, to the Class D-B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(ix)

ninth, to the Class D-B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(x)

tenth, to the Class D-B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xi)

eleventh, to the Class D-B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xii)

twelfth, to the Class D-B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero; and

(xiii)

thirteenth, to the Class D-B-1, Class D-B-2, Class D-B-3, Class D-B-4, Class D-B-5 and Class D-B-6 Certificates, in that order, up to an amount of Net Realized Losses for such Class, if any; provided, however, that any amounts distributed pursuant to this Section 4.01(II)(A)(d)(xvi) will not cause a further reduction in the Class Principal Balances of any of the Group D-B Certificates;

(l)

with respect to the Group B, Class D-P, Class AR and Class AR-L Certificates, before the related Credit Support Depletion Date, from the Available Distribution Amount relating to Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 remaining after giving effect to the distributions pursuant to Section 4.01(A)(b) through (j) above, subject to Sections 4.01(B) and 4.01(C) below, and further subject to any payments to the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06:

(i)

first, to the Class D-P Certificates, first, to the extent of PO Recoveries for Loan Group 2 and second, to the extent of amounts otherwise available to pay the Group D-B Principal Distribution Amount on that Distribution Date, the sum of (x) principal in an amount equal to the applicable Class P Fraction of any loss on a Class P Mortgage Loan in Loan Group 2 incurred in the previous calendar month and (y) the sum of the amounts, if any, by which the amount described in subclause (x) above of this Section 4.01(A)(d)(i) on each prior Distribution Date exceeded the amount actually distributed on those prior Distribution Dates and not subsequently distributed; provided, however, that any amounts distributed pursuant to this 4.01(A)(d)(i) will not cause a further reduction in the Class Principal Balance of the Class D-P Certificates;

(ii)

second, to the Class B-1 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for each such Class for such Distribution Date;

(iii)

third, to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(iv)

fourth, to the Class B-2 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(v)

fifth, to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(vi)

sixth, to the Class B-3 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(vii)

seventh, to the Class B-3 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(viii)

eighth, to the Class B-4 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(ix)

ninth, to the Class B-4 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(x)

tenth, to the Class B-5 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xi)

eleventh, to the Class B-5 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xii)

twelfth, to the Class B-6 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xiii)

thirteenth, to the Class B-6 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xiv)

fourteenth, to the Class B-7 Certificates, an amount allocable to interest equal to the Interest Distribution Amount for such Class for such Distribution Date;

(xv)

fifteenth, to the Class B-7 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until their Class Principal Balance is reduced to zero;

(xvi)

sixteenth, to the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6 and Class B-7 Certificates, in that order, up to an amount of Net Realized Losses for such Class, if any; provided, however, that any amounts distributed pursuant to this Section 4.01(A)(l)(xvi) will not cause a further reduction in the Class Principal Balances of any of the Group B Certificates; and

(xvii)

seventeenth, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(m)

on or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 1 will be made with respect to the Group 1 Certificates as follows:

(i)

first, to the Group 1 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall; and

(ii)

second, to the Group 1 Certificates entitled to principal, pro rata based on Class Principal Balances, the Senior Principal Distribution Amount for Loan Group 1, as principal, until their respective Class Principal Balances are reduced to zero; and

(n)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 2 will be made with respect to the Group 2 Certificates as follows:

(i)

first, to the Group 2 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 2 Certificates entitled to principal, pro rata based on Class Principal Balances, the Senior Principal Distribution Amount for Loan Group 2, as principal, until their respective Class Principal Balances are reduced to zero; and

(iii)

fourth, after any payments to the Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(o)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 3 will be made with respect to the Group 3, Class AR and Class AR-L Certificates as follows:

(i)

first, to the Group 3 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 3 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 3, as principal, pro rata based on Class Principal Balances, until their Class Principal Balance are reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(p)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 4 will be made with respect to the Group 4, Class D-X, Class AR and Class AR-L Certificates as follows:

(i)

first, concurrently, to the Group 4 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 4 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 4, as principal, until its Class Principal Balances is reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 3, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(q)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 5 will be made with respect to the Group 5, Class AR and Class AR-L Certificates as follows:

(i)

first, to the Group 5 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 5 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 5, as principal, pro rata based on Class Principal Balances, until their Class Principal Balance are reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 3, Group 4, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(r)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 6 will be made with respect to the Group 6, Class AR and Class AR-L Certificates as follows:

(i)

first, to the Group 6 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 6 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 6, as principal, pro rata based on Class Principal Balances, until their Class Principal Balance are reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 3, Group 4, Group 5, Group 7, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(s)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 7 will be made with respect to the Group 7 and Class D-P Certificates as follows:

(i)

first, to the Class D-P Certificates, the Class P Distribution Amount for Loan Group 7;

(ii)

second, to the Group 7 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 7 Certificates entitled to principal, pro rata based on Class Principal Balances, the Senior Principal Distribution Amount for Loan Group 7, as principal, until their respective Class Principal Balances are reduced to zero; and

(iv)

fourth, after any payments to the Group 2, Group 3, Group 4, Group 5, Group 6, Group 8, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(t)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 8 will be made with respect to the Group 8, Class D-X, Class AR and Class AR-L Certificates as follows:

(i)

first, concurrently, to the Group 8 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 8 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 8, as principal, until its Class Principal Balances is reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 9 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(u)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 9 will be made with respect to the Group 9 and Class D-P Certificates as follows:

(i)

first, to the Class D-P Certificates, the Class P Distribution Amount for Loan Group 9;

(ii)

second, to the Group 9 Certificates entitled to interest, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(iii)

third, to the Group 9 Certificates entitled to principal, pro rata based on Class Principal Balances, the Senior Principal Distribution Amount for Loan Group 9, as principal, until their respective Class Principal Balances are reduced to zero; and

(iv)

fourth, after any payments to the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8 and Group 10 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(v)

On or after the related Credit Support Depletion Date, distributions of the Available Distribution Amount for Loan Group 10 will be made with respect to the Group 10, Class D-X, Class AR and Class AR-L Certificates as follows:

(i)

first, concurrently, to the Group 10 and Class D-X Certificates, an amount allocable to interest equal to the related Interest Distribution Amount; any shortfall being allocated pro rata among such Classes in proportion to the amount of the Interest Distribution Amount that would have been distributed in the absence of such shortfall;

(ii)

second, to the Group 10 Certificates entitled to principal, the Senior Principal Distribution Amount for Loan Group 10, as principal, until its Class Principal Balances is reduced to zero; and

(iii)

third, after any payments to the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8 and Group 9 Certificates pursuant to Section 4.06, any remaining Available Distribution Amount, to the Class AR-L Certificates (to the extent that such amount is held by Subsidiary REMIC 2), or to the Class AR Certificates (to the extent that such amount is held by any of Middle REMIC 1, Middle REMIC 2 or the Master REMIC);

(B)  (a)  On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Group 1 and Group D-B Certificates shall be reduced by the Trust Administrator by, the related Class’s pro rata share (based on the amount of the Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.01(B)(a) of (i) Net Prepayment Interest Shortfalls experienced by the Mortgage Loans in a related Loan Group for such Distribution Date; and (ii) each Relief Act Reduction for any Mortgage Loan in a related Loan Group incurred during the prior calendar month.  For purposes of calculating the reduction in the Interest Distribution Amount for each Class of Group D-B Certificates with respect to Loan Group 1, such reduction shall be based upon the amount of interest accruing at the Required Coupon for such Loan Group, on such Class’s proportionate share, based on the Class Principal Balance of the related Group D-B Component Balance for that Distribution Date.

(b)  On each Distribution Date, the amount referred to in clause (i) of the definition of Interest Distribution Amount for such Distribution Date for each Class of Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10, Class D-X and Group B Certificates shall be reduced by the Trust Administrator by, the related Class’s pro rata share (based on the amount of the Interest Distribution Amount for each such Class before reduction pursuant to this Section 4.01(B)(b) of (i) Net Prepayment Interest Shortfalls experienced by the Mortgage Loans in a related Loan Group for such Distribution Date; and (ii) each Relief Act Reduction for any Mortgage Loan in a related Loan Group incurred during the prior calendar month.  For purposes of calculating the reduction in the Interest Distribution Amount for each Class of Group B Certificates with respect to Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 or Loan Group 10, such reduction shall be based upon the amount of interest accruing at the Required Coupon for such Loan Group, on such Class’s proportionate share, based on the Class Principal Balance of the related Group B Component Balance for that Distribution Date.

(C)  (a)  With respect to each Class of Group D-B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments will be made to any Class or Classes of Group D-B Certificates junior to such Class (the “Restricted Classes”) and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments will be allocated among the remaining Classes of Group D-B Certificates, pro rata, based upon their respective Class Principal Balances.

(b)  With respect to each Class of Group B Certificates, if on any Distribution Date the related Subordination Level of such Class is less than such percentage as of the Closing Date, no distribution of Principal Prepayments will be made to any Class or Classes of Group B Certificates junior to such Class (the “Restricted Classes”) and the amount otherwise distributable to the Restricted Classes in respect of such Principal Prepayments will be allocated among the remaining Classes of Group B Certificates, pro rata, based upon their respective Class Principal Balances.

(D)

The Trust Administrator shall distribute the Mortgage Loan Purchase Price of any Optional Termination or Mortgage Loan Auction Price from an Auction Purchaser in excess of the Par Value to the holder of the Class AR-L Certificate on the related Optional Termination Date or Auction Date, as applicable.

(E)

On the Closing Date, the Trust Administrator shall establish an account (the “Class PP Reserve Fund”), which shall be an Eligible Account.  The Class PP Reserve Fund shall be entitled “Class PP Reserve Fund, Wells Fargo Bank, N.A, as Trust Administrator on behalf of U.S. Bank, as Trustee for the benefit of the holders of the CSMC 2007-5 Class PP Certificates.”  On the Closing Date the Depositor will deposit $100 into the Class PP Reserve Fund.  On each Distribution Date, the Trust Administrator, shall distribute the aggregate of all Assigned Prepayment Premiums for the Group D-B Mortgage Loans collected or paid by the related Servicers and received by the Trust Administrator with respect to the preceding Prepayment Period to the Class PP Certificates.  Beginning with the first Distribution Date immediately following the expiration of the latest prepayment penalty term with respect to the Group D-B Mortgage Loans and in no event later than the Distribution Date in August 2012, to the extent of available funds, on such date, the Class PP Certificates shall be entitled to its outstanding Class Principal Amount from amounts on deposit in the Class PP Reserve Fund.  All funds in the Class PP Reserve Account shall remain uninvested.

SECTION 4.02

Allocation of Losses.

(a)

Realized Losses on the Group 1 Mortgage Loans with respect to any Distribution Date shall be allocated by the Trust Administrator to the Classes of Group 1 and Group D-B Certificates as follows:

(i)

except as provided in the parenthetical below, any Realized Loss on a Group 1 Mortgage Loan, shall be allocated first, to the Group D-B Certificates in decreasing order of their alphanumerical Class designations (beginning with the Class D-B-7 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Group 1 Senior Certificates, pro rata, on the basis of their respective Class Principal Balances; provided, however, that (A) Realized Losses which would otherwise be allocated to the Class 1-A-2 and Class 1-A-4 Certificates, will instead be allocated to the Class 1-A-6 Certificates, until the Class Principal Balance of the Class 1-A-6 Certificates is reduced to zero and (B) Realized Losses which would otherwise be allocated to the Class 1-A-2 Certificates, will instead be allocated to the Class 1-A-4 Certificates, until the Class Principal Balance of the Class 1-A-4 Certificates is reduced to zero.

(b)

On each Distribution Date, if the sum of the aggregate Class Principal Balance of all Group 1 and Group D-B Certificates exceeds the aggregate Stated Principal Balance of the Group 1 Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and shall be allocated by the Trust Administrator to the most junior Class of Group D-B Certificates then outstanding, in reduction of its Class Principal Balance.

(c)

The Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10 and Group D-B Certificates.  Realized Losses on the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans with respect to any Distribution Date shall be allocated by the Trust Administrator to the Classes of Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10 and Group B Certificates as follows:

(i)

except as provided in the parenthetical below, any Realized Loss on a Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 or Group 10 Mortgage Loan shall be allocated first, to the Group B Certificates in decreasing order of their alphanumerical Class designations (beginning with the Class B-7 Certificates), until the respective Class Principal Balance of each such Class is reduced to zero, and second, to the Senior Certificates (other than the Class D-P and Interest Only Certificates) related to such Loan Group, pro rata, on the basis of their respective Class Principal Balances (except if the loss is recognized with respect to a Class P Mortgage Loan, in which case the applicable Class P Fraction of such loss will first be allocated to the Class D-P Certificates and the remainder of the loss will be allocated as described above); provided, however, that (A) Realized Losses which would otherwise be allocated to the Class 2-A-1 and Class 2-A-3 Certificates, will instead be allocated to the Class 2-A-4 Certificates, until the Class Principal Balance of the Class 2-A-4 Certificates is reduced to zero, (B) Realized Losses which would otherwise be allocated to (i) the Class 3-A-6 and Class 3-A-8 Certificates, up to an amount equal to 28.70% of the Class Principal Balance of the Class 3-A-3 Certificates for such Distribution Date, and up to a cumulative maximum of $3,094,000 and (ii) the Class 3-A-13 and Class 3-A-15 Certificates, up to an amount equal to 71.30% of the Class Principal Balance of the Class 3-A-3 Certificates for such Distribution Date, and up to a cumulative maximum of $7,687,728, will instead be allocated to the Class 3-A-3 Certificates, until the Class Principal Balance of the Class 3-A-3 Certificates is reduced to zero, (C) Realized Losses which would otherwise be allocated to the Class 4-A-5, Class 4-A-8, Class 4-A-10, Class 4-A-13, Class 4-A-16 and Class 4-A-18 Certificates, will instead be allocated to the Class 4-A-2 Certificates, until the Class Principal Balance of the Class 4-A-2 Certificates is reduced to zero, (D) Realized Losses which would otherwise be allocated to the Class 4-A-5 Certificates, will instead be allocated to the Class 4-A-13 Certificates, until the Class Principal Balance of the Class 4-A-13 Certificates is reduced to zero, (E) Realized Losses which would otherwise be allocated to the Class 4-A-8 Certificates, will instead be allocated to the Class 4-A-16 Certificates, until the Class Principal Balance of the Class 4-A-16 Certificates is reduced to zero, (F) Realized Losses which would otherwise be allocated to the Class 4-A-10 Certificates, will instead be allocated to the Class 4-A-18 Certificates, until the Class Principal Balance of the Class 4-A-18 Certificates is reduced to zero, (G) Realized Losses which would otherwise be allocated to the Class 5-A-2 and Class 5-A-3 Certificates, will instead be allocated to the Class 5-A-1 Certificates, until the Class Principal Balance of the Class 5-A-1 Certificates is reduced to zero, (H) Realized Losses which would otherwise be allocated to the Class 6-A-2 and Class 6-A-3 Certificates, will instead be allocated to the Class 6-A-1 Certificates, until the Class Principal Balance of the Class 6-A-1 Certificates is reduced to zero, (I) Realized Losses which would otherwise be allocated to the Class 7-A-2 Certificates, will instead be allocated to the Class 7-A-1 Certificates, until the Class Principal Balance of the Class 7-A-1 Certificates is reduced to zero, (J) Realized Losses which would otherwise be allocated to the Class 8-A-2 Certificates, will instead be allocated to the Class 8-A-1 Certificates, until the Class Principal Balance of the Class 8-A-1 Certificates is reduced to zero, (K) Realized Losses which would otherwise be allocated to the Class 9-A-2 Certificates, will instead be allocated to the Class 9-A-1 Certificates, until the Class Principal Balance of the Class 9-A-1 Certificates is reduced to zero and (L) Realized Losses which would otherwise be allocated to the Class 10-A-2 Certificates, will instead be allocated to the Class 10-A-1 Certificates, until the Class Principal Balance of the Class 10-A-1 Certificates is reduced to zero.

(d)

On each Distribution Date, if the sum of the aggregate Class Principal Balance of all Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9, Group 10, Class D-P and Group B Certificates exceeds the aggregate Stated Principal Balance of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans (after giving effect to distributions of principal and the allocation of all losses to such Certificates on such Distribution Date), such excess will be deemed a principal loss and shall be allocated by the Trust Administrator to the most junior Class of Group B Certificates then outstanding, in reduction of its Class Principal Balance.

(e)

Any allocation by the Trust Administrator of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate pursuant to this Section 4.02 shall be accomplished by reducing its Certificate Balance, immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

SECTION 4.03

Recoveries.

(a)

With respect to any Class of Certificates (other than the Group 1 and Class P Certificates) to which a Realized Loss has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased, up to the amount of related Non-PO Recoveries for such Distribution Date as follows:

(i)

first, the Class Principal Balance of each Class of Senior Certificates (other than the Group 1 Senior Certificates) related to the Loan Group from which the Non-PO Recovery was collected, will be increased pro rata, up to the amount of Net Recovery Realized Losses for each such Class, and

(ii)

second, the Class Principal Balance of each Class of Group D-B Certificates (in the case of Non-PO Recoveries on Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans) will be increased in order of seniority, up to the amount of Net Recovery Realized Losses for each such Class.

(b)

With respect to any Class of Group 1 Subordinate Certificates to which an Applied Loss Amount has been allocated (including any such Class for which the related Class Principal Balance has been reduced to zero), the Class Principal Balance of such Class will be increased on any Distribution Date by the amount of related Recoveries for such Distribution Date, beginning with the Class of Group 1 Subordinate Certificates with the highest relative payment priority, up to the amount of the Deferred Amount for that Class.

(c)

Any increase in a Class Principal Balance on a Distribution Date pursuant to this Section 4.03 shall be made prior to giving effect to distributions on that Distribution Date.  Any increase to the Class Principal Balance of a Class of Certificates shall increase the Certificate Balance of the related Class pro rata in accordance with each Certificate’s Percentage Interest.

SECTION 4.04

Monthly Statements to Certificateholders.

(a)

Not later than each Distribution Date, the Trust Administrator shall prepare and cause to be made available to each Certificateholder, the Master Servicer, each Servicer, the Trustee, the Depositor and each Rating Agency, a statement setting forth with respect to the related distribution the items listed in Exhibit S, other than items (i)(j), (ii)(j), (v)(h), (v)(n), (v)(q), (v)(r), (vii)(a)-(d), (viii)(a)-(g) and (ix)(a).

For purposes of the information reported in the monthly statement to certificateholders prepared by the Trust Administrator, a Mortgage Loan is considered to be delinquent when a payment due on any due date remains unpaid as of the close of business on the next following monthly due date.  The determination as to whether a Mortgage Loan falls into this category is made as of the close of business on the last business day of each month.  For example, a Mortgage Loan due for September 1 at the close of business on October 31 would be described as 30 to 59 days delinquent in the November trust and static pool reporting.

The Trust Administrator’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Master Servicer and each Servicer which shall be provided as required in Section 4.05.

On each Distribution Date, the Trust Administrator shall provide Bloomberg Financial Markets, L.P. (“Bloomberg”) cusip level factors for each Class of Offered Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.  In connection with providing the information specified in this Section 4.04 to Bloomberg, the Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified and held harmless by DLJMC, to the extent, in the manner and subject to the limitations provided in Section 9.05.  The Trust Administrator will also make the monthly statements to Certificateholders available each month to each party referred to in Section 4.04(a) via the Trust Administrator’s website.  The Trust Administrator’s website can be accessed at http://www.ctslink.com or at such other site as the Trust Administrator may designate from time to time.  Persons that are unable to use the above website are entitled to have a paper copy mailed to them via first class mail by calling the Trust Administrator at (866) 846-4526.  The Trust Administrator shall have the right to change the way the reports referred to in this Section are distributed in order to make such distribution more convenient and/or more accessible to the above parties and to the Certificateholders.  The Trust Administrator shall provide timely and adequate notification to all above parties and to the Certificateholders regarding any such change.  The Trust Administrator may fully rely upon and shall have no liability with respect to information provided by the Master Servicer or any Servicer.

(b)

Upon request, within a reasonable period of time after the end of each calendar year, the Trust Administrator shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in items (i)(c), (i)(d), (ii)(c) and (ii)(d) of Exhibit S aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder.  Such obligation of the Trust Administrator shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trust Administrator pursuant to any requirements of the Code as from time to time in effect.

(c)

In addition to the foregoing, the Trust Administrator shall post an electronic file containing current loan level data with respect to the Mortgage Loans ("Loan Level Data"), on a monthly basis, to the website referred to in Section 4.04(a).  The Loan Level Data will include fields listed in Exhibit Y hereto.  The Loan Level Data will be based solely on information provided by the Servicers, and the Trust Administrator's provision of the Loan Level Data is subject to the availability, timeliness and accuracy of the information provided by the Servicers.  The Loan Level Data will not include any personally identifiable information, including but not limited to:  borrower name, borrower address, property address, borrower social security number, and originator's loan account number.  The Loan Level Data may include recent property valuation information, including based on a recent broker's price opinion.  As agreed to by the Depositor and the Trust Administrator, the format of the Loan Level Data may be modified at any time, and the posting of the Loan Level Data may be discontinued at any time.  The Trust Administrator will not be required to provide the Loan Level Data in paper form.

(d)

The Depositor shall prepare a report containing loan level information as of the cut-off date (the “Cut-off File”) and furnish it to the Trust Administrator no later than the Closing Date.  The format of and the data contained in such Cut-off File shall be determined solely by the Depositor, and shall be furnished by the Depositor to the Trust Administrator in a format intended for publication on the Trust Administrator’s website (“CTSLink”).  The Trust Administrator shall have no responsibility or liability for preparation of the Cut-off File, manipulation of data in the Cut-off File, the adequacy or accuracy of the information furnished by the Depositor in the Cut-off File, and furthermore shall have no liability for the provision of private borrower information therein.

Upon receipt of the Cut-off File for each securitization, the Trust Administrator agrees to review the file to determine if the format of such file is substantially consistent with the requirements of Exhibit Y.  In the event the Trust Administrator determines the format of any Cut-off File provided to be generally inconsistent with Exhibit Y, the Trust Administrator shall return the file to the Depositor, and will not post the file on CTSLink.  Otherwise, the Trust Administrator shall post the file on CTSLink no later than the first Distribution Date for each securitization, and shall continue to host each Cut-off File on CTSLink for until such time as this securitization becomes inactive or is terminated.  At such time as this securitization becomes inactive or is terminated, the Trust Administrator shall have no further responsibility to host the Cut-off File on CTSLink.

SECTION 4.05

Servicers and Master Servicer to Cooperate.

Each Servicer shall provide to the Master Servicer the information set forth in Exhibit I or Exhibit I-A, as applicable, and any other information the Master Servicer requires, in such form as the Master Servicer shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Master Servicer, with respect to each Mortgage Loan serviced by such Servicer no later than (i) with respect to a Servicer, other than Wells Fargo, twelve noon on the Data Remittance Date, and (ii) with respect to Wells Fargo, on the Data Remittance Date, to enable the Master Servicer to provide such information to the Trust Administrator.

The Master Servicer shall provide to the Trust Administrator the information set forth in Exhibit I or Exhibit I-A, as applicable, in such form as the Trust Administrator shall reasonably request no later than twelve noon on the Data Remittance Date to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

Each Servicer also shall provide to the Trust Administrator the information set forth in Exhibit I or Exhibit I-A, as applicable, solely relating to Payoffs received during the related Prepayment Period, in such form as the Trust Administrator shall reasonably request, or in such form as may be mutually agreed upon between such Servicer and the Trust Administrator, with respect to each Mortgage Loan serviced by such Servicer no later than the Additional Data Remittance Date, to enable the Trust Administrator to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

R&G Mortgage Servicer shall provide to the Back-up Servicer the information set forth in Exhibit I or Exhibit I-A, as applicable, and any other information the Back-up Servicer requires, in such form as the Back-up Servicer shall reasonably request, or in such form as may be mutually agreed upon between R&G Mortgage and the Back-up Servicer, with respect to each Mortgage Loan serviced by R&G Mortgage no later than twelve noon on the Data Remittance Date.

SECTION 4.06

Cross-Collateralization; Adjustment to Available Funds

(a)

On each Distribution Date prior to the Credit Support Depletion Date for the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates, but after the date on which the aggregate Class Principal Balance of any of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Certificates (other than the applicable Class P Certificates) has been reduced to zero, the Trust Administrator shall distribute the principal portion of Available Distribution Amount on the Mortgage Loans relating to such Certificates that will have been paid in full, to the holders of such other Certificate Group(s) (other than any Class P Certificates), pro rata based on the aggregate Class Principal Balance of the Senior Certificates, as applicable, of such Groups.  Such amount shall be paid to the Senior Certificates (other than any Class P Certificates) in such Group or Groups in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(A); provided, however, that the Trust Administrator shall not make such distribution on such Distribution Date if (a) the Group D-B Percentage for such Distribution Date is greater than or equal to 200% of the Group D-B  Percentage as of the Closing Date and (b) the average outstanding principal balance of each of the Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 Mortgage Loans delinquent 60 days or more (including all related REO Property and Mortgage Loans in foreclosure) over the last six months, as a percentage of the related Group D-B Component Balance, is less than 50%.

(b)

If on any Distribution Date the Class Principal Balance of the Group 2, Group 3 or Group 4 Certificates (other than the Class D-P Certificates) is greater than the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (net of the applicable Class P Fraction of each applicable Class P Mortgage Loan) (each such Loan Group, an “Undercollateralized Group”), then the Trust Administrator shall reduce the Available Distribution Amount of each other Loan Group (each such Loan Group, an “Overcollateralized Group”), as follows:

(1)

to add to the Available Distribution Amount of each Undercollateralized Group an amount equal to the lesser of (a) one month's interest on the Principal Transfer Amount of the Undercollateralized Group at the Required Coupon for such Loan Group  and (b) the Available Distribution Amount of each Overcollateralized Group remaining after making distributions of interest to the Senior Certificates of each Overcollateralized Group on such Distribution Date pursuant to Section 4.01; and

(2)

to the Senior Certificates (other than any Class D-P Certificates) of each Undercollateralized Group, to the extent of the principal portion of Available Distribution Amount of each Overcollateralized Group remaining after making distributions to the Senior Certificates of such Overcollateralized Group on such Distribution Date pursuant to Section 4.01, until the Class Principal Balance of the Senior Certificates of each Undercollateralized Group (other than any Class D-P Certificates) equals the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group (less the applicable Class P Fraction of each Class P Mortgage Loan in such Loan Group).  Payments shall be made to the Senior Certificates in each Undercollateralized Group in the same priority as such Certificates would receive other distributions of principal pursuant to Section 4.01(II)(A).

If more than one of Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 is an Overcollateralized Group on any Distribution Date, reductions in the Available Distribution Amount of such Groups to make the payments required to be made pursuant to 4.06(b) on such Distribution Date shall be made pro rata, based on the Overcollateralization Amount for each Overcollateralized Group.  If more than one of Group 2, Group 3, Group 4, Group 5, Group 6, Group 7, Group 8, Group 9 and Group 10 is an Undercollateralized Group on any Distribution Date, payments made to such Groups from the Overcollateralized Group(s) shall be made pro rata, based on the amount of payments required to be made to the Undercollateralized Groups.

SECTION 4.07

Deposit of Uncertificated REMIC Interests.

The Uncertificated REMIC Interests shall be issued in uncertificated form and transferred through the efforts of the Underwriter to the trustee under the Trust Agreement to be held in trust pursuant to terms of the Trust Agreement.  U.S. Bank National Association, as Trustee, and Wells Fargo Bank, N.A., as Trust Administrator, are hereby directed and authorized to enter into the Trust Agreement.  In entering into the Trust Agreement and performing its obligations thereunder, each of the Trustee and the Trust Administrator shall be entitled to the same rights, protections and indemnities afforded to them under this Agreement in their capacity as Trustee and Trust Administrator, respectively.

ARTICLE V

ADVANCES BY THE MASTER SERVICER AND SERVICERS

SECTION 5.01

Advances by the Master Servicer and Servicers.

With respect to the Non-Designated Mortgage Loans, each Servicer shall deposit in the related Collection Account as Advances, an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the related Servicing Fee Rate) which were due on such Non-Designated Mortgage Loans serviced by it during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date; provided, however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make advances in accordance with this Section 5.01 with respect to such Balloon Loan in an amount equal to for each Servicer an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan.  Each Servicer’s obligation to make such Advances as to any related Non-Designated Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Non-Designated Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated.  No Servicer shall be required to advance shortfalls of principal or interest resulting from the application of the Relief Act.

With respect to any Non-Designated Mortgage Loan, if the amount of Advances received from a Servicer, other than Banco Popular, is less than the amount required to be advanced by such Servicer, the Master Servicer shall be obligated to remit to the Trust Administrator, for deposit by the Trust Administrator in the Certificate Account, a payment in an amount equal to such deficiency, subject to any determination by the Master Servicer that any portion of the amount required to be advanced is a Nonrecoverable Advance.  If the amount of Advances received from Banco Popular is less than the amount required to be advanced by Banco Popular, the Trust Administrator shall notify SPS and SPS shall be obligated within two Business Days to remit to the Trust Administrator, for deposit by the Trust Administrator in the Certificate Account, a payment in an amount equal to such deficiency, subject to any determination by SPS that any portion of the amount required to be advanced is a Nonrecoverable Advance. The Master Servicer shall not have any obligation to remit Advances on any Banco Popular Serviced Mortgage Loans. The Master Servicer’s obligation to remit any amounts due to a deficiency in the amount of Advances received from R&G Mortgage shall be limited to the earlier to occur of (a) Banco Popular succeeding R&G Mortgage as Servicer or (b) the conclusion of a period of 45 calendar days pursuant to section 8.01 of this Agreement.

With respect to any Non-Designated Mortgage Loan, to the extent required by Accepted Servicing Practices, the Master Servicer and each Servicer shall be obligated to make Advances in accordance with the provisions of this Agreement; provided, however, that such obligation with respect to any related Non-Designated Mortgage Loan shall cease if the Master Servicer or a Servicer determines, in its reasonable opinion, that Advances with respect to such Non-Designated Mortgage Loan are Nonrecoverable Advances. In the event that the Master Servicer or such Servicer determines that any such advances are Nonrecoverable Advances, the Master Servicer or such Servicer shall provide the Trust Administrator with a certificate signed by a Servicing Officer evidencing such determination.  Upon the Trust Administrator’s receipt of such certificate, the Trust Administrator shall send a copy of such certificate to the Trustee.

With respect to any of the Non-Designated Mortgage Loans, if an Advance is required to be made hereunder by a Servicer, such Servicer shall on the Cash Remittance Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 5.01, used by such Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by such Servicer from its own funds by deposit in such Collection Account, or from other funds in the Collection Account being held for future distributions, on or before any future Distribution Date in which such funds would be due.

With respect to any Designated Mortgage Loan, the Master Servicer shall make Advances as required by Section 3.20(b) of this Agreement.

For the avoidance of doubt, the amount of any unreimbursed advance that was capitalized out of a Capitalization Reimbursement Amount shall reduce the amount of unreimbursed Advances owed to a Servicer.

ARTICLE VI

THE CERTIFICATES

SECTION 6.01

The Certificates.

The Certificates, other than the Uncertificated REMIC Interests, shall be in substantially the forms set forth in Exhibits A through H hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trust Administrator or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of such Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

Subject to Section 11.02 respecting the final distribution on the Certificates, on each Distribution Date the Trust Administrator shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trust Administrator at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Interest Only Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

The definitive Certificates shall be executed by manual or facsimile signature on behalf of the Trust Administrator by a Responsible Officer.  Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trust Administrator shall bind the Trust Administrator, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate.  No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication executed by the Trust Administrator by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder.  All Certificates shall be dated the date of their authentication.

The Depositor shall provide, or cause to be provided, to the Trust Administrator on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

SECTION 6.02

Registration of Transfer and Exchange of Certificates.

(a)

The Trust Administrator shall maintain, or cause to be maintained, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trust Administrator shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.  Upon surrender for registration of transfer of any Certificate, the Trust Administrator shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates in like aggregate interest and of the same Class.

(b)

At the option of a Certificateholder, Certificates, other than the Uncertificated REMIC Interests, may be exchanged for other Certificates of authorized denominations and the same aggregate interest in the Trust Fund and of the same Class, upon surrender of the Certificates to be exchanged at the office or agency of the Trust Administrator set forth in Section 6.06.  Whenever any Certificates are so surrendered for exchange, the Trust Administrator shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.  An Uncertificated REMIC Interest maybe transferred by the Holder there of upon written notice to the Trust Administrator, satisfaction of the other conditions set forth in this Section 6.02 and the consent of the Depositor.  Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator duly executed by the Holder thereof or his attorney duly authorized in writing.

(c)

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

(d)

All Certificates surrendered for registration of transfer and exchange shall be canceled and subsequently destroyed by the Trust Administrator in accordance with the Trust Administrator’s customary procedures.

(e)

No transfer of any Private Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the 1933 Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification.  Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the 1933 Act and such laws, in order to assure compliance with the 1933 Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trust Administrator in writing the facts surrounding the transfer in substantially the form set forth in Exhibit M (the “Transferor Certificate”) and such Certificateholder’s prospective transferee shall (i) deliver a letter in substantially the form of either (A) Exhibit N-1 (the “Investment Letter”), provided that all of the Private Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2 (the “Rule 144A Letter”) or (C) Exhibit N-3 (the “Regulation S Letter”) or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the 1933 Act and the Depositor consents to such transfer.  The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Private Certificate without registration thereof under the 1933 Act pursuant to the registration exemption provided by Rule 144A.  In the event that none of an Investment Letter, a Rule 144A Letter, a Regulation S Letter or an Opinion of Counsel referenced in (ii) above are furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of a Private Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  The Trust Administrator shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence.  Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trust Administrator, the Depositor, the Seller, the Master Servicer and each Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

(f)

(i)  No transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received in accordance with Exhibit N-1, Exhibit N-2, Exhibit N-3 or Exhibit O, as applicable, either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement (“Plan”), which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchaser and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such Certificate presented for registration in the name of a Plan, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Modification Oversight Agent, the Trust Administrator, the Master Servicer, the Special Servicer, the Back-up Servicer, the Servicers or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representations shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA-Restricted Certificate by any beneficial owner who purchases an interest in such Certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA-Restricted Certificate to a Plan is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of such Certificate shall be void and of no effect;

(ii)

The following legend shall appear on each ERISA-Restricted Certificate:

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, AN ERISA-RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY ONLY BE TRANSFERRED IF THE TRANSFEREE DELIVERS TO THE TRUSTEE AND THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A PERSON ACQUIRING SUCH CERTIFICATE FOR, ON BEHALF OF OR WITH THE ASSETS OF SUCH A PLAN OR ARRANGEMENT (“BENEFIT PLAN INVESTOR”) OR (II) IF THE CERTIFICATE IS THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING AND THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE AND THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A BENEFIT PLAN INVESTOR IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

(g)

Additional restrictions on transfers of the Residual Certificates to Disqualified Organizations are set forth below:

(i)

Each Person who has or who acquires any ownership interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such ownership interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trust Administrator or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any ownership interest in a Residual Certificate are expressly subject to the following provisions:

(i)

Each Person holding or acquiring any ownership interest in a Residual Certificate shall be other than a Disqualified Organization and shall promptly notify the Trust Administrator of any change or impending change in its status as other than a Disqualified Organization.

(ii)

In connection with any proposed transfer of any ownership interest in a Residual Certificate to a U.S. Person, the Trust Administrator shall require delivery to it, and shall not register the transfer of a Residual Certificate until its receipt of (1) an affidavit and agreement (a “Transferee Affidavit and Agreement” attached hereto as Exhibit O) from the proposed transferee, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that it is not a non-U.S. Person, that such transferee is other than a Disqualified Organization, that it is not acquiring its ownership interest in a Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not other than a Disqualified Organization, that for so long as it retains its ownership interest in a Residual Certificate, it will endeavor to remain other than a Disqualified Organization, and that it has reviewed the provisions of this Section 6.02(g) and agrees to be bound by them, and (2) a certificate, attached hereto as Exhibit P, from the Holder wishing to transfer a Residual Certificate, in form and substance satisfactory to the Trust Administrator, representing and warranting, among other things, that no purpose of the proposed transfer is to allow such Holder to impede the assessment or collection of tax.

(iii)

Notwithstanding the delivery of a Transferee Affidavit and Agreement by a proposed transferee under clause (B) above, if the Trust Administrator has actual knowledge that the proposed transferee is not other than a Disqualified Organization, no transfer of an ownership interest in a Residual Certificate to such proposed transferee shall be effected.

(iv)

Each Person holding or acquiring any ownership interest in a Residual Certificate agrees, by holding or acquiring such ownership interest, to require a Transferee Affidavit and Agreement from the other Person to whom such Person attempts to transfer its ownership interest and to provide a certificate to the Trust Administrator in the form attached hereto as Exhibit P.

(ii)

The Trust Administrator shall register the transfer of any Residual Certificate only if it shall have received the Transferee Affidavit and Agreement, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit P and all of such other documents as shall have been reasonably required by the Trust Administrator as a condition to such registration.

(iii)

(i)  If any Disqualified Organization shall become a Holder of a Residual Certificate, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate.  If any non-U.S. Person shall become a Holder of a Residual Certificate, then the last preceding Holder that is a U.S. Person shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of the transfer to such non-U.S. Person of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Holder that was other than a Disqualified Organization shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The Trust Administrator shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02(g) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

(ii)

If any purported transferee of a Residual Certificate shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 6.02(g) and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Depositor shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Depositor on such terms as the Depositor may choose.  Such purported transferee shall promptly endorse and deliver a Residual Certificate in accordance with the instructions of the Depositor.  Such purchaser may be the Depositor itself or any affiliate of the Depositor.  The proceeds of such sale, net of the commissions (which may include commissions payable to the Depositor or its affiliates), expenses and taxes due, if any, shall be remitted by the Depositor to such purported transferee.  The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Depositor, and the Depositor shall not be liable to any Person having an ownership interest or a purported ownership interest in a Residual Certificate as a result of its exercise of such discretion.

(iv)

The Master Servicer and each Servicer, on behalf of the Trust Administrator, shall make available, upon written request from the Trust Administrator, all information reasonably available to it that is necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is not other than a Disqualified Organization, including the information regarding “excess inclusions” of such Residual Certificate required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulation Section 1.860D-1(b)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organizations described in Section 1381 of the Code having as among its record holders at any time any Person who is not other than a Disqualified Organization.  Reasonable compensation for providing such information may be required by the Master Servicer, the Trust Administrator or the Servicer from such Person.

(v)

The provisions of this Section 6.02(g) set forth prior to this Section (v) may be modified, added to or eliminated by the Depositor, provided that there shall have been delivered to the Trust Administrator the following:

(i)

written notification from each Rating Agency to the effect that the modification, addition to or elimination of such provisions will not cause such Rating Agency to downgrade its then-current rating of the Certificates; and

(ii)

a certificate of the Depositor stating that the Depositor has received an Opinion of Counsel, in form and substance satisfactory to the Depositor, to the effect that such modification, addition to or elimination of such provisions will not cause the Trust Fund to cease to qualify as a REMIC and will not create a risk that (i) the Trust Fund may be subject to an entity-level tax caused by the transfer of a Residual Certificate to a Person which is not other than a Disqualified Organization or (2) a Certificateholder or another Person will be subject to a REMIC-related tax caused by the transfer of applicable Residual Certificate to a Person which is not other than a Disqualified Organization.

(vi)

The following legend shall appear on each Residual Certificate:

ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE SERVICER AND THE TRUST ADMINISTRATOR THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(a)(2)(C) OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B), OR (C) BEING HEREINAFTER REFERRED TO AS A “DISQUALIFIED ORGANIZATION”), OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION AND (2) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. SUCH AFFIDAVIT SHALL INCLUDE CERTAIN REPRESENTATIONS AS TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

(h)

The Trust Administrator shall have no liability to the Trust Fund arising from a transfer of any such Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 6.02; provided, however, that the Trust Administrator shall not register the transfer of any Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in this Section 6.02.

SECTION 6.03

Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trust Administrator, or the Trust Administrator receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to each Servicer, the Trustee and the Trust Administrator such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee and the Trust Administrator that such Certificate has been acquired by a bona fide purchaser, the Trust Administrator shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust Fund.  In connection with the issuance of any new Certificate under this Section 6.03, the Trust Administrator may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trust Administrator) connected therewith.  Any replacement Certificate issued pursuant to this Section 6.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 6.04

Persons Deemed Owners.

Prior to due presentation of a Certificate for registration of transfer, each Servicer, the Modification Oversight Agent, the Trust Administrator and any agent of the Master Servicer or any Servicer, the Modification Oversight Agent, the Trust Administrator may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Master Servicer or the Servicers, the Modification Oversight Agent, the Trust Administrator, nor any agent of the Master Servicer, a Servicer, the Modification Oversight Agent or the Trust Administrator shall be affected by any notice to the contrary.

SECTION 6.05

Access to List of Certificateholders’ Names and Addresses.

(a)

If three or more Certificateholders (i) request in writing from the Trust Administrator a list of the names and addresses of Certificateholders, (ii) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and (iii) provide a copy of the communication which such Certificateholders propose to transmit, then the Trust Administrator shall, within ten Business Days after the receipt of such request, afford such Certificateholders access during normal business hours to a current list of the Certificateholders.  The expense of providing any such information requested by a Certificateholder shall be borne by the Certificateholders requesting such information and shall not be borne by the Trust Administrator or the Trustee.  Every Certificateholder, by receiving and holding a Certificate, agrees that the Trustee and the Trust Administrator shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

(b)

The Master Servicer and each Servicer, so long as it is a servicer hereunder, the Seller and the Depositor shall have unlimited access to a list of the names and addresses of the Certificateholders which list shall be provided by the Trust Administrator promptly upon request.

SECTION 6.06

Maintenance of Office or Agency.

The Trust Administrator will maintain or cause to be maintained at its expense an office or offices or agency or agencies in Minneapolis, Minnesota where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trust Administrator in respect of the Certificates and this Agreement may be served.  The Trust Administrator initially designates its Corporate Trust Office as its office for such purpose.  The Trust Administrator will give prompt written notice to the Certificateholders of any change in the location of any such office or agency.

SECTION 6.07

Book-Entry Certificates.

Notwithstanding the foregoing, the Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates, to be delivered to DTC, the initial Clearing Agency, by, or on behalf of, the Depositor.  The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of DTC, as the initial Clearing Agency, and no Beneficial Holder will receive a definitive certificate representing such Beneficial Holder’s interest in the Certificates, except as provided in Section 6.09.  Unless and until definitive, fully registered Certificates (“Definitive Certificates”) have been issued to the Beneficial Holders pursuant to Section 6.09:

(a)

the provisions of this Section 6.07 shall be in full force and effect with respect to the Book-Entry Certificates;

(b)

the Depositor and the Trust Administrator may deal with the Clearing Agency for all purposes with respect to the Book-Entry Certificates (including the making of distributions on such Certificates) as the sole Holder of such Certificates;

(c)

to the extent that the provisions of this Section 6.07 conflict with any other provisions of this Agreement, the provisions of this Section 6.07 shall control; and

(d)

the rights of the Beneficial Holders of the Book-Entry Certificates shall be exercised only through the Clearing Agency and the Participants and shall be limited to those established by law and agreements between such Beneficial Holders and the Clearing Agency and/or the Participants.  Pursuant to the Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 6.09, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Book-Entry Certificates to such Participants.

For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Book-Entry Certificates evidencing a specified percentage of the aggregate unpaid principal amount of such Certificates, such direction or consent may be given by the Clearing Agency at the direction of Beneficial Holders owning such Certificates evidencing the requisite percentage of principal amount of such Certificates.  The Clearing Agency may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of the Beneficial Holders.

SECTION 6.08

Notices to Clearing Agency.

Whenever notice or other communication to the Holders of Book-Entry Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 6.09, the Trust Administrator shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

SECTION 6.09

Definitive Certificates.

If (a) the Depositor advises the Trust Administrator in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities under the Depository Agreement with respect to the Certificates and the Trust Administrator or the Depositor is unable to locate a qualified successor, (b) the Depositor, at its option, advises the Trust Administrator in writing that it elects to terminate the book-entry system with respect to the Book-Entry Certificates through the Clearing Agency or (c) after the occurrence of an Event of Default, Holders of Book-Entry Certificates evidencing not less than 66-2/3% of the aggregate Class Principal Balance of the Book-Entry Certificates advise the Trust Administrator in writing that the continuation of a book-entry system with respect to the such Certificates through the Clearing Agency is no longer in the best interests of the Holders of such Certificates with respect to the Book-Entry Certificates, the Trust Administrator shall notify all Holders of such Certificates of the occurrence of any such event and the availability of Definitive Certificates.  Upon surrender to the Trust Administrator of the such Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Trust Administrator shall authenticate and deliver the Definitive Certificates.  Neither the Depositor nor the Trust Administrator shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.  Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Trust Administrator, to the extent applicable with respect to such Definitive Certificates, and the Trust Administrator shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

ARTICLE VII

THE DEPOSITOR, THE SELLER, THE MASTER SERVICER,
THE MODIFICATION OVERSIGHT AGENT, THE SERVICERS,
THE BACK-UP SERVICER AND THE SPECIAL SERVICER

SECTION 7.01

Liabilities of the Seller, the Depositor, the Master Servicer, the Servicers, the Modification Oversight Agent, the Back-up Servicer and the Special Servicer.

The Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, the Back-up Servicer and the Special Servicer shall each be liable under this Agreement to any other party to this Agreement, including the liability of each Servicer to the Master Servicer, in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 7.02

Merger or Consolidation of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, the Back-up Servicer or the Special Servicer.

Subject to the immediately succeeding paragraph, the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, the Back-up Servicer and the Special Servicer will each do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights and franchises (charter and statutory) and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

Any Person into which the Depositor, the Seller, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, the Master Servicer, the Modification Oversight Agent, any Servicer, the Back-up Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Seller, any Servicer, the Modification Oversight Agent, the Back-up Servicer or the Special Servicer shall be the successor of the Depositor, the Seller, such Servicer, the Back-up Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer, any such Servicer, the Modification Oversight Agent, the Back-up Servicer or the Special Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, FNMA or FHLMC.

Notwithstanding anything else in this Section 7.02 or in Section 7.04 hereof to the contrary, the Master Servicer, the Modification Oversight Agent or a Servicer may assign its rights and delegate its duties and obligations under this Agreement; provided, however, that the Master Servicer, the Modification Oversight Agent or such Servicer gives the Depositor, the Trustee and the Trust Administrator notice of such assignment; and provided further, (a) that such purchaser or transferee accepting such assignment and delegation shall be an institution that is a FNMA and FHLMC approved seller/servicer in good standing, which has a net worth of at least $15,000,000, and which is willing to service the Mortgage Loans and (b) such purchaser or transferee executes and delivers to the Depositor, the Trustee and the Trust Administrator an agreement accepting such delegation and assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, the Modification Oversight Agent or such Servicer, with like effect as if originally named as a party to this Agreement; and provided further, that each of the Rating Agencies acknowledge that its rating of the Certificates in effect immediately prior to such assignment will not be qualified or reduced as a result of such assignment and delegation.  In the case of any such assignment and delegation, the Master Servicer, the Modification Oversight Agent or such Servicer shall be released from its obligations under this Agreement (except as provided above), except that the Master Servicer, the Modification Oversight Agent or the Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer, the Modification Oversight Agent or Servicer hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence.

SECTION 7.03

Limitation on Liability of the Seller, the Depositor, the Master Servicer, the Modification Oversight Agent, the Servicers, the Back-up Servicer, the Special Servicer and Others.

None of the Depositor, the Master Servicer, any Servicer, the Seller, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or the Seller shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or the Seller against any breach of representations or warranties made by it herein or protect the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or the Seller or any such director, officer, employee or agent from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

The Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, the Master Servicer, any Servicer, the Back-up Servicer, the Special Servicer or the Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Depositor, each Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer and the Seller and any director, officer, employee or agent of the Depositor, any Servicer, the Back-up Servicer, the Special Servicer or the Seller shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action or threatened legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder.  None of the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or the Seller shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to their respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Master Servicer, any Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or the Seller may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee, the Trust Administrator and the Certificateholders hereunder; provided, further, that in the event the related Servicer agrees, at the request of any Seller, to act on behalf of such Seller in any dispute or litigation that is not incidental to such Servicer’s duties hereunder and that relates to the origination of a Mortgage Loan, such Seller shall pay all expenses associated with the management and defense of such claim.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Master Servicer, the Modification Oversight Agent, the Back-up Servicer, the Special Servicer or any Servicer be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Master Servicer, the Back-up Servicer, the Special Servicer or the Servicer has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.04

Master Servicer, the Modification Oversight Agent, and Servicer Not to Resign; Transfer of Servicing.

(a)

Neither the Master Servicer, the Modification Oversight Agent nor any Servicer shall resign from the obligations and duties hereby imposed on it except (i) upon appointment of a successor master servicer, successor modification oversight agent  or successor servicer and receipt by the Trustee and the Trust Administrator of a letter from each Rating Agency that such a resignation and appointment will not result in a downgrading of the rating of any of the Certificates related to the applicable Mortgage Loans, or (ii) upon determination that its duties hereunder are no longer permissible under applicable law.  Any such determination under clause (ii) permitting the resignation of the Master Servicer, the Modification Oversight Agent or a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee and the Trust Administrator.  No such resignation shall become effective until the successor master servicer, successor modification oversight agent or successor servicer shall have assumed the Master Servicer’s, the Modification Oversight Agent’s, or such Servicer’s, as applicable, responsibilities, duties, liabilities and obligations hereunder, which, in the case of the Master Servicer or a Servicer, shall be in accordance with Section 8.02 hereof.

(b)

Notwithstanding the foregoing, at DLJMC’s request, so long as it is the owner of the related servicing rights, the Master Servicer, SPS, the Modification Oversight Agent, Banco Popular, the Back-up Servicer, R&G Mortgage or Wells Fargo shall resign with respect to all or a portion of the Mortgage Loans serviced as Master Servicer by that Servicer, upon the selection and appointment of a successor master servicer, successor modification oversight agent, successor back-up servicer or successor servicer, as applicable; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.  If the Master Servicer resigns pursuant to this Section 7.04(b) or 7.04(c), DLJMC shall pay the Master Servicer an amount equal to the product of (a) the Stated Principal Balance of all of the Mortgage Loans then outstanding and (b) 0.02%.

(c)

Notwithstanding the foregoing, if the Trust Administrator shall for any reason no longer be Trust Administrator hereunder, at DLJMC’s request, the Master Servicer shall resign, upon the selection and appointment of a successor master servicer; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.

(d)

Notwithstanding the foregoing, at DLJMC’s request, the Special Servicer shall resign, upon the selection and appointment of a successor special servicer by DLJMC; provided that DLJMC delivers to the Trustee and the Trust Administrator the letter required in Section 7.04(a)(i) above.

SECTION 7.05

Master Servicer, Seller, Special Servicer, the Back-up Servicer and Servicers May Own Certificates.

Each of the Master Servicer, any Seller, the Special Servicer, the Back-up Servicer and any Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Master Servicer, a Seller, the Special Servicer, the Back-up Servicer or a Servicer.

SECTION 7.06

Rights and Duties of the Back-up Servicer with respect to R&G Mortgage and the R&G Mortgage Serviced Mortgage Loans.

(a)

Banco Popular shall be entitled to perform annual due diligence reviews, including without limitation, on-site due diligence reviews, of R&G Mortgage’s performance of its servicing obligations, as set forth in this Agreement. At all times that it is a Servicer, R&G Mortgage shall afford Banco Popular and its authorized agents reasonable access during normal business hours to R&G Mortgage’s records relating to the R&G Mortgage Serviced Mortgage Loans. The examination referred to in this Section 7.06(a) will be conducted in a manner which does not unreasonably interfere with R&G Mortgage’s normal operations or customer or employee relations. Without otherwise limiting the scope of the examination Banco Popular may make, Banco Popular may, using generally accepted audit procedures, verify the status of each R&G Mortgage Serviced Mortgage Loan and review the electronic ledger and records relating thereto for conformity to the servicing records provided pursuant Section 4.05 above and compliance with the standards represented to exist as to each R&G Mortgage Serviced Mortgage Loan in this Agreement.

(b)

R&G Mortgage agrees to deliver promptly to the Back-up Servicer, electronically or physically, as the case may be, all files, data and funds related to the R&G Mortgage Serviced Mortgage Loans, of the types provided for in this Agreement.  R&G Mortgage shall cooperate with the Back-up Servicer in effecting the termination of R&G Mortgage’s servicing responsibilities and rights under this Agreement and shall promptly provide the Back-up Servicer, at R&G Mortgage’s cost and expense, all documents and records reasonably requested by it to enable it to assume R&G Mortgage’s functions under this Agreement and shall promptly also transfer to the Back-up Servicer all amounts that then have been or should have been deposited in the Custodial Account and the Escrow Account by R&G Mortgage or that are thereafter received with respect to the R&G Mortgage  Serviced Mortgage Loans.  Any collections received by R&G Mortgage after such removal or resignation shall be endorsed by it to the Back-up Servicer and remitted directly to the Back-up Servicer or as otherwise directed by the Back-up Servicer. All costs associated with this Section 7.06 (b) shall be at R&G Mortgage’s own expense.  The Back-up Servicer shall be reimbursed for all its out-of-pocket expenses in connection with a transition of servicing to the Back-up Servicer, up to an amount not to exceed $50,000.

(c)

The Back-up Servicer undertakes to perform only such duties and obligations as are specifically set forth in this Agreement, it being expressly understood by all parties hereto that there are no implied duties or obligations of the Back-up Servicer hereunder.  Without limiting the generality of the foregoing, the Back-up Servicer, except as expressly set forth herein, shall have no obligation to supervise, verify, monitor or administer the performance of the Servicer or any other party.  The Back-up Servicer may act through its agents, attorneys and custodians in performing any of its duties and obligations under this Agreement, it being understood by the parties hereto that the Back-up Servicer will be responsible for the acts of such agents, attorneys or custodians acting on the routine and ordinary day-to-day operations for and on behalf of the Back-up Servicer or any other party.  Neither the Back-up Servicer nor any of its officers, directors, employees or agents shall be liable, directly or indirectly, for any damages or expenses arising out of the services performed under this Agreement other than damages or expenses that result from the gross negligence or willful misconduct of it or them or the failure to perform materially in accordance with this Agreement.

(d)

The Back-up Servicer shall not be liable for any obligation of R&G Mortgage contained in this Agreement or for any errors of R&G Mortgage or any other party contained in any computer tape, certificate or other data or document delivered to the Back-up Servicer hereunder or on which the Back-up Servicer must rely in order to perform its obligations hereunder, and the Trust Administrator and Back-up Servicer each agree to look only to R&G Mortgage to perform such obligations.  The Back-up Servicer shall have no responsibility and shall not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of its duties under this Agreement if such failure or delay results from the Back-up Servicer acting in accordance with information prepared or supplied by a Person other than the Back-up Servicer or the failure of any such other Person to prepare or provide such information.  The Back-up Servicer shall have no responsibility, shall not be in default and shall incur no liability for (A) any act or failure to act of any third party, including R&G Mortgage or any other party (B) any inaccuracy or omission in a notice or communication received by the Back-up Servicer from any third party, or (C) the acts or omissions of any successor Back-up Servicer.  Back-up Servicer shall not be held liable by reason of any failure to make, or any delay in making, any distribution under the this Agreement or any portion thereof caused by (i) the failure of R&G Mortgage to deliver, or any delay in delivering, cash, documents, files, data or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over R&G Mortgage hereunder.

(e)

The Back-up Servicer may conclusively rely on and shall be fully protected in acting upon any certificate, instrument, opinion, notice, letter, telegram or other document delivered to it and that in good faith it reasonably believes to be genuine and that has been signed by the proper party or parties.  The Back-up Servicer may rely conclusively on and shall be fully protected in acting upon (A) the written instructions of any designated officer of R&G Mortgage or the Trust Administrator.

(f)

Notwithstanding anything to the contrary in this Agreement, neither the Back-up Servicer nor any director, officer, employee, shareholder or agent of Back-up Servicer shall be liable to the Trust, the Servicer, the Trustee, or the holders of the Certificates for any action taken, or not taken, in good faith pursuant to this Agreement or for errors in judgment; provided that, this provision shall not protect Back-up Servicer, or any other Person from or against any liability by reason of misfeasance, bad faith, gross negligence, willful misconduct or theft of Back-up Servicer or by reason of its failure to comply in any material respect with any applicable law, rule or regulation, or any final judgment, order or decree.

(g)

Any corporation or other entity (including without limitation a limited liability company) into which the Back-up Servicer may be merged or converted or with which it may be consolidated, or any corporation or other entity (including without limitation a limited liability company) resulting from any merger, conversion or consolidation to which the Back-up Servicer shall be a party, or any corporation or other entity (including without limitation a limited liability company) succeeding to the business of the Back-up Servicer, shall be the successor of the Back-up Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, the successor or surviving Person to the Back-up Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

(h)

The Back-up Servicer may assign its rights under this Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac, and is reasonably satisfactory to the Trust (as pledgee of the R&G Serviced Mortgage Loans), Trust Administrator and the Depositor (in its sole discretion), and executes and delivers to the Trust Administrator, the Trustee and the Depositor an agreement, in form and substance reasonably satisfactory to the Depositor, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Back-up Servicer under this Agreement; provided, further, that each Rating Agency’s rating of the applicable Certificates in effect immediately prior to such assignment will not be qualified, reduced, or withdrawn as a result of such assignment (as evidenced by a letter to such effect from each Rating Agency) or considered to be below investment grade.

(i)

In the ordinary course of business, the Back-up Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those with which the Back-up Servicer complies pursuant to this Agreement. Such delegation shall not relieve the Back-up Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation of the Back-up Servicer as referenced in Section 7.06 (k) below.

Subject to the provisions of this paragraph, the Back-up Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law (any such determination permitting the resignation of the Back-up Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee, the Trust Administrator and the Depositor) or (ii) upon satisfaction of both of the following conditions: (a) the Back-up Servicer has proposed a successor Back-up servicer to the Depositor in writing and such proposed successor Back-up servicer is reasonably acceptable to the Depositor; and (b) each Rating Agency shall have delivered a letter (obtained by and at the expense of the Back-up Servicer) to the Depositor prior to the appointment of the successor Back-up servicer stating that the proposed appointment of such successor Back-up servicer as Back-up Servicer hereunder will not result in the reduction, qualification or withdrawal of the then current rating of the Certificates; provided, however, no such resignation by the Back-up Servicer shall become effective until such successor Back-up servicer shall have assumed the Back-up Servicer’s responsibilities and obligations hereunder or another successor back-up servicer has been appointed in accordance with this Agreement and has accepted such appointment. The Back-up Servicer shall have no claim (whether by subrogation or otherwise) or other action against any Certificateholder for any amounts paid by the Back-up Servicer pursuant to any provision of this Agreement.

ARTICLE VIII

DEFAULT

SECTION 8.01

Events of Default.

“Event of Default”, wherever used herein, and as to each Servicer or the Master Servicer, means any one of the following events (whatever reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)

any failure by the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable) to remit to the Trust Administrator any payment other than an Advance required to be made by the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) under the terms of this Agreement, which failure shall continue unremedied for a period of (i) with respect to the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable), other than Wells Fargo, one Business Day, and (ii) with respect to Wells Fargo, two Business Days, after the date upon which written notice of such failure shall have been given to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) by the Trust Administrator or the Depositor or to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) and the Trust Administrator by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(b)

any failure by the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable) to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) contained in this Agreement (except as set forth in (c), (g) and (l) below) which failure (i) materially affects the rights of the Certificateholders and (ii) shall continue unremedied for a period of 60 days after the date on which written notice of such failure shall have been given to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) by the Trust Administrator or the Depositor, or to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) and the Trust Administrator by the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates; or

(c)

if a representation or warranty set forth in Section 2.03 hereof made solely in its capacity as the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable) shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured within 90 days after the date on which written notice thereof shall have been given to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) and the Seller by the Trust Administrator for the benefit of the Certificateholders or by the Depositor; or

(d)

a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(e)

the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable) shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or the Servicer (including any Back-up Servicer and Special Servicer, if applicable) or all or substantially all of the property of the Master Servicer or the Servicer; or

(f)

the Master Servicer or a Servicer (including any Back-up Servicer and Special Servicer, if applicable) shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations;

(g)

any failure of the Master Servicer or a Servicer to make any Advance in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trust Administrator pursuant to Section 5.01, which failure continues unremedied (i) with respect to the Master Servicer or a Servicer, other than Wells Fargo, after 5 p.m., New York City time, at the end of the Business Day immediately following the Master Servicer or the Servicer’s receipt of such notice and (ii) with respect to Wells Fargo, on the second Business Day immediately following Wells Fargo’s receipt of such notice;

(h)

[Reserved];

(i)

any failure by an applicable Servicer to (a) remit payment of an Assigned Prepayment Premium to the Collection Account or (b) remit funds in the amount equal to an Assigned Prepayment Premium which the applicable Servicer has failed to collect, in each case as required pursuant to this Agreement, which failure continues unremedied for a period of (i) with respect to a Servicer, other than Wells Fargo, one Business Day, and (ii) with respect to Wells Fargo, two Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Trust Administrator, the Master Servicer, the Trustee or the Depositor;

(j)

(a) either (i) the servicer rankings or ratings for a Servicer (including any Back-up Servicer and Special Servicer, if applicable), other than R&G Mortgage, are downgraded two or more levels below the level in effect on the Closing Date by one or more of the Rating Agencies rating the Certificates or (ii) the servicer rankings or ratings for a Servicer (including any Back-up Servicer and Special Servicer, if applicable), other than R&G Mortgage, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer (including any Back-up Servicer and Special Servicer, if applicable).  In the event that a Servicer (including any Back-up Servicer and Special Servicer, if applicable) is downgraded, such Servicer (including any Back-up Servicer and Special Servicer, if applicable) shall provide written notice of the downgrade to the Master Servicer within one Business Day;

(k)

(a) either the master servicer rankings or ratings for the Master Servicer are downgraded two or more levels below the level in effect on the Closing date by one or more of the Rating Agencies rating the Certificates or (ii) the Master Servicer rankings or ratings for the Master Servicer, are downgraded to “below average” status by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or master servicing of the Master Servicer; or

(l)

Any failure by the Master Servicer, the Modification Oversight Agent or a Servicer (including any Back-up Servicer or Special Servicer) to comply with the provisions of Article XIII.

(m)

Any failure by the Back-up Servicer to succeed as Servicer of the R&G Mortgage Serviced Mortgage Loans within forty-five (45) calendar days of the termination of R&G Mortgage as Servicer of the R&G Mortgage Serviced Mortgage Loans.

If an Event of Default due to the actions or inaction of the Master Servicer, a Servicer, the Back-up Servicer or the Special Servicer described in clauses (a) through (f) and (l) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, (i) the Trust Administrator shall at the direction of DLJMC, the Trustee or the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates, by notice in writing to the Master Servicer, such Servicer, the Back-up Servicer or the Special Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of the Master Servicer, such Servicer, Back-up Servicer or Special Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and (ii) the Master Servicer may, if such Event of Default is due to the actions or inactions of a Servicer, the Back-up Servicer or the Special Servicer by notice in writing to such Servicer, the Back-up Servicer or the Special Servicer (with a copy to the Rating Agencies), terminate all of the rights and obligations of such Servicer, the Back-up Servicer or the Special Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08).

If an Event of Default described in clause (g) shall occur, (i) if the Master Servicer has failed to make any Advance, the Trustee, (ii) if any Servicer other than Banco Popular has failed to make any Advance, the Master Servicer and (iii) if Banco Popular has failed to make any Advance, SPS shall prior to the next Distribution Date, immediately make such Advance and terminate the rights and obligations of the Master Servicer or applicable Servicer, as applicable, hereunder and succeed to the rights and obligations of the Master Servicer or such Servicer, as applicable, hereunder pursuant to Section 8.02, including the obligation to make Advances on such succeeding Distribution Date pursuant to the terms hereof; provided however that if R&G Mortgage or Banco Popular is the defaulting Servicer, the Master Servicer’s or SPS’ obligations, respectively, pursuant to this paragraph shall be limited to making Advances only.  Under no circumstances will the Master Servicer be required to succeed to the rights and obligations of R&G Mortgage as Servicer under this Agreement, except to with respect to R&G Mortgage’s obligation to make Advances (which obligation shall not exceed 45 calendar days as specified herein). No Event of Default with respect to the Master Servicer or a Servicer shall affect the rights or duties of any other Servicer or constitute an Event of Default as to any other Servicer.

If an Event of Default described in clauses (i) or (j) occurs, the Master Servicer shall at the direction of DLJMC, by notice in writing to a Servicer, the Back-up Servicer or the Special Servicer terminate all of the rights and obligations of such Servicer, the Back-up Servicer or the Special Servicer under this Agreement (other than rights to reimbursement for Advances and Servicing Advances previously made, as provided in Section 3.08) and shall appoint as successor Servicer the entity selected by DLJMC in accordance with Section 8.02; provided however if Banco Popular is the defaulting Servicer the Master Servicer will select the successor Servicer; provided further that if R&G Mortgage is the defaulting Servicer then the Back-up Servicer shall be the successor Servicer; provided further that DLJMC shall first furnish to the Master Servicer a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.  In no event shall the Master Servicer be liable to Certificateholders and other parties for failure to locate a successor servicer.

If an Event of Default described in clause (k) occurs, the Trustee shall at the direction of DLJMC, by notice in writing to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement (other than rights to reimbursement for Advances previously made, as provided in Section 3.08) and shall appoint as successor Master Servicer the entity selected by DLJMC in accordance with Section 8.02; provided DLJMC shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

No Event of Default with respect to the Servicer shall affect the rights or duties of the Master Servicer or constitute an Event of Default as to the Master Servicer.

SECTION 8.02

Master Servicer to Act; Appointment of Successor.

On and after the time the Master Servicer or a Servicer receives a notice of termination pursuant to Section 8.01 hereof or resigns pursuant to Section 7.04 hereof, subject to the provisions of Sections 3.04 and Section 8.01 hereof, the Trustee (in the case of the Master Servicer), the Master Servicer (in the case of a Servicer other than Banco Popular or R&G Mortgage), the Back-up Servicer (in the case of R&G Mortgage) shall be the successor in all respects to the Master Servicer or such Servicer, as applicable, in its capacity as servicer under this Agreement and with respect to the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer or such Servicer, as applicable, by the terms and provisions hereof; provided that the Trustee, the Back-up Servicer or the Master Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or any Servicer, as applicable, and shall not effect any repurchases or substitutions of any Mortgage Loan; provided further, that it is understood and acknowledged by the parties hereto that there will be a full period of transition (with respect to Banco Popular as successor Servicer, not to exceed forty-five (45) calendar days and with respect to any other party as successor Servicer, not to exceed ninety (90) days) before the actual servicing functions of any Servicer can be fully transferred to the applicable successor Servicer; provided further, that during such period of transition Wells Fargo, if R&G Mortgage is the Replaced Servicer, and SPS, if Banco Popular is the Replaced Servicer, as successor Servicer, shall continue to make all required Compensating Interest Payments and Advances.  As compensation therefor, the Trustee, the Back-up Servicer or the Master Servicer, as applicable, shall be entitled to all funds relating to the Mortgage Loans that the Master Servicer or related Servicer (the “Replaced Servicer”) would have been entitled to charge to the related Collection Account if the Replaced Servicer had continued to act hereunder (except that the Replaced Servicer shall retain the right to be reimbursed for advances (including, without limitation, Advances and Servicing Advances) theretofore made by the Replaced Servicer with respect to which it would be entitled to be reimbursed as provided in Section 3.08 if it had not been so terminated or resigned).  Notwithstanding the foregoing, if the Trustee, the Back-up Servicer or the Master Servicer, as applicable, has become the successor to a Replaced Servicer, in accordance with this Section 8.02, the Trustee, , the Back-up Servicer or the Master Servicer, as applicable, may, if it shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution, the appointment of which does not adversely affect the then current rating of the Certificates (without regard to the Policy), as the successor to the Master Servicer or a Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or such Servicer, as applicable, provided that such successor to the Master Servicer or the Servicer, as applicable, shall not be deemed to have made any representation or warranty as to any Mortgage Loan made by the Master Servicer or the related Servicer, as applicable.  Pending appointment of a successor to the Master Servicer or a Servicer, as applicable, hereunder, the Trustee or the Master Servicer, as applicable, unless such party is prohibited by law from so acting, shall act in such capacity as provided herein.  In connection with such appointment and assumption, the Trustee, the Back-up Servicer or the Master Servicer, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Replaced Servicer, hereunder.  The Trustee, the Back-up Servicer or the Master Servicer, as applicable, and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.  None of the Trustee, the Back-up Servicer or the Master Servicer nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by the failure of a Replaced Servicer to deliver, or any delay in delivering, cash, documents or records to it.

A Replaced Servicer that has been terminated shall, at the request of the Trustee, the , the Back-up Servicer or the Master Servicer, as applicable, but at the expense of such Replaced Servicer deliver to the assuming party all documents and records relating to the applicable Mortgage Loans and an accounting of amounts collected and held by it and otherwise use commercially reasonable efforts to effect the orderly and efficient transfer and assignment of such servicing, but only to the extent of the Mortgage Loans serviced thereunder, to the assuming party.  Notwithstanding anything to the contrary contained herein, the termination of a Servicer under this Agreement shall not extend to any Sub-Servicer meeting the requirements of Section 3.02(a) and otherwise servicing the related Mortgage Loans in accordance with the servicing provisions of this Agreement.

The Master Servicer and each Servicer shall cooperate with the Trustee and the Trust Administrator and any successor servicer in effecting the termination of a Replaced Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by such Servicer to the applicable Collection Account or thereafter received with respect to the Mortgage Loans.

None of the Trustee, the Trust Administrator nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (a) the failure of the Master Servicer or any Servicer to (i) deliver, or any delay in delivering, cash, documents or records to it, or (ii) cooperate as required by this Agreement, or (b) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer or the related Servicer.

Any successor to a Servicer as servicer shall during the term of its service as servicer maintain in force the policy or policies that such Servicer is required to maintain pursuant to Section 3.09(b) hereof.

If a Servicer that has been terminated fails to pay all costs related to the transition of servicing to the successor Servicer, the successor Servicer shall be entitled to reimbursement of those amounts from the Trust.

Upon written notice from the Master Servicer, Banco Popular, as successor Servicer to R&G Mortgage shall reimburse the Master Servicer for all Advances made by the Master Servicer with respect to the R&G Serviced Mortgage Loans after any termination of R&G Mortgage pursuant to an Event of Default and prior to the assumption of servicing of the R&G Serviced Mortgage Loans by Banco Popular.  If Banco Popular fails to pay such amount to the Master Servicer within thirty (30) days of such notice, the Master Servicer shall be entitled to reimbursement of those amounts from the Trust provided that any amounts so reimbursed from the Trust shall not be deemed to be a portion of the indemnity payments available to the Master Servicer under Section 3.14(c) or the Trust Administrator under Section 10.05.

In connection with the termination or resignation of a Servicer hereunder, either (i) the successor Servicer, including the Back-up Servicer or Master Servicer if any of such parties is acting as successor Servicer, shall represent and warrant that it or its affiliate is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the related Mortgage Loans that are registered with MERS, or (ii) the Replaced Servicer, at its sole expense, shall cooperate with the successor Servicer either (x) in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer or (y) in causing MERS to designate on the MERS® System the successor Servicer as the servicer of such Mortgage Loan (at the cost and expense of the successor Servicer to the extent such costs relate to the qualification of such successor Servicer as a member of MERS, otherwise at the cost and expense of the Replaced Servicer).  The Replaced Servicer shall file or cause to be filed any such assignment in the appropriate recording office.  The successor Servicer shall cause such assignment to be delivered to the Trustee, or the Custodian on its behalf, promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

SECTION 8.03

Notification to Certificateholders.

(a)

Upon any termination or appointment of a successor to the Master Servicer or any Servicer, the Trust Administrator, or the Trustee in the case of the Master Servicer shall give prompt written notice thereof to the Seller and the Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agencies, or, as applicable, the Master Servicer shall give prompt written notice thereof to the Trust Administrator.

(b)

Within two Business Days after the occurrence of any Event of Default, the Trust Administrator shall transmit by mail to the Seller, all Certificateholders and the Rating Agencies notice of each such Event of Default hereunder known to the Trust Administrator, unless such Event of Default shall have been cured or waived.

SECTION 8.04

Waiver of Events of Default.

The Holders representing at least 66-2/3% of the Voting Rights of Certificates affected by a default or Event of Default hereunder may waive any default or Event of Default; provided, however, that (a) a default or Event of Default under clause (g) of Section 8.01 may be waived, only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 8.04 shall affect the Holders of Certificates in the manner set forth in Section 12.01(b)(i), (ii) or (iii).  Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been cured and remedied for every purpose hereunder.  No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE IX

CONCERNING THE TRUSTEE

SECTION 9.01

Duties of Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trustee set forth in this Agreement shall not be construed as a duty.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trustee shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trustee.   If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trustee shall notify the Certificateholders of such instrument in the event that the Trustee, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a  Responsible Officer of the Trustee shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless the Trustee was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement;

(d)

no provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; and

(e)

the Trustee shall have no responsibility for any act or omission of the Trust Administrator or the Custodians, it being understood and agreed that the Trustee, the Trust Administrator and the Custodians are independent contractors and not agents, partners or joint venturers.

The Trustee shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trustee shall have received written notice thereof from a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trustee has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trustee following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trustee.

The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trustee shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trustee, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trustee to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 9.02

Certain Matters Affecting the Trustee.

(a)

Except as otherwise provided in Section 9.01:

(i)

the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trustee may consult with counsel, financial advisors or accountants and any advice of such Persons or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)

the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or by such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trustee shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement; and

(ix)

the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 9.03

Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document or of MERS or the MERS® System.  The Trustee shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicers.  The Trustee shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 9.04

Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the other parties hereto and with their Affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 9.05

Trustee’s Fees and Expenses.

The Trustee shall be compensated by the Trust Administrator as separately agreed.  The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreements, (d) the Interest Rate Cap Agreements, (e) the Policy or (f) the performance of any of the Trustee’s duties hereunder or under the Custodial Agreements, the Interest Rate Cap Agreements or the Policy, other than any loss, liability or expense incurred by reason of willful misconduct , bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder.  Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee hereunder or for any other expenses.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 9.06

Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having ratings on its long-term debt obligations at the time of such appointment in at least the third highest rating category by S&P or such lower ratings as will not cause S&P to lower its then-current ratings of the Class A Certificates, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority.  If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.07 hereof.

SECTION 9.07

Resignation and Removal of Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trust Administrator, the Modification Oversight Agent, the Master Servicer, the Special Servicer, the Back-up Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 9.08, such resignation is to take effect, and (b) acceptance by a successor trustee in accordance with Section 9.08 meeting the qualifications set forth in Section 9.06.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trustee breaches any of its obligations or representations hereunder, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee and one copy to the successor trustee.  The Trustee may also be removed at any time by the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trustee and acceptance of appointment by the successor trustee shall be given to the Rating Agencies by the Depositor.

If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trustee may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trustee.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.08 hereof.

SECTION 9.08

Successor Trustee.

Any successor trustee appointed as provided in Section 9.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 9.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 9.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 9.08, the Depositor shall mail notice of the succession of such trustee hereunder, to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

Notwithstanding anything to the contrary contained herein or in the Interest Rate Cap Agreements, if the Trustee resigns or is removed, it shall be deemed to have resigned or been removed as Supplemental Interest Trust Trustee contemporaneously therewith.  The successor trustee, upon its acceptance of appointment as Trustee, shall become the Supplemental Interest Trust Trustee for all purposes hereunder and under the Interest Rate Cap Agreements.

SECTION 9.09

Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such Person shall be eligible under the provisions of Section 9.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 9.10

Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 9.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment.  No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 9.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for any obligation of the Trustee under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trustee (whether as Trustee hereunder or as successor to the Master Servicer or the Servicer), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(b)

no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

(c)

the Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them.  Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX.  Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee.  Every such instrument shall be filed with the Trustee and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for all action or inaction of any separate trustee or co-trustee. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 9.11

Office of the Trustee.

The office of the Trustee for purposes of receipt of notices and demands is the Corporate Trust Office.

ARTICLE X

CONCERNING THE TRUST ADMINISTRATOR

SECTION 10.01

Duties of Trust Administrator.

The Trust Administrator, prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge and after the curing or waiver of all Events of Default that may have occurred, undertakes with respect to the Trust Fund to perform such duties and only such duties as are specifically set forth in this Agreement.  In case an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge has occurred and remains uncured, the Trust Administrator shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.  Any permissive right of the Trust Administrator set forth in this Agreement shall not be construed as a duty.

The Trust Administrator, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trust Administrator that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they conform to the requirements of this Agreement.  The Trust Administrator shall have no duty to recompute, recalculate or verify the accuracy of any resolution, certificate, statement, opinion, report, document, order or other instrument so furnished to the Trust Administrator.  If any such instrument is found not to conform in any material respect to the requirements of this Agreement, the Trust Administrator shall notify the Certificateholders of such instrument in the event that the Trust Administrator, after so requesting, does not receive a satisfactorily corrected instrument.

No provision of this Agreement shall be construed to relieve the Trust Administrator from liability for its own negligent action, its own negligent failure to act or its own misconduct, its negligent failure to perform its obligations in compliance with this Agreement, or any liability which would be imposed by reason of its willful misfeasance or bad faith; provided, however, that:

(a)

prior to the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge, and after the curing or of all such Events of Default that may have occurred, the duties and obligations of the Trust Administrator shall be determined solely by the express provisions of this Agreement, the Trust Administrator shall not be personally liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trust Administrator and the Trust Administrator may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trust Administrator and conforming to the requirements of this Agreement which it reasonably believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(b)

the Trust Administrator shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trust Administrator, unless the Trust Administrator was negligent in ascertaining or investigating the pertinent facts;

(c)

the Trust Administrator shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with this Agreement or at the direction of the Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trust Administrator, or exercising any trust or power conferred upon the Trust Administrator, under this Agreement; and

(d)

no provision of this Agreement shall require the Trust Administrator to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

The Trust Administrator shall have no duty (A) to see to any recording, filing or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording, filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, or (C) to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Certificate Account.

Except with respect to an Event of Default described in clause (a) of Section 8.01, the Trust Administrator shall not be deemed to have knowledge of any Event of Default or event which, with notice or lapse of time, or both, would become an Event of Default, unless a Responsible Officer of the Trust Administrator shall have received written notice thereof from the Master Servicer or a Servicer, the Depositor, or a Certificateholder, or a Responsible Officer of the Trust Administrator has actual notice thereof, and in the absence of such notice no provision hereof requiring the taking of any action or the assumption of any duties or responsibility by the Trust Administrator following the occurrence of any Event of Default or event which, with notice or lapse of time or both, would become an Event of Default, shall be effective as to the Trust Administrator.

The Trust Administrator shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder; provided, however, that the Trust Administrator shall use its best efforts to remit to the Master Servicer or the Servicer upon receipt of any such complaint, claim, demand, notice or other document (i) which is delivered to the Corporate Trust Office of the Trust Administrator, (ii) of which a Responsible Officer has actual knowledge, and (iii) which contains information sufficient to permit the Trust Administrator to make a determination that the real property to which such document relates is a Mortgaged Property.

SECTION 10.02

Certain Matters Affecting the Trust Administrator.

(a)

Except as otherwise provided in Section 10.01:

(i)

the Trust Administrator may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors, Servicing Officers or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(ii)

the Trust Administrator may consult with counsel, financial advisors or accountants and any advice of such Persons or opinion of counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion of counsel;

(iii)

the Trust Administrator shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trust Administrator reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trust Administrator of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trust Administrator shall have actual knowledge (which has not been cured or waived), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs;

(iv)

the Trust Administrator shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(v)

prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default that may have occurred, the Trust Administrator shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing greater than 50% of the Voting Rights allocated to each Class of Certificates; provided, however, that if the payment within a reasonable time to the Trust Administrator of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trust Administrator, not reasonably assured to the Trust Administrator by the security afforded to it by the terms of this Agreement, the Trust Administrator may require reasonable indemnity against such expense or liability as a condition to taking any such action; the reasonable expense of every such investigation shall be paid (A) by the Master Servicer or by the applicable Servicer in the event that such investigation relates to an Event of Default by the Master Servicer or by such Servicer, respectively, if an Event of Default by the Master Servicer or such Servicer shall have occurred and is continuing, and (B) otherwise by the Certificateholders requesting the investigation;

(vi)

the Trust Administrator may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trust Administrator shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care;

(vii)

the Trust Administrator shall not be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

(viii)

the Trust Administrator shall not be liable for any loss on any investment of funds pursuant to this Agreement except as provided in Section 3.05(e);

(ix)

the right of the Trust Administrator to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trust Administrator shall not be answerable for other than its negligence or willful misconduct in the performance of such act; and

(x)

The Trust Administrator shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder.

(b)

All rights of action under this Agreement or under any of the Certificates, enforceable by the Trust Administrator, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or other proceeding relating thereto, and any such suit, action or proceeding instituted by the Trust Administrator shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

SECTION 10.03

Trust Administrator Not Liable for Certificates or Mortgage Loans.

The recitals contained herein shall be taken as the statements of the Depositor or the Master Servicer or a Servicer, as the case may be, and the Trust Administrator assumes no responsibility for their correctness.  The Trust Administrator makes no representations as to the validity or sufficiency of this Agreement, the Certificates or of any Mortgage Loan or related document.  The Trust Administrator shall not be accountable for the use or application by the Depositor, the Seller, the Master Servicer or the Servicers of any funds paid to the Depositor or the Master Servicer or any Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Certificate Account by the Depositor, the Seller or the Master Servicer or the Servicers.  The Trust Administrator shall not be responsible for the legality or validity of this Agreement or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder.  The Trust Administrator shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection for any security interest or lien granted to it hereunder or to record this Agreement.

SECTION 10.04

Trust Administrator May Own Certificates.

The Trust Administrator in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trust Administrator.

SECTION 10.05

Trust Administrator’s Fees and Expenses.

As compensation for its services hereunder, the Trust Administrator shall be entitled to withdraw from the Certificate Account (i) the amount of the Trust Administrator Fee, if any, pursuant to Section 3.08(b)(i) for each Mortgage Loan prior to any distributions on the Certificates and (ii) the investment income or other benefit derived from balances in the Certificate Account pursuant to Section 3.05(e).  The Trust Administrator and any director, officer, employee or agent of the Trust Administrator shall be indemnified by DLJMC (or if DLJMC shall fail to do so, by the Trust) and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement, (b) the Certificates, (c) the Custodial Agreement, (d) the Interest Rate Cap Agreements, (e) the Policy or (f) the performance of any of the Trust Administrator’s duties hereunder or under the Custodial Agreement, the Interest Rate Cap Agreements or the Policy, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trust Administrator’s duties hereunder or incurred by reason of any action of the Trust Administrator taken at the direction of the Certificateholders and (ii) resulting from any error in any tax or information return prepared by the Master Servicer or a Servicer; provided however, that the sum of (x) such indemnity amounts payable by DLJMC or the Trust to the Trust Administrator pursuant to this Section 10.05 and (y) the indemnity amounts payable by DLJMC or the Trust to the Master Servicer pursuant to Section 3.14(c), shall not exceed $200,000 per year; provided, further, that any amounts not payable by DLJMC or the Trust to the Trust Administrator due to the preceding proviso shall be payable by DLJMC (or if DLJMC fails to do so, by the Trust) in any succeeding year, subject to the aggregate $200,000 per annum limitation imposed by the preceding proviso; provided that DLJMC will promptly reimburse the Trust for any amounts paid by the Trust if DLJMC failed to make such payment to the Trust Administrator.  Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trust Administrator hereunder.  Without limiting the foregoing, DLJMC (or if DLJMC fails to do so, the Trust) shall, except as otherwise agreed upon in writing by DLJMC and the Trust Administrator, and except for any such expense, disbursement or advance as may arise from the Trust Administrator’s negligence, bad faith or willful misconduct, pay or reimburse the Trust Administrator (up to a maximum of $150,000), for all reasonable expenses, disbursements and advances incurred or made by the Trust Administrator in accordance with any of the provisions of this Agreement with respect to:  (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trust Administrator, to the extent that the Trust Administrator must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates.  In addition, DLJMC (or if DLJMC fails to do so, the Trust) shall pay or reimburse the Trust Administrator for recertification fees required to be paid by the Trust Administrator pursuant to a Custodial Agreement.  Except as otherwise provided herein, the Trust Administrator shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trust Administrator in the ordinary course of its duties as Trust Administrator, Registrar, Tax Matters Person or Paying Agent hereunder.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Trust Administrator be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trust Administrator has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 10.06

Eligibility Requirements for Trust Administrator.

The Trust Administrator hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or banking association organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and (c) with respect to every successor Trust Administrator hereunder an institution the long-term unsecured debt obligations of which are rated at least “A/F1” or better by Fitch and BBB or better by S&P unless the failure of the Trust Administrator’s long-term unsecured debt obligations to have such ratings would not result in the lowering of the ratings originally assigned to any Class of Certificates (without regard to the Policy).  In addition, if Fitch is a Rating Agency, the Trust Administrator hereunder at all times (i) may not be a Master Servicer, a Servicer, the Depositor or an affiliate of the Depositor unless the Trust Administrator is in an institutional trust department of the Trust Administrator and (ii) must be rated at least “A/F1” on its long term debt obligations by Fitch or such other rating acceptable to Fitch pursuant to a rating confirmation.  If such corporation or banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 10.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of this Section 10.06, the Trust Administrator shall resign immediately in the manner and with the effect specified in Section 10.07 hereof.

SECTION 10.07

Resignation and Removal of Trust Administrator.

The Trust Administrator may at any time resign and be discharged from the trusts hereby created by (a) giving written notice of resignation to the Depositor, the Seller, the Trustee, the Master Servicer, the Special Servicer, the Back-up Servicer and the Servicers and by mailing notice of resignation by first class mail, postage prepaid, to the Certificateholders at their addresses appearing on the Certificate Register, and to the Rating Agencies, not less than 60 days before the date specified in such notice when, subject to Section 10.08, such resignation is to take effect, and (b) acceptance by a successor trust administrator in accordance with Section 10.08 meeting the qualifications set forth in Section 10.06.

If at any time the Trust Administrator shall cease to be eligible in accordance with the provisions of Section 10.06 hereof and shall fail to resign after written request thereto by the Depositor, or if at any time the Trust Administrator shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trust Administrator or of its property shall be appointed, or any public officer shall take charge or control of the Trust Administrator or of its property or affairs for the purpose of rehabilitation, conservation or liquidation or if the Trust Administrator breaches any of its obligations or representations hereunder, then the Depositor may remove the Trust Administrator and appoint a successor trust administrator by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trust Administrator and one copy to the successor trust administrator.  The Trust Administrator may also be removed at any time by the Trustee or the Holders of Certificates evidencing not less than 50% of the Voting Rights evidenced by the Certificates.  Notice of any removal of the Trust Administrator and acceptance of appointment by the successor trust administrator shall be given to the Rating Agencies by the Depositor.

If no successor trust administrator shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or receipt of a notice of removal, the resigning Trust Administrator may, at the Trust Fund’s expense, petition any court of competent jurisdiction for the appointment of a successor trust administrator.

Notwithstanding the foregoing, if the Master Servicer shall for any reason no longer be Master Servicer hereunder, at DLJMC’s request, the Trust Administrator shall resign, upon the selection and appointment of a successor trust administrator meeting the qualifications set forth in Section 10.06.

Any resignation or removal of the Trust Administrator and appointment of a successor trust administrator pursuant to any of the provisions of this Section 10.07 shall become effective upon acceptance of appointment by the successor trust administrator as provided in Section 10.08 hereof.

SECTION 10.08

Successor Trust Administrator.

Any successor trust administrator appointed as provided in Section 10.07 hereof shall execute, acknowledge and deliver to the Depositor and to its predecessor trust administrator an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trust administrator shall become effective and such successor trust administrator, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trust administrator herein.  The Depositor, upon receipt of all amounts due it hereunder, and the predecessor trust administrator shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trust administrator all such rights, powers, duties, and obligations.

No successor trust administrator shall accept appointment as provided in this Section 10.08 unless at the time of such acceptance such successor trust administrator shall be eligible under the provisions of Section 10.06 hereof and its acceptance shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trust administrator as provided in this Section 10.08, the Depositor shall mail notice of the succession of such trust administrator hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register.  If the Depositor fails to mail such notice within ten days after acceptance of appointment by the successor trust administrator, the successor trust administrator shall cause such notice to be mailed at the expense of the Depositor.

SECTION 10.09

Merger or Consolidation of Trust Administrator.

Any Person into which the Trust Administrator may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trust Administrator shall be a party, or any Person succeeding to the business of the Trust Administrator, shall be the successor of the Trust Administrator hereunder, provided that such Person shall be eligible under the provisions of Section 10.06 hereof without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 10.10

Appointment of Co-Trust Administrator or Separate Trust Administrator.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Master Servicer and the Trust Administrator acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trust Administrator to act as co-trust administrator or co-trust administrators jointly with the Trust Administrator, or separate trust administrator or separate trust administrators, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the applicable Certificateholders, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 10.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trust Administrator may consider necessary or desirable.  If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trust Administrator alone shall have the power to make such appointment.  No co-trust administrator or separate trust administrator hereunder shall be required to meet the terms of eligibility as a successor trust administrator under Section 10.06 and no notice to Certificateholders of the appointment of any co-trust administrator or separate trust administrator shall be required under Section 10.08.

Every separate trust administrator and co-trust administrator shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(a)

all rights, powers, duties and obligations conferred or imposed upon the Trust Administrator, except for any obligation of the Trust Administrator under this Agreement to advance funds on behalf of the Master Servicer or the Servicer, shall be conferred or imposed upon and exercised or performed by the Trust Administrator and such separate trust administrator or co-trust administrator jointly (it being understood that such separate trust administrator or co-trust administrator is not authorized to act separately without the Trust Administrator joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed by the Trust Administrator (whether as Trust Administrator hereunder or as successor to the Master Servicer or the Servicer), the Trust Administrator shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trust administrator or co-trust administrator, but solely at the direction of the Trust Administrator;

(b)

no trust administrator hereunder shall be held personally liable by reason of any act or omission of any other trust administrator hereunder; and

(c)

the Master Servicer and the Trust Administrator acting jointly may at any time accept the resignation of or remove any separate trust administrator or co-trust administrator.

Any notice, request or other writing given to the Trust Administrator shall be deemed to have been given to each of the then separate trust administrators and co-trust administrators, as effectively as if given to each of them.  Every instrument appointing any separate trust administrator or co-trust administrator shall refer to this Agreement and the conditions of this Article X.  Each separate trust administrator and co-trust administrator, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trust Administrator or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trust Administrator.  Every such instrument shall be filed with the Trust Administrator and a copy thereof given to the Master Servicer or the Servicers and the Depositor.

Any separate trust administrator or co-trust administrator may, at any time, constitute the Trust Administrator, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name.  The Trust Administrator shall not be responsible for any action or inaction of any separate Trust Administrator or Co-Trust Administrator.  If any separate trust administrator or co-trust administrator shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trust Administrator, to the extent permitted by law, without the appointment of a new or successor trust administrator.

SECTION 10.11

Office of the Trust Administrator.

The office of the Trust Administrator for purposes of receipt of notices and demands is the Corporate Trust Office.

SECTION 10.12

Tax Return.

The Master Servicer and each Servicer, upon request, will furnish the Trust Administrator with all such information related to the Mortgage Loans in the possession of the Master Servicer or such Servicer as may be reasonably required in connection with the preparation by the Trust Administrator of all tax and information returns of the Trust Fund, and the Trust Administrator shall sign such returns. The Master Servicer and each Servicer, severally and not jointly, shall indemnify the Trust Administrator for all reasonable costs, including legal fees and expenses, related to errors in such tax returns due to errors only in such information provided by the Master Servicer or by such Servicer.

SECTION 10.13

[Reserved].

SECTION 10.14

Determination of Certificate Index.

On each Interest Determination Date, the Trust Administrator shall determine the Certificate Index for the Accrual Period and make it available to the Master Servicer, and such rate shall be final and binding, absent a manifest error of the Trust Administrator.

ARTICLE XI

TERMINATION

SECTION 11.01

Termination upon Liquidation or Purchase of all Mortgage Loans.

The obligations and responsibilities of the Master Servicer, the Special Servicer, the Back-up Servicer, the Servicers, the Modification Oversight Agent, the Seller, the Depositor, the Trustee and the Trust Administrator created hereby with respect to the Trust Fund created hereby shall terminate upon the earlier of:

(A)

(i) with respect to the Group 1 Mortgage Loans, the purchase by the Terminating Entity, at its election, of all the Mortgage Loans in Pool 1 and all property acquired in respect of any remaining Mortgage Loan in Loan Group 1 which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Stated Principal Balance of the Group 1 Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Stated Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date; or

(ii) with respect to the Group B Mortgage Loans, the purchase by the Terminating Entity, at its election, of all the Group B Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 which purchase right the Terminating Entity may exercise at its sole and exclusive election as of any Distribution Date (such applicable Distribution Date being herein referred to as the “Optional Termination Date”) on or after the date on which the aggregate Principal Balance of the Group B Mortgage Loans, at the time of the purchase is less than 10% of the aggregate Principal Balance of the Group B Mortgage Loans as of the Cut-off Date; or

(B)

the later of (i) twelve months after the maturity of the last Mortgage Loan remaining in the Trust Fund, (ii) the liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (iii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; or

(C)

with respect to Group B Mortgage Loans, the purchase by the Auction Purchaser of all Group B Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (with respect to the Group B Mortgage Loans, the “Trust Collateral”) as described below.

In no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Mr. Joseph P. Kennedy, former Ambassador of the United States to Great Britain, living on the date of execution of this Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.

The “Mortgage Loan Purchase Price” for any such Optional Termination with respect to the Group 1 Mortgage Loans shall be equal to the sum of (i) 100% of the Stated Principal Balance of each Group 1 Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Group 1 Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property related to a Group 1 Mortgage Loan, the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Group 1 Mortgage Loan related to any REO Property, plus accrued and unpaid interest thereon at the applicable mortgage rate, and (iii) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, with respect to a Group 1 Mortgage Loan other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee, Trust Administrator, Master Servicer and Custodians (the sum of (i), (ii) and (iii), collectively, the “Group 1 Par Value”).  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Group 1 Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Group 1 Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Group 1 Mortgage Loans as of the Cut-off Date (the “Group 1 Auction Date”), the Trust Administrator shall solicit bids for the all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for all of the related Trust Collateral, and one of such bids is equal to or greater than the Group 1 Par Value, the Trust Administrator shall sell all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 to the highest bidder (the “Group 1 Auction Purchaser”) at the price offered by the Group 1 Auction Purchaser (the “Group 1 Mortgage Loan Auction Price”).  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Group 1 Par Value, the Trust Administrator shall, on each six-month anniversary of the initial Group 1 Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Group 1 Par Value, and sells all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 to the Group 1 Auction Purchaser at the Group 1 Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Group 1 Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Group 1 Par Value.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group 1 Mortgage Loans of the sale of all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 pursuant to this Section 11.01 (an “Group 1 Auction Sale”) and of the Group 1 Auction Date.  Notwithstanding anything to the contrary herein, the Group 1 Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

The “Mortgage Loan Purchase Price” for any such Optional Termination with respect to the Group B Mortgage Loans shall be equal to the greater of (a) the sum of (i) 100% of the Stated Principal Balance of each Group B Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon from the date to which such interest was paid or advanced at the sum of the applicable Mortgage Rate, to but not including the Due Date in the month of the final Distribution Date (or the Net Mortgage Rate with respect to any Group B Mortgage Loan currently serviced by the entity exercising such Optional Termination) and (ii) with respect to any REO Property related to a Group B Mortgage Loan, the lesser of (x) the appraised value of such REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Group B Mortgage Loan related to any REO Property, plus accrued and unpaid interest thereon at the applicable mortgage rate, and (iii) any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, with respect to a Group B Mortgage Loan other than any remaining unreimbursed Advances and Servicing Advances and unpaid Servicing Fees, if any, due to the Terminating Entity, and other amounts payable to the Trustee, Trust Administrator, Master Servicer and Custodians (the sum of (i), (ii) and (iii), collectively, the “Group B Par Value”) and (b) the Fair Market Value of all of the property of the Trust related to the Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10.  The “Fair Market Value” shall be the fair market value of all of the property of the Trust related to Loan Group 2, Loan Group 3 and Loan Group 4, as agreed upon between the Terminating Entity and a majority of the holders of the Class AR-L Certificates; provided, however, that if the Terminating Entity and a majority of the holders of the Class AR-L Certificates do not agree upon the fair market value of all of such property of the Trust, the Terminating Entity, or an agent appointed by the Terminating Entity, shall solicit bids for all of such property of the Trust until it has received three bids, and the Fair Market Value shall be equal to the highest of such three bids.  The Trust Administrator shall give notice to the Rating Agencies of election to purchase the Group B Mortgage Loans pursuant to this Section 11.01 and of the Optional Termination Date.

On any Distribution Date on or after the date on which the aggregate Principal Balance of the Group B Mortgage Loans at the time of the purchase is less than 5% of the aggregate Principal Balance of the Group B Mortgage Loans as of the Cut-off Date (the “Group B Auction Date”), the Trust Administrator shall solicit bids for the all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans.  If the Trust Administrator receives at least three bids for all of the related Trust Collateral, and one of such bids is equal to or greater than the Group B Par Value, the Trust Administrator shall sell all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 to the highest bidder (the “Group B Auction Purchaser”) at the price offered by the Group B Auction Purchaser (the “Group B Mortgage Loan Auction Price”).  If the Trust Administrator receives less than three bids, or does not receive any bid that is equal to or greater than the Group B Par Value, the Trust Administrator shall, on each six-month anniversary of the initial Group B Auction Date, repeat these auction procedures until the Trust Administrator receives a bid that is equal to or greater than the Group B Par Value, and sells all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 to the Group B Auction Purchaser at the Mortgage Loan Purchase Price; provided, however, that the Trust Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Group B Auction Date unless the Trust Administrator reasonably believes that there is a reasonable likelihood of receiving a bid in excess of the Group B Par Value.  The Trust Administrator shall give notice to the Rating Agencies and each Servicer that is servicing any of the Group B Mortgage Loans of the sale of all of the related Trust Collateral for Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 pursuant to this Section 11.01 (an “Group B Auction Sale”) and of the Group B Auction Date.  Notwithstanding anything to the contrary herein, the Group B Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 11.02

Determination of the Terminating Entity

(a)

If any Servicer intends to be the Terminating Entity, such party must give written notice to the Trust Administrator no later than twenty (20) days prior to the first day of the applicable Optional Termination Notice Period.  Such notice shall also indicate the Loan Groups of the Mortgage Loans to be repurchased.  Upon receiving such notice, the Trust Administrator shall immediately request from DLJMC and DLJMC shall deliver no later than seventeen (17) days prior to the first day of the Optional Termination Notice Period a letter indicating whether or not DLJMC retains the servicing rights to any Mortgage Loan in any of the related Loan Groups.

(b)

With respect to the purchase of the Mortgage Loans, the Trust Administrator shall determine the “Terminating Entity” as follows:

(i)

DLJMC, if it is the owner of the servicing rights with respect to any Group 1 or Group B Mortgage Loan on the Optional Termination Date;

(ii)

SPS, if (a) DLJMC is not the owner of the servicing rights with respect to any Group 1 or Group B Mortgage Loan on the Optional Termination Date and (b) SPS is a Servicer with respect to any Group 1 or Group B Mortgage Loan on the Optional Termination Date and SPS has given notice to the Trust Administrator pursuant to Section 11.02(a) above;

(iii)

the Majority Servicer of the Group 1 or Group B Mortgage Loans on the Optional Termination Date, if (a) DLJMC is not the owner of the servicing rights with respect to any Group 1 or Group B Mortgage Loan on the Optional Termination Date and (b) SPS has not given notice to the Trust Administrator pursuant to Section 11.02(a) above.

(c)

No later than fifteen (15) days prior to the first day of an Optional Termination Notice Period, the Trust Administrator shall provide notice to each Servicer that is a servicer of any of the applicable Mortgage Loans of the occurrence of the Optional Notice Period and the identity of those parties who may be entitled to be the Terminating Entity.

SECTION 11.03

Procedure Upon Optional Termination or Auction Sale.

(a)

In case of any Optional Termination the Terminating Entity shall, no later than ten (10) days prior to the first day of the Optional Termination Notice Period notify the Trustee and Trust Administrator of such Optional Termination Date and of the applicable purchase price of the Mortgage Loans to be purchased.  Upon the purchase by the Terminating Entity of any Mortgage Loans pursuant to Section 11.01, the Trust Administrator shall notify each Servicer that is servicing any of such Mortgage Loans of such purchase.

(b)

Any purchase of the Mortgage Loans by the Terminating Entity shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account, as applicable, before the Distribution Date on which such purchase is effected.  Upon receipt by the Trust Administrator of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Terminating Entity  to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans.  Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trust Administrator subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

(c)

Any purchase of the Trust Collateral by the related Auction Purchaser shall be made on an Auction Date by receipt of the Trust Administrator of the related Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the such Mortgage Loan Auction Price into the Certificate Account by the Trust Administrator before the Distribution Date on which such purchase is effected.  Upon deposit of such purchase price into the Certificate Account, the Trustee and the Trust Administrator and each co-trust administrator and separate trust administrator, if any, then acting as such under this Agreement, shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

(d)

Notice of the Distribution Date on which the Trust Administrator anticipates that the final distribution shall be made on a Class of Certificates (whether upon Optional Termination, Auction Sale or otherwise), shall be given promptly by the Trust Administrator by first class mail to Holders of the affected Certificates.  Such notice shall be mailed no earlier than the 15th day and not later than the 10th day preceding the applicable Optional Termination Date, Auction Date or date of final distribution, as the case may be.  Such notice shall specify (i) the Distribution Date upon which final distribution on the affected Certificates will be made upon presentation and surrender of such Certificates at the office or agency therein designated, (ii) the amount of such final distribution and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, such distribution being made only upon presentation and surrender of such Certificates at the office or agency maintained for such purposes (the address of which shall be set forth in such notice).

(e)

In the event that any Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trust Administrator shall give a second written notice to the remaining such Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto.  If within six months after the second notice all the Certificates shall not have been surrendered for cancellation, the Trust Administrator may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to the Trust Fund.

SECTION 11.04

Additional Termination Requirements.

(a)

In the event the Terminating Entity exercises an Optional Termination pursuant to Section 11.01(A) or an Auction Sale pursuant to Section 11.01(C), the REMIC holding the Mortgage Loans shall be liquidated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

within 90 days prior to the final Distribution Date set forth in the notice given by the Trust Administrator under Section 11.03, the Holder the Class AR-L Certificates shall adopt a plan of complete liquidation of the related Subsidiary REMIC; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for such Subsidiary REMIC and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of such Subsidiary REMIC to the Terminating Entity for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of such REMIC prior to the close of that calendar quarter.

(b)

Upon the exercise of an Optional Termination by the Terminating Entity or upon the occurrence of an Auction Sale, in each case, pursuant to paragraph (a) of this Section if no other Subsidiary REMIC shall remain outstanding following such termination, the Middle REMICs and the Master REMIC shall be terminated in accordance with the following additional requirements, unless the Trustee and the Trust Administrator have received an Opinion of Counsel to the effect that the failure to comply with the requirements of this Section will not (i) result in the imposition of taxes on a “prohibited transaction” of any REMIC formed hereby, as described in Section 860F of the Code, or (ii) cause any REMIC formed hereby to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(i)

concurrently with the adoption of the plan of complete liquidation of the Subsidiary REMIC, as set forth in paragraph (a) of this Section, the Holder of the Class AR Certificates shall adopt a plan of complete liquidation of the Master REMIC and each Middle REMIC; and

(ii)

at or after the time of adoption of any such plan of complete liquidation for the Master REMIC and each Middle REMIC, and at or prior to the final Distribution Date of the Subsidiary REMIC, the Trustee shall sell all of the assets of the Master REMIC and each Middle REMIC to the Depositor for cash; provided, however, that in the event that a calendar quarter ends after the time of adoption of such a plan of complete liquidation but prior to the final Distribution Date, the Trustee shall not sell any of the assets of the Master REMIC or either Middle REMIC prior to the close of that calendar quarter.

(c)

By its acceptance of a Residual Certificate, the Holder thereof hereby agrees to adopt such a plan of complete liquidation and to take such other action in connection therewith as may be reasonably required to liquidate and otherwise terminate the Master REMIC, each Middle REMIC and each Subsidiary REMIC.

ARTICLE XII

MISCELLANEOUS PROVISIONS

SECTION 12.01

Amendment.

(a)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Back-up Servicer, the Trust Administrator and the Trustee, without the consent of any of the Certificateholders,

(i)

to cure any error or ambiguity,

(ii)

to correct or supplement any provisions herein that may be inconsistent with any other provisions herein or in the Prospectus Supplement,

(iii)

to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of any REMIC formed hereby as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim against the Trust Fund, provided that the Trustee has received an Opinion of Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect the status of any REMIC formed hereby as a REMIC or adversely affect in any material respect the interests of any Certificateholder,

(iv)

in connection with the appointment of a successor servicer, to modify, eliminate or add to any of the servicing provisions, provided the Rating Agencies confirm the rating of the Certificates;

(v)

to make any other provisions with respect to matters or questions arising under this Agreement that are not materially inconsistent with the provisions of this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(a)(v) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates;

(vi)

Notwithstanding any other provision of this Agreement, no amendment shall be made affecting the rights of the Holders of the Class PP or Class 1-P Certificates to receive Assigned Prepayment Premiums, including any amendment to Section 3.22, without the consent of 100% of the Holders of the Class PP and Class 1-P Certificates; or

(vii)

to comply with the provisions of Regulation AB.

(b)

This Agreement may be amended from time to time by the Depositor, the Master Servicer, the Modification Oversight Agent, the Special Servicer, the Servicers, the Seller, the Trust Administrator and the Trustee with the consent of the Holders of Certificates evidencing, in the aggregate, not less than 66-2/3% of the Voting Rights of all the Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of, delay the timing of or change the manner in which payments received on or with respect to Mortgage Loans are required to be distributed with respect to any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of a Class of Certificates in a manner other than as set forth in (i) above without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class, (iii) reduce the aforesaid percentages of Voting Rights, the holders of which are required to consent to any such amendment without the consent of 100% of the Holders of Certificates of the Class affected thereby, (iv) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in Section 11.01(A) relating to optional termination of the Trust Fund, (v) change the percentage of the Stated Principal Balance of the Mortgage Loans specified in the last two paragraphs of Section 11.01 relating to an Auction Sale or (vi) modify the provisions of this Section 12.01.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

(c)

Promptly after the execution of any amendment to this Agreement, the Trust Administrator shall furnish written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

(d)

Prior to the execution of any amendment to this Agreement, each of the Trustee and the Trust Administrator shall receive and be entitled to conclusively rely on an Opinion of Counsel (at the expense of the Person seeking such amendment) stating that the execution of such amendment is authorized and permitted by this Agreement.  The Trustee and the Trust Administrator may, but shall not be obligated to, enter into any such amendment which affects the Trustee’s or the Trust Administrator’s own rights, duties or immunities under this Agreement.

(e)

The Master Servicer and the Trust Administrator may consent to any amendment of a Designated Servicing Agreement to make any other provisions with respect to matters or questions arising under such Designated Servicing Agreement or this Agreement that are not materially inconsistent with the provisions of such Designated Servicing Agreement and this Agreement, provided that such action shall not adversely affect in any material respect the interests of any Certificateholder or cause an Adverse REMIC Event.  Any amendment pursuant to this Section 12.01(e) shall not be deemed to adversely affect in any material respect the interests of any Certificateholders if a letter is obtained from each Rating Agency stating that such amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates.

(f)

Neither the Master Servicer nor the Trust Administrator shall consent to any amendment of a Designated Servicing Agreement which shall adversely affect in any material respect the interests of the Holders of a Class of Certificates without the consent of the Holders of Certificates evidencing not less than 66-2/3% of the Voting Rights of such Class.

It shall not be necessary for the consent of Certificateholders under this Section to approve the particular form of any proposed amendment of a Designated Servicing Agreement, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trust Administrator may prescribe.

Promptly after the execution of any amendment to a Designated Servicing Agreement pursuant to this Section 12.01(e) or (f), the Trust Administrator shall furnish, upon written notice of such amendment, written notification of the substance of such amendment to each Certificateholder, and the Rating Agencies.

Notwithstanding anything to the contrary in this Section 12.01, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Servicers, the Seller, the Trust Administrator and the Trustee shall reasonably cooperate with the Depositor and its counsel to enter into such amendments or modifications to the Agreement as may be necessary to comply with Regulation AB and any interpretation thereof by the Commission.

SECTION 12.02

Recordation of Agreement; Counterparts.

(a)

This Agreement (other than Schedule I) is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere.  Such recordation, if any, shall be effected by the Depositor at its expense, but only upon direction by the Trustee (acting at the direction of the holders of Certificates evidencing a majority of the aggregate Class Principal Balance) accompanied by an Opinion of Counsel (at the Depositor’s expense) to the effect that such non-recordation materially and adversely affects the interests of the Certificateholders.

(b)

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 12.03

Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 12.04

Intention of Parties.

(a)

It is the express intent of the Depositor, the Seller, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Servicers, the Back-up Servicer, the Trust Administrator and the Trustee that (i) the conveyance by DLJMC of the Mortgage Loans to the Depositor pursuant to the Assignment and Assumption Agreement and (v) the conveyance by the Depositor to the Trustee as provided for in Section 2.01 of each of the Seller’s and Depositor’s right, title and interest in and to the Mortgage Loans be, and be construed as, an absolute sale and assignment by DLJMC to the Depositor and by the Depositor to the Trustee of the Mortgage Loans for the benefit of the Certificateholders.  Further, it is not intended that any conveyance be deemed to be a pledge of the Mortgage Loans by DLJMC to the Depositor or by the Depositor to the Trustee to secure a debt or other obligation.  However, in the event that the Mortgage Loans are held to be property of DLJMC, or the Depositor, as applicable, or if for any reason the Assignment and Assumption Agreement or this Agreement is held or deemed to create a security interest in the Mortgage Loans, then it is intended that (i) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (ii) the conveyances provided for in Section 2.01 shall be deemed to be a grant by each of the Seller and the Depositor to the Trustee on behalf of the Certificateholders, to secure payment in full of the Secured Obligations (as defined below), of a security interest in all of the Seller’s and the Depositor’s right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related insurance policies and all other documents in the related Mortgage Files, and all accounts, contract rights, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and uncertificated securities consisting of, arising from or relating to (A) the Mortgage Loans, including with respect to each Mortgage Loan, the Mortgage Note and related Mortgage, and all other documents in the related Trustee Mortgage Files, and including any Qualified Substitute Mortgage Loans; (B) pool insurance policies, hazard insurance policies and any bankruptcy bond relating to the foregoing, if applicable; (C) the Certificate Account; (D) the Collection Account; (E) all amounts payable after the Cut-off Date to the holders of the Mortgage Loans in accordance with the terms thereof; (F) all income, payments, proceeds and products of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; and (G) all cash and non-cash proceeds of any of the foregoing; (iii) the possession by the Trustee or any other agent of the Trustee of Mortgage Notes or such other items of property as constitute instruments, money, documents, advices of credit, letters of credit, goods, certificated securities or chattel paper shall be deemed to be a “possession by the secured party”, or possession by a purchaser or a person designated by him or her, for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313, 8-313 or 8-321 thereof); and (iv) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, securities intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law.  “Secured Obligations” means (i) the rights of each Certificateholder to be paid any amount owed to it under this Agreement and (ii) all other obligations of the Seller and the Depositor under this Agreement and the Assignment and Assumption Agreement.

(b)

The Seller and the Depositor, and, at the Depositor’s direction, the Master Servicer or the Servicers, the Trustee and the Trust Administrator, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority as applicable.  The Depositor shall prepare and file, at the related Servicer’s expense, all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (i) continuation statements, and (ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or any Servicer or the Depositor in any Mortgage Loan.

SECTION 12.05

Notices.

In addition to other notices provided under this Agreement, the Trust Administrator shall notify the Rating Agencies in writing: (a) of any substitution of any Mortgage Loan; (b) of any payment or draw on any insurance policy applicable to the Mortgage Loans; (c) of the final payment of any amounts owing to a Class of Certificates; (d) any Event of Default under this Agreement; and (e) in the event any Mortgage Loan is purchased in accordance with this Agreement.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when received (i) in the case of the Depositor, Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Peter Sack (with a copy to Credit Suisse First Boston Mortgage Securities Corp., 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention:  Bruce Kaiserman), (ii) in the case of the Trustee, the Corporate Trust Office, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee, (iii) in the case of Wells Fargo, as Master Servicer and as Trust Administrator, the Corporate Trust Office, or such other address as may be hereafter furnished to the Depositor and the Trustee by Wells Fargo in writing, (iv) in the case of DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Bruce Kaiserman (with a copy to DLJMC, 11 Madison Avenue, 4th Floor, New York, New York 10010, Attention: Pete Sack), or such other address as may be hereafter furnished to the Depositor and the Trustee by DLJMC in writing, (v) in the case of Banco Popular, to Banco Popular De Puerto Rico, GPO Box 362708, San Juan, PR 00936-2708, Attention: Treasury and Investments Division, (vi) in the case of Standard and Poor’s Ratings Services, a division of The McGraw Hill Companies, 55 Water Street, New York, New York, Attention: Martin Kennedy, (vii) in the case of Fitch Ratings, One State Street Plaza, New York, New York 10004, (viii) in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, (ix) in the case of Wells Fargo, as a Servicer, to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: John Brown, MAC X2302-033, with a copy to Wells Fargo Bank, N.A., 1 Home Campus, Des Moines, IA  50328-0001, Attention: General Counsel MAC X2401-06T, (x) in the case of any notice or notification required to be delivered by the Trust Administrator to the Depositor pursuant to Article XIII, to Credit Suisse First Boston Mortgage Securities Corporation via facsimile at (917) 362-7936 or via e-mail at bruce.kaiserman@credit-suisse.com and (xi) in the case of R&G Mortgage Corp., 280 Jesus T. Piñero Ave. San Juan, PR 00918.

SECTION 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 12.07

Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the Trust Fund, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trust Administrator a written notice of an Event of Default and of the continuance thereof, as provided herein, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request upon the Trust Administrator to institute such action, suit or proceeding in its own name as Trust Administrator hereunder and shall have offered to the Trust Administrator such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trust Administrator, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trust Administrator, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders.  For the protection and enforcement of the provisions of this Section 12.07, each and every Certificateholder and the Trust Administrator shall be entitled to such relief as can be given either at law or in equity.

SECTION 12.08

Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trust Administrator pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 12.09

Protection of Assets.

Except for transactions and activities entered into in connection with the securitization that is the subject of this agreement, the trust created by this agreement is not authorized and has no power to:

(i)

borrow money or issue debt;

(ii)

merge with another entity, reorganize, liquidate or sell assets; or

(iii)

engage in any business or activities.

Each party to this agreement agrees that it will not file an involuntary bankruptcy petition against the Trust Fund or initiate any other form of insolvency proceeding until after the Certificates have been paid.

SECTION 12.10

Non-Solicitation.

From and after the date of this Agreement, each of the Depositor, the Seller, the Master Servicer, the Servicers, the Modification Oversight Agent, the Trust Administrator and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party's behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part.  Notwithstanding the foregoing, it is understood and agreed that neither (i) promotions undertaken by the Depositor, the Seller, the Master Servicer, any Servicer, the Modification Oversight Agent, the Trust Administrator or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, radio and television advertisements nor (ii) serving the refinancing needs of a Mortgagor who, without solicitation, contact either party in connection with the refinance of such Mortgage or Mortgage Loan, shall constitute solicitation under this Section 12.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans.  None of the Depositor, the Seller, the Master Servicer, a Servicer, the Modification Oversight Agent, the Trust Administrator or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

ARTICLE XIII

EXCHANGE ACT REPORTING

SECTION 13.01

Commission Reporting.

The Trust Administrator, each Servicer and the Master Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act.  The Trust Administrator shall prepare on behalf of the Depositor any Forms 8-K, 10-D and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and, except as provided herein, the Depositor shall sign and the Trust Administrator shall file (via EDGAR) such Forms on behalf of the Depositor.

Form 10-D and From 10-K require the registrant to indicate (by checking “yes” or “no”) that it “(1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.”  The Depositor hereby represents to the Trust Administrator that the Depositor has filed all such required reports during the preceding 12 months and that it has been subject to such filing requirement for the past 90 days.  The Depositor shall notify the Trust Administrator in writing, no later than the fifth calendar day after the related Distribution Date with respect to the filing of a report on Form 10-D and no later than March 15th with respect to the filing of a report on Form 10-K, if the answer to the questions should be “no.”  The Trust Administrator shall be entitled to rely on such representations in preparing, executing and/or filing any such report.

SECTION 13.02

Form 10-D Reporting

Within 15 days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trust Administrator shall prepare and file on behalf of the Trust Fund any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act.  The Trust Administrator shall file each Form 10-D with a copy of the related Monthly Statement attached thereto.  Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be reported by the parties set forth on Exhibit R hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit R hereto, within 5 calendar days after the related Distribution Date, (i) the parties set forth thereon shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible party thereof, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-D Disclosure, if applicable together with an additional disclosure notification in the form of Exhibit V hereto (an “Additional Disclosure Notification”) and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-D Disclosure on Form 10-D.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-D Disclosure on Form 10-D pursuant to this paragraph.

After preparing the Form 10-D, the Trust Administrator shall forward electronically a copy of the Form 10-D to the Depositor for review.  The Trust Administrator will provide a copy of the Form 10-D to the Depositor by the 11th calendar day after the related Distribution Date. On the 12th calendar day after the related Distribution Date, the Depositor will provide any changes or approval to the Trust Administrator (which may be furnished electronically).  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-D is in final form and the Trust Administrator may proceed with the execution and filing of the Form 10-D.  No later than the 13th calendar day after the related Distribution Date, the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-D prepared and filed by the Trust Administrator.  Each party to this Agreement acknowledges that the performance by the Trust Administrator of its duties under this Section 13.02 related to the timely preparation and filing of Form 10-D is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.02.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.03

Form 10-K Reporting

On or prior to the 90th day after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”) (it being understood that the fiscal year for the Trust ends on December 31st of each year), commencing in March 2008, the Trust Administrator shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act.  Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trust Administrator within the applicable time frames set forth in this Agreement, the related Custodial Agreements and the related Designated Servicing Agreement, (i) the Item 1123 Certification for each Servicer, each Additional Servicer, the Master Servicer and Trust Administrator as described under Section 13.06, (ii)(A) the Assessment of Compliance with servicing criteria for each Servicer, each Servicing Function Participant, the Master Servicer, Trust Administrator and any Servicing Function Participant engaged by such parties (each, a “Reporting Servicer”), as described under Section 13.07, and (B) if any Reporting Servicer’s Assessment of Compliance identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any Reporting Servicer’s Assessment of Compliance is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the Accountant’s Attestation for each Reporting Servicer, as described under Section 13.08, and (B) if any Accountant’s Attestation identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such Accountant’s Attestation is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a Sarbanes-Oxley Certification as described in Section 13.09 (provided, however, that the Trust Administrator, at its discretion may omit from the Form 10-K any annual compliance statement, assessment of compliance or attestation report that is not required to be filed with such Form 10-K pursuant to Regulation AB). Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be reported by the parties set forth on Exhibit W hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit W hereto, no later than March 15 of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, (i) the parties set forth on Exhibit W shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer,  a notice in the form of Exhibit V hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Additional Form 10-K Disclosure, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Additional Form 10-K Disclosure on Form 10-K.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Additional Form 10-K Disclosure on Form 10-K pursuant to this paragraph.

After preparing the Form 10-K, the Trust Administrator shall forward electronically a copy of the Form 10-K to the Depositor for review. Within three (3) business days of receipt, but in no event later than March 25, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 10-K.  In the absence of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 10-K is in final form.  No later than the close of business on the 4th Business Day prior to the 10-K Filing Deadline, the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will make available on its internet website a final executed copy of each Form 10-K prepared and filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 13.03 related to the timely preparation and filing of Form 10-K is contingent upon such parties (and the Custodians, Designated Servicers and any Additional Servicer or Servicing Function Participant) strictly observing all applicable deadlines in the performance of their duties under Article XIII.  The Trust Administrator shall not have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.04

Form 8-K Reporting

Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and if requested by the Depositor, the Trust Administrator shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates.  Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be reported by the parties set forth on Exhibit T hereto to the Depositor and the Trust Administrator and directed and approved by the Depositor pursuant to the following paragraph and the Trust Administrator will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit T hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than the end of business (New York City time) on the 2nd Business Day after the occurrence of a Reportable Event (i) the parties to this transaction shall be required to provide to the Trust Administrator and the Depositor, to the extent known by a responsible officer thereof, a notice in the form of Exhibit V attached hereto, along with, in EDGAR-compatible form, or in such other form as otherwise agreed upon by the Trust Administrator and such party, the form and substance of any Form 8-K Disclosure Information, if applicable, together with an Additional Disclosure Notification and (ii) the Depositor will approve, as to form and substance, or disapprove, as the case may be, the inclusion of the Form 8-K Disclosure Information.  The Depositor will be responsible for any reasonable fees and expenses assessed or incurred by the Trust Administrator in connection with including any Form 8-K Disclosure Information on Form 8-K pursuant to this paragraph.

After preparing the Form 8-K, the Trust Administrator shall forward electronically a copy of the Form 8-K to the Depositor for review.  Promptly, but no later than the close of business on the 3rd Business Day after the Reportable Event, the Depositor shall notify the Trust Administrator in writing (which may be furnished electronically) of any changes to or approval of such Form 8-K.  In the absence of receipt of any written changes or approval, the Trust Administrator shall be entitled to assume that such Form 8-K is in final form and the Trust Administrator may proceed with the execution and filing of the Form 8-K.  No later than noon New York City time on the 4th Business Day after the Reportable Event, the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trust Administrator.  If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trust Administrator will follow the procedures set forth in Section 13.05.  Promptly (but no later than 1 Business Day) after filing with the Commission, the Trust Administrator will, make available on its internet website a final executed copy of each Form 8-K prepared and filed by the Trust Administrator.  The parties to this Agreement acknowledge that the performance by the Trust Administrator of its duties under this Section 13.04 related to the timely preparation and filing of Form 8-K is contingent upon such parties strictly observing all applicable deadlines in the performance of their duties under this Section 13.04.  The Trust Administrator shall not have any liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.05

Delisting; Amendment; Late Filing of Reports

On or before January 30 of the first year in which the Trust Administrator is able to do so under applicable law, the Trust Administrator shall prepare and file a Form 15 Suspension Notification relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

In the event that the Trust Administrator is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed by this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement or for any other reason, the Trust Administrator will promptly, but no later than within one business day, notify electronically the Depositor.  In the case of Form 10-D and 10-K, the parties to this Agreement will cooperate to prepare and file a Form 12b-25 and a 10-D/A or 10-K/A, as applicable, pursuant to Rule 12b-25 of the Exchange Act.  In the case of Form 8-K, the Trust Administrator will, upon receipt of all required Form 8-K Disclosure Information and upon the approval and direction of the Depositor, include such disclosure information on the next Form 10-D.  In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended to include additional disclosure in connection with any additional Form 10-D disclosure (other than for the purpose of restating any Monthly Statement), additional Form 10-K or Form 8-K disclosure information, the Trust Administrator will electronically notify the Depositor and the affected parties and the Trust Administrator shall prepare and file, and such parties will cooperate in the preparation and filing of any necessary Form 8-K/A, 10-D/A or 10-K/A.  Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by the Depositor.  The parties to this Agreement acknowledge that the performance by the Trust Administrator and the Master Servicer of its duties under this Section 13.05 related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon each such party performing its duties under this Section.  Neither the Trust Administrator nor the Master Servicer shall have any liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trust Administrator’s inability or failure to obtain or receive, on a timely basis, any information from any other party hereto needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

SECTION 13.06

Annual Statements of Compliance

The Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer (including the Back-up Servicer and Special Servicer, as applicable) shall deliver or otherwise make available (and the Master Servicer, the Trust Administrator, the Modification Oversight Agent and each Servicer shall cause any Additional Servicer engaged by it to deliver or otherwise make available) to the Depositor, the Trustee and the Trust Administrator on or before March 15 of each year, commencing in March 2008, an Officer’s Certificate (an “Item 1123 Certificate”) stating, as to the signer thereof, that (A) a review of such party’s activities during the preceding calendar year or portion thereof and of such party’s performance under this Agreement, or such other applicable agreement in the case of an Additional Servicer, has been made under such officer’s supervision and (B) to the best of such officer’s knowledge, based on such review, such party has fulfilled all its obligations under this Agreement, or such other applicable agreement in the case of an Additional Servicer, in all material respects throughout such year or portion thereof, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.  Promptly after receipt of each such Item 1123 Certificate, the Depositor shall review such Item 1123 Certificate and, if applicable, consult with each such party, as applicable, as to the nature of any failures by such party, in the fulfillment of any of such party’s obligations hereunder or, in the case of an Additional Servicer, under such other applicable agreement.

The Master Servicer shall include all Item 1123 Certificates received by it from each Servicer with its Item 1123 Certificate to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Additional Servicer engaged by any such party is terminated or resign pursuant to the terms of this Agreement, or any applicable agreement in the case of an Additional Servicer, as the case may be, such party shall provide an Item 1123 Certificate pursuant to this Section 13.06 or to such applicable agreement, as the case may be, notwithstanding  any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of any Designated Servicer, to the extent set forth in the related Designated Servicing Agreement, to deliver to the Master Servicer an Item 1123 Certificate as may be required pursuant to the related Designated Servicing Agreement.  The Master Servicer shall include such Item 1123 Certificate with its own Item 1123 Certificate to be submitted to the Trust Administrator, the Depositor and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo in its capacity as a Servicer shall deliver its Item 1123 Certificate to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 13.07

Annual Assessments of Compliance

By March 15 of each year, commencing in March 2008, the Master Servicer, the Trust  Administrator, the Modification Oversight Agent and each Servicer (including the Back-up Servicer and Special Servicer, as applicable), each at its own expense, shall furnish or otherwise make available, and each such party shall cause any Servicing Function Participant engaged by it to furnish or otherwise make available, each at its own expense, to the Trust Administrator, the Trustee and the Depositor, a report on an assessment of compliance with the Relevant Servicing Criteria (an “Assessment of Compliance”) that contains (A) a statement by such party of its responsibility for assessing compliance with the Relevant Servicing Criteria, (B) a statement that such party used the Relevant Servicing Criteria to assess compliance with the Relevant Servicing Criteria, (C) such party’s assessment of compliance with the Relevant Servicing Criteria as of and for the fiscal year covered by the Form 10-K required to be filed pursuant to Section 13.03, including, if there has been any material instance of noncompliance with the Relevant Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an Accountant’s Attestation on such party’s Assessment of Compliance with the Relevant Servicing Criteria as of and for such period.

No later than the end of each fiscal year for the Trust for which a 10-K is required to be filed, each Servicer (including the Back-up Servicer and Special Servicer, as applicable) and the Master Servicer shall each forward to the Trust Administrator the name of each Servicing Function Participant engaged by it and what Relevant Servicing Criteria will be addressed in the Assessment of Compliance prepared by such Servicing Function Participant (provided, however, that the Master Servicer need not provide such information to the Trust Administrator so long as the Master Servicer and the Trust Administrator are the same person).  When the Master Servicer, the Modification Oversight Agent and each Servicer (or any Servicing Function Participant engaged by them) submit their Assessments of Compliance to the Trust Administrator, such parties will also at such time include the Assessments of Compliance (and Accountant’s Attestation), pursuant to Section 13.08, of each Servicing Function Participant engaged by it.

Promptly after receipt of each Assessment of Compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Master Servicer, the Trust Administrator, a Servicer, a Custodian and any Servicing Function Participant engaged by such parties as to the nature of any material instance of noncompliance with the Relevant Servicing Criteria by each such party, and (ii) the Trust Administrator shall confirm that the Assessments of Compliance, taken individually, address the Relevant Servicing Criteria for each party as set forth on Exhibit Q and on any similar exhibit set forth in each Designated Servicing Agreement in respect of each Designated Servicer and notify the Depositor of any exceptions.  None of such parties will be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include all Assessments of Compliance received by it from the Servicers (including the Back-up Servicer and Special Servicer, as applicable) with its own Assessment of Compliance to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator or any Servicing Function Participant engaged by any such party is terminated, assigns its rights and obligations under or resigns pursuant to, the terms of this Agreement, or any other applicable agreement, as the case may be, such party shall provide an Assessment of Compliance pursuant to this Section 13.07, or to such other applicable agreement, notwithstanding any termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicers and the Custodians, to the extent set forth in the related Designated Servicing Agreement or Custodial Agreement, as applicable, to deliver to the Master Servicer an Assessment of Compliance within the time frame set forth in, and in such form and substance as may be required pursuant to, the related Designated Servicing Agreement or Custodial Agreement, as applicable.  The Master Servicer shall include such Assessment of Compliance with its own Assessment of Compliance to be submitted to the Trust Administrator and the Trustee pursuant to this Section.

Notwithstanding anything to the contrary in this Section, Wells Fargo, in its capacity as a Servicer shall deliver its Assessment of Compliance to the Master Servicer (only so long as Wells Fargo is the Master Servicer) who in turn will forward such items to the appropriate parties.

SECTION 13.08

Accountant’s Attestation

By March 15 of each year, commencing in 2008, the Master Servicer, the Trust Administrator and each Servicer (including the Back-up Servicer and Special Servicer, as applicable), each at its own expense, shall cause, and each such party shall cause any Servicing Function Participant engaged by it to cause, each at its own expense, a registered public accounting firm (which may also render other services to the Master Servicer, the Trust Administrator or a Servicer (including the Back-up Servicer and Special Servicer, as applicable) or such other Servicing Function Participants, as the case may be) and that is a member of the American Institute of Certified Public Accountants to furnish a report (the “Accountant’s Attestation”) to the Trust Administrator and the Depositor, to the effect that (i) it has obtained a representation regarding certain matters from the management of such party, which includes an assertion that such party has complied with the Relevant Servicing Criteria, and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, it is expressing an opinion as to whether such party’s compliance with the Relevant Servicing Criteria was fairly stated in all material respects, or it cannot express an overall opinion regarding such party’s assessment of compliance with the Relevant Servicing Criteria.  In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion.  Such report must be available for general use and not contain restricted use language.

Promptly after receipt of such Accountant’s Attestations from the Master Servicer, each Servicer (including the Back-up Servicer and Special Servicer, as applicable), each Designated Servicer, each Custodian, the Trust Administrator or any Servicing Function Participant engaged by such parties, (i) the Depositor shall review the report and, if applicable, consult with such parties as to the nature of any defaults by such parties, in the fulfillment of any of each such party’s obligations hereunder or under any other applicable agreement, and (ii) the Trust Administrator shall confirm that each Assessment of Compliance is coupled with an Accountant’s Attestation meeting the requirements of this Section and notify the Depositor of any exceptions. None of such parties shall be required to deliver any such assessments until March 30 in any given year so long as it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

The Master Servicer shall include each Accountant’s Attestation furnished to it by the Servicers with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

In the event the Master Servicer, the Trust Administrator, any Custodian, any Servicer or Servicing Function Participant engaged by any such party, is terminated, assigns its rights and duties under, or resigns pursuant to the terms of, this Agreement, or any applicable Custodial Agreement, Servicing Agreement or sub-servicing agreement, as the case may be, such party shall at its own expense cause a registered public accounting firm to provide an Accountant’s Attestation pursuant to this Section 13.08, or other applicable agreement, notwithstanding any such termination, assignment or resignation.

The Master Servicer shall enforce any obligation of the Designated Servicers and the Custodians, to the extent set forth in the related Designated Servicing Agreement and the related Custodial Agreement, as applicable, to deliver to the Master Servicer an attestation as may be required pursuant to, the related Designated Servicing Agreement or Custodial Agreement as applicable.  The Master Servicer shall include each such attestation with its own Accountant’s Attestation to be submitted to the Trust Administrator pursuant to this Section.

SECTION 13.09

Sarbanes-Oxley Certification

Each Form 10-K shall include a certification (the “Sarbanes-Oxley Certification”), required to be included therewith pursuant to the Sarbanes-Oxley Act.  Each Servicer (including the Back-up Servicer and Special Servicer, as applicable), the Master Servicer and the Trust Administrator shall provide, and each Servicer, the Master Servicer and the Trust Administrator shall cause any Servicing Function Participant engaged by it to, provide to the Person who signs the Sarbanes-Oxley Certification (the “Certifying Person”), by March 15 of each year in which the Trust is subject to the reporting requirements of the Exchange Act and otherwise within a reasonable period of time upon request, a certification (each, a “Back-Up Certification”), in the form attached hereto as Exhibit U, upon which the Certifying Person, the entity for which the Certifying Person acts as an officer, and such entity’s officers, directors and Affiliates (collectively with the Certifying Person, “Certification Parties”) can reasonably rely.  The Depositor shall serve as the Certifying Person on behalf of the Trust.  In the event any such party or any Servicing Function Participant engaged by such party is terminated or resigns pursuant to the terms of this Agreement, or any applicable sub-servicing agreement, as the case may be, such party shall provide a Back-Up Certification to the Certifying Person pursuant to this Section 13.09 with respect to the period of time it was subject to this Agreement or any applicable sub-servicing agreement, as the case may be.

The Master Servicer shall enforce any obligation of the Designated Servicers, to the extent set forth in the related Designated Servicing Agreement, to deliver to the Master Servicer a certification similar to the Back-Up Certification as may be required pursuant to the related Designated Servicing Agreement.

SECTION 13.10

Indemnification

Each party required to deliver an Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification under Article XIII (each, a “Responsible Party”) shall indemnify and hold harmless the Trust Administrator, the Master Servicer and the Depositor and each of their directors, officers, employees, agents, and affiliates from and against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and other costs and expenses arising out of or based upon (a) any breach by such Responsible Party of any if its obligations under this Article XIII including particularly its obligation to provide any Back-Up Certification, any Assessment of Compliance and an Accountant’s Attestation and/or an Item 1123 Certification or any information, data or materials required to be included in any 1934 Act report,, (b) any misstatement or omission in any information, data or materials provided by such Responsible Party (or, in the case of the Trust Administrator or Master Servicer, any material misstatement or material omission in (i) any 1123 Certification, Assessment of Compliance or Accountant’s Attestation delivered by it, or by any Servicing Function Participant engaged by it, pursuant to this Agreement or (ii) any additional Form 10-D, Form 10-K or Form 8-K disclosure concerning the Master Servicer or the Trust Administrator, or (c) the negligence, bad faith or willful misconduct of such Responsible Party in connection with the performance of any if its obligations hereunder.  If the indemnification provided for herein is unavailable or insufficient to hold harmless the Master Servicer, the Trust Administrator or the Depositor, then each Responsible Party agrees that it shall contribute to the amount paid or payable by Trust Administrator, the Master Servicer or the Depositor, as applicable, as a result of any claims, losses, damages or liabilities incurred by the Master Servicer, the Trust Administrator or the Depositor, as applicable, in such proportion as is appropriate to reflect the relative fault of Trust Administrator or the Depositor, as applicable, on the one hand and such Responsible Party, on the other.  This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Modification Oversight Agent, the Trustee and the Trust Administrator have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the first day of July 2007.

CREDIT SUISSE FIRST BOSTON MORTGAGE
SECURITIES CORP., as Depositor

By: /s/ A. Adam Loskove

Name: A. Adamn Loskove

Title: Vice President

DLJ MORTGAGE CAPITAL, INC., as Seller

By: /s/ A. Adam Loskove

Name: A. Adamn Loskove

Title: Vice President

WELLS FARGO BANK, N.A., as Master Servicer and Trust Administrator

By: /s/ Christopher Furlow

Name: Christopher Furlow

Title: Assistant Vice President

SELECT PORTFOLIO SERVICING, INC., as Servicer, Special Servicer and Modification Oversight Agent

By: /s/ Timothy J. O’Brien

Name: Timothy J. O’Brien

Title:  EVP of Operations

BANCO POPULAR DE PUERTO RICO, as a Servicer and as Back-up Servicer

By: /s/ Raul Colon Aviles

Name: Raul Colon Aviles

Title: Senior Vice President

R&G MORTGAGE CORP., as a Servicer

By: /s/ Steven Vélez

Name: Steven Vélez

Title: President

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: /s/ Charles F. Pedersen

Name: Charles F. Pedersen

Title: Vice President

WELLS FARGO BANK, N.A., as Servicer

By: /s/ Laurie McGoogan

Name: Laurie McGoogan

Title: Vice President

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On this 31 day of July 2007, before me, personally appeared Adam Loskove, known to me to be a Vice President of Credit Suisse First Boston Mortgage Securities  Corp., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ B. Schuyler Edwards__________

Notary Public

[NOTARIAL SEAL]

STATE OF NEW YORK

)

: ss.:

COUNTY OF NEW YORK

)

On this 31 day of July 2007, before me, personally appeared Adam Loskove, known to me to be a Vice President of DLJ Mortgage Capital, Inc., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ B. Schuyler Edwards__________

Notary Public

 [NOTARIAL SEAL]

AFFIDAVIT NUM. 1940

STATE OF PUERTO RICO

)

: ss.:

COUNTY OF SAN JUAN

)

On the 31 of July 2007 before me, a Notary Public in and for said State, personally appeared Steven Vélez known to me to be a Executive of R&G Mortgage Corp., a Puerto Rico corporation, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Norberto Medina Zurinaga_____________

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND

)

: ss.:

COUNTY OF WASHINGTON

)

On the 31ST of July 2007 before me, a Notary Public in and for said State, personally appeared Laurie McGoogan known to me to be a Vice President of Wells Fargo Bank, N.A., a national banking association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Carrie L. Ammons________

Notary Public

[NOTARIAL SEAL]

STATE OF UTAH

                        )

: ss.:

COUNTY OF SALT LAKE

)

On the 30 of July 2007 before me, a Notary Public in and for said State, personally appeared Timothy J. O’Brien known to me to be an EVP of Operations of Select Portfolio Servicing, Inc., the Utah corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Carmen Barraza_________

Notary Public

[NOTARIAL SEAL]

STATE OF MARYLAND

)

: ss.:

COUNTY OF HOWARD

)

On the 31ST of July 2007 before me, a Notary Public in and for said State, personally appeared Christopher T. Furlow known to me to be a Assistant Vice President of Wells Fargo Bank, N.A., one of the corporations that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Kellie Greer______

Notary Public

[NOTARIAL SEAL]

STATE OF MINNESOTA

)

: ss.:

COUNTY OF RAMSEY

)

On the 31 of July 2007 before me, a Notary Public in and for said State, personally appeared Charles F. Pedersen known to me to be a Vice President of U.S. Bank National Association, a New York banking corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

__/s/ Trisha L. Willett_________

Notary Public

[NOTARIAL SEAL]

COMMONWEALTH OF PUERTO RICO

On the 27TH of July 2007 before me, a Notary Public in and for said State, personally appeared Raúl Colón Avilés known to me to be a Senior Vice President of Banco Popular de Puerto Rico, a state chartered bank, that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

_/s/ Ricardo J. Ramos González_______

Attorney Ricardo J. Ramos González

Notary Public

Commissioned for life

AFFIDAVIT NO: 11,009

[NOTARIAL SEAL]

EXHIBIT A

[FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[FOR NOTIONAL AMOUNT CERTIFICATES] [THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.]

[FOR PRINCIPAL ONLY CERTIFICATES] [THIS CERTIFICATE IS NOT ENTITLED TO ANY PAYMENTS OF INTEREST.]

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)

:

Initial Certificate Balances
of all Certificates
of this Class

:

[For Notional Amount Certificates]

[Initial Notional Amount
of this Certificate
(“Denomination”)

:

Initial Class Notional Amount
of all Certificates
of this Class

:

CUSIP

:

Pass-Through Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5
Class [______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

[Omit for Notional Amount Certificates] [Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.]  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (the “Seller”),  Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  July ___, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By___________________________

Countersigned:

By ___________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT B

[FORM OF CLASS [D-B][B] CERTIFICATE]

[ONLY FOR OFFERED CERTIFICATES] [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

[ONLY FOR PRIVATE CERTIFICATES]  [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, AN ERISA RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR OTHER RETIREMENT ARRANGEMENT OR PERSON USING A PLAN’S OR ARRANGEMENT’S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)

:

Initial Certificate Balances
of all Certificates
of this Class

:

CUSIP

:

Interest Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5
Class [______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [_____________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”),  Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 6.02(f) of the Agreement, no transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a person using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Trust Administrator, the Special Servicer, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in the Agreement, which Opinion of Counsel shall not be an expense of such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA Restricted Certificate to a plan or other retirement arrangement or person using a plan’s or arrangement’s assets is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

[ONLY FOR PRIVATE CERTIFICATES] [No transfer of this Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws.  In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trust Administrator in writing the facts surrounding the transfer and (i) deliver a letter in substantially the form of either Exhibit M and either (A) Exhibit N-1, provided that all of the Certificates of the Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, (B) Exhibit N-2, or (C) Exhibit N-3, or (ii) there shall be delivered to the Trust Administrator at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  In the event that such a transfer is to be made within three years from the date of the initial issuance of Certificates pursuant hereto, there shall also be delivered (except in the case of a transfer pursuant to Rule 144A of the Securities Act) to the Trustee and the Trust Administrator an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act.  The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Trust Administrator and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July ___, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By ___________________________

Countersigned:

By ___________________________

Authorized Signatory of

WELLS FARGO BANK, N.A.,

as Trust Administrator

EXHIBIT C

[FORM OF CLASS AR/CLASS AR-L CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, AN ERISA RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR OTHER RETIREMENT ARRANGEMENT OR PERSON USING A PLAN’S OR ARRANGEMENT’S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)

:

$[____]

Initial Certificate Balances
of all Certificates
of this Class

:

$[____]

CUSIP

:

Pass-Through Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5
Class [AR][AR-L]

evidencing a percentage interest in the distributions allocable to the Class [AR][AR-L] Certificates with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trustee or the Trust Administrator referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that [CREDIT SUISSE SECURITIES (USA) LLC] [WACHOVIA BANK, N.A.], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”),  Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [AR][AR-L] Certificate at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Minneapolis, Minnesota.

Pursuant to Section 6.02(f) of the Agreement, no transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a person using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Trust Administrator, the Special Servicer, the Modification Oversight Agent, the Sellers, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA Restricted Certificate to a plan or other retirement arrangement or person using a plan’s or arrangement’s assets is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Each Holder of this Class [AR][AR-L] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class [AR][AR-L] Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class [AR][AR-L] Certificate may be transferred without delivery to the Trust Administrator of a transfer affidavit of the initial owner or the proposed transferee in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class [AR][AR-L] Certificate must agree to require a transfer affidavit from any other person to whom such person attempts to Transfer its Ownership Interest in this Class [AR][AR-L] Certificate as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class [AR][AR-L] Certificate must agree not to transfer an Ownership Interest in this Class [AR][AR-L] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class [AR][AR-L] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July ___, 2007

WELLS FARGO BANK, N.A.,
as Trust Administrator

By___________________________

Countersigned:

By ___________________________

Authorized Signatory of

WELLS FARGO BANK, N.A.,

as Trust Administrator

EXHIBIT D

[FORM OF CLASS D-X CERTIFICATES]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Notional Amount of this

Certificate (“Denomination”)

:

Initial Class Notional Amount of

all Certificates of this Class

:

CUSIP

:

Pass-Through Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5
[Class D-X]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”), and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated: July ___, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By___________________________

Countersigned:

By ___________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT E

[FORM OF CLASS D-P CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE IS NOT ENTITLED TO ANY PAYMENTS OF INTEREST.

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)

:

Initial Certificate Balances
of all Certificates
of this Class

:

CUSIP

:

Pass-Through Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5
Class D-P

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”),  Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  July ___, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By___________________________

Countersigned:

By ___________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT F

[FORM OF CLASS PP CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”).  ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

PURSUANT TO SECTION 6.02(f) OF THE AGREEMENT, AN ERISA RESTRICTED CERTIFICATE OR ANY INTEREST HEREIN MAY NOT BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUST ADMINISTRATOR (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”) OR SECTION 4975 OF THE CODE OR A PERSON USING THE ASSETS OF SUCH A PLAN OR OTHER RETIREMENT ARRANGEMENT OR (II) IF THE PURCHASER IS AN INSURANCE COMPANY AND THE CERTIFICATE HAS BEEN THE SUBJECT OF AN ERISA-QUALIFYING UNDERWRITING, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.  IN THE EVENT THE REPRESENTATIONS REFERRED TO IN THE PRECEDING SENTENCE ARE NOT FURNISHED, SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUST ADMINISTRATOR BY THE TRANSFEREE’S ACCEPTANCE OF THIS CERTIFICATE, OR BY ANY BENEFICIAL OWNER WHO PURCHASES AN INTEREST IN THIS CERTIFICATE IN BOOK-ENTRY FORM.  IN THE EVENT THAT A REPRESENTATION IS VIOLATED, OR ANY ATTEMPT TO TRANSFER THIS CERTIFICATE TO A PLAN OR OTHER RETIREMENT ARRANGEMENT OR PERSON USING A PLAN’S OR ARRANGEMENT’S ASSETS IS ATTEMPTED WITHOUT THE DELIVERY TO THE TRUST ADMINISTRATOR OF THE OPINION OF COUNSEL DESCRIBED ABOVE, THE ATTEMPTED TRANSFER OR ACQUISITION OF THIS CERTIFICATE SHALL BE VOID AND OF NO EFFECT.

THIS CERTIFICATE WILL BE ENTITLED TO AMOUNTS RECEIVED IN RESPECT OF PREPAYMENT PENALTIES COLLECTED ON CERTAIN MORTGAGE LOANS AS DESCRIBED IN THE AGREEMENT.

Certificate No.

:

Cut-off Date

:

July 1, 2007

First Distribution Date

:

August 27, 2007

Initial Certificate Balance
of this Certificate
(“Denomination”)

:

$[___]

Initial Certificate Balances
of all Certificates
of this Class

:

$[___]

Percentage Interest

:

100%

CUSIP

:

Pass-Through Rate

:

Maturity Date

:

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5
[Class PP]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of fixed rate conventional mortgage loans (the “Mortgage Loans”) secured by first liens on one- to four-family residential properties.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein.  Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein.  This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Servicers, the Special Servicer, the Trust Administrator or the Trustee referred to below or any of their respective affiliates.  Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

This certifies that CREDIT SUISSE SECURITIES (USA) LLC, is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”).  The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”), Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”) and as modification oversight agent, Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”) and U.S. Bank National Association, as trustee (the “Trustee”).  To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement.  This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Pursuant to Section 6.02(f) of the Agreement, no transfer of an ERISA Restricted Certificate shall be made unless the Trust Administrator shall have received either (i) a representation letter from the transferee of such ERISA Restricted Certificate, acceptable to and in form and substance satisfactory to the Trust Administrator, to the effect that such transferee is not an employee benefit plan or other retirement arrangement subject to Section 406 of ERISA or Section 4975 of the Code, or a person using the assets of any such plan or other retirement arrangement which representation letter shall not be an expense of the Trust Administrator or the Trust Fund, (ii) if the purchaser is an insurance company and the ERISA Restricted Certificate has been the subject of an ERISA-Qualifying Underwriting, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and that the purchase and holding of such Certificate are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a person using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trust Administrator to the effect that the purchase or holding of such Certificate will not result in prohibited transactions under Section 406 of ERISA and/or Section 4975 of the Code and will not subject the Depositor, the Trustee, the Trust Administrator, the Special Servicer, the Modification Oversight Agent, the Sellers, the Master Servicer, the Servicer or any other servicers to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the such parties or the Trust Fund.  In the event the representations referred to in the preceding sentence are not furnished, such representation shall be deemed to have been made to the Trust Administrator by the transferee’s acceptance of an ERISA Restricted Certificate or by any beneficial owner who purchases an interest in this certificate in book-entry form.  In the event that a representation is violated, or any attempt to transfer an ERISA Restricted Certificate to a plan or other retirement arrangement or person using a plan’s or arrangement’s assets is attempted without the delivery to the Trust Administrator of the Opinion of Counsel described above, the attempted transfer or acquisition of this certificate shall be void and of no effect.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trust Administrator.

IN WITNESS WHEREOF, the Trust Administrator has caused this Certificate to be duly executed.

Dated:  July ___, 2007.

WELLS FARGO BANK, N.A.,
as Trust Administrator

By___________________________

Countersigned:

By ___________________________

Authorized Signatory of
WELLS FARGO BANK, N.A.,
as Trust Administrator

EXHIBIT G

[RESERVED]

EXHIBIT H

REVERSE OF CERTIFICATES

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.
Credit Suisse First Boston Mortgage Securities Corp.,
CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5
Class [________]

This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., CSMC Mortgage-Backed Pass-Through Certificates, Series 2007-5, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that neither the Trustee nor the Trust Administrator is liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee and the Trust Administrator.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month, or, if such 25th day is not a Business Day, the Business Day immediately following such 25th day (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.  [FOR LIBOR CERTIFICATES][With respect to the LIBOR Certificates, the Record Date applicable to each Distribution Date is the Business Day immediately preceding that Distribution Date so long as the Certificates remain Book-Entry Certificates, or otherwise on the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.  With respect to any other Class of Certificates, the close of business on the last Business Day of the month preceding the month in which the applicable Distribution Date occurs.]  [FOR NON-LIBOR CERTIFICATES][The Record Date applicable to each Distribution Date and each Class of Certificates is the close of business on the last Business Day of the calendar month immediately preceding the calendar month of such Distribution Date.]

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trust Administrator in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register.  The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee, the Trust Administrator and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Master Servicer, the Servicers, the Special Servicer, the Seller, the Trustee and the Trust Administrator with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement.  Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate.  The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trust Administrator upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trust Administrator in Minneapolis, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trust Administrator and the Certificate Registrar duly executed by the holder hereof or such holder’s attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement.  As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trust Administrator may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, each Servicer, the Master Servicer, the Seller, the Trustee and the Trust Administrator and any agent of the Depositor, each Servicer, the Master Servicer, the Seller, the Trustee or the Trust Administrator may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Servicers, the Master Servicer, the Seller, the Trustee, the Trust Administrator or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 is less than 10% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date, and certain conditions in the Agreement are satisfied, the Terminating Entity, as provided in the Agreement, will have the option to purchase, in whole, from the Trust Fund all the remaining Mortgage Loans in Loan Group 1, all real property acquired in respect of the Mortgage Loans remaining in the trust and any related trust assets at a purchase price determined as provided in the Agreement. If the Terminating Entity does not exercise such purchase options, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, the Trust Administrator will solicit bids for the Mortgage Loans in Loan Group 1 and the other assets in the trust related to Loan Group 1 in an auction procedures as provided in the Agreement.

On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 is less than 10% of the aggregate Stated Principal Balance of such Mortgage Loans as of the Cut-Off Date, and certain conditions in the Agreement are satisfied, the Terminating Entity, as provided in the Agreement, will have the option to purchase, in whole, from the Trust Fund all the remaining Mortgage in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10  Loans, all real property acquired in respect of the Mortgage Loans remaining in the trust and any related trust assets at a purchase price determined as provided in the Agreement. If the Terminating Entity does not exercise such purchase options, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 is less than 5% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date, the Trust Administrator will solicit bids for the Mortgage Loans in Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 and the other assets in the trust related to Loan Group 1, Loan Group 2, Loan Group 3, Loan Group 4, Loan Group 5, Loan Group 6, Loan Group 7, Loan Group 8, Loan Group 9 and Loan Group 10 in an auction procedures as provided in the Agreement.

In the event that an optional termination or auction purchase does not occur, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement.  In no event, however, will the trust created by the Agreement continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement or (ii) the Distribution Date following the third anniversary of the scheduled maturity date of the Mortgage Loan having the latest scheduled maturity date as of the Cut-off Date.  Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trust Administrator to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:

Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

                                                                                                                                                           ,

for the account of                                                                                                                              ,

account number ____________, or, if mailed by check, to

                                                                                                                                                           .

Applicable statements should be mailed to

                                                                                                                                                           .

This information is provided by, the assignee named above, or, as its agent.

EXHIBIT I

FORM OF SERVICER INFORMATION

The following information will be e-mailed to the Master Servicer by each Servicer, and to the Trust Administrator by the Master Servicer, in accordance with Section 4.05:

Standard Loan Level File Layout – Master Servicing
Exhibit I-1: Layout
Column Name	Description	Decimal	Format Comment	Max Size
Each file requires the following fields:
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 20 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11
BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11

Exhibit I-1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase,70=REO	2
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
Plus the following applicable fields:
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11
SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit I-1: Continued	Standard Loan Level File Layout
Column Name	Description	Decimal	Format Comment	Max Size
MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11
BREACH_FLAG	Flag to indicate if the repurchase of a loan is due to a breach of Representations and Warranties		Y=Breach N=NO Breach Let blank if N/A	1

WELLS FARGO BANK, N.A.

Calculation of Realized Loss/Gain Form 332– Instruction Sheet

NOTE:  Do not net or combine items.  Show all expenses individually and all credits as separate line items.  Claim packages are due on the remittance report date.  Late submissions may result in claims not being passed until the following month.  The Servicer is responsible to remit all funds pending loss approval and /or resolution of any disputed items.

The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.

The Actual Unpaid Principal Balance of the Mortgage Loan.  For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.

The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.

Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12.

Complete as applicable.  Required documentation:

*  For taxes and insurance advances – see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty.  Advances prior to default require evidence of servicer efforts to recover advances.

*  For escrow advances - complete payment history (to calculate advances from last positive escrow balance forward)

*  Other expenses -  copies of corporate advance history showing all payments

*  REO repairs > $1500 require explanation

*  REO repairs >$3000 require evidence of at least 2 bids.

*  Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Servicing Officer Certification

*  Unusual or extraordinary items may require further documentation.

13.

The total of lines 1 through 12.

Credits:

14-21.

Complete as applicable.  Required documentation:

* Copy of the HUD 1 from the REO sale.  If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney Letter of Proceeds Breakdown.

*  Copy of EOB for any MI or gov't guarantee

*  All other credits need to be clearly defined on the 332 form

22.

The total of lines 14 through 21.

Please Note:

For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.

The total derived from subtracting line 22 from 13.  If the amount represents a realized gain, show the amount in parenthesis (   ).

Calculation of Realized Loss/Gain Form 332

Prepared by:  __________________

Date:  _______________

Phone:  ______________________   Email Address:_____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type:  REO Sale

 3rd Party Sale

Short Sale

Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown

Yes

    No

If “Yes”, provide deficiency or cramdown amount _______________________________

Liquidation and Acquisition Expenses:

(1)

Actual Unpaid Principal Balance of Mortgage Loan

$ ______________

(1)

(2)

Interest accrued at Net Rate

 _______________

(2)

(3)

Accrued Servicing Fees

 _______________

(3)

(4)

Attorney's Fees

 _______________

(4)

(5)

Taxes (see page 2)

 _______________

(5)

(6)

Property Maintenance

 _______________

(6)

(7)

MI/Hazard Insurance Premiums (see page 2)

 _______________

(7)

(8)

Utility Expenses

 _______________

(8)

(9)

Appraisal/BPO

 _______________

(9)

(10)

Property Inspections

 _______________

(10)

(11)

FC Costs/Other Legal Expenses

 _______________

(11)

(12)

Other (itemize)

 _______________

(12)

Cash for Keys__________________________

 _______________

(12)

HOA/Condo Fees_______________________

 _______________

(12)

______________________________________

 _______________

(12)

Total Expenses

$ _____________

(13)

Credits:

(14)

Escrow Balance

$______________

(14)

(15)

HIP Refund

 _______________

(15)

(16)

Rental Receipts

 _______________

(16)

(17)

Hazard Loss Proceeds

 _______________

(17)

(18)

Primary Mortgage Insurance / Gov’t Insurance

 _______________

(18a) HUD Part A

 _______________

(18b) HUD Part B

(19)

Pool Insurance Proceeds

 _______________

(19)

(20)

Proceeds from Sale of Acquired Property

 _______________

(20)

(21)

Other (itemize)

 _______________

(21)

_________________________________________

 _______________

(21)

Total Credits

$______________

(22)

Total Realized Loss (or Amount of Gain)

$______________

(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest

Exhibit I-2  : Standard File Layout – Delinquency Reporting

  *The column/header names in bold are the minimum fields Wells Fargo must receive from every Servicer

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY
FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY
MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)
MOTION_FOR_RELIEF_DATE	The date the Motion for Relief was filed	10	MM/DD/YYYY
FRCLSR_BID_AMT	The foreclosure sale bid amount	11	No commas(,) or dollar signs ($)
FRCLSR_SALE_TYPE	The foreclosure sales results: REO, Third Party, Conveyance to HUD/VA
REO_PROCEEDS	The net proceeds from the sale of the REO property.		No commas(,) or dollar signs ($)
BPO_DATE	The date the BPO was done.
CURRENT_FICO	The current FICO score
HAZARD_CLAIM_FILED_DATE	The date the Hazard Claim was filed with the Hazard Insurance Company.	10	MM/DD/YYYY
HAZARD_CLAIM_AMT	The amount of the Hazard Insurance Claim filed.	11	No commas(,) or dollar signs ($)
HAZARD_CLAIM_PAID_DATE	The date the Hazard Insurance Company disbursed the claim payment.	10	MM/DD/YYYY
HAZARD_CLAIM_PAID_AMT	The amount the Hazard Insurance Company paid on the claim.	11	No commas(,) or dollar signs ($)
ACTION_CODE	Indicates loan status		Number
NOD_DATE			MM/DD/YYYY
NOI_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_PLAN_START_DATE			MM/DD/YYYY
ACTUAL_PAYMENT_ PLAN_END_DATE
ACTUAL_REO_START_DATE			MM/DD/YYYY
REO_SALES_PRICE			Number
REALIZED_LOSS/GAIN	As defined in the Servicing Agreement		Number

Exhibit I-2: Standard File Codes – Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•

ASUM-

Approved Assumption

•

BAP-

Borrower Assistance Program

•

CO-

   Charge Off

•

DIL-

   Deed-in-Lieu

•

FFA-

   Formal Forbearance Agreement

•

MOD-

   Loan Modification

•

PRE-

   Pre-Sale

•

SS-

   Short Sale

•

MISC-

Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards.  If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•

Mortgagor

•

Tenant

•

Unknown

•

Vacant

The Property Condition field should show the last reported condition of the property as follows:

•

Damaged

•

Excellent

•

Fair

•

Gone

•

Good

•

Poor

•

Special Hazard

•

Unknown

Exhibit I-2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:

Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit I-2: Standard File Codes – Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

EXHIBIT I-A

BASE LIQUIDATION REPORT

The following information will be e-mailed to the Trust Administrator by SPS, in accordance with Section 4.05:

Base Liquidation Report

Type of Liquidation:

Investor Loan Number:

Loan Number:

Liq Report log No:

Lien Position:

Report Date:

REMIC #

Ending Interest Rate:

Original Amount of Loan:

Fixed or Adjustable:

UPB Accrued Int to frcl sale:

Advanced Delinquent Interest:

Date Borrower Paid To:

Borrower's Name:

Property Address:

MSP Bank/Category:

Note Date:

Date of REO:

Disposition Date:

Amount

Date of Valuation

Type of Valuation

Market Value

AS IS:

Repaired:

Supplemental Value

AS IS:

Repaired:

REO BPO Value:

List Price:

Sales Price:

Proceeds

Expenses

List Price:

Servicing Advances:

Sales Price:

Payee 70R01 Acquisition:

Broker’s Commission:

Payee 75R60 REO:

Bonus Commission:

Payee 75R49 Foreclosure:

Lien Purchase/Paid Off:

Payee 75R36 Escrow:

Seller Closing Costs:

Payee 75R52 Bankruptcy:

Repair Costs:

Discrepancy Amount:

Seller Concessions:

Servicing Advance Total:

Other Closing Costs:

_______________

Advances Applied After Liquidation:

Net Proceeds:

_______________

Prior Additional Advances:

Escrow Balance:

Escrow Advance:

Suspense Balance:

Interest On Advances:

Restricted Escrow:

Other Advances:

Rental Income Received:

Servicing Advance Holdbacks:

Insurance Settlement Received:

Property Inspection:

Other:

BPO:

Total Liquidation Proceeds:

Lender Placed Insurance:

Total Liquidation Expenses:

Utilities:

Net Liquidation Proceeds:

REO Repair Costs:

Loan Principal Balance:

Foreclosure Fees:

Realized Gain/Loss Amount:

Bankruptcy:

Additional Proceeds Applied:

Eviction Costs:

Prior Additional Proceeds:

Transfer Tax:

Reconveyance Fees:

Other Holdbacks:

Demand Fee:

Total Holdbacks:

Loss Severity:

Other Fees (Including Fee Code B):
   UPB Accrued Interest to COE:
   Advanced Delinquent Interest:
   Stopped Delinquent Interest:
   Deferred Interest:
   Additional Interest:

    Total Liquidation Expenses:

Mgr. Approval ________________

Corp. Approval_____________________________

EXHIBIT J

FORM OF INITIAL CERTIFICATION OF TRUSTEE

[_________________, 200_]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

DLJ Mortgage Capital, Inc.
11 Madison Avenue, 4th Floor
New York, New York 10010

Re:

Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to [__________________] CSMC  Mortgage-Backed Pass-Through Certificates, Series 200_-___

Ladies and Gentlemen:

In accordance with and subject to the provisions of Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, it has (a) received an original Mortgage Note and Assignment of Mortgage (except with respect to MERS Designated Mortgage Loans) with respect to each Mortgage Loan listed on the Mortgage Loan Schedule and (b) such Mortgage Note has been reviewed by it and appears regular on its face and relates to such Mortgage Loan.  The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically mentioned above.  The Trustee makes no representations as to:  (i) the validity, legality, sufficiency, enforceability, recordability, perfection, priority, due authorization or genuineness of any of the documents delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans.

Capitalized terms used herein without definition shall have the meaning assigned to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:_____________________________________

Authorized Representative

EXHIBIT K

FORM OF FINAL CERTIFICATION OF TRUSTEE

           [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

DLJ Mortgage Capital, Inc.
11 Madison Avenue, 4th Floor
New York, New York 10010

Re:

Pooling and Servicing Agreement (“Pooling and Servicing Agreement”) relating to [___________________] CSMC Mortgage-Backed Pass-Through Certificates, Series 200_-___

Ladies and Gentlemen:

In accordance with and subject to the provisions of Section 2.02 of the above-referenced Pooling and Servicing Agreement the undersigned, as Trustee, hereby certifies that, except for the exceptions noted on the schedule attached hereto, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full) it has reviewed the Mortgage File and has determined that (based solely on its review of each such documents on its face) (i) all documents described in clauses (i)-(v) of Section 2.01(b) of the Pooling and Servicing Agreement are in its possession, (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan and (iii) each Mortgage Note has been endorsed and each assignment of Mortgage has been delivered as provided in Section 2.01 of the Pooling and Servicing Agreement.  The Trustee has made no independent examination of any documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement beyond the review specifically required therein.  The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability, perfection, priority, due authorization or genuineness of any of the documents required to be delivered in accordance with Section 2.01 of the Pooling and Servicing Agreement or any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

Capitalized terms used herein without definition have the meanings ascribed to them in the Pooling and Servicing Agreement.

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

By:_____________________________________

Authorized Representative

EXHIBIT L

FORM OF REQUEST FOR RELEASE

           [date]

To:  U.S. Bank National Association

In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of July 1, 2007 (the “Pooling and Servicing Agreement”), among the Depositor, DLJ Mortgage Capital, Inc., as seller (in such capacity, the “Seller”),  Wells Fargo Bank, N.A., as a servicer (in such capacity, a “Servicer”), as master servicer (in such capacity, the “Master Servicer”) and as trust administrator (in such capacity, the “Trust Administrator”), Banco Popular de Puerto Rico (“Banco Popular”), as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”), Select Portfolio Servicing, Inc., as a servicer (in such capacity, a “Servicer”), as special servicer (in such capacity, the “Special Servicer”), and as modification oversight agent (in such capacity, the “Modification Oversight Agent”) and U.S. Bank National Association, as trustee (the “Trustee”), the undersigned hereby requests a release of the Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor’s Name:

Address:

Loan No.:

Reason for requesting file:

____	1.

Mortgage Loan paid in full.

(The Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.)

____	2.	Mortgage Loan purchased. (The Servicer hereby certifies that the Purchase Price has been credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.)
____	3.	The Mortgage Loan is being foreclosed.
____	4.	Other. (Describe)

The undersigned acknowledges that the above Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned, except if the Mortgage Loan has been paid in full or purchased (in which case the Mortgage File will be retained by us permanently) when no longer required by us for such purpose.

Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

[NAME OF SERVICER]

By:_________________________________

Name:
Title:

EXHIBIT M

FORM OF TRANSFEROR CERTIFICATE
          [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Re:

[__________________] CSMC  Mortgage-Backed Pass-Through Certificates, Series 200_-__

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and (c) to the extent we are disposing of a Class AR Certificate, we have no knowledge the Transferee is not a Permitted Transferee.

Very truly yours,

_____________________________

Print Name of Transferor

By: __________________________

Authorized Officer

EXHIBIT N-1

FORM OF INVESTMENT LETTER
           [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Re:

[__________________] Mortgage-Backed Pass-Through Certificates, Series 200_-__

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) in the case of an ERISA-Restricted Certificate, either (i) we are not an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or other retirement arrangement, (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of ERISA Restricted Certificates by, on behalf of or with “plan assets” of such plan or other retirement arrangement will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Sellers, the Servicers or any other servicers to any obligation in addition to those undertaken in the Pooling and Servicing Agreement dated as of July 1, 2007 or (iii) if, in the case of ERISA Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) in the case of an ERISA-Restricted Cap Certificate, the acquisition and holding of the certificate is eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or Section 408(b)(17) of ERISA, (f) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (h) below), (g) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (h) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,

________________________

Print Name of Transferee

By:

Authorized Officer

EXHIBIT N-2

FORM OF RULE 144A LETTER
           [date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, NY 10010

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Re:

[__________________] CSMC  Mortgage-Backed Pass-Through Certificates, Series 200_-__

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either (i) we are not an employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended,  or Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we using the assets of any such plan or other retirement arrangement, (ii) we are providing an Opinion of Counsel which establishes to the reasonable satisfaction of the Trustee that the purchase and holding of ERISA Restricted Certificates by, on behalf of or with “plan assets” of such plan will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, the Servicers or any other servicers to any obligation in addition to those undertaken in the Pooling and Servicing Agreement dated as of July 1, 2007 or (iii) if, in the case of an ERISA Restricted Certificates that have been the subject of an ERISA-Qualifying Underwriting, we are an insurance company, we are purchasing such Certificates with funds contained in an “insurance company general account” (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”)) and our purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) in the case of an ERISA-Restricted Cap Certificate, the acquisition and holding of the certificate is eligible for exemptive relief under Prohibited Transaction Class Exemption (“PTCE”) 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60, PTCE 96-23 or Section 408(b)(17) of ERISA, (f) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (g) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (h) we are aware that the sale to us is being made in reliance on Rule 144A, and (i) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,

Print Name of Transferee

By:

Authorized Officer

EXHIBIT N-3

FORM OF REGULATION S LETTER

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Re:

[_________________________] CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5 (the “Certificates”)

Reference is hereby made to the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of July 1, 2007, among the Depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as a servicer, as master servicer and as trust administrator, Select Portfolio Servicing, Inc., as a servicer, as special servicer and as modification oversight agent, Banco Popular de Puerto Rico, as a servicer and back-up servicer, R&G Mortgage Corp., as a servicer and U.S. Bank National Association, as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.

This letter relates to U.S. $                              aggregate principal amount of Certificates which are held in the name of [name of transferor]                                                         (the “Transferor”).  The Transferor intends to transfer the Certificates to [name of transferee] ____________________ (the “Transferee”).

In connection with such request, each of the Transferor and the Transferee does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Pooling and Servicing Agreement and the Certificates and in accordance with Rule 904 of Regulation S, and that:

a.

the offer of the Certificates was not made to a person in the United States;

b.

at the time the buy order was originated, the Transferee was outside the United States or the Transferor and any person acting on its behalf reasonably believed that the Transferee was outside the United States;

c.

no directed selling efforts have been made in contravention of the requirements of Rule 903 or 904 of Regulation S, as applicable;

d.

the transaction is not part of a plan or scheme to evade the registration requirements of the United States Securities Act of 1933, as amended; and

e.

the Transferee is not a U.S. person (as defined in Regulation S).

You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.  Terms used in this letter and not otherwise defined herein or in the Pooling and Servicing Agreement shall have the meanings set forth in Regulation S.

[Name of Transferor]

By:

Name:

      Title:

[Name of Transferee]

By:

Name:

      Title:

Date:                                   ,

EXHIBIT O

FORM OF INVESTOR TRANSFER AFFIDAVIT AND AGREEMENT

STATE OF

)

: ss.:

COUNTY OF

)

[NAME OF OFFICER], being first duly sworn, deposes and says:

1.

That he is [Title of Officer] or [Name of Owner] (record or beneficial owner (the “Owner”) of the Class AR Certificates (the “Class AR Certificates”)), a [savings institution] [corporation] duly organized and existing under the laws of [the State of             ] [the United States], on behalf of which he makes this affidavit and agreement.

2.

That the Owner (i) is not and will not be a “disqualified organization” as of [date of transfer] within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class AR Certificates, and (iii) is acquiring the Class AR Certificates for its own account.  A “Permitted Transferee” is any person other than a “disqualified organization.”  (For this purpose, a “disqualified organization” means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers’ cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

3.

That the Owner is aware (i) of the tax that would be imposed on transfers of Class AR Certificates to disqualified organizations under the Code; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class AR Certificates may be “noneconomic residual interests” within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.

4.

That the Owner is aware of the tax imposed on a “pass-through entity” holding Class AR Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity.  (For this purpose, a “pass through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

5.

That the Owner is aware that the Trust Administrator will not register the Transfer of any Class AR Certificates unless the transferee, or the transferee’s agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement.  The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

6.

That the Owner has reviewed the restrictions set forth on the face of the Class AR Certificates and the provisions of Section 6.02 of the Pooling and Servicing Agreement under which the Class AR Certificates were issued.  The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

7.

That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class AR Certificates will only be owned, directly or indirectly, by an Owner that is a Permitted Transferee.

8.

That the Owner’s Taxpayer Identification Number is ________________.

9.

That the Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any State thereof or the District of Columbia, or an estate or trust whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

10.

That no purpose of the Owner relating to the purchase of the Class AR Certificate by the Owner is or will be to impede the assessment or collection of tax.

11.

That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding.

12.

That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Certificates remain outstanding.

13.

That no purpose of the Owner relating to any sale of the Class AR Certificate by the Owner will be to impede the assessment or collection of tax.

14.

The Owner hereby agrees to cooperate with the Trust Administrator and to take any action required of it by the Code or Treasury regulations thereunder (whether now or hereafter promulgated) in order to create or maintain the REMIC status of the Trust Fund.

15.

That the Owner

(a) is not an employee benefit plan or other retirement arrangement subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), or any other person purchasing any Certificate with the assets of any such plan or other retirement arrangement;

(b) is an insurance company and the certificate has been the subject of an ERISA-Qualifying Underwriting, the source of funds to be used by it to purchase the Certificates is an “insurance company general account” (within the meaning of Department of Labor Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

(c) provides an Opinion of Counsel which establishes to the reasonable satisfaction of the Trust Administrator that the purchase and holding of an ERISA Restricted Certificate by, on behalf of or with the assets of such plan will not result in non-exempt prohibited transactions under Section 406 of ERISA or Section 4975 of the Code, and will not subject the Depositor, the Trustee, the Trust Administrator, the Master Servicer, the Special Servicer, the Modification Oversight Agent, the Sellers, the Servicers or any other servicers to any obligation in addition to those undertaken in the Pooling and Servicing Agreement dated as of July 1, 2007.

16.

The Owner has provided financial statements or other financial information requested by the transferor in connection with the transfer of the Residual Certificates to permit the transferor to assess the financial capability of the Owner to pay any such taxes.

IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ____ day of ___________.

[NAME OF OWNER]

By:

[Name of Officer]

[Title of Officer]

[Corporate Seal]

ATTEST:

[Assistant] Secretary

Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Owner.

Subscribed and sworn before me this _____ day of _______________________.

NOTARY PUBLIC

COUNTY OF

STATE OF

My Commission expires the _____day of __________________, 20____.

EXHIBIT P

FORM OF TRANSFER CERTIFICATE

[date]

Credit Suisse First Boston Mortgage Securities Corp.
11 Madison Avenue, 5th Floor
New York, New York 10010

Wells Fargo Bank, National Association

Sixth Street and Marquette Avenue

Minneapolis, Minnesota  55479

Re:

[_________________________] CSMC  Mortgage-Backed Pass-Through Certificates, Series 200_-___, Class AR (the “Certificates”)

Ladies and Gentlemen:

This letter is delivered to you in connection with the sale by _________________ (the “Seller”) to ____________________________________ (the “Purchaser”) of a _______% Percentage Interest in the above referenced Certificates, pursuant to Section 6.02 of the Pooling and Servicing Agreement, dated as of July 1, 2007, (the “Pooling and Servicing Agreement”) among the Depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as a servicer, as master servicer and as trust administrator, Select Portfolio Servicing, Inc., as a servicer, as special servicer and modification oversight agent, Banco Popular de Puerto Rico, as a servicer and back-up servicer, R&G Mortgage Corp., as a servicer and U.S. Bank National Association, as trustee.  All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement.  The Seller hereby certifies, represents and warrants to, and covenants with, the Depositor and the Trustee that:

1.

No purpose of the Seller relating to the sale of the Certificate by the Seller to the Purchaser is or will be to enable the Seller to impede the assessment or collection of any tax.

2.

The Seller understands that the Purchaser has delivered to the Trust Administrator a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit O.  The Seller does not know or believe that any representation contained therein is false.

3.

The Seller has no actual knowledge that the proposed Transferee is not a Permitted Transferee.

4.

The Seller has no actual knowledge that the Purchaser would be unwilling or unable to pay taxes due on its share of the taxable income attributable to the Certificate.

5.

The Seller has conducted a reasonable investigation of the financial condition of the Purchaser and, as a result of the investigation, found that the Purchaser has historically paid its debts as they came due, and found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they come due in the future.

6.

The Purchaser has represented to the Seller that, if the Certificate constitutes a noneconomic residual interest, it (i) understands that as holder of a noneconomic residual interest it may incur tax liabilities in excess of any cash flows generated by the interest, and (ii) intends to pay taxes associated with its holding of the Certificate as they become due.

Very truly yours,

[SELLER]

By:

Name:

Title:

EXHIBIT Q

RELEVANT SERVICING CRITERIA

The assessment of compliance to be delivered by the Servicers, Back-up Servicer, Master Servicer, Modification Oversight Agent and the Trust Administrator shall address, at a minimum, the criteria identified as below as “Applicable Servicing Criteria” with respect to such party:

Regulation AB Reference	Servicing Criteria	Servicers	Master Servicer	Trust Administrator

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	X	X	X
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	X	X
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the Pool Assets are maintained.
1122(d)(1)(iv)

A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.

		X	X
Cash Collection and Administration
1122(d)(2)(i)

Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.

		X	X	X
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	X	X	X
1122(d)(2)(iii)

Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.

		X	X
1122(d)(2)(iv)

The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of over collateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.

		X	X	X
1122(d)(2)(v)

Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.

		X	X	X
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	X
1122(d)(2)(vii)

Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

		X	X	X
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of Pool Assets serviced by the Servicer.

		X	X	X
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	X	X	X
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	X	X	X
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	X	X	X
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on pool assets is maintained as required by the transaction agreements or related pool asset documents.	X
1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements	X
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	X
1122(d)(4)(iv)

Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.

X
1122(d)(4)(v)	The Servicer’s records regarding the pool assets agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	X
1122(d)(4)(vi)

Changes with respect to the terms or status of an obligor's pool assets (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.

X
1122(d)(4)(vii)

Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.

X
1122(d)(4)(viii)

Records documenting collection efforts are maintained during the period a pool asset is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

X
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for pool assets with variable rates are computed based on the related pool asset documents.	X
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xi)

Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xii)

Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.

X
1122(d)(4)(xiii)

Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.

X
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	X	X
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.

[NAME OF COMPANY]

Date:

_________________________

By:
Name:

________________________________
Title:

________________________________

EXHIBIT R

Additional Form 10-D Disclosure

ADDITIONAL FORM 10-D DISCLOSURE
Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information
Information included in the [Monthly Statement]	Master Servicer Trust Administrator
Any information required by 1121 which is NOT included on the [Monthly Statement]	Depositor

Item 2: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor

Item 3:  Sale of Securities and Use of Proceeds

Information from Item 2(a) of Part II of Form 10-Q:

With respect to any sale of securities by the sponsor, depositor or issuing entity, that are backed by the same asset pool or are otherwise issued by the issuing entity, whether or not registered, provide the sales and use of proceeds information in Item 701 of Regulation S-K.  Pricing information can be omitted if securities were not registered.

Depositor

Item 4:  Defaults Upon Senior Securities

Information from Item 3 of Part II of Form 10-Q:

Report the occurrence of any Event of Default (after expiration of any grace period and provision of any required notice)

Trust Administrator Trustee
Item 5: Submission of Matters to a Vote of Security Holders Information from Item 4 of Part II of Form 10-Q	Trust Administrator Trustee
Item 6: Significant Obligors of Pool Assets Item 1112(b) – Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Item 7: Significant Enhancement Provider Information Item 1114(b)(2) – Credit Enhancement Provider Financial Information*
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
Item 1115(b) – Derivative Counterparty Financial Information*
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Item 8: Other Information Disclose any information required to be reported on Form 8-K during the period covered by the Form 10-D but not reported	Any party responsible for the applicable Form 8-K Disclosure item
Item 9: Exhibits
Monthly Statement to Certificateholders	Trust Administrator
Exhibits required by Item 601 of Regulation S-K, such as material agreements	Depositor

EXHIBIT S
FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS

(i)

with respect to each Class of Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

(a)

the Initial Class Principal Balance of such Class as of the Cut-off Date;

(b)

the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

(c)

the amount of the related distribution on such Class allocable to interest;

(d)

the amount of the related distribution on such Class allocable to principal;

(e)

the sum of the principal and interest payable to such Class;

(f)

the Realized Loss allocable to such Class;

(g)

the Class Unpaid Interest Amount allocable to such Class;

(h)

the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

(i)

the Pass-Through Rate for such Class;

(j)

any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero;

(k)

any shortfall in principal allocable to such Class, if such amount is greater than zero;

(ii)

with respect to each Class of Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

(a)

the Notional Amount of such Class as of the Cut-off Date;

(b)

the Notional Amount of such Class before giving effect to the distribution of interest;

(c)

the amount of the related distribution on such Class allocable to interest;

(d)

the amount of the related distribution on such Class allocable to principal;

(e)

the sum of the principal and interest payable to such Class;

(f)

the Realized Loss allocable to such Class;

(g)

the Class Unpaid Interest Amount allocable to such Class;

(h)

the Notional Amount of such Class after giving effect to the distribution of interest;

(i)

the Pass-Through Rate for such Class;

(j)

any Basis Risk Shortfall allocable to such Class, if such amount is greater than zero;

(iii)

with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are not Notional Amount Certificates and the related Distribution Date,

(a)

the CUSIP number assigned to such Class;

(b)

the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

(c)

the amount of the related distribution allocable to interest on such Class factor;

(d)

the amount of the related distribution allocable to principal on such Class factor;

(e)

the sum of the principal and interest payable to such Class factor;

(f)

the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest;

(iv)

with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are Notional Amount Certificates and the related Distribution Date,

(a)

the CUSIP number assigned to such Class;

(b)

the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

(c)

the amount of the related distribution allocable to interest on such Class factor;

(d)

the amount of the related distribution allocable to principal on such Class factor;

(e)

the sum of the principal and interest payable to such Class factor;

(f)

the Notional Amount of such Class factor after giving effect to the distribution of interest;

(v)

with respect to each Pool, in the aggregate, and, unless otherwise stated, the related Distribution Date,

(a)

the amount of principal allocable to each Pool as a result of repurchased Mortgage Loans in such Pool;

(b)

the Substitution Adjustment Amount allocable to each Pool;

(c)

the amount of Insurance Proceeds allocable to each Pool;

(d)

the number of Mortgage Loans in each Pool as of the first day of the related Collection Period;

(e)

the number of Mortgage Loans in each Pool as of the last day of the related Collection Period;

(f)

the Master Servicing Fee, by Pool;

(g)

the sum of the Servicing Fee, the Mortgage Guaranty Insurance Policy fees, if applicable and the [RMIC/TGIC/MGIC] PMI fees, if applicable, for each Pool;

(h)

the Trust Administrator Fee, if any, applicable to such Pool;

(i)

the amount of current Advances allocable to each Pool;

(j)

the amount of outstanding Advances allocable to each Pool;

(k)

the number and aggregate principal amounts of Mortgage Loans (not including a Liquidated Mortgage Loan as of the end of the Prepayment Period) that were delinquent, using the OTS method (1) 30 to 59 days, (2) 60 to 89 days and (3) 90 days or more, for each Pool, including delinquent bankrupt Mortgage Loans but excluding foreclosure and REO Mortgage Loans;

(l)

the number and aggregate principal amounts of Mortgage Loans that are currently in bankruptcy, but not delinquent, for each Pool;

(m)

the number and aggregate principal amounts of Mortgage Loans that are in foreclosure for each Pool;

(n)

the Rolling Three Month Delinquency Rate or Rolling Six Month Delinquency Rate for such Pool;

(o)

the number and aggregate principal amount of any REO properties as of the close of business on the Determination Date preceding such Distribution Date for each Pool;

(p)

the weighted average term to maturity of the Mortgage Loans in each Pool as of the close of business on the last day of the calendar month preceding the related Distribution Date;

(q)

the number and principal amount of claims submitted under the Mortgage Guaranty Insurance Policy, as applicable;

(r)

the number and principal amount of claims paid under the [RMIC/TGIC/MGIC] PMI Policy, as applicable;

(s)

the number of Mortgage Loans in each Pool that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(t)

the aggregate principal balance of Mortgage Loans in each Pool that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

(u)

the aggregate amount of Prepayment Penalties collected for each Pool during the related Collection Period, as applicable;

(v)

cumulative Realized Losses allocated to each Mortgage Loan in each Pool that has previously been allocated a Realized Loss;

(w)

cumulative Recoveries allocable each Pool;

(x)

current aggregate Stated Principal Balance of Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans in each Pool;

(y)

cumulative aggregate Stated Principal Balance of Qualified Substitute Mortgage Loans substituted for Deleted Mortgage Loans in each Pool;

(z)

the Capitalized Reimbursement Amount for each Pool;

(vi)

with respect to each Loan Group, in the aggregate, and, unless otherwise stated, the related Distribution Date,

(a)

the Scheduled Payment of principal for such Loan Group;

(b)

the amount of Principal Prepayments allocable to such Loan Group;

(c)

the amount of Net Liquidation Proceeds allocable to such Loan Group;

(d)

the amount of any other distributions allocable to principal for such Loan Group;

(e)

the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the first day of the related Collection Period;

(f)

the aggregate Stated Principal Balance of the Mortgage Loans in such Loan Group as of the last day of the related Collection Period;

(g)

current Realized Losses allocable to such Loan Group;

(h)

cumulative Realized Losses allocable to such Loan Group;

(i)

current Realized Losses allocated to each Mortgage Loan in such Loan Group that has previously been allocated a Realized Loss;

(j)

current Recoveries allocable to such Loan Group;

(vii)

with respect to each Rounding Account for the applicable Class of Certificates and, unless otherwise stated, the related Distribution Date,

(a)

the related Rounding Account balance immediately before the related Distribution Date;

(b)

additions to the related Rounding Account immediately before the related Distribution Date;

(c)

withdrawals from the related Rounding Account immediately after the related Distribution Date;

(d)

the related Rounding Account balance immediately after the related Distribution Date;

(viii)

with respect to each overcollateralized Group of Certificates and, unless otherwise stated, the related Distribution Date,

(a)

the Targeted Overcollateralization Amount for such Group;

(b)

the Overcollateralization Amount for such Group;

(c)

the Overcollateralization Deficiency for such Group;

(d)

the Overcollateralization Release Amount for such Group;

(e)

the Monthly Excess Interest for such Group;

(f)

the amount of any payment to the Class [_]-X Certificates related to such Group;

(g)

if applicable, the Excess Interest Amount from an unrelated Group of Certificates that provides additional credit enhancement to the related overcollateralized Group of Certificates;

(h)

Applied Loss Amount allocable to Loan Group 1; and

(ix)

with respect to all of the Mortgage Loans, in the aggregate, and, unless otherwise stated, the related Distribution Date,

(a)

for each Servicer that is servicing any of such Mortgage Loans, the aggregate Stated Principal Balance of Mortgage Loans being serviced by such Servicer as of such Distribution Date;

(x)

with respect each class of Exchangeable REMIC Certificates and Exchangeable Certificates, and, unless otherwise stated, the related Distribution Date,

(a)

exchanges that took place since the last Distribution Date;

(b)

the designations of the classes that were created;

(c)

if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds  available therefor, the amount of the shortfall and the allocation thereof as between principal and interest;

(d)

the balances of the outstanding Exchangeable Certificates, including Notional Amounts;

(e)

the pass-through rates on the outstanding Classes of Exchangeable Certificates;

(f)

interest and principal paid to, and losses allocated, to the outstanding Classes of Exchangeable Certificates; and

(g)

if no exchanges have occurred.

EXHIBIT T

Form 8-K Disclosure Information

FORM 8-K DISCLOSURE INFORMATION
Item on Form 8-K	Party Responsible

Item 1.01- Entry into a Material Definitive Agreement

Disclosure is required regarding entry into or amendment of any definitive agreement that is material to the securitization, even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

Note: disclosure not required as to definitive agreements that are fully disclosed in the prospectus

All parties (as to themselves)

Item 1.02- Termination of a Material Definitive Agreement

Disclosure is required regarding termination of  any definitive agreement that is material to the securitization (other than expiration in accordance with its terms), even if depositor is not a party.

Examples: servicing agreement, custodial agreement.

All parties (as to themselves)
Item 1.03- Bankruptcy or Receivership Disclosure is required regarding the bankruptcy or receivership, with respect to any of the following:	Depositor
▪ Sponsor (Seller)	Depositor/Sponsor (Seller)
▪ Depositor	Depositor
▪ Master Servicer	Master Servicer
▪ Affiliated Servicer	Servicer (as to itself)
▪ Other Servicer servicing 20% or more of the pool assets at the time of the report	Servicer (as to itself)
▪ Other material servicers	Servicer (as to itself)
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Significant Obligor	Depositor
▪ Credit Enhancer (10% or more)	Depositor
▪ Derivative Counterparty	Depositor
▪ Custodian	Custodian

Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

Includes an early amortization, performance trigger or other event, including event of default, that would materially alter the payment priority/distribution of cash flows/amortization schedule.

Disclosure will be made of events other than waterfall triggers which are disclosed in the monthly statements to the certificateholders.

Depositor Master Servicer Trust Administrator

Item 3.03- Material Modification to Rights of Security Holders

Disclosure is required of any material modification to documents defining the rights of Certificateholders, including the Pooling and Servicing Agreement.

Trust Administrator Depositor
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year Disclosure is required of any amendment “to the governing documents of the issuing entity”.	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor

Item 6.02- Change of Servicer or Trust Administrator

Requires disclosure of any removal, replacement, substitution or addition of any master servicer, affiliated servicer, other servicer servicing 10% or more of pool assets at time of report, other material servicers or trustee.

Master Servicer/Trust Administrator/Depositor/ Servicer (as to itself)/Trustee
Reg AB disclosure about any new servicer or master servicer is also required.	Servicer (as to itself)/Master Servicer/Depositor
Reg AB disclosure about any new Trustee is also required.	Trustee

Item 6.03- Change in Credit Enhancement or External Support

Covers termination of any enhancement in manner other than by its terms, the addition of an enhancement, or a material change in the enhancement provided.  Applies to external credit enhancements as well as derivatives.

Depositor/Trust Administrator
Reg AB disclosure about any new enhancement provider is also required.	Depositor
Item 6.04- Failure to Make a Required Distribution	Trust Administrator

Item 6.05- Securities Act Updating Disclosure

If any material pool characteristic differs by 5% or more at the time of issuance of the securities from the description in the final prospectus, provide updated Reg AB disclosure about the actual asset pool.

Depositor
If there are any new servicers or originators required to be disclosed under Regulation AB as a result of the foregoing, provide the information called for in Items 1108 and 1110 respectively.	Depositor
Item 7.01- Reg FD Disclosure	All parties (as to themselves)
Item 8.01- Other Events Any event, with respect to which information is not otherwise called for in Form 8-K, that the registrant deems of importance to certificateholders.	Depositor
Item 9.01- Financial Statements and Exhibits	Responsible party for reporting/disclosing the financial statement or exhibit

EXHIBIT U

FORM OF ANNUAL CERTIFICATION

Re:

The Pooling and Servicing Agreement, dated as of July 1, 2007 (the “Agreement”), by and among by and among Credit Suisse First Boston Mortgage Securities  Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., a Delaware corporation, as seller (the “Seller”), Wells Fargo Bank, N.A., a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), Select Portfolio Servicing, Inc., a Utah corporation, in its capacity as a servicer (a “Servicer”), in its capacity as special servicer (the “Special Servicer”) and in its capacity as modification oversight agent (the “Modification Oversight Agent”), Banco Popular de Puerto Rico (“Banco Popular”), a state chartered bank, as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., [_____________], as a servicer (a “Servicer”) and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”).  I, ________________________________, the _______________________ of [NAME OF COMPANY] (the “Company”), certify to the Depositor, the Master Servicer, the Trust Administrator, and their officers, with the knowledge and intent that they will rely upon this certification, that:

(1)

I have reviewed (i) the servicer compliance statement of the Company provided in accordance with Section 13.06 of the Pooling and Servicing Agreement (the “Compliance Statement”), (ii) the report on assessment of the Company’s compliance with the servicing criteria provided in accordance with Section 13.07 of the Pooling and Servicing Agreement, (iii) the registered public accounting firm’s attestation report provided in accordance with Section 13.08 of the Pooling and Servicing Agreement (the “Attestation Report”), and all servicing reports, officer’s certificates and other information relating to the servicing of the Mortgage Loans by the Company during 20[  ] that were delivered by the Company to the Trust Administrator pursuant to the Agreement (collectively, the “Company Servicing Information”);

(2)

Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

(3)

Based on my knowledge, all of the Company Servicing Information required to be provided by the Company under the Agreement has been provided to the Trust Administrator;

(4)

I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance Statement and except as disclosed in the Compliance Statement, the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations under the Agreement in all material respects; and

(5)

The Compliance Statement required to be delivered by the Company pursuant to the Agreement, and the Servicing Assessment and Attestation Report required to be provided by the Company and by any Subservicer or Subcontractor pursuant to the Agreement, have been provided to Trust Administrator.  Any material instances of noncompliance described in such reports have been disclosed to Trust Administrator.  Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

By:

________________________________
Name:
Title

Date:

EXHIBIT V

Additional Disclosure Notification

Wells Fargo Bank, N.A.

Old Annapolis Road

Columbia, Maryland 21045

Fax: (410) 715-2380
Email: cts.sec.notifications@wellsfargo.com

Attn:  Corporate Trust Services- CSMC  Mortgage Backed Trust Series 2007-5, CSMC  Mortgage-Backed Pass-Through Certificates, Series 2007-5—SEC REPORT PROCESSING

RE:  **Additional Form [10-D][10-K][8-K] Disclosure** Required

Ladies and Gentlemen:

In accordance with Article XIV of the Pooling and Servicing Agreement, dated as of July 1, 2007, by and among Credit Suisse First Boston Mortgage Securities  Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc. (“DLJMC”), a Delaware corporation, as seller (the “Seller”), Wells Fargo Bank, N.A. (“Wells Fargo”), a national banking association, in its capacity as a servicer (a “Servicer”), as master servicer (the “Master Servicer”) and as trust administrator (the “Trust Administrator”), Select Portfolio Servicing, Inc. (“SPS”), a Utah corporation, in its capacity as a servicer (a “Servicer”), in its capacity as special servicer (the “Special Servicer”) and in its capacity as modification oversight agent (the “Modification Oversight Agent”), Banco Popular de Puerto Rico (“Banco Popular”), a state chartered bank, as a servicer (a “Servicer”) and back-up servicer (“Back-up Servicer”), R&G Mortgage Corp., as a servicer (a “Servicer”), and U.S. Bank National Association, a national banking association, as trustee (the “Trustee”), the undersigned, as [          ], hereby notifies you that certain events have come to our attention that [will] [may] need to be disclosed on Form [10-D][10-K][8-K].

Description of Additional Form [10-D][10-K][8-K] Disclosure:

List of any Attachments hereto to be included in the Additional Form [10-D][10-K][8-K] Disclosure:

Any inquiries related to this notification should be directed to [                       ], phone number:  [         ]; email address:  [                   ].

[NAME OF PARTY],

as [role]

By:

Name:
Title:

EXHIBIT W

Additional Form 10-K Disclosure

ADDITIONAL FORM 10-K DISCLOSURE
Item on Form 10-K	Party Responsible
Item 1B: Unresolved Staff Comments	Depositor
Item 9B: Other Information Disclose any information required to be reported on Form 8-K during the fourth quarter covered by the Form 10-K but not reported	Any party responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Trust Administrator Depositor
Reg AB Item 1112(b): Significant Obligors of Pool Assets
Significant Obligor Financial Information*	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Item.
Reg AB Item 1114(b)(2): Credit Enhancement Provider Financial Information
▪ Determining applicable disclosure threshold	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.
Reg AB Item 1115(b): Derivative Counterparty Financial Information
▪ Determining current maximum probable exposure	Depositor
▪ Determining current significance percentage	Depositor
▪ Requesting required financial information (including any required accountants’ consent to the use thereof) or effecting incorporation by reference	Depositor
*This information need only be reported on the Form 10-D for the distribution period in which updated information is required pursuant to the Items.

Reg AB Item 1117: Legal Proceedings

Any legal proceeding pending against the following entities or their respective property, that is material to Certificateholders, including any proceeding known to be contemplated by governmental authorities:

▪ Issuing Entity (Trust Fund)	Trustee, Master Servicer, Trust Administrator and Depositor
▪ Sponsor (Seller)	Seller (if a party to the Pooling and Servicing Agreement) or Depositor
▪ Depositor	Depositor
▪ Trustee	Trustee
▪ Trust Administrator	Trust Administrator
▪ Master Servicer	Master Servicer
▪ Custodian	Custodian
▪ 1110(b) Originator	Depositor
▪ Any 1108(a)(2) Servicer (other than the Master Servicer or Trust Administrator)	Servicer (as to itself)
▪ Any other party contemplated by 1100(d)(1)	Depositor
Reg AB Item 1119: Affiliations and Relationships

Whether (a) the Sponsor (Seller), Depositor or Issuing Entity is an affiliate of the following parties, and (b) to the extent known and material, any of the following parties are affiliated with one another:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any “outside the ordinary course business arrangements” other than would be obtained in an arm’s length transaction between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material to a Certificateholder’s understanding of the Certificates:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

Whether there are any specific relationships involving the transaction or the pool assets between (a) the Sponsor (Seller), Depositor or Issuing Entity on the one hand, and (b) any of the following parties (or their affiliates) on the other hand, that exist currently or within the past two years and that are material:

Depositor as to (a) Sponsor/Seller as to (a)
▪ Master Servicer	Master Servicer
▪ Trust Administrator	Trust Administrator
▪ Trustee	Trustee
▪ Any other 1108(a)(3) servicer	Servicer (as to itself)
▪ Any 1110 Originator	Depositor/Sponsor
▪ Any 1112(b) Significant Obligor	Depositor/Sponsor
▪ Any 1114 Credit Enhancement Provider	Depositor/Sponsor
▪ Any 1115 Derivate Counterparty Provider	Depositor/Sponsor
▪ Any other 1101(d)(1) material party	Depositor/Sponsor

EXHIBIT X

FORM OF CERTIFICATION

REGARDING SUBSTITUTION OF DEFECTIVE MORTGAGE LOANS

OFFICER’S CERTIFICATE OF DLJ MORTGAGE CAPITAL, INC.

[_______] [__], 20[__]

I, _________________, hereby certify that I am the duly authorized officer of DLJ Mortgage Capital, Inc., a Delaware corporation (“DLJMC”), and further certify that each of the Mortgage Loans substituted by DLJMC on [_______] [___], 20[___] were in violation of the terms of the Mortgages related thereto.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement dated as of July 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc., as seller, Wells Fargo Bank, N.A., as a servicer, as master servicer and as trust administrator, Banco Popular de Puerto Rico, as a servicer and back-up servicer, R&G Mortgage Corp., as a servicer, Select Portfolio Servicing, Inc., as a servicer,  as a special servicer and as modification oversight agent and U.S. Bank National Association, as trustee, (the “Pooling and Servicing Agreement”).

                                                                                          DLJ MORTGAGE CAPITAL, INC.

           ______________________________

Name:

Date:

EXHIBIT Y

LOAN LEVEL DATA

LOAN ID

POOL ID (TRANSACTION NAME)

LOAN CLOSING DATE

TRANSACTION CLOSING DATE

CREDIT SCORE

DOCUMENTATION TYPE

OCCUPANCY TYPE

ORIGINAL INTEREST RATE

ORIGINAL LOAN BALANCE

ORIGINAL SECURITIZED BALANCE

ORIGINAL AMORTIZATION TERM

LTV RATE

COMBINED LTV RATE

APPRAISAL

PURCHASE PRICE

DTI RATE

PP FLAG

PREPAYMENT PENALTY TERM

PRODUCT TYPE

PROPERTY STATE

PROPERTY TYPE

LOAN PURPOSE TYPE

LIEN POSITION TYPE

CLTV RATE

CUT-OFF DATE

LOANAGE COUNT

INTEREST RATE

BEGINNING PRINCIPAL BALANCE

DELQ BUCKET

ENDING PRINCIPAL BALANCE

SERVICER

INTCALCTYPE

RATE TYPE

IOTERM

MARGIN

ORIGTERM

RTERM

ZFRAPERIOD

MTHROLL

INITRATECP

PERRATECP

PERPAYCP

LIFERATECP

RATE MAX

RATE MIN

NGMTYPE

NGMAMT

RATEFREQ

PAYFREQ

DNEXTRATE

PROPZIP

PMITYPE

SILENT2ND

SIMULTANEOUS 2ND

BLNTYPE

GROUP

PLDGTYPE

PLDGAMT

ELTV

SVCRATE

NET WAC

HELOC

CNVTYPE

ORIG P&I

P&I

NEXT DUE

MATURITY DATE

ESCROW FLAG

FIRST PAY DATE

NOTE DATE

PMI COVERAGE PERCENT

LPMI

INITIAL PAY ADJUST

INDEX

FIRST PAY ADJUST DATE

NEXT PAY ADJUST DATE

FIRST RATE ADJUST DATE

NEXT RATE ADJUST DATE

NEGAM INDICATOR

ACT_BAL

DRAW

DRAWPRD

CREDIT LIMIT

SCHEDULE I

Mortgage Loan Schedule

(On File With Trustee)

SCHEDULE IIA

Representations and Warranties of Seller – DLJ Mortgage Capital, Inc.

DLJMC, in its capacity as the Seller, hereby makes the representations and warranties set forth in this Schedule IIA to the Depositor, the Trustee and the Trust Administrator, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

DLJMC is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii)

DLJMC has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)

the execution and delivery by DLJMC of this Agreement have been duly authorized by all necessary corporate action on the part of DLJMC; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on DLJMC or its properties or the certificate of incorporation or by-laws of DLJMC, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on DLJMC’s ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)

the execution, delivery and performance by DLJMC of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)

this Agreement has been duly executed and delivered by DLJMC and, assuming due authorization, execution and delivery by the Trustee, the Trust Administrator, the Master Servicer, the Servicers and the Depositor, constitutes a valid and binding obligation of DLJMC enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi)

to the knowledge of DLJMC, there are no actions, litigation, suits or proceedings pending or threatened against DLJMC before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of DLJMC if determined adversely to DLJMC would reasonably be expected to materially and adversely affect DLJMC’s ability to perform its obligations under this Agreement; and DLJMC is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SCHEDULE IIB

Representations and Warranties of Master Servicer – Wells Fargo Bank, N.A.

Wells Fargo, in its capacity as the Master Servicer, hereby makes the representations and warranties set forth in this Schedule IIB to the Depositor, the Trust Administrator and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

Wells Fargo is a national banking association duly formed, validly existing and in good standing and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

Wells Fargo has all requisite organizational power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of Wells Fargo enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws administered by the FDIC affecting the enforcement of contract obligations of insured banks, and by equitable principles affecting the enforceability of the rights of creditors.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of Wells Fargo or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Wells Fargo is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo.

(iv)

There is no action, suit, proceeding or investigation pending, or to Wells Fargo’s knowledge threatened, against Wells Fargo before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by Wells Fargo of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE IIC

Representations and Warranties of Servicer, Special Servicer and Modification Oversight Agent – Select Portfolio Servicing, Inc.

SPS, in its capacities as a Servicer, Special Servicer and Modification Oversight Agent, hereby makes the representations and warranties set forth in this Schedule IIC to the Depositor, the Trustee, the Trust Administrator and the Master Servicer, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

SPS is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

SPS has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of SPS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of SPS or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which SPS is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to SPS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SPS.

(iv)

There is no action, suit, proceeding or investigation pending, or to SPS’s knowledge threatened, against SPS before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by SPS of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by SPS of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE IID

Representations and Warranties of Servicer – Wells Fargo Bank, N.A.

Wells Fargo, in its capacity as a Servicer, hereby makes the representations and warranties set forth in this Schedule IID to the Depositor, the Trustee, the Trust Administrator and the Master Servicer, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

Wells Fargo is a national banking association duly formed, validly existing and in good standing and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

Wells Fargo has all requisite organizational power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of Wells Fargo enforceable in accordance with its terms, except as such enforceability may be limited by liquidation, conservatorship and similar laws administered by the FDIC affecting the contractual obligations of insured banks.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of Wells Fargo or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Wells Fargo is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to Wells Fargo of any court, regulatory body, administrative agency or governmental body having jurisdiction over Wells Fargo.

(iv)

There is no action, suit, proceeding or investigation pending, or to Wells Fargo’s knowledge threatened, against Wells Fargo before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might materially and adversely affect the performance by Wells Fargo of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by Wells Fargo of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE IIE

Representations and Warranties of Servicer– Banco Popular De Puerto Rico

Banco Popular, in its capacity as a Servicer, hereby makes the representations and warranties set forth in this Schedule IIE to the Depositor, the Trustee, the Trust Administrator and the Master Servicer, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

Banco Popular is a state chartered bank duly formed, validly existing and in good standing and is qualified under the laws of each jurisdiction where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

Banco Popular has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of Banco Popular enforceable in accordance with its terms, except as such enforceability may be limited by liquidation, conservatorship and similar laws administered by the FDIC affecting the contractual obligations of insured banks.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of Banco Popular or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which Banco Popular is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to Banco Popular of any court, regulatory body, administrative agency or governmental body having jurisdiction over Banco Popular.

(iv)

There is no action, suit, proceeding or investigation pending, or to Banco Popular’s knowledge threatened, against Banco Popular before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by Banco Popular of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state law, federal law, or the laws of Puerto Rico prior to the execution, delivery and performance by Banco Popular of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE IIF

Representations and Warranties of Servicer– R&G Mortgage Corp.

R&G Mortgage Corp., in its capacity as a Servicer, hereby makes the representations and warranties set forth in this Schedule IIF to the Depositor, the Trustee, the Trust Administrator and the Master Servicer, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)

R&G Mortgage Corp. is a Puerto Rico corporation duly formed, validly existing and in good standing and is qualified under the laws of each jurisdiction where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)

R&G Mortgage Corp. has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder.  The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of R&G Mortgage Corp. enforceable in accordance with its terms, except as such enforceability may be limited by liquidation, conservatorship and similar laws administered by the FDIC affecting the contractual obligations of insured banks.

(iii)

None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of R&G Mortgage Corp. or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which R&G Mortgage Corp. is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to R&G Mortgage Corp. of any court, regulatory body, administrative agency or governmental body having jurisdiction over R&G Mortgage Corp.

(iv)

There is no action, suit, proceeding or investigation pending, or to R&G Mortgage Corp.’s knowledge threatened, against R&G Mortgage Corp. before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by R&G Mortgage Corp. of its obligations under, or the validity or enforceability of, the Agreement.

(v)

No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state law, federal law, or the laws of Puerto Rico prior to the execution, delivery and performance by R&G Mortgage Corp. of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE III

Representations and Warranties of DLJMC – DLJMC Mortgage Loans

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule III to the Depositor, the Trustee, the Servicers and the Trust Administrator, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified, with respect to the DLJMC Mortgage Loans identified on Schedule I hereto, except as otherwise specified herein.  Unless otherwise specified, each reference to a “Mortgage Loan” in this Schedule III shall mean a DLJMC Mortgage Loan, and each reference to a “Mortgaged Property” shall mean a Mortgaged Property related to a DLJMC Mortgage Loan.

(i)

The information set forth in Schedule I, with respect to the DLJMC Mortgage Loans, is complete, true and correct in all material respects;

(ii)

[Reserved];

(iii)

All payments due prior to the Cut-off Date for such Mortgage Loan have been made as of the Closing Date. No Mortgage Loan will be 30 days or more delinquent in payment as of May [__], 2007; there are no material defaults under the terms of the Mortgage Loan;

(iv)

All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable;

(v)

The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded or sent for recording to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No other instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in Schedule I; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Mortgage Guaranty Insurance Policy and title insurance policy, to the extent required by the related policies;

(vi)

The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

(vii)

All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in Section 4.10 of this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid.  If required by the Flood Disaster Protection Act of 1973, as amended, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in Section 4.10 of this Agreement.  Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines.  The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor;

(viii)

Each Mortgage Loan at the time it was made complied in all material respects with applicable federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and predatory and abusive lending laws applicable to the Mortgage Loan;

(ix)

The related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including for Mortgage Loans that are not Cooperative Loans, all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note’s original principal balance.  The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto.  Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first lien, as applicable, of the Mortgage subject only to (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor;

(x)

The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles;

(xi)

The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note.  Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest;

(xii)

There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage;

(xiii)

All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) except for de minimus encroachments permitted by the FNMA Guide and which have been noted on the appraisal or the title policy affirmatively insures against loss or damage by reason of any violation, variation or encroachment adverse circumstances which is either disclosed or would have been disclosed by an accurate survey, and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by the title insurance policy referred to in clause (xiii) above or are acceptable under FNMA or FHLMC guidelines and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances;

(xiv)

The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty.  At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property;

(xv)

The Mortgage File contains an appraisal of the related Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan;

(xvi)

Each Mortgage Loan has been serviced in all material respects in compliance with accepted servicing practices;

(xvii)

With respect to each Cooperative Loan, the related Mortgage is a valid, enforceable and subsisting first security interest on the related Cooperative Shares securing the related Mortgage Note, subject only to (a) liens of the Cooperative Property for unpaid assessments representing the Mortgagor’s pro rata share of the Cooperative Property’s payments for its blanket mortgage, current and future real property taxes, insurance premiums, maintenance fees and other assessments to which like collateral is commonly subject and (b) other matters to which like collateral is commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Security Agreement.  There are no liens against or security interest in the Cooperative Shares relating to each Cooperative Loan (except for unpaid maintenance, assessments and other amounts owed to the related Cooperative Property which individually or in the aggregate will not have a material adverse effect on such Cooperative Loan), which have priority over DLJMC’s security interest in such Cooperative Shares;

(xviii)

The Mortgage Loan complies with all the terms, conditions and requirements of the originator’s underwriting standards in effect at the time of origination of such Mortgage Loan.

(xix)

The Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the originals) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

(xx)

The Mortgage File contains each of the documents specified in Section 2.01(b) of this Agreement;

(xxi)

With respect to each Cooperative Loan, the Cooperative Shares that is pledged as security for the Cooperative Loan is held by a person as a tenant-stockholder (as defined in Section 216 of the Code) in a cooperative housing corporation (as defined in Section 216 of the Code);

(xxii)

With respect to each Mortgage Loan, (a) the Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority or (b) at the time the Mortgage Loan was originated, the originator was a mortgagee duly licensed as required by the State within which the Mortgage Loan was originated, and was subject to supervision and examination conducted by the applicable State authority of such State;

(xxiii)

The Mortgage Loan constitutes a qualified mortgage under Section 860G(a)(3)(A);

(xxiv)

With respect to each Mortgage Loan sold by any Seller, to the knowledge of DLJMC, (i) no borrower obtained a prepaid single-premium credit insurance policy in connection with the origination of a Mortgage Loan, (ii) the related Servicer of each such Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis; (iii) no such Mortgage Loan will impose a Prepayment Penalty for a term in excess of five years;  and (iv) with respect to any Mortgage Loans that are on manufactured housing, such housing will be the principal residence of the borrower upon origination of such mortgage loan;

(xxv)

With respect to each Mortgage Loan sold by any Seller that was originated on or after October 1, 2002 and before March 7, 2003, no such Mortgage Loan is secured by a Mortgaged Property located in the State of Georgia and no Mortgage Loan sold by any Seller secured by Mortgaged Property located in the State of Georgia that was originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended;

(xxvi)

 None of the Mortgage Loans sold by any Seller are classified as (a) a “high cost mortgage” loan under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high-cost,” “high-risk home,” or “predatory” loan under any other applicable state, federal or local law;

(xxvii)

With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and, at the time such Mortgage Loan was originated, each Prepayment Penalty complied with applicable federal, state and local law, subject to federal preemption where applicable;

(xxviii)

Each Mortgage Loan that is secured by residential real property (or a leasehold interest therein) has a loan-to-value ratio of 100% or less by Cut-Off Date Principal Balance;

(xxix)

No Mortgage Loan sold by any Seller is a “High Cost Loan” or “Covered Loan”, as applicable, as such terms are defined in the Standard & Poor’s LEVELS® Glossary, Appendix E, in effect as of the Closing Date; and

(xxx)

With respect to any Mortgage Loan originated on or after August 1, 2004, either (a) the related Mortgage and the related Mortgage Note does not contain a mandatory arbitration clause (that is, a clause that requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan) or (b) the related Mortgage and the related Mortgage Note contained a mandatory arbitration clause as of the related origination date and such clause has or will be waived by the originator or an entity designated by the Seller in writing no later than sixty (60) days after the related Closing Date which notice included or will include the following language: “WE ARE HEREBY NOTIFYING YOU THAT THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS IMMEDIATELY NULL AND VOID.  YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM.”  A copy of the written notice referred to in the immediately preceding sentence, if applicable, shall be retained in the related Mortgage File.